                                                                    Exhibit 10.4


                                             TDH Document No.___________________




                                      1999

                              CONTRACT FOR SERVICES

                                     Between

                         THE TEXAS DEPARTMENT OF HEALTH

                                       And

                                       HMO

                                               El Paso Service Area HMO Contract

                                                                         5-14-99

                                TABLE OF CONTENTS

APPENDICES.................................................................   v

ARTICLE I         PARTIES AND AUTHORITY TO CONTRACT........................   1

ARTICLE II        DEFINITIONS..............................................   3

ARTICLE III       PLAN ADMINISTRATIVE AND HUMAN RESOURCE REQUIREMENTS......  13

3.1      ORGANIZATION AND ADMINISTRATION...................................  13
3.2      NON-PROVIDER SUBCONTRACTS.........................................  14
3.3      MEDICAL DIRECTOR..................................................  16
3.4      PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS.................  17
3.5      RECORDS REQUIREMENTS AND RECORDS RETENTION........................  18
3.6      HMO REVIEW OF TDH MATERIALS.......................................  19

ARTICLE IV        FISCAL, FINANCIAL, CLAIMS AND INSURANCE REQUIREMENTS.....  19

4.1      FISCAL SOLVENCY...................................................  19
4.2      MINIMUM EQUITY....................................................  20
4.3      PERFORMANCE BOND..................................................  20
4.4      INSURANCE.........................................................  21
4.5      FRANCHISE TAX.....................................................  21
4.6      AUDIT.............................................................  21
4.7      PENDING OR THREATENED LITIGATION..................................  22
4.8      MISREPRESENTATION AND FRAUD IN RESPONSE TO RFA AND IN HMO
         OPERATIONS........................................................  22
4.9      THIRD PARTY RECOVERY..............................................  22
4.10     CLAIMS PROCESSING REQUIREMENTS....................................  24
4.11     INDEMNIFICATION...................................................  25

ARTICLE V         STATUTORY AND REGULATORY COMPLIANCE REQUIREMENTS.........  26

5.1      COMPLIANCE WITH FEDERAL, STATE AND LOCAL LAWS.....................  26
5.2      PROGRAM INTEGRITY.................................................  26
5.3      FRAUD AND ABUSE COMPLIANCE PLAN...................................  26
5.4      SAFEGUARDING INFORMATION..........................................  28
5.5      NON-DISCRIMINATION................................................  28
5.6      HISTORICALLY UNDERUTILIZED BUSINESS (HUBs)........................  29
5.7      BUY TEXAS.........................................................  29
5.8      CHILD SUPPORT.....................................................  30
5.9      REQUESTS FOR PUBLIC INFORMATION...................................  30
5.10     NOTICE AND APPEAL.................................................  31

ARTICLE VI        SCOPE OF SERVICES........................................  31

6.1      SCOPE OF SERVICES - GENERAL.......................................  31
6.2      PRE-EXISTING CONDITIONS...........................................  31
6.3      SPAN OF ELIGIBILITY...............................................  31
6.4      CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS...................  32
6.5      EMERGENCY SERVICES................................................  33
6.6      BEHAVIORAL HEALTH SERVICES - SPECIFIC REQUIREMENTS................  34
6.7      FAMILY PLANNING - SPECIFIC REQUIREMENTS...........................  36
6.8      TEXAS HEALTH STEPS (EPSDT)........................................  38
6.9      PERINATAL SERVICES................................................  40
6.10     EARLY CHILDHOOD INTERVENTION (ECI)................................  41
6.11     SPECIAL SUPPLEMENTAL NUTRITION PROGRAM FOR WOMEN, INFANTS
         AND CHILDREN (WIC) - SPECIFIC REQUIREMENTS........................  42
6.12     TUBERCULOSIS (TB).................................................  43
6.13     PEOPLE WITH DISABILITIES OR CHRONIC OR COMPLEX CONDITIONS.........  44
6.14     HEALTH EDUCATION AND WELLNESS AND PREVENTION PLANS................  46
6.15     SEXUALLY TRANSMITTED DISEASES (STDs) AND HUMAN IMMUNODEFICIENCY
         VIRUS (HIV).......................................................  48
6.16     BLIND AND DISABLED MEMBERS........................................  50


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ARTICLE VII       PROVIDER NETWORK REQUIREMENTS............................  51

7.1      PROVIDER ACCESSIBILITY............................................  51
7.2      PROVIDER CONTRACTS................................................  52
7.3      PHYSICIAN INCENTIVE PLANS.........................................  55
7.4      PROVIDER MANUAL AND PROVIDER TRAINING.............................  56
7.5      MEMBER PANEL REPORTS..............................................  57
7.6      PROVIDER COMPLAINT AND APPEAL PROCEDURES..........................  57
7.7      PROVIDER QUALIFICATIONS - GENERAL.................................  58
7.8      PRIMARY CARE PROVIDERS............................................  59
7.9      OB/GYN PROVIDERS..................................................  63
7.10     SPECIALTY CARE PROVIDERS..........................................  63
7.11     SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES...................  64
7.12     BEHAVIORAL HEALTH - LOCAL MENTAL HEALTH AUTHORITY (LMHA)..........  64
7.13     SIGNIFICANT TRADITIONAL PROVIDERS (STPs)..........................  66
7.14     RURAL HEALTH PROVIDERS............................................  67
7.15     FEDERALLY QUALIFIED HEALTH CENTERS (FQHCs) AND RURAL
         HEALTH CLINICS (RHCs).............................................  67
7.16     COORDINATION WITH PUBLIC HEALTH...................................  68
7.17     COORDINATION WITH TEXAS DEPARTMENT OF PROTECTIVE AND
         REGULATORY SERVICES...............................................  72
7.18     PROVIDER NETWORKS (IPAs, LIMITED PROVIDER NETWORKS AND ANHCs).....  72

ARTICLE VIII      MEMBER SERVICES REQUIREMENTS.............................  75

8.1      MEMBER EDUCATION..................................................  75
8.2      MEMBER HANDBOOK...................................................  75
8.3      ADVANCE DIRECTIVES................................................  75
8.4      MEMBER ID CARDS...................................................  77
8.5      MEMBER HOTLINE....................................................  77
8.6      MEMBER COMPLAINT PROCESS..........................................  77
8.7      MEMBER NOTICE, APPEALS AND FAIR HEARINGS..........................  80
8.8      MEMBER ADVOCATES..................................................  81
8.9      MEMBER CULTURAL AND LINGUISTIC SERVICES...........................  81

ARTICLE IX        MARKETING AND PROHIBITED PRACTICES.......................  84

9.1      MARKETING MATERIAL MEDIA AND DISTRIBUTION.........................  84
9.2      MARKETING ORIENTATION AND TRAINING................................  84
9.3      PROHIBITED MARKETING PRACTICES....................................  84
9.4      NETWORK PROVIDER DIRECTORY........................................  85

ARTICLE X         MIS SYSTEM REQUIREMENTS..................................  86

10.1     MODEL MIS REQUIREMENTS............................................  86
10.2     SYSTEM-WIDE FUNCTIONS.............................................  87
10.3     ENROLLMENT/ELIGIBILITY SUBSYSTEM..................................  88
10.4     PROVIDER SUBSYSTEM................................................  89
10.5     ENCOUNTER/CLAIMS PROCESSING SUBSYSTEM.............................  90
10.6     FINANCIAL SUBSYSTEM...............................................  92
10.7     UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM.........................  92
10.8     REPORT SUBSYSTEM..................................................  94
10.9     DATA INTERFACE SUBSYSTEM..........................................  95
10.10    TPR SUBSYSTEM.....................................................  96
10.11    YEAR 2000 (Y2K) COMPLIANCE........................................  96

ARTICLE  XI       QUALITY ASSURANCE AND QUALITY IMPROVEMENT PROGRAM........  97

11.1     QUALITY IMPROVEMENT PROGRAM (QIP) SYSTEM..........................  97
11.2     WRITTEN QIP PLAN..................................................  97
11.3     QIP SUBCONTRACTING................................................  97
11.4     ACCREDITATION.....................................................  98
11.5     BEHAVIORAL HEALTH INTEGRATION INTO QIP............................  98
11.6     QIP REPORTING REQUIREMENTS........................................  98


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ARTICLE XII       REPORTING REQUIREMENTS...................................  98

12.1     FINANCIAL REPORTS.................................................  98
12.2     STATISTICAL REPORTS............................................... 100
12.3     ARBITRATION/LITIGATION CLAIMS REPORT.............................. 101
12.4     SUMMARY REPORT OF PROVIDER COMPLAINTS............................. 102
12.5     PROVIDER NETWORK REPORTS.......................................... 102
12.6     MEMBER COMPLAINTS................................................. 103
12.7     FRAUDULENT PRACTICES.............................................. 103
12.8     UTILIZATION MANAGEMENT REPORTS - BEHAVIORAL HEALTH................ 103
12.9     UTILIZATION MANAGEMENT REPORTS - PHYSICAL HEALTH.................. 103
12.10    QUALITY IMPROVEMENT REPORTS....................................... 104
12.11    HUB REPORTS....................................................... 105
12.12    THSTEPS REPORTS................................................... 105
12.13    REPORTING REQUIREMENTS DUE DATES.................................. 105

ARTICLE XIII      PAYMENT PROVISIONS....................................... 105

13.1     CAPITATION AMOUNTS................................................ 106
13.2     EXPERIENCE REBATE TO STATE........................................ 107
13.3     PERFORMANCE OBJECTIVES............................................ 108
13.4     PAYMENT OF PERFORMANCE OBJECTIVE BONUSES.......................... 109
13.5     ADJUSTMENTS TO PREMIUM............................................ 110

ARTICLE XIV       ELIGIBILITY, ENROLLMENT, AND DISENROLLMENT............... 111

14.1     ELIGIBILITY DETERMINATION......................................... 111
14.2     ENROLLMENT........................................................ 113
14.3     DISENROLLMENT..................................................... 113
14.4     AUTOMATIC RE-ENROLLMENT........................................... 114
14.5     ENROLLMENT REPORTS................................................ 115

ARTICLE XV        GENERAL PROVISIONS....................................... 115

15.1     INDEPENDENT CONTRACTOR............................................ 115
15.2     AMENDMENT......................................................... 115
15.3     LAW, JURISDICTION AND VENUE....................................... 116
15.4     NON-WAIVER........................................................ 116
15.5     SEVERABILITY...................................................... 116
15.6     ASSIGNMENT........................................................ 116
15.7     NON-EXCLUSIVE..................................................... 116
15.8     DISPUTE RESOLUTION................................................ 116
15.9     DOCUMENTS CONSTITUTING CONTRACT................................... 116
15.10    FORCE MAJEURE..................................................... 117
15.11    NOTICES........................................................... 117
15.12    SURVIVAL.......................................................... 117

ARTICLE XVI       DEFAULT.................................................. 117

16.1     FAILURE TO PROVIDE COVERED SERVICES............................... 117
16.2     FAILURE TO PERFORM AN ADMINISTRATIVE FUNCTION..................... 118
16.3     HMO CERTIFICATE OF AUTHORITY...................................... 118
16.4     INSOLVENCY........................................................ 118
16.5     FAILURE TO COMPLY WITH FEDERAL LAWS AND REGULATIONS............... 118
16.6     EXCLUSION FROM PARTICIPATION IN MEDICARE OR MEDICAID.............. 118
16.7     MISREPRESENTATION, FRAUD OR ABUSE................................. 119
16.8     FAILURE TO MAKE CAPITATION PAYMENTS............................... 119
16.9     FAILURE TO MAKE PAYMENTS TO NETWORK PROVIDERS
         AND SUBCONTRACTORS................................................ 119
16.10    FAILURE TO DEMONSTRATE THE ABILITY TO PERFORM CONTRACT
         FUNCTIONS......................................................... 119
16.11    FAILURE TO MONITOR AND/OR SUPERVISE ACTIVITIES OF
         CONTRACTORS OR NETWORK PROVIDERS.................................. 119

ARTICLE XVII      NOTICE OF DEFAULT AND CURE OF DEFAULT.................... 120


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ARTICLE XVIII     REMEDIES AND SANCTIONS................................... 120

18.1     TERMINATION BY TDH................................................ 120
18.2     TERMINATION BY HMO................................................ 121
18.3     TERMINATION BY MUTUAL CONSENT..................................... 122
18.4     DUTIES UPON TERMINATION OF CONTRACTING PARTIES.................... 122
18.5     STATE AND FEDERAL DAMAGES, PENALTIES AND SANCTIONS................ 122
18.6     SUSPENSION OF NEW ENROLLMENT...................................... 123
18.7     TDH INITIATED DISENROLLMENT....................................... 123
18.8     LIQUIDATED MONEY DAMAGES - WITHHOLDING PAYMENTS................... 124
18.9     FORFEITURE OF TDI PERFORMANCE BOND................................ 126

ARTICLE XIX       TERM..................................................... 127




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

                                   APPENDICES

APPENDIX A
         Standards for Quality Improvement Programs

APPENDIX B
         HUB Progress Assessment Reports

APPENDIX C
         Scope of Services

APPENDIX D
         Family Planning Providers

APPENDIX E
         Transplant Facilities

APPENDIX F
         Trauma Facilities

APPENDIX G
         Hemophilia Treatment Centers And Programs

APPENDIX H
         Utilization Management Report - Behavioral Health

APPENDIX I
         Managed Care Financial - Statistical Report

APPENDIX J
         Utilization Management Report - Physical Health

APPENDIX K
         Preventive Health Performance Objectives

APPENDIX L
         Cost Principals for Administrative Expenses

APPENDIX M
         Required Critical Elements

                                               El Paso Service Area HMO Contract

                                                                         5-14-99

                                      1999

                              CONTRACT FOR SERVICES

                                     Between

                         THE TEXAS DEPARTMENT OF HEALTH

                                       And

                                       HMO

This contract is entered into between the Texas Department of Health (TDH) and _________________ (HMO). The purpose of this contract is to set forth the terms and conditions for HMO's participation as a managed care organization in the TDH STAR Program (STAR or STAR Program). Under the terms of this contract HMO will provide comprehensive health care services to qualified and eligible Medicaid recipients through a managed care delivery system. This is a risk-based contract. HMO was selected to provide services under this contract under Health and Safety Code, Title 2, ss. 12.011 and ss. 12.021, and Texas Government Code ss. 533.001 et. seq. HMO's selection for this contract was based upon HMO's Application submitted in response to TDH's 1998 Request for Application (RFA). Representations and responses contained in HMO's Application are incorporated into and are enforceable provisions of this contract.

ARTICLE I          PARTIES AND AUTHORITY TO CONTRACT

1.1 The Texas Legislature has designated the Texas Health and Human Services Commission (THHSC) as the single State agency to administer the Medicaid program in the State of Texas. THHSC has delegated the authority to operate the Medicaid managed care delivery system for acute care services to TDH. TDH has authority to contract with HMO to carry out the duties and functions of the Medicaid managed care program under Health and Safety Code, Title 2, ss. 12.011 and ss.
            12.021 and Texas Government Code ss. 533.001 et seq.

1.2 HMO is a corporation with authority to conduct business in the State of Texas and has a certificate of authority from the Texas Department of Insurance (TDI) to operate as a Health Maintenance Organization (HMO) under Chapter 20A of the Insurance Code. HMO is in compliance with all TDI rules and laws that apply to HMOs. HMO has been authorized to enter into this contract by its Board of Directors or other governing body. HMO is an authorized vendor with TDH.

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1.3         This contract is subject to the approval and on-going monitoring of the federal Health Care Financing Administration (HCFA).

1.4 Readiness Review. This contract is subject to TDH's Readiness Review of HMO. Under the provisions of Human Resources Code ss. 32.043(a), TDH is required to review all HMOs with whom it contracts to determine whether HMO has complied with the TDH/HMO contract and/or can continue to meet all contract obligations.

1.4.1 Readiness Review will be conducted through: on-site inspection of service authorization, claims payment systems, complaint-processing systems, and other processes or systems required by the contract, as determined by TDH.

1.4.2 TDH will provide HMO with written notice of the elements and scheduling of the reviews, any deficiencies which must be corrected, and the timeline by which deficiencies must be corrected.

1.4.3 TDH may discontinue enrollment of Members into HMO if the Readiness Review reveals that HMO is not currently prepared to meet its contractual obligations or has failed to correct or cure defaults under the provisions of Article XVII.

1.5 Implementation Plan. Texas Government Code ss. 533.007(b) requires that each HMO that contracts with TDH to provide health care services to Members in a service area must submit an implementation plan not later than the 90th day before the Implementation Date in the service area.

1.5.1 The implementation plan must include, but not limited to: (1) staffing patterns by function for all operations, including enrollment, information systems, Member services, quality improvement, claims management, case management, and provider and recipient training, and (2) specific time frames for demonstrating preparedness for implementation before the Implementation Date in the service area.

1.5.2 TDH will respond to an implementation plan not later than the 10th day after the date HMO submits the plan if the plan does not adequately meet preparedness guidelines.

1.5.3 HMO must submit status reports on the implementation plan not later than the 60th day and the 30th day before the Implementation Date and every 30th day after the Implementation Date, until the 180th day after the Implementation Date.

1.6 AUTHORITY OF HMO TO ACT ON BEHALF OF TDH. HMO is given express, limited authority to exercise the State's right of recovery as provided in Article 4.9, and to enforce provisions of this contract which require providers or Subcontractors to produce records, reports, encounter data, public health data, and other documents to comply with this contract and which TDH has authority to require under State or federal laws.

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ARTICLE II         DEFINITIONS

Terms used throughout this Contract have the following meaning, unless the context clearly indicates otherwise:

Abuse means provider practices that are inconsistent with sound fiscal, business, or medical practices and result in an unnecessary cost to the Medicaid program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes recipient practices that result in unnecessary cost to the Medicaid program.

Action means a denial, termination, suspension, or reduction of covered services or the failure of HMO to act upon request for covered services within a reasonable time or a denial of a request for prior authorization for covered services affecting a Member. This term does not include reaching the end of prior authorized services.

Adjudicate means to deny or pay a clean claim.

AFDC and AFDC-related means the federally funded program that provides financial assistance to single-parent families with children who meet the categorical requirements for aid. This program is now called Temporary Assistance to Needy Families (TANF).

Affiliate means any individual or entity owning or holding more than a five percent (5%) interest in HMO; in which HMO owns or holds more than a five percent (5%) interest; any parent entity; or subsidiary entity of HMO, regardless of the organizational structure of the entity.

Allowable expenses means all expenses related to the Contract for Services between TDH and HMO that are incurred during the term of the contract that are not reimbursable or recovered from another source.

Allowable revenue means all Medicaid managed care revenue received by HMO for the contract period, including retroactive adjustments made by TDH.

Behavioral health services means covered services for the treatment of mental or emotional disorders and treatment of chemical dependency disorders.

Capitation means a method of payment in which HMO or a health care provider receives a fixed amount of money each month for each enrolled Member, regardless of the services used by the enrolled Member.

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CHIP means Children's Health Insurance Program established by Title XXI of the
Social Security Act to assist state efforts to initiate and expand child health insurance to uninsured, low-income children.

Chronic or complex condition means a physical, behavioral, or developmental condition which may have no known cure and/or is progressive and/or can be debilitating or fatal if left untreated or undertreated.

Clean claim means a TDH approved or identified claim format that contains all data fields required by HMO and TDH for final adjudication of the claim. The required data fields must be complete and accurate. Clean claim also includes HMO-published requirements for adjudication, such as medical records, as appropriate (see definition of Unclean Claim). The TDH required data fields are identified in TDH's "HMO Encounter Data Claims Submission Manual".

CLIA means the federal legislation commonly known as the Clinical Laboratories Improvement Act of 1988 as found at Section 353 of the federal Public Health Services Act, and regulations adopted to implement the Act.

Community Management Team (CMT) means interagency groups responsible for developing and implementing the Texas Children's Mental Plan (TCMHP) at the local level. A CMT consists of local representatives from TXMHMR, the Mental Health Association of Texas, Texas Commission of Alcohol and Drug Abuse, Texas Department of Protective and Regulatory Services, Texas Department of Human Services, Texas Department of Health, Juvenile Probation Commission, Texas Youth Commission, Texas Rehabilitation Commission, Texas Education Agency, Council on Early Childhood Intervention and a parent representative. This organizational structure is also replicated in the State Management Team that sets overall policy direction for the TCMHP.

Community Resource Coordination Groups (CRCGs) means a statewide system of local interagency groups, including both public and private providers, which coordinate services for "multi-problem" children and youth. CRCGs develop individual service plans for children and adolescents whose needs can only be met through interagency cooperation. CRCGs address complex needs in a model that promotes local decision-making and ensures that children receive the integrated combination of social, medical and other services needed to address their individual problems.

Complainant means a Member or a treating provider or other individual designated to act on behalf of the Member who files the complaint.

Complaint means any dissatisfaction, expressed by a complainant orally or in writing to HMO, with any respect of HMO's operation, including but not limited to dissatisfaction with plan administration; an appeal of an adverse determination to HMO; the way a service is provided; or disenrollment decisions expressed by a complainant. A complaint is not a misunderstanding or misinformation that is resolved promptly by supplying the appropriate information or clearing up the misunderstanding to the satisfaction of the Member, or a request for a Fair Hearing to TDH.

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Continuity of care means care provided to a Member by the same primary care provider or specialty provider to the greatest degree possible, so that the delivery of care to the Member remains stable, and services are consistent and unduplicated.

Contract means this contract between TDH and HMO and documents included by reference and any of its written amendments, corrections or modifications.

Contract administrator means an entity contracting with TDH to carry out specific administrative functions under that State's Medicaid managed care program.

Contract anniversary date means September 1 of each year after the first year of this contract, regardless of the date of execution of effective date of the contract.

Contract period means the period of time starting with effective date of the contract and ending on the termination date of the contract.

Court-ordered commitment means a commitment of a STAR Member to a psychiatric facility for treatment that is ordered by a court of law pursuant to the Texas Health and Safety Code, Title VII Subtitle C.

Covered services means health care services and health-related services HMO must provide to Members, including all services required by this contract and state and federal law, and all value-added services described by HMO in its response to the Request For Application (RFA) for this contract.

Day means a calendar day unless specified otherwise.

Denied claim means a clean claim or a portion of a clean claim for which a determination is made that the claim cannot be paid.

Disability means a physical or mental impairment that substantially limited one or more of the major life activities of an individual.

DSM-IV means the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, which is the American Psychiatry Association's official classification of behavioral health disorders.

ECI means Early Childhood Intervention which is a federally funded mandated program for infants and children under the age of three with or at risk for development delays and/or disabilities. The federal ECI regulations are found at 34 C.F.R. 303.1 et seq. The State ECI rules are found at 25 TAC ss.621.21 et. seq.

Effective date of the contract means the day on which this contract is signed and the parties are bound by the terms and conditions of this contract.

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Emergency behavioral health condition means any condition, without regard to the nature or cause of the condition, which in the opinion of a prudent layperson possessing an average knowledge of health and medicine requires immediate intervention and/or medical attention without which Members would present an immediate danger to themselves or others or which renders Members incapable of controlling, knowing or understanding the consequences of their actions.

Emergency services means covered inpatient and outpatient services that are furnished by a provider that is qualified to furnish such services under this contract and are needed to evaluate or stabilize an emergency medical condition.

Emergency Medical Condition means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain), such that a prudent layperson, who possesses an average knowledge of health and medicine could reasonably expect the absence of immediate medical care could result in:

            (a) placing the patient's health in serious jeopardy;
            (b) serious impairment to bodily functions;
            (c) serious dysfunction of any bodily organ or part;
            (d) serious disfigurement; or
            (e) in the case of a pregnant woman, serious jeopardy to the health of the fetus.

Encounter means a covered service or group of services delivered by a provider to a Member during a visit between the Member and provider. This also includes value-added services.

Encounter data means data elements from fee-for-service claims or capitated services proxy claims that are submitted to TDH by HMO in accordance with TDH's "HMO Encounter Data Claims Submission Manual".

Enrollment Broker means an entity contracting with TDH to carry out specific functions related to Member services (i.e., enrollment/disenrollment, complaints, etc.) under TDH's Medicaid managed care program.

Enrollment report means the list of Medicaid recipients who are enrolled with an HMO as Members for the month the report was issued.

EPSDT means the federally mandated Early and Periodic Screening, Diagnosis and Treatment program contained at 42 USC 1396 d (r ) (see definition for Texas Health Steps). The name has been changed to Texas Health Steps (THSteps) in the State of Texas.

Execution date means the date this contract is signed by persons with the authority to contract for TDH and HMO.

Fair Hearing means a due process hearing conducted by the Texas Department of Health that complies with 25 TAC ss. 1.51 et seq. and federal rules found at 42 CFR Subpart E, relating to Fair Hearings for Applicants and Recipients.

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FQHC means a Federally Qualified Health Center that has been certified by HCFA to meet the requirements of ss. 1861 (aa)(3) of the Social Security Act as a federally qualified health center and is enrolled as a provider in the Texas Medicaid Program.

Fraud means an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to himself or some other person. It includes any act that constitutes fraud under applicable federal or state law.

HCFA means the federal Health Care Financing Administration.

Health care services or health services means physical medicine, behavioral health care and health-related services which an enrolled population might reasonably required in order to be maintained in good health, including, as a minimum, emergency services and inpatient and outpatient services.

Implementation Date means the first date that Medicaid managed care services are delivered to Members in a service area.

Inpatient stay means at least a 24-hour stay in a facility licensed to provide hospital care.

JCAHO means Joint Accreditation of Health Care Organizations.

Local Health Department means a local health department established pursuant to Health and Safety Code, Title 2, Local Public Health Reorganization Act ss. 121.031.

Local Mental Health Authority (LMHA) means an entity to which the TXMHMR board delegates its authority and responsibility within a specified region for planning, policy development, coordination, and resource development and allocation and for supervising and ensuring the provision of mental health services to persons with mental illness in one or more local service areas.

Local tuberculosis control program means a tuberculosis program that is managed by a local or regional health department.

Major life activities means functions such as caring for oneself, performing manual task, walking, seeing, hearing, speaking, breathing, learning and working.

Major population group means any population which represents at least 10% of the Medicaid population in any of the counties in the service areas served by the Contractor.

Medical education refers to the State-supported allopathic medical schools and schools of osteopathic medicine, their teaching institutions and faculties, those entities that have Primary Care Residency Programs approved by the Accreditation Council for Graduate Medical Education.

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

Medical home means a primary or specialty care provider who has accepted the responsibility for providing accessible, continuous, comprehensive and coordinated care to Members participating in TDH's Medicaid managed care program.

Medically necessary behavioral health services means those behavioral health services which:

(a) are reasonable and necessary for the diagnosis or treatment of a mental health or chemical dependency disorder or to improve or to maintain or to prevent deterioration of functioning resulting from such a disorder;

(b) are in accordance with professionally accepted clinical guidelines and standards of practice in behavioral health care;

(c) are furnished in the most appropriate and least restrictive setting in which services can be safely provided;

(d) are the most appropriate level or supply of services which can be safely provided; and

(e) could not be omitted without adversely affecting the Member's mental and/or physical health or the quality of care rendered.

Medically necessary health care services means health care services, other than behavioral health services which are:

(a) reasonable and necessary to prevent illnesses or medical conditions, or provide early screening, interventions, and/or treatments for conditions that cause suffering or pain, cause physical deformity or limitations in function, threaten to cause or worsen a handicap, cause illness or infirmity of a Member, or endanger life;

(b) provided at appropriate facilities and at the appropriate levels of care for the treatment of a Member's medical conditions;

(c) consistent with health care practice guidelines and standards that are issued by professionally recognized health care organizations or governmental agencies;

(d)         consistent with the diagnoses of the conditions; and

(e) no more intrusive or restrictive than necessary to provide a proper balance of safety, effectiveness, and efficiency.

Member means a person who: is entitled to benefits under Title XIX of the Social Security Act and Texas Medical Assistance Program (Medicaid), is in a Medicaid eligibility category included in the STAR Program, and is enrolled in the STAR Program.

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

Member month means one Member enrolled with an HMO during any given month. The total Member months for each month of a year comprise the annual Member months.

Mental health priority population means those individuals served by TXMHMR who meet the definition of the priority population. The priority population for mental health services is defined as:

            Children and adolescents under the age of 18 who have a diagnosis of mental illness who exhibit sever emotional or social disabilities which are life-threatening or require prolonged intervention.

            Adults who have severe and persistent mental illnesses such as schizophrenia, major depression, manic depressive disorder, or other severely disabling mental disorders which require crisis resolution or on-going and long-term support and treatment.

MIS means management information system.

Pended claim means a claim for payment which requires additional information before the claim can be adjudicated as a clean claim.

Performance premium means an amount which may be paid to a managed care organization as a bonus for accomplishing a portion or all of the performance objectives contained in this contract.

Premium means the amount paid by TDH to a managed care organization on a monthly basis and is determined by multiplying the Member months times the capitation amount for each enrolled Member.

Primary care physician or primary care provider (PCP) means a physician or provider who has agreed with HMO to provide a medical home to Members and who is responsible for providing initial and primary care to patients, maintaining the continuity of patient care, and initiating referral for care (also see Medical home).

Provider means an individual or entity and its employees and Subcontractors that directly provide health care services to HMO's Members under TDH's Medicaid managed care program.

Provider contract means an agreement entered into by a direct provider of health services and HMO or an intermediary entity.

Public Information means information that is collected, assembled, or maintained under a law or ordinance or in connection with the transaction of official business by a governmental body or for a governmental body and the governmental body owns the information or has a right of access.

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

Readiness Review means a review process conducted by TDH or its agent(s) to assess HMO's capacity and capability to perform the duties and responsibilities required under the Contract. This process is required by Texas Government Code ss. 533.007.

Rehabilitation services for mental illness means specialized services provided to people age 18 or over with severe and persistent mental illness and people under age 18 with severe emotional disturbance. The individual must have severe mental disorders and institutionalization. Mental Health Rehabilitation includes the following:

            plan of care oversight; community support services; day programs services (adult); and day programs services (children).

RFA means Request For Application issued by TDH on June 17,1998, and all RFA addenda, corrections or modifications.

Risk means the potential for loss as a result of expenses and costs of HMO exceeding payments made by TDH under this contract.

Rural Health Clinic (RHC) means an entity that meets all of the requirements for designation as a rural health clinic under ss. 1861 (aa) (1) of the Social Security Act and approved for participation in the Texas Medicaid Program.

SED means severe emotional disturbance as determined by the Local Mental Health Authority.

Service area means the counties included in a site selected for the STAR Program, within which a participating HMO must provide services.

SPMI means severe and persistent mental illness as determined by the Local Mental Health Authority.

Significant traditional provider (STP) means all hospitals receiving disproportionate share hospital funds (DSH) in FY '97 and all other providers in a county that, when listed by provider type in descending order by the number of recipient encounters, provided the top 80 percent of recipient encounters for each provider type in FY'97.

Special hospital means an establishment that:

(a) offers services, facilities, and beds for use for more than 24 hours for two or more unrelated individuals who are regularly admitted, treated, and discharged and who require services more intensive than room, board, personal services, and general nursing care;

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

(b) has clinical laboratory facilities, diagnostic x-ray facilities, treatment facilities, or other definitive medical treatment;

(c)         has a medical staff in regular attendance; and

(d)         maintains records of the clinical work performed for each patient.

STAR Program is the name of the State of Texas Medicaid managed care program. "STAR" stands for the State of Texas Access Reform.

State fiscal year means the 12-month period beginning on September 1 and ending on August 31 of the next year.

Subcontract means any written agreement between HMO and other party to fulfill the requirements of this contract. All subcontracts are required to be in writing.

Subcontractor means any individual or entity which has entered into a subcontract with HMO.

TAC means Texas Administrative Code.

TANF means Temporary Assistance to Needy Families.

TCADA means Texas Commission on Alcohol and Drug Abuse, the State agency responsible for licensing chemical dependency treatment facilities. TCADA also contracts with providers to deliver chemical dependency treatment services.

Texas Children's Mental Health Plan (TCMHP) means the interagency, State-funded initiative that plans, coordinates, provides and evaluates service systems for children and adolescents with behavioral health needs. The Plan is operated at a state and local level by Community Management Teams representing the major child-serving state agencies.

TDD means telecommunication device for the deaf. It is interchangeable with the term Teletype machine or TTY.

TDH means the Texas Department of Health or its designees.

TDHS means the Texas Department of Human Services.

TDI means the Texas Department of Insurance.

TDMHMR means the Texas Department of Mental Health and Mental Retardation, which is the State agency responsible for developing mental health policy for public and private sector providers.

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

Temporary Assistance to Needy Families (TANF) means the federally funded program that provides assistance to single-parent families with children who meet the categorical requirements for aid. This program was formerly known as Aid to Families with Dependent Children (AFDC).

Texas Health Steps (THSteps) is the name adopted by the State of Texas for the federally mandated Early and Periodic Screening, Diagnosis and Treatment (EPSDT) program. It includes the State's Comprehensive Care Program extension to EPSDT, which adds benefits to the federal EPSDT requirements contained in 42 United States Code ss. 1396d(r), and defined and codified at 42 C.F.R. ss. 440.40 and ss.ss.441.56-62. TDH's rules are contained in 25 TAC, Chapter 33 (relating to Early and Periodic Screening, Diagnosis and Treatment).

Texas Medicaid Provider Procedures Manual means the policy and procedures manual published by or on behalf of TDH which contains policies and procedures required of all health care providers who participate in the Texas Medicaid program. The manual is updated by the Medicaid Bulletin which is published bi-monthly.

Texas Medicaid Service Delivery Guide means an attachment to the Texas Medicaid Provider Procedures Manual.

THHSC means the Texas Health and Human Services Commission.

Third Party Liability (TPL) means the legal responsibility of another individual or entity to pay for all or part of the services provided to Members under this contract (see 25 TAC, Subchapter 28, relating to Third Party Resources).

Third Party Recovery (TPR) means the recovery of payments made on behalf of a Member by TDH or HMO from an individual or entity with the legal responsibility to pay for the services.

THSteps means Texas Health Steps.

TXMHMR means Texas Mental Health and Mental Retardation system which includes the state agency TDMHMR and the Local Mental Health and Mental Retardation Authorities.

Unclean claim means a claim that does not contain accurate and complete data in all claim fields that are required by HMO and TDH and other HMO-published requirements for adjudication, such as medical records, as appropriate (see definition of Clean Claim).

Urgent behavioral health situations means conditions which require attention and assessment within 24 hours but which do not place the Member in immediate danger to themselves or others, and the Member is able to cooperate with treatment.

Urgent condition means a health condition, including an urgent behavioral health situation, which is not an emergency but is severe or painful enough to cause a prudent layperson possessing an average knowledge of medicine to believe that his or her condition required medical treatment-

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

evaluation or treatment within 24 hours by the Member's PCP or PCP designee to prevent serious deterioration of the Member's condition or health.

Value-added services means services which were not included in the RFA as mandatory covered services but which were submitted by HMO with or subsequent to its response to the RFA and which have been approved by TDH to be included in this contract as value-added services in Appendix C - Scope of Services. These services must be provided to all mandatory Members as part of the covered services under this contract. No additional capitation will be paid for these services, under the current capitation rate.

ARTICLE III        PLAN ADMINISTRATIVE AND HUMAN RESOURCE REQUIREMENTS

3.1         ORGANIZATION AND ADMINISTRATION
            -------------------------------

3.1.1 HMO must maintain the organizational and administrative capacity and capabilities to carry out all duties and responsibilities under this contract.

3.1.2 HMO must maintain assigned staff with the capacity and capability to provide all services to all Members under this contract.

3.1.3 HMO must maintain an administrative office in the service area (local office). The local office must comply with the American with Disabilities Act (ADA) requirements for public buildings. Member Advocates for the service area must be located in this office (see
            Article 8.8).

3.1.4 HMO must provide training and development programs to all assigned staff to ensure they know and understand the service requirements under this contract including the reporting requirements, the policies and procedures, cultural and linguistic requirements and the scope of services to be provided.

3.1.5 By Phase I of Readiness Review, HMO must submit a current organizational chart showing basic functions, the number of employees for those functions, and a list of key managers in HMO who are responsible for the basic functions of the organization. HMO must submit a description and organizational chart which illustrates how behavioral health service administration is integrated into the overall administrative structure of HMO, including individuals assigned to be behavioral health liaisons with TDH. If HMO uses Subcontractors or other entities to administer or manage behavioral health, a second chart must be attached describing these entities and identifying key positions, departments and management functions. HMO must notify TDH within fifteen (15) working days of any change in key managers or behavioral health Subcontractors. This information must be updated


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

            annually or when there is a significant change in organizational structure or personnel.

3.1.6 Participation in Regional Advisory Committee. HMO must participate in a Regional Advisory Committee established in the service area in compliance with the Texas Government Code, ss.ss. 533.021-533.029. The Regional Advisory Committee in each managed care service area must include representatives from at least the following entities: hospitals; managed care organizations; primary care providers; state agencies; consumer advocates; Medicaid recipients; rural providers; long-term care providers; specialty care providers, including pediatric providers; and political subdivisions with a constitutional or statutory obligation to provide health care to indigent patients. HHSC and TDH will determine the composition of each Regional Advisory Committee.

3.1.6.1 The Regional Advisory Committee is required to meet at least quarterly for the first year after appointment of the committee and at least annually in subsequent years. The actual frequency may vary depending on the needs and requirements of the committee.

3.2         NON-PROVIDER SUBCONTRACTORS
            ---------------------------

3.2.1 HMO must enter into written contracts with all Subcontractors and maintain copies of the subcontract in HMO's administrative office. HMO non-provider subcontracts relating to the delivery or payment of covered health services must be submitted to TDH no later than 120 days prior to Implementation Date. On an on-going basis, HMO must make non-provider subcontracts available to TDH upon request, at the time and location requested by TDH.

3.2.1.1 HMO must notify TDH not less than 90 day prior to terminating any subcontract affecting a major performance function of this contract. All major Subcontractor terminations or substitutions require TDH approval. TDH may require HMO to provide a transition plan describing how care will continue to be provided to Members. All subcontracts are subject to the terms and conditions of this contract and must contain the provisions of Article V, Statutory and Regulatory Compliance, and the provisions contained in Article 3.2.4.

3.2.2 Subcontracts which are requested by any agency with authority to investigate and prosecute fraud and abuse must be produced at the time and in the manner requested by the requesting Agency. Subcontracts requested in response to a Public Information request must be produced within 48 hours of the request. All requested records must be provided free-of-charge.

3.2.3 The form and substance of all Subcontracts including subsequent amendments are subject to approval by TDH. TDH retains the authority to reject or require changes


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

            to any provisions of the subcontract that do not comply with the requirements or duties and responsibilities of this contract or create significant barriers for TDH in carrying out its duty to monitor compliance with the contract. HMO REMAINS RESPONSIBLE FOR PERFORMING ALL DUTIES, RESPONSIBILITIES AND SERVICES UNDER THIS CONTRACT REGARDLESS OF WHETHER THE DUTY, RESPONSIBILITY OR SERVICE IS SUBCONTRACTED TO ANOTHER.

3.2.4 HMO and all intermediary entities must include the following standard language in each subcontract and ensure that this language is included in all subcontracts down to the actual provider of the services. The following standard language is not the only language that will be considered acceptable by TDH.

3.2.4.1 [Contractor] understands that services provided under this contract are funded by state and federal funds under the Texas Medical Assistance Program (Medicaid). [Contractor] is subject to all state and federal laws, rule and regulations that apply to persons or entities receiving state and federal funds. [Contractor] understands that any violation by [Contractor] of a state or federal law relating to the delivery of services under this contract, or any violation of the TDH/HMO contract could result in liability for contract money damages, and/or civil and criminal penalties and sanctions under state and federal law.

3.2.4.2 [Contractor] understands and agrees that HMO has the sole responsibility for payment of services rendered by the [Contractor] under this contract. In the event of HMO insolvency or cessation of operations, [Contractor's] sole recourse is against HMO through the bankruptcy or receivership estate of HMO.

3.2.4.3 [Contractor] understands and agrees that TDH is not liable or responsible for payment for any services provided under this contract.

3.2.4.4 [Contractor] agrees that any modification, addition, or deletion of the provisions of this agreement will become effective no earlier than 30 days after HMO notifies TDH of the change. If TDH does not provide written approval within 30 days from receipt of notification from HMO, changes may be considered provisionally approved.

3.2.4.5 This contract is subject to state and federal fraud and abuse statutes. [Contractor] will be required to cooperate in the investigation and prosecution of any suspected fraud or abuse, and must provide any and all requested originals and copies of records and information, free-of-charge on request, to any state or federal agency with authority to investigate fraud and abuse in the Medicaid program.

3.2.5 The Texas Medicaid Fraud Control Unit must be allowed to conduct private interviews of HMO personnel, Subcontractors and their personnel, witnesses, and patients. Requests for information are to be complied with, in the form and the language requested. HMO employees and Contractors and Subcontractors and their

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

            employees and Contractors must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pretrial conference, hearings, trial and in any other process, including investigations. Compliance with this Article is at HMO's and Subcontractors' own expense.

3.2.6 HMO must include a complaint and appeals process which complies with the requirements of Article 20A.12 of the Texas Insurance Code relating to Complaint System in all non-provider subcontracts. HMO's complaint and appeals process must be the same for all [Contractors].

3.3         MEDICAL DIRECTOR
            ----------------

3.3.1 HMO must have a full-time physician (M.D. or D.O.) licensed in Texas, to serve as Medical Director. HMO must enter into a written contract or written employment agreement with the Medical Director describing the following authority, duties and responsibilities:

3.3.1.1 Ensure that medical necessity decisions, including prior authorization protocols, are rendered by qualified medical personnel and are based on TDH's definition of medical necessity.

3.3.1.2 Oversight responsibility of network providers to ensure that all care provided complies with generally accepted health standards of the community.

3.3.1.3 Oversight of HMO's quality improvement process, including establishing and actively participating in HMO's quality improvement committee, monitoring Member health status, HMO utilization review policies and standards and patient outcome measures.

3.3.1.4 Identify problems and develop and implement corrective actions to quality improvement process.

3.3.1.5 Develop, implement and maintain responsibility for HMO's medical policy.

3.3.1.6     Oversight responsibility for medically related complaints.

3.3.1.7 Participate and provide witnesses and testimony on behalf of HMO in the TDH Fair Hearing process.

3.3.2 The Medical Director must exercise independent medical judgement in all medical necessity decisions. HMO must ensure that medical necessity decisions are not adversely influenced by fiscal management decisions. TDH may conduct reviews of medical necessity decisions by HMO Medical Director at any time.

3.4         PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS
            -------------------------------------------------


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

3.4.1 HMO and its Subcontractors must receive written approval from TDH for all written materials containing information about the STAR Program prior to distribution to Members, prospective Members, providers within HMO's network, or potential providers who HMO intends to recruit as network providers.

3.4.2 Member materials must meet cultural and linguistic requirements as stated in Article VIII. Unless otherwise required, Member materials must be:

3.4.2.1     written at a 4th- 6th grade reading comprehension level; and

3.4.2.2     translated into the language of any major population group.

3.4.3 All materials regarding the STAR Program must be submitted to TDH for approval prior to distribution. TDH has 15 working days to review the materials and recommend any suggestions or required changes, If TDH has not responded to HMO by the fifteenth day, HMO may submit a written request for deemed approval. Requests for deemed approval must clearly identify the materials for which deemed approval is requested by title of document, date of submission, and the timelines for publication and distribution. TDH must respond in writing within two working days from the date a deemed approval request is received. TDH reserves the right to request HMO to modify plan materials.

3.4.4 HMO must reproduce all written instructional, educational, and procedural documents required under this contract and distribute them to its providers and Members. HMO must reproduce and distribute instructions and forms to all network providers who have reporting and audit requirements under this contract.

3.4.5 HMO must provide TDH with at least five copies of all written materials that HMO is required to submit under this contract, unless otherwise specified by TDH.

3.5         RECORDS REQUIREMENTS AND RECORDS RETENTION
            ------------------------------------------

3.5.1 HMO must keep all records required to be created and retained under this contract. Records related to Members served in this service area must be made available in HMO's local office when requested by TDH. All records must be retained for a period of five (5) years unless otherwise specified in this contract. Original records must be kept in the form they were created in the regular course of business for a minimum of two (2) years following the end of the contract period. Microfilm, digital or electronic records may be substituted for the original records after the first two (2) years, if the retention system is reliable and supported by a retrieval system which allows reasonable access to the records. All copies of original records must be made using guidelines and procedures approved by TDH, if the original documents will no longer be available or accessible.


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

3.5.2 Availability and Accessibility. All records, documents and data required to be created under this contract are subject to audit, inspection and production. If an audit, inspection or production is requested by TDH, TDH's designee or TDH acting on behalf of any agency with regulatory or statutory authority over Medicaid Managed Care, the requested records must be made available at the time and at the place the records are requested. Copies of requested records must be produced or provided free-of-charge to the requesting agency. Records requested after the second year following the end of contract term, which have been stored or archived must be accessible and made available within 10 calendar days from the date of a request by TDH or the requesting agency or at a time and place specified by the requesting entity.

3.5.3 Accounting Records. HMO must create and keep accurate and complete accounting records in compliance with Generally Accepted Accounting Principles (GAAP). Records must be created and kept for all claims payments, refunds and adjustment payments to providers, premium or capitation payments, interest income and payments for administrative services or functions. Separate records must be maintained for medical and administrative fees, charges, and payments. HMO must submit periodic reports and data to TDH as required by TDH.

3.5.4 General Business Records. HMO must create and keep complete and accurate general business records to reflect the performance of duties and responsibilities, and compliance with the provisions of this contract.

3.5.5 Medical records. HMO must require, through contractual provisions or provider manual, providers to create and keep medical records in compliance with the medical records standards contained in the Standards for Quality Improvement Programs in Appendix A. All medical records must be kept for at least five (5) years, except for records of rural health clinics, which must be kept for a period of six (6) years from the date of service.

3.5.6 Matters in Litigation. HMO must keep records related to matters in litigation for five (5) years following the termination or resolution of the litigation.

3.5.7 On-line Retention of Claims History. HMO must keep automated claims payment histories for a minimum of 18 months, from date of adjudication, in an on-line inquiry system. HMO must also keep sufficient history on-line to ensure all claim/encounter service information is submitted to and accepted by TDH for processing.

3.6         HMO REVIEW OF TDH MATERIALS
            ---------------------------


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

            TDH will submit all studies or audits that relate or refer to HMO for review and comment to HMO 15 days prior to releasing the report to the public or to Members.

ARTICLE IV         FISCAL, FINANCIAL, CLAIMS AND INSURANCE REQUIREMENTS

4.1         FISCAL SOLVENCY
            ---------------

4.1.1 HMO must be and remain in full compliance with all state and federal solvency requirements for HMOs, including but not limited to all reserve requirements, net worth standards, debt-to-equity ratios, or other debt limitations.

4.1.2 If HMO becomes aware of any impending changes to its financial or business structure which could adversely impact its compliance with these requirements or its ability to pay its debts as they come due, HMO must notify TDH immediately in writing. In addition, if HMO becomes aware of a take-over or assignment which would require the approval of TDI or TDH, HMO must notify TDH immediately in writing.

4.1.3 HMO must not have been placed under state conservatorship or receivership or filed for protection under federal bankruptcy laws. None of HMO's property, plant or equipment must have been subject to foreclosure or repossession within the preceding 10-year period. HMO must not have any debt declared in default and accelerated to maturity within the preceding 10-year period. HMO represents that these statements are true as of the contract execution date. HMO must inform TDH within 24 hours of a change in any of the preceding representations.

4.2         MINIMUM EQUITY
            --------------

4.2.1 HMO has minimum equity equal to the greater of (a) $1,500,000; (b) an amount equal to the sum of twenty-five dollars ($25) times the number of all enrollees including Medicaid Members; or (c) an amount that complies with standards adopted by TDI. Equity is calculated by subtracting accrued liabilities from admitted assets, as those terms are defined in 28 TAC ss. 11.806 and ss. 11.2(b) respectively.

4.2.2 The minimum equity must be maintained during the entire contract period.

4.3         PERFORMANCE BOND
            ----------------

            HMO has furnished TDH with a performance bond in the form prescribed by TDH and approved by TDI, naming TDH as Obligee, securing HMO's faithful performance of the terms and conditions of this contract. The performance bond has been issued in the amount of $100,000. If the contract is renewed or extended under Article XVIII, a separate bond will be required for each additional term of the

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

            contract. The bond has been issued by a surety licensed by TDI, and specifies cash payment as the sole remedy. Performance Bond requirements under this Article must comply with Texas Insurance Code ss. 11. 1805, relating to Performance and Fidelity Bonds. The bond must be delivered to TDH at the same time the signed HMO contract is delivered to TDH.

4.4         INSURANCE

            ---------

4.4.1 HMO must maintain, or cause to be maintained, general liability insurance in the amounts of at least $1,000,000 per occurrence and $5,000,000 in the aggregate.

4.4.2 HMO must maintain or require professional liability insurance on each of the providers in its network in the amount of $100,000 per occurrence and $300,000 in the aggregate, or the limits required by the hospital at which the network provider has admitting privileges.

4.4.3 HMO must maintain an umbrella professional liability insurance policy for the greater of $3,000,000 or an amount (rounded to the next $100,000) which represents the number of STAR Members enrolled in HMO in the first month after the Implementation Date multiplied by $150, not to exceed $10,000,000.

4.4.4 Any exceptions to the requirements of this Article must be approved in writing by TDH prior to the contract Implementation Date. HMOs and providers who qualify as either state or federal units of government are exempt from the insurance requirements of this Article and are not required to obtain exemptions from these provisions prior to the contract Implementation Date. State and federal units of goverment are required to comply with and are subject to the provisions of the Texas or Federal Tort Claims Act.

4.5         FRANCHISE TAX
            -------------

            HMO certifies that its payment of franchise taxes is current or that it is not subject to the State of Texas franchise tax.

4.6         AUDIT
            -----

4.6.1 TDH, TDI, or their designee have the right from time to time to examine and audit books and records of HMO, or its Subcontractors, relating to: (1) HMO's capacity to bear the risk of potential financial losses; (2) services performed or determination of amounts payable under this contract; (3) detection of fraud and abuse; and
            (4) other purposes TDH deems to be necessary to perform its regulatory function and/or to enforce the provisions of this contract.


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4.6.2       TDH is required to conduct an audit of HMO at least once every three years. HMO is responsible for paying the costs of an audit conducted under this Article. The costs of the audit may be allowed as a credit against premium taxes paid by HMO under the provisions of the Texas Insurance Code.

4.7         PENDING OR THREATENED LITIGATION
            --------------------------------

            HMO must require disclosure from Subcontractors and network providers of all pending or potential litigation or administrative actions against the Subcontractor or network provider and must disclose this information to TDH, in writing, prior to the execution of this contract. HMO must make reasonable investigation and inquiry that there is not pending or potential litigation or administrative action against the providers or Subcontractors in HMO's provider network. HMO must notify TDH of any litigation which is initiated or threatened after the Implementation Date within seven days of receiving service or becoming aware of the threatened litigation.

4.8         MISREPRESENTATION AND FRAUD IN RESPONSE TO RFA AND IN HMO OPERATIONS
            --------------------------------------------------------------------

4.8.1 HMO was awarded this contract based upon the responses and representations contained in HMO's application submitted in response to TDH's RFA. All responses and representations upon which scoring was based were considered material to the decision of whether to award the contract to HMO. RFA responses are incorporated into this contract by reference. The provisions of this contract control over any RFA response if there is a conflict between the RFA and this contract, or if changes in law or policy have changed the requirements of HMO contracting with TDH to provide Medicaid Managed Care.

4.8.2 This contract was awarded in part based upon HMO's representation of its current equity and financial ability to bear the risks under this contract. TDH will consider any misrepresentations of HMO's equity, HMO's ability to bear financial risks of this contract or inflating the equity of HMO, solely for the purpose of being awarded this contract, a material misrepresentation and fraud under this contract.

4.8.3 Discovery of any material misrepresentation or fraud on the part of HMO in HMO's application or in HMO's day-to-day activities and operations may cause this contract to terminate and may result in legal action being taken against HMO under this contract, and state and federal civil and criminal laws.

4.9         THIRD PARTY RECOVERY
            --------------------

4.9.1 Third Party Recovery. All Members are required to assign their rights to any benefits to the State and agree to cooperate with the State in identifying third parties who may be liable for all or part of the costs for providing services to the Member, as a


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

            condition for participation in the Medicaid program. HMO is authorized to act as the State's agent in enforcing the State's rights to third party recovery under this contract.

4.9.2 Identification. HMO must develop and implement systems and procedures to identify potential third parties who may be liable for payment of all or part of the costs for providing medical services to Members under this contract. Potential third parties must include any of the sources identified in 42 C.F.R. 433.138, relating to identifying third parties, except workers' compensation, uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors. HMO must coordinate with TDH to obtain information from other state and federal agencies and HMO must cooperate with TDH in obtaining information from commercial third party resources. HMO must require all providers to comply with the provisions of 25 TACss.28, relating to Third Party Recovery in the Medicaid program.

4.9.3 Exchange of identified resources. HMO must forward identified resources of uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors ("excepted resources") to TDH for TDH to pursue collection and recovery from these resources. TDH will forward information on all third party resources identified by TDH to HMO. HMO must coordinate with TDH to obtain information from other state and federal agencies, including HCFA for Medicare and the Child Support Enforcement Division of the Office of the Attorney General for medical support. HMO must cooperate with TDH in obtaining and exchanging information from commercial third party resources.

4.9.4 Recovery. HMO must actively pursue and collect from third party resources which have been identified, except when the cost of pursuing recovery reasonably exceeds the amount which may be recovered by HMO. HMO is not required to, but may pursue recovery and collection from the excepted resources listed in Article 4.9.3. HMO must report the identity of these resources to TDH, even if HMO will pursue collection and recovery from the excepted resources.

4.9.4.1 HMO must provide third party resource information to network providers to whom individual Members have been assigned or who provide services to Members. HMO must require providers to seek recovery from potential third party resources prior to seeking payment from HMO. If network providers are paid capitation, HMO must either seek recovery from third party resources or account to TDH for all amounts received by network providers from third party resources.

4.9.4.2 HMO must prohibit network providers from interfering with or placing liens upon the State's right or HMO's right, acting as the State's agent, to recovery from third party resources. HMO must prohibit network providers from seeking recovery in excess of the Medicaid payable amount or otherwise violating state and federal laws.

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

4.9.5 Retention. HMO may retain as income all amounts recovered from third party sources as long as recoveries are obtained in compliance with the contract and state and federal laws.

4.9.6 Accountability. HMO must report all third party recovery efforts and amounts recovered as required in Article 12.1.12. If HMO fails to pursue and recover from third parties no later than 180 days after the date of service, TDH may pursue third party recoveries and retain all amounts recovered without accounting to HMO for the amounts recovered. Amounts recovered by TDH will be added to expected third party recoveries to reduce future capitation rates, except recoveries from those excepted third party resources listed in Article 4.9.3.

4.10        CLAIMS PROCESSING REQUIREMENTS
            ------------------------------

4.10.1 HMO and claims processing Subcontractors must comply with TDH's Texas Managed Care Claims Manual (Claims Manual), which contains TDH's claims processing requirements.

4.10.2 HMO must forward claims submitted to HMO in error to either: 1) the correct HMO if the correct HMO can be determined from the claim or is otherwise known to HMO; 2) the State's claims administrator; or
            3) the provider who submitted the claim in error, along with an explanation of why the claim is being returned.

4.10.3 HMO must not pay any claim submitted by a provider who is under investigation for or has been excluded or suspended from the Medicare or Medicaid programs for fraud and abuse when HMO is on actual or constructive notice of the investigation, exclusion or suspension.

4.10.4 All provider clean claims must be adjudicated (finalized as paid or denied adjudicated) within 30 days from the date the claim is received by HMO. HMO must pay providers interest on a clean claim which is not adjudicated within 30 days from the date the claim is received by HMO or becomes clean at a rate of 1.5% per month (18% annual) for each month the clean claim remains unadjudicated.

4.10.4.1 All claims and appeals submitted to HMO and claims processing Subcontractors must be paid-adjudicated (clean claims), denied-adjudicated (clean claims), or denied for additional information (unclean claims) to providers within 30 days from the date the claim is received by HMO. Providers must be sent a written notice for each claim that is denied for additional information (unclean claims) identifying the claim, all reasons why the claim is being denied, the date the claim was received by HMO, all information required from the provider in order for HMO to adjudicate the claim, and the date by which the requested information must be received from the provider.

4.10.4.2 Claims that are suspended (pended internally) must be subsequently paid-adjudicated, denied-adjudicated, or denied for additional information (pended externally) within

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

            30 days from date of receipt. No claim can be suspended for a period exceeding 30 days from date of receipt of the claim.

4.10.4.3 HMO must identify each data field of each claim form that is required from the provider in order for HMO to adjudicate the claim. HMO must inform all network providers about the required fields at least 30 days prior to the service area Implementation Date or as a provision within HMO/provider contract. Out of network providers must be informed of all required fields if the claim is denied for additional information. The required fields must include those required by HMO and TDH.

4.10.5 HMO is subject to the Remedies and Sanctions Article of this contract for claims that are not processed on a timely basis as required by this contract and the Claims Manual.

4.10.6 HMO must offer to its Subcontractors the option of submitting and receiving claims information through electronic data interchange
            (EDI) that allows for automated processing and adjudication of claims. EDI processing must be offered as an alternative to the filing of paper claims.

4.11        INDEMNIFICATION

            ---------------

4.11.1 HMO/TDH: HMO must agree to indemnify TDH and its agents for any and all claims, costs, damages and expenses, including court costs and reasonable attorney's fees, which are related to or arise out of:

4.11.1.1 Any failure, inability, or refusal of HMO or any of its network providers or other Subcontractors to provide covered services;

4.11.1.2 Claims arising from HMO's, HMO's network provider's or other Subcontractor's negligent or intentional conduct in not providing covered services; and

4.11.1.3 Failure, inability, or refusal of HMO to pay any of its network providers or Subcontractors for covered services.

4.11.2 HMO/Provider: HMO is prohibited from requiring any providers to indemnify HMO for HMO's own acts or omissions which result in damages or sanctions being assessed against HMO either under this contract or under state or federal law.

ARTICLE V          STATUTORY AND REGULATORY COMPLIANCE REQUIREMENTS


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

5.1         COMPLIANCE WITH FEDERAL, STATE, AND LOCAL LAWS
            ----------------------------------------------

5.1.1 HMO must know, understand and comply with all state and federal laws and regulations relating to the Texas Medicaid Program which have not been waived by HCFA. HMO must comply with all rules relating to the Medicaid managed care program adopted by TDH, TDI, THHSC, TDMHMR and any other state agency delegated authority to operate or administer Medicaid or Medicaid managed care programs.

5.1.2 HMO must require, through contract provisions, that all network providers or Subcontractors comply with all state and federal laws and regulations relating to the Texas Medicaid Program and all rules relating to the Medicaid managed care program adopted by TDH, TDI, THHSC, TDMHMR and any other state agency delegated authority to operate Medicaid or Medicaid Managed Care programs.

5.1.3 HMO must comply with the provisions of the Clean Air Act and the Federal Water Pollution Control Act, as amended, found at 42 C.F.R. 7401, et seq. and 33 U.S.C. 1251, et seq., respectively.

5.2         PROGRAM INTEGRITY
            -----------------

5.2.1 HMO has not been excluded, debarred, or suspended from participation in any program under Title XVIII or Title XIX under any of the provisions of Section 1128(a) or (b) of the Social Security Act (42 USCss.1320 a-7), or Executive Order 12549. HMO must notify TDH within 3 days of the time it receives notice that any action is being taken against HMO or any person defined under the provisions of Section 1128(a) or (b) or any Subcontractor, which could result in exclusion, debarment, or suspension of HMO or a Subcontractor from the Medicaid program, or any program listed in Executive Order 12549.

5.2.2 HMO must comply with the provisions of, and file the certification of compliance required by the Byrd Anti-Lobbying Amendment, found at 31 U.S.C. 1352, relating to use of federal funds for lobbying for or obtaining federal contracts.

5.3         FRAUD AND ABUSE COMPLIANCE PLAN
            -------------------------------

5.3.1 This contract is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. HMO must cooperate and assist TDH and any state or federal agency charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. HMO must provide originals and/or copies of all records and information requested and allow access to premises and provide records to TDH or its authorized agent(s), THHSC, HCFA, the U.S. Department of Health and Human Services, FBI, TDI, and the Texas


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

            Attorney General's Medicaid Fraud Control Unit. All copies of records must be provided free-of-charge.

5.3.2 HMO must submit a written compliance plan to TDH for approval at least 120 days prior to the Implementation Date. HMO must submit any updates or modifications to TDH for approval at least 30 days prior to modifications going into effect.

5.3.2.1 The plan must ensure that all officers, directors, managers and employees know and understand the provisions of HMO's fraud and abuse compliance plan. The written plan must contain procedures designed to prevent and detect potential or suspected abuse and fraud in the administration and delivery of services under this contract. The plan must contain provisions for the confidential reporting of plan violations to the designated person. The plan must contain provisions for the investigation and follow-up of any compliance plan reports. The fraud and abuse compliance plan must ensure that the identity of individuals reporting violations of the plan is protected. The plan must contain specific and detailed internal procedures for officers, directors, managers and employees for detecting, reporting, and investigating fraud and abuse compliance plan violations. The compliance plan must require that confirmed violations be reported to TDH.

5.3.2.2 The plan must require any confirmed or suspected fraud and abuse under state or federal law be reported to TDH, the Medicaid Program Integrity section of the Office of Investigations and Enforcement of the Texas Health and Human Services Commission, and/or the Medicaid Fraud Control Unit of the Texas Attorney General. The written plan must ensure that no individual who reports plan violations or suspected fraud and abuse is retaliated against.

5.3.3 HMOs must comply with the requirements of the Model Compliance Plan for HMOs when this model plan is issued by the U.S. Department of Health and Human Services, the Office of Inspector General (OIG). HMO must designate executive and essential personnel to attend mandatory training in fraud and abuse detection, prevention and reporting. The training will be conducted by the Office of Investigation and Enforcement, Health and Human Services Commission and will be provided free-of-charge. Training must be scheduled not later than 150 days before the Implementation Date and be completed by all designated personnel not later than 60 days before the Implementation Date.

5.3.4 HMO must designate an officer or director in its organization who has the responsibility and authority for carrying out the provisions of the fraud and abuse compliance plan.

5.3.5 HMO's failure to report potential or suspected fraud or abuse may result in sanctions, cancellation of contract, or exclusion from participation in the Medicaid program.

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

5.3.6 HMO must allow the Texas Medicaid Fraud Control Unit to conduct private interviews of HMO's employees, Subcontractors and their employees, witnesses, and patients. Requests for information must be complied with in the form and the language requested. HMO's employees and its Subcontractors and their employees must cooperate fully and be available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process.

5.4         SAFEGUARDING INFORMATION
            ------------------------

5.4.1 All Member information, records and data collected or provided to HMO by TDH or another State agency is protected from disclosure by state and federal law and regulations. HMO may only receive and disclose information which is directly related to establishing eligibility, providing services and conducting or assisting in the investigation and prosecution of civil and criminal proceedings under state or federal law. HMO must include a confidentiality provision in all subcontracts with individuals.

5.4.2 HMO is responsible for inforining Members and providers regarding the provisions of 42 C.F.R. 431, Subpart F, relating to Safeguarding Information on Applicants and Recipients, and HMO must ensure that confidential information is protected from disclosure except for authorized purposes.

5.4.3 HMO is responsible for educating Members and providers concerning the Human Immunodeficiency Virus (HIV) and its related conditions including Acquired Immune Deficiency Syndrome (AIDS). PCP must develop and implement a policy for protecting the confidentiality of AIDS and HIV-related medical information and an anti-discrimination policy for employees and Members with communicable diseases. Also see Health and Safety Code, Chapter 85, Subchapter E, relating to the Duties of State Agencies and State Contractors.

5.4.4 HMO must require that Subcontractors have mechanisms in place to ensure Member's (including minor's) confidentiality for family planning services.

5.5         NON-DISCRIMINATION
            ------------------

            HMO agrees to comply with and to include in all Subcontracts a provision that the Subcontractor will comply with each of the following requirements:

5.5.1 Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, and all requirements imposed by the regulations implementing these acts and all amendments to the laws and regulations. The regulations provide in part that no person in the United States shall on the grounds of race, color, national origin, sex, age, disability, political beliefs or religion be excluded from participation in, or denied, any aid, care, service or other


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

            benefits, or be subjected to any discrimination under any program or activity receiving federal funds

5.5.2 Texas Health and Safety Code Section 85.113 (relating to workplace and confidentiality guidelines regarding AIDS and HIV).

5.5.3 The provisions of Executive Order 11246, as amended by 11375, relating to Equal Employment Opportunity.

5.6         HISTORICALLY UNDERUTILIZED BUSINESSES (HUBS)
            --------------------------------------------

5.6.1 TDH is committed to providing procurement and contracting opportunities to historically underutilized businesses (HUBs), under the provisions of Texas Government Code, Title 10, Subtitle D, Chapter 2161 and 1 TAC ss. 111.11 (b) and 111. 13(c)(7). TDH
            requires its Contractors and Subcontractors to make a good faith effort to assist HUBs in receiving a portion of the total contract value of this contract.

5.6.2 The HUB good faith effort goal for this contract is 18. 1 % of total premiums paid. HMO agrees to make a good faith effort to meet or exceed this goal. HMO acknowledges it made certain good faith effort representations and commitments to TDH during the HUB good faith effort determination process. HMO agrees to use its best efforts to abide by these representations and commitments during the contract period.

5.6.3 HMO is required to submit HUB quarterly reports to TDH as required in Article 12.11.

5.6.4 TDH will assist HMO in meeting the contracting and reporting requirements of this Article.

5.7         BUY TEXAS
            ---------

            HMO agrees to "Buy Texas" products and materials when they are available at a comparable price and in a comparable period of time, as required by Section 48 of Article IX of the General Appropriations Act of 1995.

5.8         CHILD SUPPORT
            -------------

5.8.1 The Texas Family Code ss.231.006 requires TDH to withhold contract payments from any for-profit entity or individual who is at least 30 days delinquent in child support obligations. It is HMO's responsibility to determine and verify that no owner, partner, or shareholder who has at least at 25% ownership interest is delinquent in child support obligations. HMO must attach a list of the names and Social Security

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

            numbers of all shareholders, partners or owners who have at least a 25% ownership interest in HMO.

5.8.2 Under Section 231.006 of the Family Code, the contractor certifies that the contractor is not ineligible to receive the specified grant, loan, or payment and acknowledges that this contract may be terminated and payment may be withheld if this certification is inaccurate. A child support obligor who is more than 30 days delinquent in paying child support or a business entity in which the obligor is a sole proprietor, partner, shareholder, or owner with an ownership interest of at least 25% is not eligible to receive the specified grant, loan or payment.

5.8.3 If TDH is informed and verifies that a child support obligor who is more than 30 days delinquent is a partner, shareholder, or owner with at least a 25% ownership interest, it will withhold any payments due under this contract until it has received satisfactory evidence that the obligation has been satisfied or that the obligor has entered into a written repayment request.

5.9         REQUESTS FOR PUBLIC INFORMATION
            -------------------------------

5.9.1 This contract and all network provider and Subcontractor contracts are subject to public disclosure under the Public Information Act (Texas Government Code, Chapter 552). TDH may receive Public Information requests related to this contract, information submitted as part of the compliance of the contract and HMO's application upon which this contract was awarded. TDH agrees that it will promptly deliver a copy of any request for Public Information to HMO.

5.9.2 TDH may, in its sole discretion, request a decision from the Office of the Attorney General (AG opinion) regarding whether the information requested is excepted from required public disclosure. TDH may rely on HMO's written representations in preparing any AG opinion request, in accordance with Texas Government Code ss.552.305. TDH is not liable for failing to request an AG opinion or for releasing information which is not deemed confidential by law, if HMO fails to provide TDH with specific reasons why the requested information is exempt from the required public disclosure. TDH or the Office of the Attorney General will notify all interested parties if an AG opinion is requested.

5.9.3 If HMO believes that the requested information qualifies as a trade secret or as commercial or financial information, HMO must notify TDH-within three working days of HMO's receipt of the request -of the specific text, or portions of text, which HMO claims is excepted from required public disclosure. HMO is required to identify the specific provisions of the Public Information Act which HMO believes are applicable.

5.10        NOTICE AND APPEAL
            -----------------


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

            HMO must comply with the notice requirements contained in 25 TAC ss.36.21, and the maintaining benefits and services contained in 25 TAC ss.36.22, whenever HMO intends to take an action affecting the Member benefits and services under this contract. Also see the Member appeal requirements contained in Article 8.7 of this contract.

ARTICLE VI         SCOPE OF SERVICES

6.1         SCOPE OF SERVICES - GENERAL
            ---------------------------

            HMO must provide or arrange to have provided to Members all health care services listed in Appendix C -Scope of Services, which is attached and incorporated into this contract. HMO must also provide or arrange to have provided to mandatory Members all value-added services listed in HMO's response to the RFA for this contract. The RFA and responses are incorporated into this contract by reference.

6.2         PRE-EXISTING CONDITIONS
            -----------------------

            HMO is responsible for providing all covered services to each eligible Member beginning on the Implementation Date or the Member's date of enrollment under the contract regardless of pre-existing conditions, prior diagnosis and/or receipt of any prior health care services.

6.3         SPAN OF ELIGIBILITY
            -------------------

            HMO must provide all covered services to Members assigned to HMO for all periods for which HMO has received payment, except as follows:

6.3.1 Inpatient admission to hospital or free-standing psychiatric facility (facility) prior to enrollment in HMO. HMO is responsible for payment of physician and non-hospital/non-facility services from the date of enrollment in HMO. HMO is not responsible for hospital/facility charges for Members admitted prior to enrollment.

6.3.2 Inpatient admission after enrollment in HMO. HMO is responsible for all hospital/facility charges until the Member is discharged from the hospital/facility or until the Member loses Medicaid eligibility.

6.3.3 Discharge after voluntary disenrollment from HMO and re-enrollment into a new HMO. HMO remains responsible for payment of hospital/facility charges until the Member is discharged. HMO to whom Member transfers is responsible for payment


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

            of all physician and non-hospital/non-facility charges beginning on the effective date of enrollment into the new HMO.

6.3.4 Hospital Transfer. Discharge from one hospital and readmission or admission to another hospital within 24 hours for continued treatment shall not be considered discharge under this Article.

6.3.5 HMO insolvency or receivership. HMO is responsible for payment of all services provided to a person who was a Member on the date of insolvency or receivership to the same extent they would otherwise be responsible under this Article 6.3.

6.4         CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS
            -----------------------------------------------

6.4.1 HMO must ensure that the care of newly enrolled Members is not disrupted or interrupted. HMO must take special care to provide continuity in the care of newly enrolled Members whose health or behavioral health condition has been treated by specialty care providers or whose health could be placed in jeopardy if care is disrupted or interrupted.

6.4.2 Pregnant Members with 12 weeks or less remaining before the expected delivery date must be allowed to remain under the care of the Member's current OB/GYN through the Member's postpartum checkup, even if the provider is out-of-network. If Member wants to change her OB/GYN to one who is in the plan, she must be allowed to do so if the provider to whom she wishes to transfer agrees to accept her in the last trimester.

6.4.3 HMO must pay a Member's existing out-of-network providers for covered services until the Member's records, clinical information and care can be transferred to a network provider. Payment must be made within the time period required for network providers. HMO may elect to pay an amount HMO pays a comparable network provider, an amount negotiated between the out-of-network provider and HMO, or the Medicaid fee-for-service amount. This Article does not extend the obligation of HMO to reimburse the Member's existing out-of-network providers of on-going care for more than 90 days after Member enrolls in HMO or for more than nine months in the case of a Member who at the time of enrollment in HMO has been diagnosed with and receiving treatment for a terminal illness. The obligation of HMO to reimburse the Member's existing out-of-network provider for services provided to a pregnant Member with 12 weeks or less remaining before the expected delivery date extends through delivery of the child, immediate postpartum care, and the follow-up checkup within the first six weeks of delivery.

6.4.4 HMO must provide or pay out-of-network providers who provide covered services to Members who move out of the service area through the end of the period for which capitation has been paid for the Member.

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

6.5         EMERGENCY SERVICES
            ------------------

6.5.1 HMO must provide or arrange to have provided, and pay for emergency services. Emergency services includes all emergency facility charges related to behavioral health diagnoses except those charges by specialized behavioral health emergency facilities. HMO cannot require prior authorization as a condition for payment for emergency services. HMO must have a system for providers to verify Member enrollment in HMO 24 hours a day, 7 days a week.

6.5.2 HMO must provide emergency services 24 hours a day, 7 days a week, at a hospital, by access to physician consultation or emergency medical care through HMO's own facilities or through arrangements approved by TDH with other providers. HMO must provide conveniently located emergency services sites for providing after-hours emergency services.

6.5.3 HMO must have toll-free emergency and crisis hotline services available 24 hours a day, 7 days a week, throughout the service area. Staff must be qualified to assess the immediate health care needs and determine whether an emergency condition exists and provide triage, advice, and referral, and-if necessary-arrange for treatment of the Member. Crisis-hotline staff must include or have access to qualified behavioral health professionals to assess behavioral health emergencies. Emergency and crisis behavioral health services may be arranged through mobile crisis teams. It is not acceptable for an emergency intake line to be answered by voice mail or an answering machine.

6.5.4 HMO must develop and maintain an educational program to ensure that Members understand what is an emergency medical condition and know where and how to obtain medically necessary services in emergency situations, 24 hours a day, 7 days a week.

6.5.5 HMO must include in its provider network TDH designated trauma centers which are within the service area.

6.5.6 HMO must coordinate with emergency response systems in the community, including the police, fire and EMS departments, child protective services, and chemical dependency emergency services.

6.5.7 HMO must pay for emergency services provided to Members inside or outside of HMO's provider network and service area. HMO must pay reasonable and customary reimbursement amounts for providers and emergency services required to assess whether an emergency exists, and deliver emergency services required.

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6.5.8       HMO may establish reasonable deadlines for providers to submit claims for out-of- network and out-of-service-area emergency services. HMO must pay out-of-network and service-area provider clean claims within 30 days from HMO's receipt of a clean claim.

6.5.9 HMO must provide a written copy of its policies and procedures for emergency admissions to TDH for approval not later than 90 days prior to the Implementation Date. Modifications or amendments to policies and procedures must be submitted to TDH for approval at least 60 days prior to the implementation of the modification or amendment.

6.6         BEHAVIORAL HEALTH SERVICES - SPECIFIC REQUIREMENTS
            --------------------------------------------------

6.6.1 HMO must provide or arrange to have provided to Members all Behavioral Health Services listed in Appendix C - Scope of Services which is attached and incorporated into this contract.

6.6.2 HMO must maintain a behavioral health provider network that includes psychiatrists, psychologists and other behavioral health providers. HMO must provide the scope of behavioral health benefits described in Appendix C. The network must include providers with experience in serving children and adolescents to ensure accessibility and availability of qualified providers to all eligible children and adolescents in the service area. The list of providers including names, addresses and phone numbers must be available to TDH upon request.

6.6.3 HMO must maintain a Member education process to help Members know where and how to obtain behavioral health services.

6.6.4 HMO must implement policies and procedures to ensure that Members who require routine or regular laboratory and ancillary medical tests or procedures to monitor behavioral health conditions are provided the services by the provider ordering the procedure or at a lab located at or near the provider's office.

6.6.5 When assessing Members for behavioral health services, HMO and network behavioral health providers must use the DSM-IV multi-axial classification and report axes I, II, III, IV, and V to TDH. TDH may require use of other assessment instrument/outcome measures in addition to the DSM-IV. Providers must document DSM-IV and assessment/outcome information in the Member's medical record.

6.6.6 HMO must permit Members to self refer to any in-network behavioral health care provider without a referral from the Member's PCP. HMO must permit Members to participate in the selection or assignment of the appropriate behavioral health individual practitioner(s) who will serve them. HMO must provide a written copy of its policies and procedures for self-referral to TDH for approval 90 days prior to

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            the Implementation Date in the service area. Changes or amendments to those policies and procedures must be submitted to TDH for approval at least 60 days prior to their effective date.

6.6.7 HMO must require its PCPs to have medical history, screening and evaluation procedures for behavioral health problems and disorders and either treat or refer the Member for evaluation and treatment of known or suspected behavioral health problems and disorders. PCPs may provide any clinically appropriate behavioral health services within the scope of their practice. This requirement must be included in all Provider Manuals.

6.6.8 HMO must require that behavioral health providers refer Members with known or suspected physical health problems or disorders to their PCP for examination and treatment. Behavioral health providers may only provide physical health services if they are licensed to do so. This requirement must be included in all Provider Manuals.

6.6.9 HMO must require that behavioral health providers send initial and quarterly (or more frequently if clinically indicated) summary reports of Members' behavioral health status to PCP. This requirement must be included in all Provider Manuals.

6.6.10 HMO must establish policies and procedures to ensure that all Members receiving inpatient psychiatric services are scheduled for outpatient follow-up and/or continuing treatment prior to discharge. The outpatient treatment must occur within 7 days from the date of discharge. HMO must ensure that behavioral health providers contact Members who have missed appointments within 24 hours to reschedule appointments.

6.6.11 HMO must provide inpatient psychiatric services to Members under the age of 21 who have been ordered to receive the services by a court of competent jurisdiction under the provisions of Chapters 573 and 574 of the Texas Health and Safety Code, relating to court ordered commitments to psychiatric facilities.

6.6.11.1 HMO cannot deny, reduce or controvert the medical necessity of any court ordered inpatient psychiatric service for Members under age
            21. Any modification or termination of services must be presented to the court with jurisdiction over the matter for determination.

6.6.11.2 A Member who has been ordered to receive treatment under the provisions of Chapter 573 or 574 of the Texas Health and Safety Code cannot appeal the commitment through HMO's complaint or appeals process.

6.6.12 HMO must comply with 28 TACss.ss.3.8001 et seq., regarding utilization review of chemical dependency treatment.


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6.7         FAMILY PLANNING - SPECIFIC REQUIREMENTS
            ---------------------------------------

6.7.1 Counseling and Education. HMO must require, through contract provisions, that Members requesting contraceptive services or family planning services are provided counseling and education. HMO must provide education about family planning and family planning services available to Members. HMO must develop outreach programs to increase community support for family planning and encourage Members to use available family planning services. HMO is encouraged to include a representative cross-section of Members and family planning providers of the community in developing, planning and implementing family planning outreach programs.

6.7.2 Freedom of Choice. HMO must ensure that the Member has the right to choose any Medicaid participating family planning provider in or out of its network (family planning providers are listed in Appendix D). HMO must provide Member access to information about the providers of family planning services available in the network and the Member's right to choose any Medicaid family planning provider. HMO must provide access to confidential family planning services.

6.7.3 Provider Standards and Payment. HMO must require all Subcontractors who are family planning agencies to deliver family planning services according to the TDH Family Planning Service Delivery Standards. HMO must provide, at minimum, the full scope of services available under the Texas Medicaid program for family planning services. HMO will reimburse out-of-network family planning providers the Medicaid fee-for-service amounts for family planning services only.

6.7.4 HMO must provide medically approved methods of contraception to Members. Contraceptive methods must be accompanied by verbal and written instructions on their correct use. HMO must establish mechanisms to ensure all medically approved methods of contraception are made available to the Member, either directly or by referral to a Subcontractor. The following initial Member education content may vary according to the educator's assessment of the Member's current knowledge:

6.7.4.1     general benefits of family planning services and contraception;

6.7.4.2 information on male and female basic reproductive anatomy and physiology;

6.7.4.3 information regarding particular benefits and potential side effects and complications of all available contraceptive methods;

6.7.4.4 information concerning all of the health care provider's available services, the purpose and sequence of health care provider procedures, and the routine schedule of return visits;

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6.7.4.5     information regarding medical emergencies and where to obtain emergency care on a 24-hour basis;

6.7.4.6 breast self-examination rationales and instructions unless provided during physical exam (for females); and

6.7.4.7 information on HIV/STD infection and prevention, and a safe-sex discussion.

6.7.5 HMO must require, through contractual provisions, that Subcontractors have mechanisms in place to ensure Member's (including minor's) confidentiality for family planning services.

6.7.6 HMO must develop, implement, monitor, and maintain standards, policies and procedures for providing information regarding family planning to providers and Members, specifically regarding State and federal laws governing Member confidentiality (including minors).

6.7.7 HMO must report encounter data on family planning services in accordance with Article 12.2.

6.8         TEXAS HEALTH STEPS (EPSDT)
            --------------------------

6.8.1 THSteps Services. HMO must develop effective methods to ensure that children under the age of 21 receive THSteps services when due and according to the recommendations established by the American Academy of Pediatrics and the THSteps periodicity schedule for children. HMO must provide THSteps services to all eligible Members except when a Member knowingly and voluntarily declines or refuses services after the Member has been provided information upon which to make an informed decision.

6.8.2 Member Education and Information. HMO must ensure that Members are provided information and educational materials about the services available through the THSteps program, and how and when they can obtain the services. The information should tell the Member how they can obtain dental benefits, transportation services through the TDH Medical Transportation program, and advocacy assistance from HMO.

6.8.3 Provider Education and Training. HMO must provide appropriate training to all network providers and provider staff in the providers' area of practice regarding the scope of benefits available and the THSteps program. Training must include THSteps benefits, the periodicity schedule for THSteps checkups and immunizations, and services available under the THSteps program which are not available to all Medicaid recipients and are available to ensure that Members can comply with the periodicity schedule, including but not limited to transportation, dental check-ups, and


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            CCP. Providers must also be educated and trained regarding the requirements imposed upon TDH and contracting HMOs under the Consent Decree entered in Frew v. McKinney, et al., Civil Action No. 3:93CV65, in the United States District Court for the Eastern District of Texas, Paris Division. Providers should be educated and trained to treat each THSteps visit as an opportunity for a comprehensive assessment of the Member.

6.8.4 Member Outreach. HMO must provide an outreach unit that works with Members to ensure they receive prompt services and are knowledgeable about available Texas Health Step services. Outreach staff must coordinate with TDH Texas Health Step outreach staff to ensure that Members have access to the Medical Transportation Program (MTP), and that any coordination with other agencies is maintained. MTP will not transport Members to value-added services offered by HMO.

6.8.5 Initial Checkups Upon Enrollment. HMO must have mechanisms in place to ensure that all newly enrolled Members receive a THSteps checkup within 90 days from enrollment, if one is due according to the American Academy of Pediatrics periodicity schedule, or if there is uncertainty regarding whether one is due. HMO should make THSteps checkups a priority to all newly enrolled Members.

6.8.6 Accelerated Services to Migrant Populations. HMO must cooperate and coordinate with TDH, outreach programs and THSteps regional program staff and agents to ensure prompt delivery of services to children of migrant farm workers and other migrant populations who may transition into and out of HMO's program more rapidly and/or unpredictably than the general population.

6.8.7 Newborn Checkups. HMO must have mechanisms in place to ensure that all newborn children of Members have an initial newborn checkup before discharge from the hospital and again within two weeks from the time of birth. HMO must require providers to send all THSteps newborn screens to the TDH Bureau of Laboratories or a TDH certified laboratory. Providers must include detailed identifying information for all screened newborns and the Member's mother to allow TDH to link the screens performed at the hospital with screens performed at the two week follow-up.

6.8.8 Coordination and Cooperation. HMO must make an effort to coordinate and cooperate with existing community and school-based health and education programs that offer services to school-aged children in a location that is both familiar and convenient to the Members. HMO must make a good faith effort to comply with Head Start's requirement that Members participating in Head Start receive their THSteps checkup no later than 45 days after enrolling into either program.

6.8.9 Immunizations and Laboratory Tests. HMO must require providers to comply with the THSteps program requirements for submitting laboratory tests to the TDH


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

            Bureau of Laboratories or the Texas Center for Infectious Disease Cytopathology Laboratory Department.

6.8.9.1 ImmTrac Compliance. HMO must educate providers about and require providers to comply with the requirements of Chapter 161, Health and Safety Code, relating to the Texas Immunization Registry (ImmTrac).

6.8.9.2 Vaccines for Children Program. Registered providers can also receive the vaccines free from TDH through the Vaccines for Children Program
            (VFC). These vaccines are supplied to provider offices through local and state public health departments. (Please refer to Texas Medicaid Service Delivery Guide, pages 4-9.)

6.8.10 Claim Forms. HMO must require all THSteps providers to submit claims for services paid (either on a capitated or fee-for-service basis) on the HCFA 1500 claim form and use the unique procedure coding required by TDH.

6.8.11 Compliance With THSteps Performance Milestones. TDH will establish performance milestones against which HMO's full compliance with the THSteps periodicity schedule will be measured. The performance milestones will establish minimum compliance measures which will increase over time. HMO must meet all performance milestones required for THSteps services. HMO must submit all THSteps reports and encounters as required under this contract. Failure to meet or exceed the performance milestones may result in: removal of THSteps component of the capitation amounts paid to HMO; or any of the Remedies contained in Article XVIII. Repeated non-compliance with the THSteps performance milestones is a major breach of the terms of this contract and could result in termination of the contract, or non-renewal of the contract, in addition to all money damages and sanctions assessed against HMO for non-compliance with reporting administrative requirements.

6.8.12 Validation of Encounter Data. Encounter data will be validated by chart review of a random sample of THSteps eligible enrollees against monthly encounter data reported by HMO. Chart reviews will be conducted by TDH to validate that all screens are performed when due and as reported, and that reported data is accurate and timely. Substantial deviation between reported and charted encounter data could result in HMO and/or network providers being investigated for potential fraud and abuse without notice to HMO or the provider.

6.9         PERINATAL SERVICES
            ------------------

6.9.1 HMO's perinatal health care services must ensure appropriate care is provided to women and infants, from the preconception period through the infant's first year of life. HMO's perinatal health care system must comply with the requirements of

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            Health & Safety Code, Chapter 32 Maternal and Infant Health
            Improvement Act and 25 TAC ss.37.233 et seq.

6.9.2 HMO shall have a perinatal health care system in place that, at a minimum, provides the following services:

6.9.2.1 pregnancy planning and perinatal health promotion and education for reproductive age women;

6.9.2.2 perinatal risk assessment of nonpregnant women, pregnant and postpartum women, and infants up to one year of age;

6.9.2.3 access to appropriate levels of care based on risk assessment, including emergency care;

6.9.2.4 transfer and care of pregnant women, newborns, and infants to tertiary care facilities when necessary;

6.9.2.5 availability and accessibility of obstetricians/gynecologists, anesthesiologists, and neonatologists capable of dealing with complicated perinatal problems;

6.9.2.6 availability and accessibility of appropriate outpatient and inpatient facilities capable of dealing with complicated perinatal problems; and

6.9.2.7 compiles, analyzes and reports process and outcome data of Members to TDH.

6.9.3 HMO must have procedures in place to assign a PCP to an unborn child prior to birth of the child.

6.9.4 HMO must provide inpatient care for a Member and a newborn child in a health care facility, if requested by the mother or is determined to be medically necessary by the Member's PCP, for a minimum of:

6.9.4.1     48 hours following an uncomplicated vaginal delivery; and

6.9.4.2     96 hours for an uncomplicated caesarian delivery.

6.9.5 HMO must establish mechanisms to ensure that medically necessary inpatient care is provided to either the Member or the newborn child for complications following the birth of the newborn using HMO's prior authorization procedures for a medically necessary hospitalization.

6.9.6 HMO is responsible for all covered services provided to the newborn Member unless and until the newborn is enrolled into another plan.

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6.10        EARLY CHILDHOOD INTERVENTION (ECI)
            ----------------------------------

6.10.1 ECI Services. HMO must provide all federally mandated services contained at 34 C.F.R. 303.1 et seq., and 25 TAC ss.621.21 et seq., relating to identification, referral and delivery of health care services contained in the Member's Individual Family Service Plan
            (IFSP). An IFSP is the written plan which identifies a Member's disability or chronic or complex condition(s) or developmental delay, and describes the course of action developed to meet those needs, and identifies the person or persons responsible for each action in the plan. The plan is a mutual agreement of the Member's Primary Care Physician (PCP), Case Manager, and the Member/family, and is part of the Member's medical record.

6.10.2 ECI Providers. HMO must contract with qualified providers to provide ECI services to Members under age 3 with developmental delays. HMO may contract with local ECI programs or non-ECI providers who meet qualifications for participation by the Texas Interagency Council on Early Childhood Intervention to provide ECI services.

6.10.3 Identification and Referral. HMO must ensure that network providers are educated regarding the identification of Members under age 3 who have or are at risk for having disabilities and/or developmental delays. HMO must use written education material developed or approved by the Texas Interagency Council on Early Childhood Intervention. HMO must ensure that all providers refer identified Members to ECI service providers within two working days from the day the Member is identified. Eligibility for ECI services is determined by the local ECI program using the criteria contained in 25 TAC ss.621.21 et seq.

6.10.4 Coordination. HMO must coordinate and cooperate with local ECI programs which perform assessment in the development of the Individual Family Service Plan (IFSP), including on-going case management and other non-capitated services required by the Member's IFSP. Cooperation includes conducting medical diagnostic procedures and providing medical records required to perform developmental assessments and develop the IFSP within the time lines established at 34 C.F.R. 303.1 et seq. ECI case management is not an HMO capitated service.

6.10.5 Intervention. HMO must require, through contract provisions, that all medically necessary health and behavioral health services contained in the Member's IFSP are provided to the Member in amount, duration and scope established by the IFSP. Medical necessity for health and behavioral health services is determined by the interdisciplinary team as approved by the Member's PCP. HMO cannot modify the plan of care or alter the amount, duration and scope of services required by the Member's IFSP. HMO cannot create unnecessary barriers for the Member to obtain IFSP services, including requiring prior authorization for the ECI assessment and insufficient authorization periods for prior authorized services.


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6.11        SPECIAL SUPPLEMENTAL NUTRITION PROGRAM FOR WOMEN. INFANTS, AND
            --------------------------------------------------------------
            CHILDREN (WIC) - SPECIFIC REQUIREMENTS
            --------------------------------------

6.11.1 HMO must coordinate with WIC to provide certain medical information which is necessary to determine WIC eligibility, such as height, weight, hematocrit or hemoglobin (see Article 7.16.4.2).

6.11.2 HMO must direct all eligible Members to the WIC program (Medicaid recipients are automatically income-eligible for WIC).

6.11.3 HMO must coordinate with existing WIC providers to ensure Members have access to the Special Supplemental Nutrition Program for Women, Infants and Children; or HMO must provide these services.

6.11.4 HMO may use the nutrition education provided by WIC to satisfy health education and promotion requirements described in this contract.

6.12        TUBERCULOSIS (TB)
            -----------------

6.12.1 Education, Screening, Diagnosis and Treatment. HMO must provide Members and providers with education on the prevention, detection and effective treatment of tuberculosis (TB). HMO must establish mechanisms to ensure all procedures required to screen at-risk Members and to form the basis for a diagnosis and proper prophylaxis and management of TB are available to all Members, except services listed in Appendix C as non-capitated services. HMO must develop policies and procedures to ensure that Members who may be or are at risk for exposure to TB are screened for TB. An at-risk Member refers to a person who is susceptible to TB because of the association with certain risk factors, behaviors or environmental conditions. HMO must consult with the local TB control program to ensure that all services and treatments provided by HMO are in compliance with the guidelines recommended by the American Thoracic Society (ATS) and the Centers for Disease Control and Prevention
            (CDC) and TDH policies and standards.

6.12.2 Reporting and Referral. HMO must implement policies and procedures requiring providers to report all confirmed or suspected cases of TB to the local TB control program within one working day of identification of a suspected case, using the forms and procedures for reporting TB adopted by TDH (25 TAC ss.97). HMO must require that in-state or out-of-state labs report positive mycobacteriology results to TDH as required for in-state labs by 25 TAC ss.97.5(a). Referral to state-operated hospitals specializing in the treatment of tuberculosis should only be made for TB-related treatment.

6.12.3 Medical Records. HMO must provide access to Member medical records to TDH and the local TB control program for all confirmed and suspected TB cases upon request.


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6.12.4      Coordination and Cooperation with the Local TB Control Program. HMO must coordinate with the local TB control program to ensure that Members with confirmed or suspected TB have a contact investigation and receive Directly Observed Therapy (DOT). HMO must require, through contract provisions, that providers report any Member who is non-compliant, drug resistant, or who is or may be posing a public health threat to TDH or the local TB control program. HMO must cooperate with the local TB control program in enforcing the control measures and quarantine procedures contained in Chapter 81 of the Texas Health and Safety Code.

6.12.4.1 HMO must have a mechanism for coordinating a post-discharge plan for follow-up DOT with the local TB program.

6.12.4.2 HMO must coordinate with the TDH South Texas Hospital and Texas Center for Infectious Disease for voluntary and court-ordered admission, discharge plans, treatment objectives and projected length of stay for Members with multi-drug resistant TB.

6.12.4.3 HMO may contract with the local TB control programs to perform any of the capitated services required in Article 6.12.

6.13        PEOPLE WITH DISABILITIES OR CHRONIC OR COMPLEX CONDITIONS
            ---------------------------------------------------------

6.13.1 HMO shall provide the following services to persons with disabilities or chronic or complex conditions. These services are in addition to the services listed in Appendix C - Scope of Services.

6.13.2 HMO must develop and maintain a system and procedures for identifying Members who have disabilities or chronic or complex medical and behavioral health conditions. Once identified, HMO must have effective health delivery systems to provide the covered services to meet the special preventive, primary acute, and speciality health care needs appropriate for treatment of the individual's condition. The guidelines and standards established by the American Academy of Pediatrics, the American College of Obstetrics/Gynecologists, the U.S. Public Health Service, and other medical and professional health organizations and associations' practice guidelines whose standards are recognized by TDH must be used in determining the medically necessary services and plan of care for each individual.

6.13.3 HMO must require that the PCP for all persons with disabilities or chronic or complex conditions develops a plan of care to meet the needs of the Member. The plan of care must be based on health needs, specialist(s) recommendations, and periodic reassessment of the Member's functional status and service delivery needs. HMO must require providers to maintain record keeping systems to ensure that each Member who has been identified with a disability or chronic or complex condition


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

            has an initial plan of care in the primary care provider's medical records and that the plan is updated as often as the Member's needs change, but at least annually.

6.13.4 HMO must provide primary care and specialty care provider network for persons with disabilities or chronic or complex conditions. Specialty and subspecialty providers serving all Members must be Board Certified/Board Eligible in their specialty. HMO may request exceptions from TDH for approval of traditional providers who are not board-certified or board-eligible but who otherwise meet HMO's credentialing requirements.

6.13.5 When treating Members with disabilities or chronic or complex conditions, HMO must ensure that PCPs and specialty care providers have documented experience in treating people with similar disabilities or chronic or complex conditions. For services to children with disabilities or chronic or complex conditions, HMO must ensure that PCPs and specialty care providers have demonstrated experience with children with disabilities or chronic or complex conditions in pediatric specialty centers such as children's hospitals, medical schools, teaching hospitals and tertiary center levels.

6.13.6 HMO must provide information, education and training programs to Members, families, PCPs , specialty physicians, and community agencies about the care and treatment available in HMO's plan for Members with disabilities or chronic or complex conditions.

6.13.7 HMO must coordinate care and establish linkages, as appropriate for a particular Member, with existing community-based entities and services, including but not limited to Maternal and Child Health, Chronically Ill and Disabled Children's Services (CIDC), the Medically Dependent Children Program (MDCP), Community Resource Coordination Groups (CRCGs), Interagency Council on Early Childhood Intervention (ECI), Home and Community-based Services (HCS), Community Living Assistance and Support Services (CLASS), Community Based Alternatives (CBA), In Home Family Support, Primary Home Care, Day Activity and Health Services (DAHS), Deaf/Blind Multiple Disabled waiver program and Medical Transportation Program (MTP).

6.13.8 HMO must include TDH approved pediatric transplant centers, TDH designated trauma centers, and TDH designated hemophilia centers in its provider network (see Appendices E, F, and G for a listing of these facilities).

6.13.9 HMO must ensure Members with disabilities or chronic or complex conditions have access to treatment by a multidisciplinary team when determined to be medically necessary for effective treatment, or to avoid separate and fragmented evaluations and service plans. The teams must include both physician and non-physician providers determined to be necessary by the Member's PCP for the comprehensive treatment of the Member. The team must:

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6.13.9.1    Participate in hospital discharge planning;

6.13.9.2 Participate in pre-admission hospital planning for non-emergency hospitalizations;

6.13.9.3 Develop specialty care and support service recommendations to be incorporated into the primary care provider's plan of care;

6.13.9.4 Provide information to the Member and the Member's family concerning the specialty care recommendations; and

6.13.9.5 Develop and implement training programs for primary care providers, community agencies, ancillary care providers, and families concerning the care and treatment of a Member with a disability or chronic or complex conditions.

6.13.10 HMO must identify coordinators of medical care to assist providers who serve Members with disabilities and chronic or complex conditions and the Members and their families in locating and accessing appropriate providers inside and outside HMO's network.

6.13.11 HMO must assist eligible Members in accessing providers of non-capitated Medicaid services listed in Appendix C, as applicable.

6.13.12 HMO must ensure that Members who require routine or regular laboratory and ancillary medical tests or procedures to monitor disabilities or chronic or complex conditions are allowed by HMO to receive the services from the provider ordering the procedure or at a lab located at or near the provider's office.

6.14        HEALTH EDUCATION AND WELLNESS AND PREVENTION PLANS
            --------------------------------------------------

6.14.1 Group Needs Assessment. HMO must conduct a group needs assessment of enrolled STAR Members to determine Member health education needs and literacy levels. HMO may cooperatively conduct a group needs assessment of all enrolled STAR Members with one or more HMOs also contracting with TDH in the service area to provide services to Medicaid recipients.

6.14.2 Group Needs Assessment Report. The Group Needs Assessment Report is due six months after the Implementation Date. The Needs Assessment Report would include, but not be limited to, demographic information, prevalence of health conditions, and stated preferences for health education.

6.14.2.1 Group Needs Assessment Methodology Report and Preliminary Health Education Plan. The Group Needs Assessment Methodology Report and the Preliminary Health Education Plan are due no later than 30 days following the Implementation Date. They should be combined into one document.

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

6.14.2.1.1 Group Needs Assessment Methodology Report. HMO must submit a report to TDH summarizing the methodology, key activities, timeline for implementation and HMO personnel responsible for analyzing and interpreting results of the assessment and establishing health education priorities. The Group Needs Assessment Methodology must evidence use or planned use of local and/or state public health department information resources and how HMO will coordinate with the TDH regional office.

6.14.2.1.2 Preliminary Health Education Plan. The Group Needs Assessment Methodology Report must also include a preliminary health education plan that uses local and/or state public health department information resources.

6.14.3 Health Education Plan. The health education plan must tell Members how HMO system operates, how to obtain services, including emergency care and out-of-plan services. The plan must emphasize the value of screening and preventive care and must contain disease-specific information and educational materials. HMO must submit health education plan updates annually. The final Health Education Plan is due 30 days after the Group Needs Assessment Report has been completed and filed with TDH.

6.14.3.1 Member Education Materials. Member education materials must be approved in advance by TDH and must meet language and reading level requirements. Materials must be submitted to TDH for approval not later than 90 days prior to the Implementation Date. Modifications or amendments to these materials must be submitted for approval within 60 days prior to their implementation.

6.14.3.2 Wellness Promotion Programs. HMO must conduct wellness promotion programs to improve the health status of its Members. HMO may cooperatively conduct Health Education classes of all enrolled STAR members with one or more HMOs also contracting with TDH in the service area to provide services to Medicaid recipients in contiguous counties of the service area. Providers and HMO staff must integrate health education wellness and prevention training into the care of each Member. HMO must provide a range of health promotion and wellness information and activities for Members in formats that meet the needs of all Members.

            HMO must: (1) develop, maintain and distribute health education services standards, policies and procedures to providers; (2) monitor provider performance to ensure the standards for health education services are complied with; (3) inform providers in writing about any non-compliance with the plan standards, policies and procedures; (4) establish systems and procedures that ensure that provider's medical instruction and education on preventive services provided to the Member are documented in the Member's medical record; and (5) establish mechanisms for promoting preventive care services to Members who do not access care, e.g. newsletters, reminder cards, and mail-outs.

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

6.14.4 Implementation of Health Education and Wellness Plan. HMO must implement its health education and wellness plan. The plan could include health education classes targeted to the needs of the Members, distribution of health education and wellness promotion pamphlets, audiovisual programs, health fairs, case management and one-on-one education. HMO staff has the option to provide the education directly or through contracted vendors and/or referrals to community agencies. HMO may use the nutrition education provided to WIC participants to satisfy nutrition counseling requirements. HMO must coordinate and integrate the health education system with the quality improvement program.

6.14.5 Health Education Activities Schedule. HMO must submit a proposed Health Education Activities Schedule to TDH or its designee on the last day of the month prior to the beginning of each State fiscal year quarter. The schedule should include the time and location of classes, health fairs or other events covering all areas of the service area.

            HMO may cooperatively conduct Health Education classes of all enrolled STAR members with one or more HMOs also contracting with TDH in the service area to provide services to Medicaid recipients in contiguous counties of the service area.

6.14.5.1 HMO must submit quarterly summary reports of health education activities. The reports are due thirty (30) days after the end of each State fiscal year quarter.

6.15        SEXUALLY TRANSMITTED DISEASES (STDS) AND HUMAN IMMUNODEFICIENCY
            ---------------------------------------------------------------
            VIRUS (HIV)
            -----------

            HMO must provide STD services that include STD/HIV prevention, screening, counseling, diagnosis, and treatment. HMO is responsible for implementing procedures to ensure that Members have prompt access to appropriate services for STDs, including HIV.

6.15.1 HMO must allow Members access to STD services and HIV diagnosis services without prior authorization or referral by PCP. HMO must comply with Texas Family Code ss.32.003, relating to consent to treatment by a child.

6.15.2 HMO must provide all covered services required to form the basis for a diagnosis and treatment plan for STD/HIV by the provider.

6.15.3 HMO must consult with TDH regional public health authority to ensure that Members receiving clinical care of STDs, including HIV, are managed according to a protocol which has been approved by TDH (see
            Article 7.16.1 relating to cooperative agreements with public health authorities).

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6.15.4      HMO must make education available to providers and Members on the prevention, detection and effective treatment of STDs, including
            HIV.

6.15.5 HMO must require providers to report all confirmed cases of STDs, including HIV, to the local or regional health authority according to 25 Texas Administrative Code, Sections 97.131 - 97.134, using the required forms and procedures for reporting STDs.

6.15.6 HMO must coordinate with the TDH regional health authority to ensure that Members with confirmed cases of syphilis, chancroid, gonorrhea, chlamydia and HIV receive risk reduction and partner elicitation/notification counseling. Coordination must be included in the subcontract required by Article 7.16.1. HMO may contract with local or regional health authorities to perform any of the covered services required in Article 6.15.

6.15.7 HMO's PCPs may enter into contracts or agreements with traditional HIV service providers in the service area to provide services such as case management, psychosocial support and other services. If the service provided is a covered service under this contract, the contract or agreement must include payment provisions.

6.15.8 The subcontract with the respective TDH regional offices and city and county health departments, as described in Article 7.16.1, must include, but not be limited to, the following topics:

6.15.8.1 Access for Case Investigation. Procedures must be established to make Member records available to public health agencies with authority to conduct disease investigation, receive confidential Member information, and follow up.

6.15.8.2 Medical Records and Confidentiality. HMO must require that providers have procedures in place to protect the confidentiality of Members provided STD/HIV services. These procedures must include, but are not limited to, the manner in which medical records are to be safeguarded; how employees are to protect medical information; and under what conditions information can be shared. HMO must inform and require its providers who provide STD/HIV services to comply with all state laws relating to communicable disease reporting requirements. HMO must implement policies and procedures to monitor provider compliance with confidentiality requirements.

6.15.8.3 Partner Referral and Treatment. Members who are named as contacts to an STD, including HIV, should be evaluated and treated according to HMO's protocol. All protocols must be approved by TDH. HMO's providers must coordinate referral of non-Member partners to local and regional health department STD staff.

6.15.8.4 Informed Consent and Counseling. HMO must have policies and procedures in place regarding obtaining informed consent and counseling Members. The Subcontracts

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

            with providers who treat HIV patients must include provisions requiring the provider to refer Members with HIV infection to public health agencies for in-depth prevention counseling, on-going partner elicitation and notification services and other prevention support services. The Subcontracts must also include provisions that require the provider to direct-counsel or refer an HIV-infected Member about the need to inform and refer all sex and/or needle-sharing partners that might have been exposed to the infection for prevention counseling and antibody testing.

6.16        BLIND AND DISABLED MEMBERS
            --------------------------

6.16.1 HMO must arrange for all covered health and health-related services required under this contract for all voluntarily enrolled Blind and Disabled Members. HMO is not required to provide value-added services to Blind and Disabled Members.

6.16.2 HMO must perform the same administrative services and functions as are performed for mandatory Members under this contract. These administrative services and functions include, but are not limited to:

6.16.2.1    Prior authorization of services;

6.16.2.2 All customer services functions offered Members in mandatory participation categories, including the complaint process, enrollment services, and hotline services;

6.16.2.3 Linguistic services, including providing Member materials in alternative formats for the blind and disabled;

6.16.2.4    Health education;

6.16.2.5 Utilization management using TDH Claims Administrator encounter data to provide appropriate interventions for Members through administrative case management;

6.16.2.6 Quality assurance activities as needed and Focused Studies as required by TDH; and

6.16.2.7 Coordination to link Blind and Disabled Members with applicable community resources and targeted case management programs (see Non-Capitated Services in Appendix C - Scope of Services).

6.16.3 HMO must require network providers to submit claims for health and health-related services to TDH's Claims Administrator for claims adjudication and payment.

6.16.4 HMO must provide services to Blind and Disabled members within HMO's network unless necessary services are unavailable within network. HMO must also allow referrals to out-of-network providers if necessary services are not available within

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            HMO's network. Records must be forwarded to Member's PCP following a referral visit.

ARTICLE VII        PROVIDER NETWORK REQUIREMENTS

7.1         PROVIDER ACCESSIBILITY
            ----------------------

7.1.1 HMO must enter into written contracts with properly credentialed health care service providers. The names of all providers must be submitted to TDH as part of HMO subcontracting process. HMO must have its own credentialing process to review, approve and periodically recertify the credentials of all participating providers in compliance with 28 TAC 11.1902, relating to credentialing of providers in HMOs.

7.1.2 HMO must require tax I.D. numbers from all providers. HMO is required to do backup withholding from all payments to providers who fail to give tax I.D. numbers or who give incorrect numbers.

7.1.3 Timeframes for Access Requirements. HMO must have sufficient network providers and establish procedures to ensure Members have access to routine, urgent, and emergency services; telephone appointments; advice and Member service lines. These services must be accessible to Members within the following timeframes:

7.1.3.1     Urgent Care within 24 hours of request;

7.1.3.2     Routine care within 2 weeks of request;

7.1.3.3 Physical/Wellness Exams for adults must be provided within 8 to 10 weeks of the request;

7.1.3.4 HMO must establish policies and procedures to ensure that THSteps Checkups be provided within 90 days of new enrollment, except newborns should be seen within 2 weeks of enrollment, and in all cases be consistent with the American Academy of Pediatrics and/or THSteps periodicity schedule. If the Member does not request a checkup, HMO must establish a procedure for contacting the Member to schedule the checkup.

7.1.4 HMO is prohibited from requiring a provider or provider group to enter into an exclusive contracting arrangement with HMO as a condition for participation in its provider network.

7.2         PROVIDER CONTRACTS
            ------------------


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

7.2.1 HMO must enter into written contracts with all providers (provider contracts). Provider contracts include all contracts between intermediary entities and the direct provider of health services. HMO must make all contracts available to TDH at the time and location requested by TDH. All standard formats of provider contracts must be submitted to TDH for approval no later than 120 days prior to the Implementation Date. Standard formats of provider contracts to be executed later than 120 days prior to the Implementation Date must be submitted to TDH prior to use of the standard format. All contracts are subject to the terms and conditions of this contract and must contain the provisions of
            Article V, Statutory and Regulatory Compliance, and the provisions contained in Article 3.2.4. HMO must notify TDH not less than 90 days prior to terminating any subcontract affecting a major performance function of this contract. TDH will require assurances that any contract termination will not result in an interruption of an essential service or major contract function.

7.2.2 Primary Care Provider (PCP) contracts and specialty care contracts must contain provisions relating to the requirements of the provider types found in this contract. For example, PCP contracts must contain the requirements of Article 7.8 relating to Primary Care Providers.

7.2.3 Provider contracts that are requested by any agency with authority to investigate and prosecute fraud and abuse must be produced at the time and place required by TDH or the requesting agency. Provider contracts requested in response to a Public Information request must be produced within 48 hours of the request. Requested contracts and all related records must be provided free-of-charge to the requesting agency.

7.2.4 The form and substance of all provider contracts are subject to approval by TDH. TDH retains the authority to reject or require changes to any contract that do not comply with the requirements or duties and responsibilities of this contract. HMO REMAINS RESPONSIBLE FOR PERFORMING AND FOR ANY FAILURE TO PERFORM ALL DUTIES, RESPONSIBILITIES AND SERVICES UNDER THIS CONTRACT REGARDLESS OF WHETHER THE DUTY, RESPONSIBILITY OR SERVICE IS CONTRACTED TO ANOTHER FOR ACTUAL PERFORMANCE.

7.2.5 TDH reserves the right and retains the authority to make reasonable inquiry and conduct investigations into patterns of provider and Member complaints against HMO or any intermediary entity with whom HMO contracts to deliver health services under this contract. TDH may impose appropriate sanctions and contract remedies to ensure HMO compliance with the provisions of this contract.

7.2.6 HMO must not restrict a provider's ability to provide opinions or counsel to a Member with respect to benefits, treatment options, and provider's change in network status.

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

7.2.7 HMO, all IPAs, and other intermediary entities must include contract language which substantially complies with the following standard contract provisions in each Medicaid provider contract. This language must be included in each contract with an actual provider of services, whether through a direct contract or through intermediary provider contracts:

7.2.7.1 [Provider] is being contracted to deliver Medicaid managed care under the TDH STAR program. HMO must provide copies of the TDH/HMO Contract to the [Provider] upon request. [Provider] understands that services provided under this contract are funded by State and federal funds under the Medicaid program. [Provider] is subject to all state and federal laws, rules and regulations that apply to all persons or entities receiving state and federal funds. [Provider] understands that any violation by a provider of a State or federal law relating to the delivery of services by the provider under this HMO/Provider contract, or any violation of the TDH/HMO contract could result in liability for money damages, and/or civil or criminal penalties and sanctions under state and/or federal law.

7.2.7.2 [Provider] understands and agrees that HMO has the sole responsibility for payment of covered services rendered by the provider under HMO/Provider contract. In the event of HMO insolvency or cessation of operations, [Provider's] sole recourse is against HMO through the bankruptcy, conservatorship, or receivership estate of HMO.

7.2.7.3 [Provider] understands and agrees TDH is not liable or responsible for payment for any Medicaid covered services provided to mandatory Members under HMO/Provider contract. Federal and State laws provide severe penalties for any provider who attempts to collect any payment from or bill a Medicaid recipient for a covered service.

7.2.7.4 [Provider] agrees that any modification, addition, or deletion of the provisions of this contract will become effective no earlier than 30 days after HMO notifies TDH of the change in writing. If TDH does not provide written approval within 30 days from receipt of notification from HMO, changes can be considered provisionally approved, and will become effective. Modifications, additions or deletions which are required by TDH or by changes in state or federal law are effective immediately.

7.2.7.5 This contract is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. [Provider] must cooperate and assist TDH and any state or federal agency that is charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. [Provider] must provide originals and/or copies of any and all information, allow access to premises and provide records to TDH or its authorized agent(s), THHSC, HCFA, the U.S. Department of Health and Human Services, FBI, TDI, and the Texas Attorney General's Medicaid Fraud Control Unit, upon request, and free-of-charge.


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            [Provider] must report any suspected fraud or abuse including any suspected fraud and abuse committed by HMO or a Medicaid recipient to TDH for referral to THHSC.

7.2.7.6 [Provider] is required to submit proxy claims forms to HMO for services provided to all STAR Members that are capitated by HMO in accordance with the encounter data submissions requirements established by HMO and TDH.

7.2.7.7 HMO is prohibited from imposing restrictions upon the [Provider's] free communication with members about a Member's medical conditions, treatment options, HMO referral policies, and other HMO policies, including financial incentives or arrangements and all STAR managed care plans with whom [Provider] contracts.

7.2.7.8 The Texas Medicaid Fraud Control Unit must be allowed to conduct private interviews of [Providers] and the [Providers'] employees, contractors, and patients. Requests for information must be complied with, in the form and language requested. [Providers] and their employees and contractors must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process, including investigations. Compliance with this Article is at HMO's and [Provider's] own expense.

7.2.7.9 HMO must include the method of payment and payment amounts in all provider contracts.

7.2.7.10 All provider clean claims must be adjudicated within 30 days. HMO must pay provider interest on all clean claims that are not paid within 30 days at a rate of 1.5% per month (18% annual) for each month the claim remains unadjudicated.

7.2.7.11 HMO must prohibit network providers from interfering with or placing liens upon the state's right or HMO's right, acting as the state's agent, to recovery from third party resources. HMO must prohibit network providers from seeking recovery in excess of the Medicaid payable amount or otherwise violating state and federal laws.

7.2.8 HMO must comply with the provisions of Chapter 20A ss.18A of HMO Act relating to Physician and Provider contracts, except Subpart (e), which relates to capitation payments.

7.2.9 HMO must include a complaint and appeals process which complies with the requirements of Article 20A.12 of the Texas Insurance Code relating to Complaint System in all subcontracts. HMO's complaint and appeals process must be the same for all Contractors.

7.3         PHYSICIAN INCENTIVE PLANS
            -------------------------


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

7.3.1 HMO may operate a physician incentive plan only if: (1) no specific payment may be made directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to a Member; and (2) the stop-loss protection, enrollee surveys and disclosure requirements of this Article are met.

7.3.2 HMO must disclose to TDH information required by federal regulations found at 42 C.F.R.ss.417.479. The information must be disclosed in sufficient detail to determine whether the incentive plan complies with the requirements at 42 C.F.R. ss.417.479. The disclosure must contain the following information:

7.3.2.1 Whether services not furnished by a physician or physician group (referral services) are covered by the incentive plan. If only services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the incentive plan are not required to be disclosed.

7.3.2.2 The type of incentive arrangement (e.g. withhold, bonus, capitation).

7.3.2.3 The percent of the withhold or bonus, if the incentive plan involves a withhold bonus.

7.3.2.4 Whether the physician or physician group has evidence of a stop-loss protection, including the amount and type of stop-loss protection.

7.3.2.5 The panel size and the method used for pooling patients, if patients are pooled.

7.3.2.6 The results of Member and disenrollee surveys, if HMO is required under 42 C.F.R.ss.417.479 to conduct Member and disenrollee surveys.

7.3.3       HMO must submit the information required in Articles 7.3.2.1 -
            7.3.2.5 to TDH 90 days prior to the Implementation Date of the program in the service area and each anniversary date of the contract.

7.3.4 HMO must submit the information required in Article 7.3.2.6 one year after the effective date of initial contract or effective date of renewal contract, and annually each subsequent year under the contract.

7.3.5 HMO must provide Members with information regarding Physician Incentive Plans upon request. The information must include the following:

7.3.5.1 whether HMO uses a physician incentive plan that covers referral services;

7.3.5.2 the type of incentive arrangement (i.e., withhold, bonus, capitation);


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

7.3.5.3     whether stop-loss protection is provided; and

7.3.5.4 results of enrollee and disenrollee surveys, if required under 42 C.F.R.ss.417.479.

7.3.5.5 HMO must ensure that IPAs and ANHCs with whom HMO contracts comply with the requirements above. HMO is required to meet the requirements above for all levels of subcontracting.

7.4         PROVIDER MANUAL AND PROVIDER TRAINING
            -------------------------------------

7.4.1 HMO must prepare and issue a Provider Manual(s), including any necessary specialty manuals (e.g. behavioral health), to the providers in HMO network and to newly contracted providers in HMO network within five (5) working days from inclusion of the provider into the network. The Provider Manual must contain sections relating to special requirements of the STAR Program as required under this contract. See Appendix M, Required Critical Elements, for specific details regarding content requirements.

            HMO must submit a Provider Manual to TDH for approval 120 days prior to the Implementation Date (see Article 3.4.1 regarding the process for plan materials review).

7.4.2 HMO must provide training to all network providers and their staff regarding the requirements of the TDH/HMO contract and special needs of STAR Members.

7.4.2.1 HMO training for all providers must be completed within 30 days of placing a newly contracted provider on active status. HMO must provide on-going training to new and existing providers as required by HMO or TDH to comply with this contract.

7.4.2.2 HMO must include in all PCP training how to screen for and identify behavioral health disorders, HMO's referral process to behavioral health services and clinical coordination requirements for behavioral health. HMO must include in all training for behavioral health providers how to identify physical health disorders, HMO's referral process to primary care and clinical coordination requirements between physical medicine and behavioral health providers. HMO must include training on coordination and quality of care such as behavioral health screening techniques for PCPs and new models of behavioral health interventions.

7.4.3 HMO must provide primary care and behavioral health providers with screening tools and instruments approved by TDH.

7.4.4 HMO must maintain and make available upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each network provider and their staff.

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

7.4.5 HMO must have its written policies and procedures for the screening, assessment and referral processes between behavioral health providers and physical medicine providers available for TDH review not later than 120 days before the Implementation Date.

7.5         MEMBER PANEL REPORTS
            --------------------

            HMO must furnish each provider with a current list of enrolled Members enrolled or assigned to that Provider within 5 days from HMO receiving the Member list from the Enrollment Broker each month.

7.6         PROVIDER COMPLAINT AND APPEAL PROCEDURES
            ----------------------------------------

7.6.1 HMO must establish a written provider complaint and appeal procedure for network providers. HMO must submit the written complaint and appeal procedure to TDH by Phase II of Readiness Review. The complaint and appeals procedure must be the same for all providers and must comply with Texas Insurance Code, Art. 20A.12.

7.6.2 HMO must include the provider complaint and appeal procedure in all network provider contracts or in the provider manual.

7.6.3 HMO's complaint and appeal process cannot contain provisions referring the complaint or appeal to TDH for resolution.

7.6.4 HMO must establish mechanisms to ensure that network providers have access to a person who can assist providers in resolving issues relating to claims payment, plan administration, education and training, and complaint procedures.

7.7         PROVIDER QUALIFICATIONS - GENERAL
            ---------------------------------

            The providers in HMO network must meet the following qualifications:

--------------------------------------------------------------------------------
FQHC A Federally Qualified Health Center meets the standards established by federal rules and procedures. The FQHC must also be an eligible provider enrolled in the Medicaid program.

--------------------------------------------------------------------------------
Physician          An individual who is licensed to practice medicine as an M.D.
                   or a D.O. in the State of Texas either as a primary care
                   provider or in the area of specialization under which they will provide medical services under contract with HMO; who is a provider enrolled in the Medicaid program; and who has a valid Drug Enforcement Agency registration number and a Texas
                   Controlled Substance Certificate, if either is required in their
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
                   practice.
--------------------------------------------------------------------------------
Hospital           An institution licensed as a general or special hospital by the State of Texas under Chapter 241 of the Health and Safety
                   Code and Private Psychiatric Hospitals under Chapter 577 of the Health and Safety Code (or is a provider which is a
                   component part of a State or local government entity which does not require a license under the laws of the State of
                   Texas), which is enrolled as a provider in the Texas Medicaid
                   Program. HMO will require that all facilities in the network used for acute inpatient specialty care for people under age
                   21 with disabilities or chronic or complex conditions will have a designated pediatric unit; 24-hour laboratory and
                   blood bank availability; pediatric radiological capability;
                   meet JCAHO standards; and have discharge planning and social service units.
--------------------------------------------------------------------------------
Non-Physician      An individual holding a license issued by the applicable
Practitioner       licensing agency of the State of Texas who is enrolled in the
Provider           Texas Medicaid Program or an individual properly trained to provide behavioral health support services who practices under the direct supervision of an appropriately licensed professional.

--------------------------------------------------------------------------------
Clinical           An entity having a current certificate issued under the
Laboratory         Federal Clinical Laboratory Improvement Act (CLIA), and
                   enrolled in the Texas Medicaid Program.
--------------------------------------------------------------------------------
Rural Health       An institution which meets all of the criteria for
Clinic (RHC)       designation as a rural health clinic, and enrolled in the
                   Texas Medicaid Program.
--------------------------------------------------------------------------------
Local Health       A local health department established pursuant to Health and
Department         Safety Code, Title 2, Local Public Health Reorganization Act
                   ss.121.031ff.

--------------------------------------------------------------------------------
Local Mental       Under Section 531.002(8) of the Health and Safety Code, the
Health Authority   local component of the TXMHMR system designated by TDMHMR to
(LMHA)             carry out the legislative mandate for planning, policy
                   development, coordination, and resource
                   development/allocation and for supervising and ensuring the provision of mental health services to persons with mental illness in one or more local service areas.

--------------------------------------------------------------------------------
Non-Hospital       A provider of health care services which is licensed and
Facility Provider  credentialed to provide services, and enrolled in the Texas
                   Medicaid Program.
--------------------------------------------------------------------------------
School Based       Clinics located at school campuses that provide on-site
Health Clinic      primary and preventive care to children and adolescents.
(SBHC)
--------------------------------------------------------------------------------


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

7.8         PRIMARY CARE PROVIDERS
            ----------------------

7.8.1 HMO must have a system for monitoring Member enrollment into its plan to allow HMO to effectively plan for future needs and recruit network providers as necessary to ensure adequate access to primary care and specialty care. The Member enrollment monitoring system must include the length of time required for Members to access care within the network. The monitoring system must also include monitoring after-hours availability and accessibility of PCPs.

7.8.2 HMO must maintain a primary care provider network in sufficient numbers and geographic distribution to serve a minimum of forty-five percent (45%) of the mandatory STAR eligibles in each county of the service area, unless an exception to this requirement is made by TDH. HMO is required to increase the capacity of the network as necessary to accommodate enrollment growth beyond the forty-fifth percentile (45%).

7.8.3 HMO must maintain a provider network that includes pediatricians and physicians with pediatric experience in sufficient numbers and geographic distribution to serve eligible children and adolescents in the service area and provide timely access to the full scope of benefits, especially THSteps checkups and immunizations.

7.8.4 HMO must comply with the access requirements as established by the Texas Department of Insurance for all HMOs doing business in Texas, except as otherwise required by this contract.

7.8.5 HMO must have the equivalent of one full-time-equivalent (FTE) primary care provider (PCP) for every 2,000 Members. HMO must have one FTE PCP with pediatric training or experience for every 2,500 Members under the age of 21.

7.8.5.1 Individual PCPs may serve more than 2,000 Members. However, if TDH determines that a PCP's Member enrollment exceeds the PCP's ability to provide accessible, quality care, TDH may prohibit the PCP from receiving further enrollments. TDH may disenroll Members if required accessibility and quality of care to all Members is jeopardized.

7.8.6 HMO must have PCPs available throughout the service area to ensure that no Member must travel more than 30 miles to access the PCP, unless an exception to this distance requirement is made by TDH.

7.8.7 HMO's primary care provider network may include providers from any of the following practice areas: General Practitioners; Family Practitioners; Internists; Pediatricians;
            Obstetricians/Gynecologists (OB/GYN); Pediatric and Family Advanced Practice Nurses (APNs) and Certified Nurse Midwives (CNMs) practicing under the supervision of a physician; Physician Assistants (PAs) practicing under the

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            supervision of a specialist in Internal Medicine, Pediatric or
            Obstetric/Gynecology provider; or Federally Qualified Health Centers (FQHCs); Rural Health Clinics (RCHs) and similar community clinics; and specialists who are willing to provide medical homes to selected Members with special needs and conditions (see Article 7.8.8).

7.8.8 The PCP for a Member with disabilities or chronic or complex conditions may be a specialist who agrees to provide PCP services to the Member. The specialty provider must agree to perform all PCP duties required in the contract and PCP duties must be within the scope of the specialist's license. Any interested person may initiate the request for a specialist to serve as a PCP for a member with disabilities or chronic or complex conditions.

7.8.9 PCPs must either have admitting privileges at a hospital, which is part of HMO network of providers, or make referral arrangements with an HMO provider who has admitting privileges to a network hospital.

7.8.10 HMO must require, through contract provisions, that PCPs are accessible to Members 24 hours a day, 7 days a week. The following are acceptable and unacceptable phone arrangements for contacting PCPs after normal business hours.

            Acceptable:

            (1) Office phone is answered after-hours by an answering service which meets language requirements of the major population groups and which can contact the PCP or another designated medical practitioner. All calls answered by an answering service must be returned within 30 minutes.

            (2) Office phone is answered after normal business hours by a recording in the language of each of the major population groups served directing the patient to call another number to reach the PCP or another provider designated by the PCP. Someone must be available to answer the designated provider's phone. Another recording is not acceptable.

            (3) Office phone is transferred after office hours to another location where someone will answer the phone and be able to contact the PCP or another designated medical practitioner, who can return the call within 30 minutes.

            Unacceptable:

            (1)  Office phone is only answered during office hours.

            (2) Office phone is answered after-hours by a recording which tells patients to leave a message.

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

            (3) Office phone is answered after-hours by a recording which directs patients to go to an Emergency Room for any services needed.

            (4)  Returning after-hours calls outside of 30 minutes.

7.8.11 HMO must require PCPs, through contract provisions or provider manual, to provide primary care services and continuity of care to Members who are enrolled with or assigned to the PCP. Primary care services are all services required by a Member for the prevention, detection, treatment and cure of illness, trauma, disease or disorder, which are covered and/or required services under this contract. All services must be provided in compliance with generally accepted medical and behavioral health standards for the community in which services are rendered. HMO must require PCPs, through contract provisions or provider manual, to provide children under the age of 21 services in accordance with the American Academy of Pediatric recommendations and the THSteps periodicity schedule and provide adults services in accordance with the U.S. Preventive Services Task Force's publication "Put Prevention Into Practice".

7.8.11.1 HMO must require PCPs, through contract provisions or provider manual, to assess the medical needs of Members for referral to specialty care providers and provide referrals as needed. PCP must coordinate care with specialty care providers after referral.

7.8.11.2 HMO must require PCPs, through contract provisions or provider manual, to make necessary arrangements with home and community support services to integrate the Member's needs. This integration may be delivered by coordinating the care of Members with other programs, public health agencies and community resources which provide medical, nutritional, behavioral, educational and outreach services available to Members.

7.8.11.3 HMO must require, through contract provisions or provider manual, that the Member's PCP or HMO provider through whom PCP has made arrangements, be the admitting or attending physician for inpatient hospital care, except for emergency medical or behavioral health conditions or when the admission is made by a specialist to whom the Member has been referred by the PCP. HMO must require, through contract provisions or provider manual, that PCP assess the advisability and availability of outpatient treatment alternatives to inpatient admissions. HMO must require, through contract provisions or provider manual, that PCP provide or arrange for pre-admission planning for non-emergency inpatient admissions, and discharge planning for Members. PCP must call the emergency room with relevant information about the Member. PCP must provide or arrange for follow-up care after emergency or inpatient care.


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7.8.11.4    HMO must require PCPs for children under the age of 21 to provide or arrange to have provided all services required under Article 6.8 relating to Texas Health Steps, Article 6.9 relating to Perinatal Services, Article 6.10 relating to Early Childhood Intervention,
            Article 6.11 relating to WIC, Article 6.13 relating to People With Disabilities or Chronic or Complex Conditions, and Article 6.14 relating to Health Education and Wellness and Prevention Plans. PCP must cooperate and coordinate with HMO to provide Member and the Member's family with knowledge of and access to available services.

7.8.12 All Medicaid recipients who are eligible for participation in the STAR program have the right to select the PCP and HMO to whom they will be assigned. Female recipients also have the right to select an OB/GYN in addition to a PCP. Recipients who are mandatory STAR participants who do not select a PCP or HMO during the time period allowed will be defaulted to a PCP and/or HMO using the TDH default process. Members may change PCPs at any time, but these changes are limited to four (4) times per year. An HMO may limit a Member's request to change an obstetrician or gynecologist to no more than four changes in any 12-month period. If a PCP or OB/GYN who has been selected by or assigned to a Member is no longer in HMO's provider network, HMO must contact the Member and provide them an opportunity to reselect. If the Member does not want to change the PCP or OB/GYN to another provider in HMO network, the Member must be directed to the Enrollment Broker for resolution or reselection. If a PCP or OB/GYN who has been selected by or assigned to a Member is no longer in an IPA's provider network but continues to participate in HMO network, HMO or IPA may not change the Member's PCP or OB/GYN.

7.9         OB/GYN PROVIDERS
            ----------------

            HMO must allow a female Member to select an OB/GYN within its network or a limited provider network in addition to a PCP, to provide health care services within the scope of the professional specialty practice of a properly credentialed OB/GYN, in accordance with Article 21.53D of the Texas Insurance Code and rules promulgated under the law. A Member who selects an OB/GYN must have direct access to the health care services of the OB/GYN without a referral by the woman's PCP or prior authorization or precertification from HMO. HMO must allow Members to change OB/GYNs up to four times per year. Health care services must include, but not be limited to:

7.9.1       One well-woman examination per year;

7.9.2       Care related to pregnancy;

7.9.3       Care for all active gynecological conditions; and


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

7.9.4 Diagnosis, treatment, and referral for any disease or condition within the scope of the professional practice of a properly credentialed obstetrician or gynecologist.

7.10        SPECIALTY CARE PROVIDERS
            ------------------------

7.10.1 HMO must maintain specialty providers, including pediatric specialty providers, within the network in sufficient numbers and areas of practice to meet the needs of all Members requiring specialty care or services.

7.10.2 HMO must require, through contract provisions or provider manual, that specialty providers send a record of consultation and recommendations to a Member's PCP for inclusion in Member's medical record and report encounters to the PCP and/or HMO.

7.10.3 HMO must ensure availability and accessibility to appropriate specialists.

7.10.4 HMO must ensure that no Member is required to travel in excess of 75 miles to secure initial contact with referral specialists; special hospitals, psychiatric hospitals; diagnostic and therapeutic services; and single service health care physicians, dentists or providers. Exceptions to this requirement may be allowed when an HMO has established, through utilization data provided to TDH, that a normal pattern for securing health care services within an area exists or HMO is providing care of a higher skill level or specialty than the level which is available within the service area such as, but not limited to, treatment of cancer, burns, and cardiac diseases.

7.11        SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES
            -----------------------------------------------

7.11.1 HMO must include all medically necessary specialty services through its network specialists, subspecialists and specialty care facilities (e.g., children's hospitals, and tertiary care hospitals).

7.11.2 HMO must include requirements for pre-admission and discharge planning in its contracts with network hospitals. Discharge plans for a Member must be provided by HMO or the hospital to the Member/family, the PCP and specialty care physicians.

7.11.3 HMO must have appropriate multidisciplinary teams for people with disabilities or chronic or complex medical conditions. These teams must include the PCP and any individuals or providers involved in the day-to-day or on-going care of the Member.

7.11.4 HMO must include in its provider network a TDH-designated perinatal care facility, as established by ss.32.042, Texas Health and Safety Code, once the designated system is finalized and perinatal care facilities have been approved for the service area (see Article 6.9.1).

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

7.12        BEHAVIORAL HEALTH - LOCAL MENTAL HEALTH AUTHORITY (LMHA)
            --------------------------------------------------------

7.12.1 Assessment to determine eligibility for rehabilitative and targeted MHMR case management services is a function of the LMHA. HMO must provide all services listed in Appendix C to Members with SPMI and SED, when medically necessary, whether or not they are also receiving targeted case management or rehabilitation services through the LMHA.

7.12.2 HMO will coordinate with the LMHA and state psychiatric facility regarding admission and discharge planning, treatment objectives and projected length of stay for Members committed by a court of law to the state psychiatric facility.

7.12.3 HMO must enter into written agreements with all LMHAs in the service area which describes the process(es) which HMO and LMHA will use to coordinate services for STAR Members with SPMI or SED. The agreement will contain the following provisions:

7.12.3.1 Describe the behavioral health services in Appendix C, including the amount, duration, and scope of basic and value-added services, and HMO's responsibility to provide these services;

7.12.3.2 Describe criteria, protocols, procedures and instrumentation for referral of STAR Members from and to HMO and LMHA;

7.12.3.3 Describe processes and procedures for referring Members with SPMI or SED to LMHA for assessment and determination of eligibility for rehabilitation or targeted case management services;

7.12.3.4 Describe how the LMHA and HMO will coordinate providing behavioral health services to Members with SPMI or SED;

7.12.3.5 Establish clinical consultation procedures between HMO and LMHA including consultation to effect referrals and on-going consultation regarding the Member's progress;

7.12.3.6 Establish procedures to authorize release and exchange of clinical treatment records;

7.12.3.7 Establish procedures for coordination of assessment, intake/triage, utilization review/utilization management and care for persons with SPMI or SED;

7.12.3.8 Establish procedures for coordination of inpatient psychiatric services (including court ordered commitment of Members under 21) in state psychiatric facilities within the LMHA's catchment area;

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

7.12.3.9 Establish procedures for coordination of emergency and urgent services to Members; and

7.12.3.10 Establish procedures for coordination of care and transition of care for new HMO Members who are receiving treatment through the LMHA.

7.12.4 HMO must offer licensed practitioners of the healing arts, who are part of the Member's treatment team for rehabilitation services, the opportunity to participate in HMO's network. The practitioner must agree to accept the standard provider reimbursement rate, meet the credentialing requirements, comply with all the terms and conditions of the standard provider contract of HMO.

7.12.5 Members receiving rehabilitation services must be allowed to choose the licensed practitioners of the healing arts who are currently a part of the Member's treatment team for rehabilitation services. If the Member chooses to receive these services from licensed practitioners of the healing arts who are part of the Member's rehabilitation services treatment team, HMO must reimburse the LMHA at current Medicaid fee-for-service amounts.

7.13        SIGNIFICANT TRADITIONAL PROVIDERS (STPS)
            ----------------------------------------

7.13.1 HMO must include STPs as designated by TDH in its provider network to provide primary care and specialty care services. HMO must include STPs in its provider network for at least three (3) years following the Implementation Date in the service area.

7.13.2 STPs must agree to the contract requirements contained in Article 7.2, unless exempted from a requirement by law or rule. STPs must also agree to the following contract requirements.

7.13.2.1 STP must agree to accept the standard reimbursement rate offered by HMO to other providers for the same or similar services.

7.13.2.2 STP must meet the credentialing requirements of HMO. HMO must not require STPs to meet a different or higher credentialing standard than is required of other providers providing the same or similar services. HMO must not require STP's to contract with a Subcontractor which requires a different or higher credentialing standard than the HMO's if the application of the higher standard results in a disproportionate number of STPs being excluded from the Subcontractor.

7.13.3 HMO must demonstrate a good faith effort to include STPs in its provider network. HMO's compliance with TDH's good faith effort requirement for STPs must be reported using report requirements defined by TDH. HMO must submit quarterly

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

            reports, in a format provided by TDH, documenting HMO's compliance with TDH's good faith effort requirement for STP's.

7.13.4 Failure to demonstrate a good faith effort to meet TDH's compliance objectives to include STPs in HMO's provider network, or failure to report efforts and compliance as required in Article 7.13.3, are defaults under this contract and may result in any or all of the sanctions and remedies included in Article XVIII of this contract.

7.14        RURAL HEALTH PROVIDERS
            ----------------------

7.14.1 In rural areas of the service area, HMO must seek the participation in its provider network of rural hospitals, physicians, home and community support service agencies, and other rural health care providers who:

7.14.1.1    are the only providers located in the service area; and

7.14.1.2    are Significant Traditional Providers.

7.14.2      In order to contract with HMO, rural health providers must:

7.14.2.1 agree to accept the prevailing provider contract rate of HMO based on provider type; and

7.14.2.2 have the credentials required by HMO, provided that lack of board certification or accreditation by JCAHO may not be the only grounds for exclusion from the provider network.

7.14.3 HMO must reimburse rural hospitals with 100 or fewer licensed beds in counties with fewer than 50,000 persons for acute care services at a rate calculated using the higher of the prospective payment system rate or the cost reimbursed methodology authorized under the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA). Hospitals reimbursed under TEFRA cost principles shall be paid without the imposition of the TEFRA cap.

7.14.4 HMO must reimburse physicians who practice in rural counties with fewer than 50,000 persons at a rate using the current Medicaid fee schedule.

7.15        FEDERALLY QUALIFIED HEALTH CENTERS (FQHCS) AND RURAL HEALTH CLINICS
            -------------------------------------------------------------------
            (RHCS)

            ------

7.15.1 HMO must make reasonable efforts to include FQHCs and RHCs (Freestanding and hospital-based) in its provider network.

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

7.15.2 FQHCs or RHCs will receive a cost settlement from TDH and must agree to accept initial payments from HMO in an amount that is equal to or greater than HMO's payment terms for other providers providing the same or similar services.

7.15.2.1 HMO must submit monthly FQHC and RHC encounter and payment reports to all contracted FQHCs and RHCs, and FQHCs and RHCs with whom there have been encounters, not later than 21 days from the end of the month for which the report is submitted. The format will be developed by TDH. The FQHC and RHC must validate the encounter and payment information contained in the report(s). HMO and the FQHC/RHC must both sign the report(s) after each party agrees that it accurately reflects encounters and payments for the month reported. HMO must submit the signed FQHC and RHC encounter and payment reports to TDH not later than 45 days from the end of the month for which the report is submitted.

7.15.2.2 For FQHCs, TDH will determine the amount of the interim settlement based on the difference between: an amount equal to the number of Medicaid allowable encounters multiplied by the rate per encounter from the latest settled FQHC fiscal year cost report, and the amount paid by HMO to the FQHC for the quarter. For RHCs, TDH will determine the amount of the interim settlement based on the difference between a reasonable cost amount methodology provided by TDH and the amount paid by HMO to the RHC for the quarter. TDH will pay the FQHC or the RHC the amount of the interim settlement, if any, as determined by TDH or collect and retain the quarterly recoupment amount, if any.

7.15.2.3 TDH will cost settle with each FQHC and RHC annually, based on the FQHC or the RHC fiscal year cost report and the methodology described in Article 7.15.2.2. TDH will make additional payments or recoup payments from the FQHC or the RHC based on reasonable costs less prior interim payment settlements.

7.16        COORDINATION WITH PUBLIC HEALTH
            -------------------------------

7.16.1 Reimbursed Arrangements. HMO must make a good faith effort to enter into a subcontract for the covered health care services as specified below with TDH Public Health Regions, city and/or county health departments or districts in each county of the service area that will be providing these services to the Members (Public Health Entities), who will be paid for services by HMO, including any or all of the following services:

7.16.1.1    Sexually Transmitted Diseases (STDs) Services (see Article 6.15);

7.16.1.2    Confidential HIV Testing (see Article 6.15);

7.16.1.3    Immunizations (see Article 6.8.9); and

7.16.1.4    Tuberculosis (TB) Care (see Article 6.12).


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

7.16.2 The subcontract must include any covered services which the public health department has agreed to provide:

7.16.2.1    Family Planning Services (see Article 6.7);

7.16.2.2    THSteps checkups (see Article 6.8); and

7.16.2.3    Prenatal services.

7.16.3 HMO must make a good faith effort to enter into subcontracts with public health entities at least 90 days prior to the Implementation Date for the service area. The subcontracts must be available for review by TDH or its designated agent(s) on the same basis as all other subcontracts. If an HMO's unable to enter into a contract with any of the public health entities, HMO must submit documentation substantiating its reasonable efforts to enter into such an agreement, to TDH. The subcontracts must include the following areas:

7.16.3.1 General Relationship Between HMO and the Public Health Entity. The subcontracts must specify the scope and responsibilities of both parties, the methodology and agreements regarding billing and reimbursements, reporting responsibilities, Member and provider educational responsibilities, and the methodology and agreements regarding sharing of confidential medical record information between the public health entity and the PCP.

7.16.3.2    Public Health Entity Responsibilities:

            (1) Public health providers must inform Members that confidential health care information will be provided to the PCP.

            (2) Public health providers must refer Members back to PCP for any follow-up diagnostic, treatment, or referral services.

            (3) Public health providers must educate Members about the importance of having a PCP and assessing PCP services during office hours rather than seeking care from Emergency Departments, Public Health Clinics, or other Primary Care Providers or Specialists.

            (4) Public health entities must identify a staff person to act as liaison to HMO to coordinate Member needs, Member referral, Member and provider education, and the transfer of confidential medical record information.

7.16.3.3    HMO Responsibilities:


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

            (1) HMO must identify care coordinators who will be available to assist public health providers and PCPs in getting efficient referrals of Members to the public health providers, specialists, and health-related service providers either within or outside HMO's network.

            (2) HMO must inform Members that confidential healthcare information will be provided to the PCP.

            (3) HMO must educate Members on how to better utilize their PCPs, public health providers, emergency departments, specialists, and health-related service providers.

7.16.4      Non-Reimbursed Arrangements with Public Health Entities

7.16.4.1 Coordination with Public Health Entities. HMO must make a good faith effort to enter into a Memorandum of Understanding (MOU) with Public Health Entities regarding the provision of services for essential public health services. These MOUs must be entered into at least 90 days before the Implementation Date in the service area and are subject to TDH approval. If HMO is unable to enter into an MOU with any public entity, HMO must submit documentation substantiating reasonable efforts to enter into such an agreement to TDH. These MOUs must contain the roles and responsibilities of HMO and the public health department for the following services:

            (1) Public health reporting requirements regarding communicable diseases and/or diseases which are preventable by immunization as defined by state law;

            (2) Notification of and referral to the local Public Health Entity, as defined by state law, of communicable disease outbreaks involving Members;

            (3) Referral to the local Public Health Entity for TB contact investigation and evaluation and preventive treatment of persons whom the Member has come into contact;

            (4) Referral to the local Public Health Entity for STD/HIV contact investigation and evaluation and preventive treatment of persons whom the Member has come into contact;

            (5)    Referral for WIC services and information sharing; and

            (6) Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.

7.16.4.2 Coordination with Other TDH Programs. HMOs must make a good faith effort to enter into a Memorandum of Understanding (MOU) with other TDH programs regarding the provision of services for essential public health services. These MOUs

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

            must be entered into at least 90 days before the Implementation Date in the service area and are subject to TDH approval. If HMO is unable to enter into an MOU with any public health entity, HMO must submit documentation substantiating reasonable efforts to enter into such an agreement to TDH. These MOUs must delineate the roles and responsibilities of HMO and the public health department for the following services:

            (1) Use of the TDH laboratory for THSteps newborn screens; lead testing; and hemoglobin/hematocrit tests;

            (2) Availability of vaccines through the Vaccines for Children Program;

            (3) Reporting of immunizations provided to the statewide ImmTrac Registry including parental consent to share data;

            (4)    Referral for WIC services and information sharing;

            (5)    Pregnant, Women and Infant (PWI) Targeted Case Management;

            (6)    THSteps outreach, informing and Medical Case Management;

            (7) Participation in the community-based coalitions with the Medicaid-funded case management programs in MHMR, ECI, TCB, and TDH (PWI, CIDC and THSteps Medical Case Management);

            (8)    Referral to the TDH Medical Transportation Program (MTP);

            (9) Cooperation with activities required of public health authorities to conduct the annual population and community based needs assessment; and

            (10) Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.

7.16.5 All public health contracts must contain provider network requirements in Article VII, as applicable.

7.17        COORDINATION WITH TEXAS DEPARTMENT OF PROTECTIVE AND REGULATORY
            ---------------------------------------------------------------
            SERVICES

            --------

7.17.1 HMO must cooperate and coordinate with the Texas Department of Protective and Regulatory Services (TDPRS) for the care of a child who is receiving services from or has been placed in the conservatorship of TDPRS.

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

7.17.2 HMO must comply with all provisions of a Court Order or TDPRS Service Plan with respect to a child in the conservatorship of TDPRS (Order) entered by a Court of Continuing Jurisdiction placing a child under the protective custody of TDPRS or a Service Plan voluntarily entered into by the parents or person having legal custody of a minor and TDPRS, which relates to the health and behavioral health services required to be provided to the Member.

7.17.3 HMO cannot deny, reduce, or controvert the medical necessity of any health or behavioral health services included in an Order. Any modification or termination of ordered services must be presented and approved by the court with jurisdiction over the matter for decision.

7.17.4 A Member or the parent or guardian whose rights are subject to an Order or Service Plan cannot appeal the necessity of the services ordered through HMO's complaint or appeal processes, or to TDH for a Fair Hearing.

7.17.5 HMO must include information in its provider training and manuals regarding:

7.17.5.1    providing medical records;

7.17.5.2 scheduling medical and behavioral health appointments within 14 days unless requested earlier by TDPRS; and

7.17.5.3    recognition of abuse and neglect and appropriate referral to TDPRS.

7.17.6 HMO must continue to provide all covered services to a Member receiving services from or in the protective custody of TDPRS until the Member has been disenrolled from HMO as a result of loss of eligibility in Medicaid managed care or placement into foster care.

7.18        PROVIDER NETWORKS (IPAS, LIMITED PROVIDER NETWORKS AND ANHCS)
            -------------------------------------------------------------

7.18.1 All HMO contracts with independent physician, provider associations or similar provider groups, organizations, or networks (IPA contracts) and standard IPA contracts with contracted providers (IPA/Provider contracts) must be submitted to TDH no later than 120 days prior to Implementation Date. The form and substance of all HMO/IPA and IPA/Provider contracts are subject to approval by TDH. TDH retains the authority to reject and require changes to any HMO/IPA or IPA/Provider contract which:

7.18.1.1 does not contain the mandatory contract provisions for all Subcontractors in this contract;


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7.18.1.2    does not comply with the requirements, duties and responsibilities of this contract;

7.18.1.3 creates a barrier for full participation to significant traditional providers;

7.18.1.4 interferes with TDH's oversight and audit responsibilities including collection and validation of encounter data; or

7.18.1.5 is inconsistent with the federal requirement for simplicity in the administration of the Medicaid program.

7.18.1.6 HMO must include this contract as an attachment to any IPA contract for Medicaid managed care services.

7.18.2 HMO cannot delegate claims payment to an IPA, even under a capitated partial or full-risk arrangement. This provision does not apply to a limited healthcare service plan, a single healthcare service plan or a basic healthcare service plan.

7.18.3 In addition to the mandatory provisions for all subcontracts under Articles 3.2 and 7.2, all HMO/IPA contracts must include the following mandatory standard provisions:

7.18.3.1 HMO is required to include subcontract provisions in its IPA contracts which require the UM protocol used by an IPA to produce substantially similar outcomes, as approved by TDH, as the UM protocol employed by the contracting HMO. The responsibilities of an HMO in delegating UM functions to an IPA will be governed by Article 16.11.

7.18.3.2 The IPA must comply with the same encounter, utilization, quality, and financial reporting requirements as HMO under this contract. The IPA must comply with the same report filing timelines and include the same information and use the same format as HMO under this contract.

7.18.3.3 The IPA must comply with the same records retention and production requirements as HMO under this contract, including Public Information requests.

7.18.3.4 The IPA is subject to the same marketing restrictions and requirements as HMO under this contract.

7.18.3.5 HMO is responsible for ensuring that IPAs comply with the requirements and provisions of the TDH/HMO contract. TDH will impose appropriate sanctions and remedies upon HMO for any default under the TDH/HMO contract which is caused directly or indirectly by the acts or omissions of the IPA. Sanctions imposed by TDH upon HMO cannot be passed through or recouped from the IPA or network

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            providers unless specifically allowed by TDH in the Notice of
            Default and the pass through or recoupment is disclosed as an HMO/IPA contract provision.

7.18.4 HMO cannot enter into contracts with IPAs to provide services under this contract which require the participating providers to enter into exclusive contracts with the IPA as a condition for participation in the IPA.

7.18.4.1 Article 7.18.4 does not apply to providers who are employees or participants in limited or closed panel provider networks.

7.18.5 All limited provider or closed panel IPA networks with whom HMO contracts must either independently meet the access provisions of 28 Texas Administrative Code ss.11.1607, relating to access requirements, or HMO must provide for access through other network providers outside the closed panel IPA.

7.18.6 HMO cannot delegate to an IPA the enrollment, reenrollment, assignment or reassignment of a Member.

7.18.7 In addition to the above provision HMO and Approved Non-Profit Health Corporations (ANHCs) must comply with all of the requirements contained in 28 TAC ss.11.1604, relating to Requirements of Certain Contracts between Primary HMOs and ANHCs and Primary HMOs and Provider HMOs.

7.18.8 HMO REMAINS RESPONSIBLE FOR PERFORMING ALL DUTIES, RESPONSIBILITIES AND SERVICES UNDER THIS CONTRACT REGARDLESS OF WHETHER THE DUTY, RESPONSIBILITY OR SERVICE IS CONTRACTED OR DELEGATED TO ANOTHER. HMO MUST PROVIDE A COMPLETE COPY OF THIS CONTRACT TO ANY PROVIDER NETWORK OR GROUP WITH WHOM HMO CONTRACTS TO PROVIDE HEALTH CARE SERVICES ON A RISK SHARING OR CAPITATED BASIS OR TO PROVIDE HEALTH CARE SERVICES OTHER THAN MEDICAL CARE SERVICE OR ANCILLARY SERVICES.

ARTICLE VIII       MEMBER SERVICES REQUIREMENTS


8.1         MEMBER EDUCATION
            ----------------

            HMO must provide the Member education requirements as contained in
            Article VI at 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14
            and this Article of the contract.

8.2         MEMBER HANDBOOK
            ---------------


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8.2.1       HMO must mail each Member a Member Handbook within five (5) days from the date that the Member's name appears on the Enrollment Report. The Member Handbook must be written at a 4th - 6th grade reading comprehension level. The Member Handbook must contain all critical elements specified by TDH. See Appendix M, Required Critical Elements, for specific details regarding content requirements. HMO must submit a Member Handbook to TDH for approval not later than 90 days before the Implementation Date (see Article
            3.4.1 regarding the process for plan materials review).

8.2.2. Member Handbook Updates. HMO must provide updates to the Handbook to all Members as changes are made to the above policies. HMO must make the Member Handbook available in the languages of the major population groups and in a format accessible to blind or visually impaired Members.

8.2.3 THE MEMBER HANDBOOK AND ANY REVISIONS OR CHANGES MUST BE APPROVED BY TDH PRIOR TO PUBLICATION AND DISTRIBUTION TO MEMBERS.

8.3         ADVANCE DIRECTIVES
            ------------------

8.3.1 Federal Law requires HMOs and providers to maintain written policies and procedures for informing and providing written information to all adult Members about their rights under state and federal law, in advance of their receiving care (Social Security Act ss.1902(a)(57) and ss.1903(m)(1)(A)). The written policies and procedures must contain procedures for providing written information regarding the Member's right to refuse, withhold or withdraw medical treatment advance directives. HMO's policies and procedures must comply with provisions contained in 42 CFR ss.434.28 and 42 CFR ss.489, SubPart I, relating to advance directives for all hospitals, critical access hospitals, skilled nursing facilities, home health agencies, providers of home health care, providers of personal care services and hospices, as well as the following state laws and rules:

8.3.1.1 the Member's right to self-determination in making health care decisions;

8.3.1.2 the Member's rights under the Natural Death Act (Texas Health and Safety Code, Chapter 672) to execute an advance written Directive to Physicians, or to make a non-written directive regarding their right to withhold or withdraw life sustaining procedures in the event of a terminal condition;

8.3.1.3 the Member's rights under Texas Health and Safety Code, Chapter 674, relating to written and non-written Out-of-Hospital
            Do-Not-Resuscitate Orders;

8.3.1.4 the Member's right to execute a Durable Power of Attorney for Health Care regarding their right to appoint an agent to make medical treatment decisions on their behalf

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            if the member becomes incapacitated (Civil Practice and Remedies
            Code, Chapter 135); and

8.3.1.5 HMO's policies for implementing a Member's advance directives, including a clear and concise statement of limitations if HMO or a participating provider cannot or will not be able to carry out a Member's advance directive.

8.3.2 A statement of limitation on implementing a Member's advance directive should include at least the following information:

8.3.2.1 clarify any differences between HMO's conscience objections and those which may be raised by the Member's PCP or other providers;

8.3.2.2 identify the state legal authority permitting HMO's conscience objections to carrying out an advance directive; and

8.3.2.3 describe the range of medical conditions or procedures affected by the conscience objection.

8.3.3 The policies and procedures must require HMO and Subcontractor to comply with the requirements of state and federal laws relating to advance directives. HMO must provide education and training to employees, Members and the community on issues concerning advance directives. HMO must submit a copy of its policies and procedures for TDH review and approval during Phase I of Readiness Review.

8.3.4 All materials provided to Members regarding advance directives must be written at a 7th - 8th grade reading comprehension level, except where a provision is required by state or federal law, and the provision cannot be reduced or modified to a 7th - 8th grade reading level because it is a reference to the law or is required to be included "as written" in the state or federal law. HMO must submit any revisions to existing approved advanced directive materials.

8.3.5 HMO must notify Members of any changes in state or federal laws relating to advance directives within 90 days from the effective date of the change, unless the law or regulation contains a specific time requirement for notification.

8.4         MEMBER ID CARDS
            ---------------

8.4.1 A Medicaid Identification Form (Form 3087) is issued monthly by the TDHS and includes the "STAR" Program, the name of the Member's PCP and health plan. A Member may have a temporary Medicaid Identification (Form 1027-A) which will include a STAR indicator.

8.4.2 HMO must issue a Member Identification Card to the Member within five (5) days from receiving notice of enrollment of the Member into HMO. The Member

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            Identification Card must include, at a minimum, the following:
            Member's name; Member's Medicaid number, the effective date of the card; PCP's name, address, and telephone number; name of HMO; name of IPA to which the Member's PCP belongs, if applicable; the 24-hour, seven (7) day a week toll-free telephone number operated by HMO; the toll-free number for behavioral health services; and directions for what to do in an emergency. Identification Card must be reissued if the Member reports a lost card, there is a Member name change, if Member requests a new PCP, or for any other reason which results in a change to the information disclosed on the Identification Card.

8.5         MEMBER HOTLINE
            --------------

            HMO must maintain a toll-free Member telephone hotline 24 hours a day, seven days a week for Members to obtain assistance in accessing services under this contract. Telephone availability must be demonstrated through an abandonment rate of less than 10%.

8.6         MEMBER COMPLAINT PROCESS
            ------------------------

8.6.1 HMO must develop, implement and maintain a Member complaint system that complies with the requirements of Article 20A.12 of the Texas Insurance Code, relating to the Complaint System, except where otherwise provided in this contract or in federal law.

8.6.2 HMO must have written policies and procedures for taking, tracking, reviewing, and reporting and resolving of member complaints. The procedures must be reviewed and approved in writing by TDH before Phase I of Readiness Review. Any amendments to the procedures must be submitted to TDH for approval thirty (30) days prior to the effective date of the amendment.

8.6.3 HMO must designate an officer of HMO to have primary responsibility for ensuring that complaints are resolved in compliance with written policy and within the time required. An "officer" of HMO means a president, vice president, secretary, treasurer, or chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

8.6.4 HMO must have a routine process to detect patterns of complaints and disenrollments and involve management and supervisory staff to develop policy and procedural improvements to address the complaints. HMO must cooperate with TDH and TDH's enrollment broker in addressing Member complaints relating to enrollment and disenrollment.

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8.6.5       HMO's complaint procedures must be provided to Members in writing and in alternative communications formats. A written description of HMO's complaint procedures must be in appropriate languages and easy for Members to understand. HMO must include a written description of the complaint procedures in the Member Handbook. HMO must maintain at least one local and one toll-free telephone number for making complaints.

8.6.6 HMO's process must require that every complaint received in person, by telephone or in writing, is recorded in a written record and is logged with the following details: date, identification of the individual filing the complaint, identification of the individual recording the complaint, disposition of the complaint, corrective action required, and date resolved.

8.6.7 HMO's process must include a requirement that the Governing Body of HMO reviews the written records (logs) for complaints and appeals. An officer of HMO must be designated to have direct responsibility for the complaint system.

8.6.8 HMO is prohibited from discriminating against a Member because that Member is making or has made a complaint.

8.6.9 HMO cannot process requests for disenrollments through HMO's complaint procedures. Requests for disenrollments must be referred to TDH within five (5) business days after the Member makes a disenrollment request.

8.6.10 If a complaint relates to the denial, delay, reduction, termination or suspension of covered services by either HMO or a utilization review agent contracted to perform utilization review by HMO, HMO must inform Members they have the right to access the TDH Fair Hearing process at any time in lieu of the internal complaint system provided by HMO. HMO is required to comply with the notice requirements contained in 25 TAC Chapter 36, relating to notice and Fair Hearings in the Medicaid program, whenever an action is taken to deny, delay, reduce, terminate or suspend a covered service.

8.6.11 If Members utilize HMO's internal complaint system and the complaint relates to the denial, delay reduction, termination or suspension of covered services by either HMO or a utilization review agent contracted to perform utilization review by HMO, HMO must inform the Member that they continue to have a right to appeal the decision through the TDH Fair Hearing Process.

8.6.12 The provisions of Article 21.58A, Texas Insurance Code, relating to a Member's right to appeal an adverse determination made by HMO or a utilization review agent by an independent review organization, do not apply to a Medicaid recipient. Federal fair hearing regulations (Social Security Actss.1902a(3), codified at 42 C.F.R. 431.200 et. seq.) require the agency to make a final decision after a Fair Hearing,


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            which conflicts with the State requirement that the IRO make a final decision. Therefore, the State requirement is pre-empted by the federal requirement.

8.6.13 HMO will cooperate with the Enrollment Broker and TDH to resolve all Member complaints. Such cooperation may include, but is not limited to, participation by HMO or Enrollment Broker and/or TDH internal complaint committees.

8.6.14 HMO must have policies and procedures in place outlining the role of HMO's Medical Director in the Member Complaint System. The Medical Director must have a significant role in monitoring, investigating and hearing complaints.

8.6.15 HMO must provide Member Advocates to assist Members in understanding and using HMO's complaint system.

8.6.16 HMO's Member Advocates must assist Members in writing or filing a complaint and monitoring the complaint through the Contractor's complaint process until the issue is resolved.

8.6.17 Member Advocates must file a Member Advocate Report of their review and participation in the complaint procedure for each complaint brought by a Member and a summary of each complaint resolution. A copy of the Member Advocate Report must be included in HMO's quarterly report (see Article 12.6).

8.7         MEMBER NOTICE, APPEALS AND FAIR HEARINGS
            ----------------------------------------

8.7.1 HMO must send Members the notice required by 25 TAC, Chapter 36, whenever HMO takes an action to deny, delay, reduce or terminate covered services to a Member. The notice must be mailed to the Member no less than 10 days before HMO intends to take an action. If an emergency exists, or if the time within which the service must be provided makes giving 10 days notice impractical or impossible, notice must be provided by the most expedient means reasonably calculated to provide actual notice to the Member, including by phone or through the provider's office.

8.7.2       The notice must contain the following information:

8.7.2.1     Member's right to immediately access TDH's Fair Hearing process;

8.7.2.2     a statement of the action HMO will take;

8.7.2.3     an explanation of the reasons HMO will take the action;

8.7.2.4 a reference to the state and/or federal regulations which support HMO's action;


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8.7.2.5     an address where written requests may be sent and a toll-free number
            Member can call to: request the assistance of a Member representative, or file a complaint, or request a Fair Hearing;

8.7.2.6 a procedure by which Member may appeal HMO's action through either HMO's complaint process or TDH's Fair Hearing process;

8.7.2.7 an explanation that Members may represent themselves, or be represented by HMO's representative, a friend, a relative, legal counsel or another spokesperson;

8.7.2.8 an explanation of whether, and under what circumstances, services may be continued if a complaint is filed or a Fair Hearing requested;

8.7.2.9 a statement that if the Member wants a TDH Fair Hearing on the action, Member must make the request for a Fair Hearing within 90 days of the date on the notice;

8.7.2.10 an explanation that the Member may request that resolution through HMO complaint process or TDH Fair Hearing be conducted based on written information without the necessity of taking oral testimony; and

8.7.2.11 a statement explaining that HMO must make a decision, or a final decision must be made by TDH, within 90 days from the date the complaint is filed or a Fair Hearing requested.

8.8         MEMBER ADVOCATES
            ----------------

8.8.1 HMO must provide Member Advocates to assist Members. Member Advocates must be physically located within the service area. Member Advocates must inform Members of their rights and responsibilities, the complaint process, the health education and the services available to them, including preventive services.

8.8.2 Member Advocates must assist Members in writing complaints and are responsible for monitoring the complaint through HMO's complaint process until the Member's issues are resolved or a TDH Fair Hearing requested (see Articles 8.6.15, 8.6.16, and 8.6.17).

8.8.3 Member Advocates are responsible for making recommendations to management on any changes needed to improve either the care provided or the way care is delivered. Member Advocates are also responsible for helping or referring Members to community resources available to meet Member needs that are not available from HMO as Medicaid covered services.

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8.8.4       Member Advocates must provide outreach to Members and participate in
            TDH-sponsored enrollment activities and participate in the Group Needs Assessment process.

8.8.5 HMO must designate an individual to act as the tribal liaison with the Tigua Indians. This individual must be qualified to represent the interests of the Tigua Indian tribe. HMO-designated individual must attend cultural competency training as provided by the tribe. A Member Advocate of HMO could serve this function.

8.9         MEMBER CULTURAL AND LINGUISTIC SERVICES
            ---------------------------------------

8.9.1 Linguistic Services and Cultural Competency Plan. HMO must have a comprehensive written Linguistic Services and Cultural Competency Plan describing how HMO will meet the linguistic and cultural needs of Members. The Plan must describe how the individuals and systems within HMO will effectively provide services to people of all cultures, races, ethnic backgrounds, and religions in a manner that recognizes, values, affirms, and respects the worth of the individuals and protects and preserves the dignity of each. HMO must submit a written plan to TDH not later than 90 days prior to the Implementation Date. The Plan must also be made available to HMO's network of providers.

8.9.2 HMO must develop and implement written policies and procedures for the provision of linguistic services following Title VI of the Civil Rights Act guidelines and must monitor the performance of the individuals who provide linguistic services. HMO must disseminate these policies and procedures to ensure that both Staff and Subcontractors are aware of their responsibilities under Title VI.

8.9.3 The Linguistic Services and Cultural Competency Plan must include but no be limited to the following:

8.9.3.1 A description of how HMO will educate its staff on linguistic and cultural needs and the characteristics of its Members:

8.9.3.2 A description of how HMO will implement the plan in its organization, including the designation of staff responsible for carrying out all portions of the Linguistic Services and Cultural Competency Plan;

8.9.3.3 A description of how HMO will develop standards and performance requirements for the delivery of linguistic services and culturally competent care, and monitor adherence with those standards and requirements;

8.9.3.4 A description of how HMO will assist Members in writing/filing a complaint and monitoring the complaint through the Contractor's complaint process until the issue is resolved;

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8.9.3.5     Recommendations to HMO management on any changes needed to improve either the care provided or the way care is delivered;

8.9.3.6 A description of how HMO will provide outreach to Members and participate in TDH-sponsored enrollment activities;

8.9.3.7 A description of how HMO will help Members access community health or social services resources that are not covered under the contract with TDH; and

8.9.3.8 A description of how HMO will participate in the Group Needs Assessment process.

8.9.4 HMO must provide the following types of linguistic services; interpreters, translated signage, and referrals to culturally and linguistically appropriate community services programs.

8.9.5 HMO must forward all approved English versions of materials to DHS for DHS to translate into Spanish. DHS must provide the written and approved translation into Spanish to HMO within 15 days from receipt of the English version. HMO must incorporate the approved translations into all materials distributed to Members. TDH reserves the right to require revisions to materials if inaccuracies are discovered, or if changes are required by changes in policy or law.

8.9.6 Interpreter Services. HMO must provide trained, professional interpreters when technical, medical, or treatment information is to be discussed.

8.9.6.1 HMO must adhere to and provide to Members the Member Bill of Rights and Responsibilities as adopted by the Texas Health and Human Services Commission and contained at 1 Texas Administrative Code
            (TAC) ss.ss.353.202-353.203. The Member Bill of Rights and Responsibilities assures Members to the right "to have interpreters, if needed, during appointments with [their] providers and when talking to [their] health plan. Interpreters include people who can speak in [their] native language, assist with a disability, or help [them] understand the information."

8.9.6.2 HMO must have in place policies and procedures that outline how Members can access face-to-face interpreter services in a provider's office if necessary to ensure the availability of effective communication regarding treatment, medical history or health education for a Member.

8.9.6.3 A current copy of the list of interpreters must be provided to each provider in HMO's provider network and updated as necessary. This list must be available to Members and TDH or its agent(s) upon request. A competent interpreter is defined a someone who is:

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8.9.6.3.1   proficient in both English and the other language;

8.9.6.3.2   has had orientation or training in the ethics of interpreting; and

8.9.6.3.3 has fundamental knowledge in both languages of any specialized medical terms and concepts.

8.9.6.4 HMO must provide 24-hour access to interpreter services for Members to access emergency medical services within HMO's network.

8.9.6.5 Family Members, especially minor children, should not be used as interpreters in assessments, therapy or other medical situations in which impartiality and confidentiality are critical, unless specifically requested by the Member. However, a family member or friend may be used as an interpreter if they can be relied upon to provide a complete and accurate translation of the information being provided to the Member; the Member is advised that a free interpreter is available; and the Member expresses a preference to rely on the family member or friend.

8.9.7 All Member orientation presentations and education classes must be conducted in the languages of the major population groups, as specified by TDH, in the service area(s) as the identified need arises.

8.9.8 HMO must provide TDD access to Members who are deaf or hearing impaired.

ARTICLE IX         MARKETING AND PROHIBITED PRACTICES

9.1         MARKETING MATERIAL MEDIA AND DISTRIBUTION
            -----------------------------------------

            HMOs may present their marketing materials to eligible Medicaid recipients through any method or media determined to be acceptable by TDH. The media may include but are not limited to: written materials, such as brochures, posters, or fliers which can be mailed directly to the client or left at Texas Department of Human Services eligibility offices; TDH-sponsored community enrollment events; and paid or public service announcements on radio. All marketing materials must be approved by TDH prior to distribution (see Article 3.4).

9.2         MARKETING ORIENTATION AND TRAINING
            ----------------------------------

            HMO must require that all HMO staff having direct contact with Members as part of their job duties and their supervisors satisfactorily complete TDH's marketing orientation and training program prior to engaging in marketing activities on behalf of HMO. TDH will notify HMO of scheduled orientations.

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9.3         PROHIBITED MARKETING PRACTICES
            ------------------------------

9.3.1 HMO and its agents, Subcontractors and providers are prohibited from engaging in the following marketing practices:

9.3.1.1 conducting any direct-contact marketing to prospective Members except through TDH-sponsored enrollment events;

9.3.1.2 making any written or oral statement containing material misrepresentations of fact or law relating to HMO's plan or the STAR program;

9.3.1.3 making false, misleading or inaccurate statements relating to services or benefits of HMO or the STAR program;

9.3.1.4 offering prospective Members anything of material or financial value as an incentive to enroll with a particular PCP or HMO; and

9.3.1.5 discriminating against an eligible Member because of race, creed, age, color, sex, religion, national origin, ancestry, marital status, sexual orientation, physical or mental handicap, health status, or requirements for health care services.

9.3.2 HMO may offer nominal gifts with a retail value of no more than $10 and/or free health screens to potential Members, as long as these gifts and free health screenings are offered whether or not the client enrolls in their HMO. Free health screenings cannot be used to discourage less healthy potential Members from joining the HMO. All gifts must be approved by TDH prior to distribution to Members. The results of free screenings must be shared with the Member's PCP if the Member enrolls with the HMO providing the screen.

9.3.3 Marketing representatives may not conduct or participate in marketing activities for more than one HMO.

9.4         NETWORK PROVIDER DIRECTORY
            --------------------------

9.4.1 HMO must submit a provider directory to TDH no later than 180 days prior to the Implementation Date. HMO must provide the provider directory to the Enrollment Broker for prospective members. The directory must contain all critical elements specified by TDH. See Appendix M, Required Critical Elements, for specific details regarding content requirements.

9.4.2 If HMO contracts with limited provider networks, the provider directory must comply with the requirements of 28 TAC
            11.1600(b)(11), relating to the disclosure and notice of limited provider networks.

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9.4.3       Updates to the provider directory must be provided to the Enrollment
            Broker at the beginning of each State fiscal year quarter. This includes the months of September, December, March and June. HMO is responsible for submitting draft updates to TDH only if changes other than PCP information are incorporated. HMO is responsible for sending five final copies of the updated provider directory to TDH each quarter. TDH will forward two updated provider directories, along with its approval notice, to the Enrollment Broker to facilitate their distribution.

ARTICLE X          MIS SYSTEM REQUIREMENTS

10.1        MODEL MIS REQUIREMENTS
            ----------------------

10.1.1 HMO must maintain a MIS that will provide support for all functions of HMO's processes and procedures related to the flow and use of data within HMO. The MIS must enable HMO to meet the requirements of this contract. The MIS must have the capacity and capability of capturing and utilizing various data elements to develop information for HMO administration.

10.1.2 HMO must maintain a claim retrieval service processing system that can identify date of receipt, action taken on all provider claims or encounters (i.e., paid, denied, other), and when any action was taken in real time.

10.1.3 HMO must have a system that can be adapted to the change in Business Practices/Policies within a short period of time.

10.1.4 HMO is required to submit and receive data as specified in this contract and HMO Encounter Data Submissions Manual. The MIS must provide complete encounter data for 100% of all capitated services within the scope of services of the contract between HMO and TDH. Encounter data must follow the format, data elements and method of transmission specified in the contract and HMO Encounter Data Submissions Manual. HMO must submit encounter data, including adjustments to encounter data, by the 10th day of each month. The Encounter transmission will include 100% of all encounter data and encounter data adjustments processed by HMO for the previous month. Data quality validation will incorporate assessment standards developed jointly by HMO and TDH. Original records will be made available for inspection by TDH for validation purposes. Data which do not meet quality standards must be corrected and returned within a time period specified by TDH.

10.1.5 HMO must use the procedure codes, diagnosis codes, and other codes used for reporting encounters and fee-for-service claims in the most recent edition of the Medicaid Provider Procedures Manual or as otherwise directed by TDH. Any


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            exceptions will be considered on a code-by-code basis after TDH receives written notice from HMO requesting an exception. HMO must also use the provider numbers as directed by TDH for both encounter and fee-for-service claims submissions.

10.1.6 HMO must have hardware, software, network and communications system with the capability and capacity to handle and operate all MIS subsystems.

10.1.7 HMO must provide an organizational chart and description of responsibilities of HMO's MIS department dedicated to or supporting this Contract by Phase I of Readiness Review. Any updates to the organizational chart and the description of responsibilities must be provided to TDH at least 30 days prior to the effective date of the change. Official points of contact must be provided to TDH on an on-going basis. An Internet E-mail address must be provided for each point of contact.

10.1.8 HMO must operate and maintain a MIS that meets or exceeds the requirements outlined in the Model MIS Guidelines that follow:

10.1.8.1 The Contractor's system must be able to meet all eight MIS Model Guidelines as listed below. The eight subsystems are used in the Model MIS Requirements to identify specific functions or features required by HMO's MIS. These subsystems focus on the individual systems functions or capabilities to support the following operational and administrative areas:

            (1)    Enrollment/Eligibility Subsystem

            (2)    Provider Subsystem

            (3)    Encounter/Claims Processing Subsystem

            (4)    Financial Subsystem

            (5)    Utilization/Quality Improvement Subsystem

            (6)    Reporting Subsystem

            (7)    Interface Subsystem

            (8)    TPR Subsystem

10.2        SYSTEM-WIDE FUNCTIONS
            ---------------------

            HMO MIS system must include functions and/or features which must apply across all subsystems as follows:

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            (1)    Ability to update and edit data.

            (2) Maintain a history of changes and adjustments and audit trails for current and retroactive data. Audit trails will capture date, time, and reasons for the change, as well as who made the change.

            (3) Allow input mechanisms through manual and electronic transmissions.

            (4) Have procedures and processes for accumulating, archiving, and restoring data in the event of a system or subsystem failure.

            (5) Maintain automated or manual linkages between and among all MIS subsystems and interfaces.

            (6) Ability to relate Member and provider data with utilization, service, accounting data, and reporting functions.

            (7) Ability to relate and extract data elements into summary and reporting formats attached as Appendices to contract.

            (8) Must have written process and procedures manuals which document and describe all manual and automated system procedures and processes for all the above functions and features, and the various subsystem components.

            (9) Maintain and cross-reference all Member-related information with the most current Medicaid number.

10.3        ENROLLMENT/ELIGIBILITY SUBSYSTEM
            --------------------------------

            The Enrollment/Eligibility Subsystem is the central processing point for the entire MIS. It must be constructed and programmed to secure all functions which require Membership data. It must have functions and/or features which support requirements as follows:

            (1) Identify other health coverage available or third party liability (TPL), including type of coverage and effective dates.

            (2)    Maintain historical data (files) as required by TDH.

            (3) Maintain data on enrollments/disenrollments and complaint activities. The data must include reason or type of disenrollment, complaint, and resolution - by incident.

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            (4)    Receive, translate, edit and update files in accordance with
                   TDH requirements prior to inclusion in HMO's MIS. Updates will be received from TDH's agent and processed within two working days after receipt.

            (5) Provide error reports and a reconciliation process between new data and data existing in MIS.

            (6) Identify enrollee changes in primary care provider and the reason(s) for those changes and effective dates.

            (7) Monitor PCP capacity and limitations prior to connecting the enrollee to PCP in the system, and provide a kick-out report when capacity and limitations are exceeded.

            (8) Verify enrollee eligibility for medical services rendered or for other enrollee inquiries.

            (9)    Generate and track referrals, e.g., Hospitals/Specialists.

            (10) Search records by a variety of fields (e.g., name, unique identification numbers, date of birth, SSN, etc.) for eligibility verification.

            (11) Send PCP assignment updates to TDH in the format as specified by TDH.

10.4        PROVIDER SUBSYSTEM
            ------------------

            The provider subsystem must accept, process, store and retrieve current and historical data on providers, including services, payment methodology, license information, service capacity, and facility linkages.

            Functions and Features:

            (1) Identify specialty(s), admission privileges, enrollee linkage, capacity, facility linkages, emergency arrangements or contact, and other limitations, affiliations, or restrictions.

            (2) Maintain provider history files to include audit trails and effective dates of information.

            (3) Maintain provider fee schedules/remuneration agreements to permit accurate payment for services based on the financial agreement in effect on the date of service.

            (4) Support HMO credentialing, recredentialing, and credential tracking processes; incorporates or links information to provider record.

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            (5)    Support monitoring activity for physician to enrollee ratios
                   (actual to maximum) and total provider enrollment to physician and HMO capacity.

            (6) Flag and identify providers with restrictive conditions (e.g., limits to capacity, type of patient, age restrictions, and other services if approved out- of- network).

            (7) Support national provider number format (UPIN, NPIN, CLIA, etc., as required by TDH).

            (8) Provide provider network files 90 days prior to implementation and updates monthly. Format will be provided by TDH to contracted entities.

            (9) Support the national CLIA certification numbers for clinical laboratories.

            (10) Exclude providers from participation that have been identified by TDH as ineligible or excluded. Files must be updated to reflect period and reason for exclusion.

10.5        ENCOUNTER/CLAIMS PROCESSING SUBSYSTEM
            -------------------------------------

            The encounter/claims processing subsystem must collect, process, and store data on 100% of all health services delivered for which HMO is responsible. The functions of these subsystems are claims/encounter processing and capturing health service utilization data. The subsystem must capture all health-related services, including medical supplies, using standard codes (e.g., CPT-4, HCPCS, ICD9-CM, UB92 Revenue Codes), rendered by health-care providers to an eligible enrollee regardless of payment arrangement (e.g. capitation or fee-for-service). It approves, prepares for payment, or may return or deny claims submitted. This subsystem may integrate manual and automated systems to validate and adjudicate claims and encounters. HMO must use encounter data validation methodologies prescribed by TDH.

            Functions and Features:

            (1) Accommodate multiple input methods: electronic submission, tape, claim document, and media.

            (2) Support entry and capture of a minimum of two diagnosis codes for each individual service as defined by TDH.

            (3) Edit and audit to ensure allowed services are provided by eligible providers for eligible recipients.

            (4)    Interface with Member and provider subsystems.


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            (5)    Capture and report TPL potential, reimbursement or denial.

            (6) Edit for utilization and service criteria, medical policy, fee schedules, multiple contracts, contract periods and conditions.

            (7) Submit data to TDH through electronic transmission using specified formats.

            (8) Support multiple fee schedule benefit packages and capitation rates for all contract periods for individual providers, groups, services, etc. A claim encounter must be initially adjudicated and all adjustments must use the fee applicable to the date of service.

            (9) Provide timely, accurate, and complete data for monitoring claims processing performance.

            (10) Provide timely, accurate, and complete data for reporting medical service utilization.

            (11) Maintain and apply prepayment edits to verify accuracy and validity of claims data for proper adjudication.

            (12) Maintain and apply edits and audits to verify timely, accurate, and complete encounter data reporting.

            (13) Submit reimbursement to non-contracted providers for emergency care rendered to enrollees in a timely and accurate fashion.

            (14) Validate approval and denials of precertification and prior authorization requests during adjudication of claims/encounters.

            (15) Track and report the exact date a service was performed. Use of date ranges must have State approval.

            (16)   Receive and capture claim and encounter data from TDH.

            (17)   Receive and capture value-added services codes.

10.6        FINANCIAL SUBSYSTEM
            -------------------

            The financial subsystem must provide the necessary data for 100% of all accounting functions including cost accounting, inventory, fixed assets, payroll, general ledger, accounts receivable, accounts payable, financial statement presentation, and any additional data required by TDH. The financial subsystem must provide

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

            management with information that can demonstrate that the proposed or existing HMO is meeting, exceeding, or falling short of fiscal goals. The information must also provide management with the necessary data to spot the early signs of fiscal distress, far enough in advance to allow management to take corrective action where appropriate.

            Functions and Features:

            (1) Provide information on HMO's economic resources, assets, and liabilities and present accurate historical data and projections based on historical performance and current assets and liabilities.

            (2) Produce financial statements in conformity with Generally Accepted Accounting Principles (GAAP) and in the format prescribed by TDH.

            (3) Provide information on potential third party payers; information specific to the client; claims made against third party payers; collection amounts and dates; denials, and reasons for denials.

            (4) Track and report savings by category as a result of cost avoidance activities.

            (5) Track payments per Member made to network providers compared to utilization of the provider's services.

            (6)    Generate Remittance and Status Reports.

            (7)    Make claim and capitation payments to providers or groups.

            (8) Reduce/increase accounts payable/receivable based on adjustments to claims or recoveries from third party resources.

10.7        UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM
            -----------------------------------------

            The quality management/quality improvement/utilization review subsystem combines data from other subsystems, and/or external systems, to produce reports for analysis which focus on the review and assessment of quality of care given, detection of over and under utilization, and the development of user defined reporting criteria and standards. This system profiles utilization of providers and enrollees and compares them against experience and norms for comparable individuals. This system also supports the quality assessment function.

            The subsystem tracks utilization control function(s) and monitoring inpatient admissions, emergency room use, ancillary, and out-of-area services. It provides provider profiles, occurrence reporting, monitoring and evaluation studies, and

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            enrollee satisfaction survey compilations. The subsystem may integrate HMO's manual and automated processes or incorporate other software reporting and/or analysis programs.

            The subsystem incorporates and summarizes information from enrollee surveys, provider and enrollee complaints, and appeal processes.

            Functions and Features:

            (1) Supports provider credentialing and recredentialing activities.

            (2) Supports HMO processes to monitor and identify deviations in patterns of treatment from established standards or norms. Provides feedback information for monitoring progress toward goals, identifying optimal practices, and promoting continuous improvement.

            (3) Supports development of cost and utilization data by provider and service.

            (4) Provides aggregate performance and outcome measures using standardized quality indicators similar to HEDIS or as specified by TDH.

            (5)    Supports quality-of-care Focused Studies.

            (6) Supports the management of referral/utilization control processes and procedures, including prior authorization and precertifications and denials of services.

            (7)    Monitors primary care provider referral patterns.

            (8) Supports functions of reviewing access, use and coordination of services (i.e. actions of Peer Review and alert/flag for review and/or follow-up; laboratory, x-ray and other ancillary service utilization per visit).

            (9) Stores and reports patient satisfaction data through use of enrollee surveys.

            (10)   Provides fraud and abuse detection, monitoring and reporting.

            (11)   Meets minimum report/data collection/analysis functions of
                   Article XI and Appendix A - Standards For Quality Improvement Programs.

            (12) Monitors and tracks provider and enrollee complaints and appeals from receipt to disposition or resolution by provider.

10.8        REPORT SUBSYSTEM
            ----------------


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            The reporting subsystem supports reporting requirements of all HMO operations to HMO management and TDH. It allows HMO to develop various reports to enable HMO management and TDH to make decisions regarding HMO activity.

            Functions and Capabilities:

            (1) Produces standard, TDH-required reports and ad hoc reports from the data available in all MIS subsystems. All reports will be submitted on hard copy or electronically in a format approved by TDH.

            (2) Have system flexibility to permit the development of reports at irregular periods as needed.

            (3) Generate reports that provide unduplicated counts of enrollees, providers, payments and units of service unless otherwise specified.

            (4)    Generate an alphabetic Member listing.

            (5)    Generate a numeric Member listing.

            (6)    Generate a client eligibility listing by PCP (panel report).

            (7)    Report on PCP change by reason code.

            (8)    Report on TPL (COB) information to TDH.

            (9) Report on provider capacity and assignment from date of service to date received.

            (10)   Generate or produce an aged outstanding liability report.

            (11)   Produce a Member ID Card.

            (12)   Produce client/provider mailing labels.

10.9        DATA INTERFACE SUBSYSTEM
            ------------------------

10.9.1 The interface subsystem supports incoming and outgoing data from and to other organizations. It allows HMO to maintain enrollee, benefit package, eligibility, disenrollment/enrollment status, and medical services received outside of capitated services and associated cost. All interfaces must follow the specifications frequencies and formats listed in the Interface Manual.

10.9.2 HMO must obtain access to the TexMedNet BBS. Some file transfers and E-mail will be handled through this mechanism.


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10.9.3      Provider Network File. The provider file shall supply Network
            Provider data between an HMO and TDH. This process shall accomplish the following:

            (1) Provide identifying information for all managed care providers (e.g. name, address, etc.).

            (2)    Maintain history on provider enrollment/disenrollment.

            (3)    Identify PCP capacity.

            (4)    Identify any restrictions (e.g., age, sex, etc.).

            (5) Identify number and types of specialty providers available to Members.

10.9.4 Eligibility/Enrollment Interface. The enrollment interface must provide eligibility data between TDH and HMOs.

            (1) Provides benefit package data to HMOs in accordance with capitated services.

            (2)    Provides PCP assignments.

            (3)    Provides Member eligibility status data.

            (4)    Provides Member demographics data.

            (5) Provides HMOs with cross-reference data to identify duplicate Members.

10.9.5 Encounter/Claim Data Interface. The encounter/claim interface must transfer paid fee-for-service claims data to HMOs and capitated services/encounters from HMO, including adjustments. This file will include all service types, such as inpatient, outpatient, and medical services. TDH's agent will process claims for non-capitated services.

10.9.6 Capitation Interface. The capitation interface must transfer premium and Member information to HMO. This interface's basic purpose is to balance HMO's Members and premium amount.

10.9.7 TPR Interface. TDH will provide a data file that contains information on enrollees that have other insurance. Because Medicaid is the payer of last resort, all services and encounters should be billed to the other insurance companies for recovery. TDH will also provide an insurance company data file which contains the name and address of each insurance company.

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10.9.8      TDH will provide a diagnosis file which will give the code and description of each diagnosis permitted by TDH.

10.9.9 TDH will provide a procedure file which contains the procedures which must be used on all claims and encounters. This file contains HCPCS, revenue, and ICD9-CM surgical procedure codes.

10.9.10 TDH will provide a provider file that contains the Medicaid provider numbers, and the provider's names and addresses. The provider number authorized by TDH must be submitted on all claims, encounters, and network provider submissions.

10.10       TPR SUBSYSTEM
            -------------

            HMO's third party recovery system must have the following capabilities and capacities:

            (1) Identify, store, and use other health coverage available to eligible Members or third party liability (TPL) including type of coverage and effective dates.

            (2)    Provide changes in information to TDH as specified by TDH.

            (3) Receive TPL data from TDH to be used in claim and encounter processing.

10.11       YEAR 2000 (Y2K COMPLIANCE)
            --------------------------

10.11.1 HMO must take all appropriate measures to make all software which will record, store, and process and present calendar dates falling on or after January 1, 2000, perform in the same manner and with the same functionality, data integrity and performance, as dates falling on or before December 31, 1999, at no added cost to TDH. HMO must take all appropriate measures to ensure that the software will not lose, alter or destroy records containing dates falling on or after January 1, 2000. HMO will ensure that all software will interface and operate with all TDH, or its agent's, data systems which exchange data, including but not limited to historical and archived data. In addition, HMO guarantees that the year 2000 leap year calculations will be accommodated and will not result in software, firmware or hardware failures.

10.11.2 TDH and all subcontracted entities are required by state and federal law to meet Y2K compliance standards. Failure of TDH or a TDH contractor other than an HMO to meet Y2K compliance standards which results in an HMO's failure to meet the Y2K requirements of this contract is a defense against a declaration of default under this contract.

ARTICLE XI         QUALITY ASSURANCE AND QUALITY IMPROVEMENT PROGRAM


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11.1        QUALITY IMPROVEMENT PROGRAM (QIP) SYSTEM
            ----------------------------------------

            HMO must develop, maintain, and operate a Quality Improvement Program (QIP) system which complies with federal regulations relating to Quality Assurance systems, found at 42 C.F.R. ss.434.34. The system must meet the Standards for Quality Improvement Programs contained in Appendix A.

11.2        WRITTEN QIP PLAN
            ----------------

            HMO must have an approved plan describing its Quality Improvement Plan (QIP), including how HMO will accomplish the activities pertaining to each Standard (I-XVI) in Appendix A on file with TDH.

11.3        QIP SUBCONTRACTING
            ------------------

            If HMO subcontracts any of the essential functions or reporting requirements of QIP to another entity, HMO must submit a list - 60 days prior to the Implementation Date - of the Subcontractors and a description of how the Subcontractors will meet the standards and reporting requirements of this contract. HMO must notify TDH no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract (see Article 3.2.1.1).

11.4        ACCREDITATION

            -------------

            If HMO is accredited by an external accrediting agency, documentation of accreditation must be provided to TDH. HMO must provide TDH with their accreditation status upon request.

11.5        BEHAVIORAL HEALTH INTEGRATION INTO QIP
            --------------------------------------

            HMO must integrate behavioral health into its QIP system and include a systematic and on-going process for monitoring, evaluating, and improving the quality and appropriateness of behavioral health services provided to Members. HMO's QIP must enable HMO to collect data, monitor and evaluate for improvements to physical health outcomes resulting from behavioral health integration into the overall care of the Member.

11.6        QIP REPORTING REQUIREMENTS
            --------------------------

            HMO must meet all of the QIP Reporting Requirements contained in
            Article XII.

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ARTICLE XII        REPORTING REQUIREMENTS

12.1        FINANCIAL REPORTS
            -----------------

12.1.1 Monthly MCFS Report. HMO must submit the Managed Care Financial-Statistical Report (MCFS) included in Appendix I as may be modified or amended by TDH. The report must be submitted to TDH 30 days after the end of each state fiscal year quarter and must include complete financial and statistical information for each month. The MCFS Report must be submitted for each claims processing Subcontractor in accordance with this Article. HMO must incorporate financial and statistical data received by its provider networks (IPAs, ANHCs, Limited Provider Networks) in its MCFS Report.

12.1.2 For any given month in which an HMO has a net loss of $200,000 or more for the contract period to date, HMO must submit an MCFS Report for that month by the 30th day after the end of the reporting month. The MCFS Report must be completed in accordance with the Instructions for Completion of the Managed Care
            Financial-Statistical Report developed by TDH.

12.1.3 An HMO must submit monthly reports for each of the first 6 months following the Implementation Date of the contract between TDH and HMO. If the cumulative net loss for the contract period to date after the 6th month is less than $200,000, HMO may submit quarterly reports in accordance with the above provisions unless the condition in Article 12.1.2 exists, in which case monthly reports must be submitted.

12.1.4 Annual MCFS Report. HMO must file two annual Managed Care Financial-Statistical Reports. The first annual report must reflect expenses incurred through the 90th day after the end of the contract year. The first annual report must be filed on or before the 120th day after the end of the contract year. The second annual report must reflect data completed through the 334th day after the end of the contract year and must be filed on or before the 365th day following the end of the contract year.

12.1.5 Administrative expenses reported in the monthly and annual MCFS Reports must be reported in accordance with Appendix L, Cost Principles for Administrative Expenses. Indirect administrative expenses must be based on an allocation methodology for Medicaid managed care activities and services that is developed or approved by TDH.

12.1.6 Affiliated Related Parties Report. HMO must submit an Affiliated Related Parties Report to TDH not later than 90 days prior to the Implementation Date. The report must contain the following information:

12.1.6.1    A listing of all Affiliates/Related parties; and


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12.1.6.2    A schedule of all transactions with Affiliates which, under the provisions of this Contract, will be allowable as expenses in either Line 4 or Line 5 of Part I of the MCFS Report for services provided to HMO by the Affiliates for the prior approval of TDH. Include financial terms, a detailed description of the services to be provided, and an estimated amount which will be incurred by HMO for such services during the Contract period.

12.1.7 Annual Audited Financial Report. On or before June 30th of each year, HMO must submit to TDH a copy of the annual audited financial report filed with TDI.

12.1.8 Form HCFA-1513. HMO must file an updated Form HCFA-1513 regarding control, ownership, or affiliation of HMO 30 days prior to the end of the contract year. An updated Form HCFA-1513 must also be filed within 30 days of any change in control, ownership, or affiliation of HMO. Forms may be obtained from TDH.

12.1.9 Section 1318 Financial Disclosure Report. HMO must file an updated HCFA Public Health Service (PHS) "Section 1318 Financial Disclosure Report" within 30 days from the end of the contract year and within 30 days of entering into, renewing, or terminating a relationship with an affiliated party. These forms may be obtained from TDH.

12.1.10 TDI Examination Report. HMO must furnish a copy of any TDI Examination Report no later than 10 days after receipt of the final report from TDI.

12.1.11 IBNR Plan. HMO must furnish a written IBNR Plan to manage incurred-but-not-reported (IBNR) expenses, and a description of the method of insuring against insolvency, including information on all existing or proposed insurance policies. The Plan must include the methodology for estimating IBNR. The plan and description must be submitted to TDH not later than 60 days prior to the Implementation Date.

12.1.12 Third Party Recovery (TPR) Reports. HMO must file quarterly Third Party Recovery (TPR) Reports in accordance with the format developed by TDH. TPR reports must include total dollars recovered from third party payers for services to HMO's Members for each month and the total dollars recovered through coordination of benefits, subrogation, and worker's compensation.

12.1.13 Pre-implementation Expenses. Pre-implementation expenses (i.e., expenses incurred between the effective date of the contract and the Implementation Date) will be allowable expenses as determined by TDH. Such expenses must be reported for each month in which the expenses were incurred. Such expenses shall be counted toward the calculation of total expenses for the first contract year for purposes of calculating the net income before taxes. Such expenses shall not be allocated or amortized beyond the first contract year.


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

12.1.14 Each report required under this Article must be mailed to: Bureau of Managed Care; Texas Dept. of Health; 1100 West 49th Street; Austin, TX 78756-3168. HMO must also mail a copy of the reports, except for items in Article 12.1.7 and Article 12.1.10 to Texas Department of Insurance, Mail Code 106-3A, HMO Division, Attention: HMO Division Director, P.O. Box 149104, Austin, TX 78714-9104.

12.2        STATISTICAL REPORTS
            -------------------

12.2.1 HMO must electronically file the following monthly reports: (1) encounter; (2) encounter detail; (3) institutional; (4) institutional detail; and (5) claims detail for cost-reimbursed services filed, if any, with HMO. Monthly reports must be submitted by the 10th day following the end of the reporting month. Encounter data must include the data elements, follow the format, and use the transmission method specified by TDH.

12.2.2 Monthly reports must include current month encounter data and encounter data adjustments to the previous month's data.

12.2.3 Data quality standards will be developed jointly by HMO and TDH. Encounter data must meet or exceed data quality standards. Data that does not meet quality standards must be corrected and returned within the period specified by TDH. Original records must be made available to validate all encounter data.

12.2.4 HMO must require providers to submit claims and encounter data to HMO no later than 95 days after the date services are provided.

12.2.5 HMO must use the procedure codes, diagnosis codes and other codes contained in the most recent edition of the Texas Medicaid Provider Procedures Manual and as otherwise provided by TDH. Exceptions or additional codes must be submitted for approval before HMO uses the codes.

12.2.6 HMO must use Medicaid provider numbers on all encounter and fee-for-service claim submissions. Any exceptions must be approved by TDH.

12.2.7 HMO must validate all encounter data using the encounter data validation methodology prescribed by TDH prior to submission of encounter data to TDH.

12.2.8 Claims Aging and Summary Report. HMO must submit the monthly Claims Aging and Summary Reports identified in the Texas Managed Care Claims Manual by the third Monday of the month following the reporting period. The reports must be submitted to TDH in a format using the instructions specified by TDH.

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

12.2.9 Medicaid Disproportionate Share Hospital (DSH) Reports. HMO must file preliminary and final Medicaid Disproportionate Share Hospital
            (DSH) reports, required by TDH to identify and reimburse hospitals that qualify for Medicaid DSH funds. The preliminary and final DSH reports must include the data elements and be submitted in the form and format specified by TDH. The preliminary DSH reports are due on or before June 1 of the year following the state fiscal year for which data is being reported. The final DSH reports are due on or before August 15 of the year following the state fiscal year for which data is being reported.

12.3        ARBITRATION/LITIGATION CLAIMS REPORT
            ------------------------------------

            HMO must submit a monthly Arbitration/Litigation Claims Report in a form developed by TDH identifying all provider complaints that are in arbitration or litigation. The report is to be submitted by the last working day of the month following the reporting month.

12.4        SUMMARY REPORT OF PROVIDER COMPLAINTS
            -------------------------------------

            HMO must submit a Summary Report of Provider Complaints. The report must include a copy of any complaints submitted to either HMO or an arbitrator, or both. The report must also include a copy of the provider complaint log. HMO must also report complaints submitted to its subcontracted risk groups (e.g., IPAs). The report must be submitted on or before the fifteenth of the month following the end of the state fiscal quarter using a form specified by TDH.

12.5        PROVIDER NETWORK REPORTS
            ------------------------

12.5.1 Provider Network Change Reports. HMO must submit a monthly report summarizing changes in HMO's provider network. The report must be submitted to TDH in the format specified by TDH. HMO will submit the report thirty (30) days following the end of the reporting month. The report must identify provider additions and deletions and the impact to the following:

            (1)    geographic access for the Members;

            (2)    cultural and linguistic services;

            (3)    the ethnic composition of providers;

            (4)    the number of Members assigned to PCPs;

            (5) the change in the ration of providers with pediatric experience to the number of Members under age 21; and


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

            (6)    number of specialists serving as PCPs.

12.5.1.1 Provider Termination Report. HMO must also include in the Provider Network Change Report information identifying any providers who cease to participate in HMO's provider network, either voluntarily or involuntarily. The information must include the provider's name, Medicaid number, the reason for the provider's termination, and whether the termination was voluntary or involuntary.

12.5.2 PCP Network and Capacity Report. HMO must submit electronically to Enrollment Broker a weekly report that shows changes to the PCP network and PCP capacity.

12.6        MEMBER COMPLAINTS
            -----------------

            HMO must submit a quarterly summary report of Member complaints. The report must show the date upon which each complaint was filed, a summary of the facts surrounding the complaint, the date of the resolution of the complaint, an explanation of the procedure followed, and the outcome of the complaint process. It should also include the Member Advocate Report (see Article 8.6.17). The complaint report format must be approved by TDH and submitted in hard copy and diskette. HMO must also report complaints submitted to its subcontracted risk groups (e.g., IPAs).

12.7        FRAUDULENT PRACTICES
            --------------------

            HMO must report all fraud and abuse enforcement actions or investigations taken against HMO and/or any of its Subcontractors or providers by any state or federal agency for fraud or abuse under Title XVIII or Title XIX of the Social Security Act or any State law or regulation and any basis upon which an action for fraud or abuse may be brought by a State or federal agency as soon as such information comes to the attention of HMO.

12.8        UTILIZATION MANAGEMENT REPORTS - BEHAVIORAL HEALTH
            --------------------------------------------------

            Several behavioral health (BH) utilization management reports are required on a quarterly basis and are due 120 days following the end of the State fiscal quarter and are to be provided in hard copy and in a format specified by TDH. Refer to Appendix H for the standardized reporting format for each report and detailed instructions for obtaining the specific data required in the report. The BH utilization report instructions may periodically be updated by TDH to include new codes and to facilitate clear communication to the health plan.

12.9        UTILIZATION MANAGEMENT REPORTS - PHYSICAL HEALTH
            ------------------------------------------------

            Physical health (PH) utilization management reports are required on a quarterly basis and are due no later than 120 days after the end of the State Fiscal Quarter and are

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

            to be provided in hard copy and in a format specified by TDH. Refer to Appendix J for the standardized reporting format for each report and detailed instructions for obtaining specific data required in the report. The PH Utilization Management Report instructions may periodically be updated by TDH to include new codes and to facilitate clear communication to the health plan.

12.10       QUALITY IMPROVEMENT REPORTS
            ---------------------------

12.10.1 HMO must conduct health Focused Studies in pregnancy and prenatal care, THSteps, asthma (or another chronic disease as required by TDH). HMO will be required to conduct no more than two Focused Studies, as instructed by TDH. These studies shall be conducted and data collected using criteria and methods developed by TDH. The following format shall be utilized:

            (1)    Executive Summary.

            (2)    Definition of the population and health areas of concern.

            (3) Clinical guidelines/standards, quality indicators, and audit tools.

            (4)    Sources of information and data collection methodology.

            (5)    Data analysis and information/results.

            (6) Corrective actions if any, implementation, and follow-up plans including monitoring, assessment of effectiveness, and methods for provider feedback.

12.10.2 Annual Focused Studies. Focused Studies on well child, asthma, and Attention Deficit Hyperactivity Disorder (ADHD) must be submitted to TDH no later than March 1, 2001. Focused Studies on pregnancy and substance abuse in pregnancy must be submitted no later than June 1, 2001.

12.10.3 Annual QIP Summary Report. An annual QIP summary report must be conducted yearly based on the state fiscal year. The annual QIP summary report must be submitted by March 31 of each year. This report must provide summary information on HMO's QIP system and include the following:

            (1) Executive summary of QIP - include results of all QI reports and interventions.

            (2) Activities pertaining to each standard (I through XVI) in Appendix A. Report must list each standard.

            (3) Methodologies for collecting, assessing data and measuring outcomes.


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

            (4)    Tracking and monitoring quality of care.

            (5)    Role of health professionals in QIP review.

            (6) Methodology for collection data and providing feedback to provider and staff.

            (7)    Outcomes and/or action plan.

12.10.4 Provider Medical Record Audit and Report. HMO must submit semi-annual provider medical record audits that conform to the medical record requirements fond in Standard XII in Appendix A. The audits are alternated between PCPs and behavioral health providers.

12.10.4.1 HMO must submit a written plan for correcting the noncompliance (<80% compliance rate) and a time line for achieving compliance if audits reveal non-compliance with TDH medical records standards.

12.10.5 HMO must submit to TDH semi-annual reports on its subspecialty network in a format provided by TDH.

12.11       HUB REPORTS
            -----------

            HMO must submit quarterly reports documenting HMO's HUB program efforts and accomplishments. The report must include a narrative description of HMO's program efforts and a financial report reflecting payments made to HUB. HMO must use the format included in Appendix B for HUB quarterly reports.

12.12       THSTEPS REPORTS
            ---------------

            Minimum reporting requirements. HMO must submit, at a minimum, 80% of all THSteps checkups on HCFA 1500 claim forms as part of the encounter file submission to the TDH Claims Administrator no later than 120 days after the date of service. Failure to comply with these minimum reporting requirements will result in Article XVIII sanctions and money damages.

12.13       REPORTING REQUIREMENTS DUE DATES
            --------------------------------

            TDH will provide HMO with a matrix of all contract deliverables, with due dates. The due dates for deliverables may be changed by TDH. TDH will provide HMO with 30 days notice of a change in a deliverable due date.

ARTICLE XIII       PAYMENT PROVISIONS


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

13.1        CAPITATION AMOUNTS
            ------------------

13.1.1 TDH will pay HMO monthly premiums calculated by multiplying the number of Member months by Member risk group times the monthly capitation amount by Member risk group. HMO and network providers are prohibited from billing or collecting any amount from a Member for health care services covered by this contract, in which case the Member must be informed of such costs prior to providing non-covered services.

13.1.2 Delivery Supplemental Payment (DSP). DSP is a payment process to HMO is which the costs of delivery were extracted from the Standard Capitation Payment Methodology of other risk groups and included in a one-time payment for each delivery. TDH has submitted the DSP methodology to HCFA for approval. The monthly capitation amounts established for each risk group in the El Paso Service Area using the DSP methodology will apply only if the methodology is approved by HCFA, and the methodology is implemented for all HMOs in all existing service areas by contract. The rates for December 1, 1999, through August 31, 2000, and related contract provisions will be provided upon approval by HCFA and will supersede the Standard Methodology of Article 13.1.3.

13.1.3 Standard Methodology. If the DSP methodology is not approved by HCFA, the monthly capitation amounts established for each risk group in the El Paso Service Area using the methodology set forth in
            Article 13.1.1, without the DSP, are as follows:

            -------------------------------------------------------------
            Risk Group                      December 1, 1999 - August 31,
                                            2000

            -------------------------------------------------------------
            TANF Adults                                $150.27
            -------------------------------------------------------------
            TANF Children                              $ 66.93
            -------------------------------------------------------------
            Expansion Children                         $ 83.66
            -------------------------------------------------------------
            Newborns                                   $317.14
            -------------------------------------------------------------
            Federal Mandate Children                   $ 43.21
            -------------------------------------------------------------
            CHIP                                       $ 85.35
            -------------------------------------------------------------
            Pregnant Women                             $531.65
            -------------------------------------------------------------
            Disabled/Blind                             $ 14.00
            Administration
            -------------------------------------------------------------


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

13.1.4 The monthly capitation amounts for each risk group for state fiscal year 2001 will be provided to HMO by September 1, 2000, based on the most recent available traditional Medicaid cost data for the contracted risk groups, trended forward and discounted.

13.1.5 The monthly premium payment to HMO is based on monthly enrollments adjusted to reflect money damages set out in Article 18.8 and adjustments to premiums in Article 13.5.

13.1.6 The monthly premium payments will be made to HMO no later than the 10th working day of the month for which premiums are paid. HMO must accept payment for premiums by direct deposit into an HMO account.

13.1.7 Payment of monthly capitation amounts is subject to availability of appropriations. If appropriations are not available to pay the full monthly capitation amounts, TDH will equitably adjust capitation amounts for all participating HMOs, and reduce scope of service requirements as appropriate.

13.2        EXPERIENCE REBATE TO STATE
            --------------------------

13.2.1 HMO must pay to TDH an experience rebate equal to fifty percent (50%) of the excess of allowable HMO STAR revenues over allowable HMO STAR expenses as measured by any positive amount on Line 7 of "Part 1: Financial Summary, All Coverage Groups Combined" of the annual Managed Care Financial-Statistical Report set forth in Appendix I, as audited and confirmed by TDH.

13.2.2 There will be two settlements for payment of the experience rebate. The first settlement shall equal 100 percent of the experience rebate as derived from Line 7 of Part I (Net Income Before Taxes) of the annual Managed Care Financial-Statistical (MCFS) Report. The second settlement shall be an adjustment to the first settlement and shall be paid to TDH if the adjustment is a payment from HMO to TDH. TDH or its agent may audit or review the MCFS reports. If TDH determines that corrections to the MCFS reports are required, based on a TDH audit/review or other documentation acceptable to TDH, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within two years from the date that HMO submits the second annual MCFS report. HMO must pay the first and second settlements on the due dates for the first and second MCFS reports respectively as identified in Article 12.1.4. TDH may adjust the experience rebate if TDH determines HMO has paid affiliates amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays a non-affiliate(s) or the amount


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

            another HMO pays for the same or similar service in the service area. TDH will have final authority in assessing the amount of the experience rebate.

13.3        PERFORMANCE OBJECTIVES
            ----------------------

13.3.1 Preventive Health Performance Objectives are contained in this contract at Appendix K. HMO must accomplish the performance objectives or a designated percentage in order to be eligible for payment of financial incentives. Performance objectives are subject to change. TDH will consult with HMO prior to revising performance objectives.

13.3.2 HMO will receive credit for accomplishing a performance objective upon receipt of accurate encounter data required under Articles 10.5 and 12.2 of this contract and/or a Detailed Data Element Report from HMO with report format as determined by TDH and aggregate data reported by HMO in accordance with a report format as determined by TDH (Performance Objectives Report). Accuracy and completeness of the detailed data element report and the aggregate data Performance Objectives Report will be determined by TDH through a TDH audit of HMO claims processing system. If TDH determines that the Detailed Data Element Report and Performance Objectives Report are sufficiently supported by the results of the TDH audit, the payment of financial incentives will be made to HMO. Conversely, if the audit results do not support the reports as determined by TDH, HMO will not receive payment of the financial incentive. TDH may conduct provider chart reviews to validate the accuracy of the claims data related to HMO accomplishment of performance objectives. If the results of the chart review do not support HMO claims system data or HMO Detailed Data Element Report and the Performance Objectives Report, TDH may recoup payments made to HMO for performance objectives incentives.

13.3.3 HMO will also receive credit for performance objectives performed by other organizations if a network primary care provider or HMO retains documentation from the performing organization which satisfies the requirements contained in Appendix K of this contract.

13.3.4 HMO will receive performance objective bonuses for accomplishing the following percentages of performance objectives:

            -------------------------------------------------------------------
            Percent of Each Performance        Percent of Performance Objective
            Objective Accomplished             Allocations Paid to HMO
            -------------------------------------------------------------------
                    60% to 65%                                20%
            -------------------------------------------------------------------
                    65% to 70%                                30%
            -------------------------------------------------------------------


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

            -------------------------------------------------------------------
                    70% to 75%                                40%
            -------------------------------------------------------------------
                    75% to 80%                                50%
            -------------------------------------------------------------------
                    80% to 85%                                60%
            -------------------------------------------------------------------
                    85% to 90%                                70%
            -------------------------------------------------------------------
                    90% to 95%                                80%
            -------------------------------------------------------------------
                    95% to 100%                               90%
            -------------------------------------------------------------------
                       100%                                  100%
            -------------------------------------------------------------------

13.3.5 HMO must submit the Detailed Data Element Report and the Performance Objectives Report regardless of whether or not HMO intends to claim payment of performance objective bonuses.

13.4        PAYMENT OF PERFORMANCE OBJECTIVE BONUSES
            ----------------------------------------

13.4.1 Payment of performance objective bonuses is contingent upon availability of appropriations. If appropriations are not available to pay performance objective bonuses as set out below, TDH will equitably distribute all available funds to each HMO that has accomplished the performance objectives.

13.4.2 In addition to the capitation amounts set forth in Article 13.1.2, a performance premium of two dollars ($2.00) per Member month will be allocated by TDH for the accomplishment of performance objectives.

13.4.3 HMO must submit the Performance Objectives Report and the Detailed Data Element Report as referenced in Article 13.3.2, no later than 150 days after the end of each State fiscal year. Performance premiums will be paid to HMO no later than 120 days after the State receives and validates the data contained in each required Performance Objectives Report.

13.4.4 The performance objective allocation for HMO shall be assigned to each performance objective, described in Appendix K, in accordance with the following percentages:

            --------------------------------------------------------
                 EPSDT SCREENS              Percent of Performance
                                           Objective Incentive Fund

            --------------------------------------------------------
            1.   <12 months                           7%
            --------------------------------------------------------
            2.   12 to 24 months                      7%
            --------------------------------------------------------


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            --------------------------------------------------------
            3.   25 months - 20 years                19%
            --------------------------------------------------------
            4.   <12 months = 3.8 screens            21%
            --------------------------------------------------------
            5.   12 to 24 months = 2.8               14%
                               screens

            --------------------------------------------------------

            --------------------------------------------------------
                    IMMUNIZATIONS           Percent of Performance
                                           Objective Incentive Fund

            --------------------------------------------------------
            6.   <12 months                           6%
            --------------------------------------------------------
            7.   12 to 24 months                      3%
            --------------------------------------------------------

            --------------------------------------------------------
               ADULT ANNUAL VISITS          Percent of Performance
                                           Objective Incentive Fund

            --------------------------------------------------------
            8.   Adult Annual Visits                  2%
            --------------------------------------------------------

            --------------------------------------------------------
                   PREGNANCY VISITS         Percent of Performance
                                           Objective Incentive Fund

            --------------------------------------------------------
            9.   Initial Prenatal Exam                6%
            --------------------------------------------------------
            10.  Visits by Gestational Age           10%
            --------------------------------------------------------
            11.  Postpartum Visit                     5%
            --------------------------------------------------------

13.5        ADJUSTMENTS TO PREMIUM
            ----------------------

13.5.1 TDH may recoup premiums paid to HMO in error. Error may be either human or machine error on the part of TDH or an agent or contractor of TDH. TDH may recoup premiums paid to HMO if a Member is enrolled into HMO in error, and HMO provided no covered services to Member for the period of time for which premium was paid. If services were provided to Member as a result of the error, recoupment will not be made.

13.5.2 TDH may recoup premium paid to HMO if a Member for whom premium is paid moves outside the United States, and HMO has not provided covered services to the Member for the period of time for which premium has been paid. TDH will not recoup premium if HMO has provided covered services to the Member during the period of time for which premium has been paid.

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

13.5.3 TDH may recoup premium paid to HMO if a Member for whom premium is paid dies before the first day of the month for which premium is paid.

13.5.4 TDH may recoup or adjust premium paid to HMO for a Member if the Member's eligibility status or program type is changed, corrected as a result of error, or is retroactively adjusted.

13.5.5      Recoupment or adjustment or premium under Articles 13.5.1 through
            13.5.4 may be appealed using the TDH dispute resolution process.

13.5.6 TDH may adjust premiums for all Members within an eligibility status or program type if adjustment is required by reductions in appropriations and/or if a benefit or category of benefits is excluded or included as a covered service. Adjustment must be made by amendment as required by Article 15.2. Adjustment to premium under this subsection may not be appealed using the TDH dispute resolution process.

ARTICLE XIV        ELIGIBILITY, ENROLLMENT, AND DISENROLLMENT

14.1        ELIGIBILITY DETERMINATION
            -------------------------

14.1.1 TDH will identify Medicaid recipients who are eligible for participation in the STAR program using the eligibility status described below.

14.1.2 Individuals in the following categories who reside in any part of the Service Area must enroll in one of the health plans providing services in the Service Areas:

14.1.2.1 TANF ADULTS - Individuals age 21 and over who are eligible for the TANF program. This category may also include some pregnant women.

14.1.2.2 TANF CHILDREN - Individuals under age 21 who are eligible for the TANF program. This category may also include some pregnant women and some children less than one year of age.

14.1.2.3 PREGNANT WOMEN receiving Medical Assistance Only (MAO) - Pregnant women whose families' income is below 185% of the Federal Poverty Level (FPL).

14.1.2.4 NEWBORN (MAO) - Children under age one born to Medicaid-eligible mothers.

14.1.2.5 EXPANSION CHILDREN (MAO) - Children under age 18, ineligible for TANF because of the applied income of their stepparents or grandparents.

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

14.1.2.6 EXPANSION CHILDREN (MAO) - Children under age 1 whose families' income is below 185% FPL.

14.1.2.7 EXPANSION CHILDREN MAO - Children age 1-5 whose families' income is at or below 133% of FPL.

14.1.2.8 FEDERAL MANDATE CHILDREN (MAO) - Children under age 19 born before October 10, 1983, whose families' income is below the TANF income limit.

14.1.2.9 CHIP PHASE I - Children's Health Insurance Program Phase I (Federal Mandate Acceleration) Children under age nineteen (19) born before October 1, 1983, with family income below 100% Federal Poverty Income Level.

14.1.3 The following individuals are eligible for the STAR Program and are not required to enroll in a health plan but have the option to enroll in a plan. HMO will be required to accept enrollment of those recipients from this group who elect to enroll in HMO.

14.1.3.1 DISABLED AND BLIND INDIVIDUALS WITHOUT MEDICARE - Recipients with Supplemental Security Income (SSI) benefits who are not eligible for Medicare may elect to participate in the STAR program on a voluntary basis.

14.1.3.2 Certain blind or disabled individuals who lose SSI eligibility because of Title II income and who are not eligible for Medicare.

14.1.3.3 Non-institutionalized blind and disabled people enrolled in 1915(c) waivers whose income is above SSI limits, whose eligibility was determined using the institutional cap (300%), and who are not Medicare eligible. (TDH will be phasing out this population during FY 99.)

14.1.3.4    Members of the Tigua Indian tribe.

14.1.4 During the period after which the Medicaid eligibility determination has been made but prior to enrollment in HMO, Members will be enrolled under the traditional Medicaid program. All Medicaid eligible recipients will remain in the fee-for-service Medicaid program until enrolled in or assigned to an HMO.

14.2        ENROLLMENT

            ----------

14.2.1 TDH has the right and responsibility to enroll and disenroll eligible individuals into the STAR program. TDH will conduct continuous open enrollment for Medicaid recipients and HMO must accept all persons who chose to enroll as Members in HMO or who are assigned as Members in HMO by TDH, without regard to the Member's health status or any other factor.

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

14.2.2 All enrollments are subject to the accessibility and availability limitations and restrictions contained in the ss.1915(b) waiver obtained by TDH. TDH has the authority to limit enrollment into HMO if the number and distance limitations are exceeded.

14.2.3 TDH makes no guarantees or representations to HMO regarding the number of eligible Medicaid recipients who will ultimately be enrolled as STAR Members of HMO.

14.2.4 HMO must cooperate and participate in all TDH sponsored and announced enrollment activities. HMO must have a representative at all TDH enrollment activities unless an exception is given by TDH. The representative must comply with HMO's cultural and linguistic competency plan (see Cultural and Linguistic requirements in Article 8.9). HMO must provide marketing materials, HMO pamphlets, Member Handbooks, a list of network providers, HMO's linguistic and cultural capabilities and other information requested or required by TDH or its Enrollment Broker to assist potential Members in making informed choices.

14.2.5 TDH will provide HMO with at least 10 days written notice of all TDH planned activities. Failure to participate in, or send a representative to a TDH sponsored enrollment activity is a default of the terms of the contract. Default may be excused if HMO can show that TDH failed to provide the required notice, or if HMO's absence is excused by TDH.

14.3        DISENROLLMENT

            -------------

14.3.1 HMO has a limited right to request a Member be disenrolled from HMO without the Member's consent. TDH must approve any HMO request for disenrollment of a Member for cause. Disenrollment of a Member may be permitted under the following circumstances:

14.3.1.1 Member misuses or loans Member's HMO membership card to another person to obtain services.

14.3.1.2 Member is disruptive, unruly, threatening or uncooperative to the extent that Member's membership seriously impairs HMO's or provider's ability to provide services to Member or to obtain new Members, and Member's behavior is not caused by a physical or behavioral health condition.

14.3.1.3 Member steadfastly refuses to comply with managed care restrictions (e.g., repeatedly using emergency room in combination with refusing to allow HMO to treat the underlying medical condition).

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

14.3.2 HMO must take reasonable measures to correct Member behavior prior to requesting disenrollment. Reasonable measures may include providing education and counseling regarding the offensive acts or behaviors.

14.3.3 HMO must notify the Member of HMO's decision to disenroll the Member if all reasonable measures have failed to remedy the problem.

14.3.4 If the Member disagrees with the decision to disenroll the Member from HMO, HMO must notify the Member of the availability of the complaint procedure and TDH's Fair Hearing process.

14.3.5 HMO CANNOT REQUEST A DISENROLLMENT BASED ON ADVERSE CHANGE IN THE MEMBER'S HEALTH STATUS OR UTILIZATION OF SERVICES WHICH ARE MEDICALLY NECESSARY FOR TREATMENT OF A MEMBER'S CONDITION.

14.4        AUTOMATIC RE-ENROLLMENT
            -----------------------

14.4.1 Members who are disenrolled because they are temporarily ineligible for Medicaid will be automatically re-enrolled into the same health plan. Temporary loss of eligibility is defined as a period of 3 months or less.

14.4.2 HMO must inform its Members of the automatic re-enrollment procedure. Automatic re-enrollment must be included in the Member Handbook (see Article 8.2.1).

14.5        ENROLLMENT REPORTS
            ------------------

14.5.1 TDH will provide HMO enrollment reports listing all STAR Members who have enrolled in or were assigned to HMO during the initial enrollment period.

14.5.2 TDH will provide monthly HMO Enrollment Reports to HMO on or before the first of the month.

14.5.3 TDH will provide Member verification to HMO and network providers through telephone verification or TexMedNet.

ARTICLE XV         GENERAL PROVISIONS

15.1        INDEPENDENT CONTRACTOR
            ----------------------

            HMO, its agents, employees, network providers, and Subcontractors are independent contractors and do not perform services under this contract as employees or agents

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

            of TDH. HMO is given express, limited authority to exercise the State's right of recovery as provided in Article 4.9.

15.2        AMENDMENT

            ---------

15.2.1 This contract must be amended by TDH if amendment is required to comply with changes in state or federal laws, rules, or regulations.

15.2.2 TDH and HMO may amend this contract if reductions in funding or appropriations make full performance by either party impracticable or impossible, and amendment could provide a reasonable alternative to termination. If HMO does not agree to the amendment, contract may be terminated under Article XVIII.

15.2.3 This contract must be amended if either party discovers a material omission of a negotiated or required term, which is essential to the successful performance or maintaining compliance with the terms of the contract. The party discovering the omission must notify the other party of the omission in writing as soon as possible after discovery. If there is a disagreement regarding whether the omission was intended to be a term of the contract, the parties must submit the dispute to dispute resolution under Article 15.8.

15.2.4      This contract may be amended by mutual agreement at any time.

15.2.5 All amendments to this contract must be in writing and signed by both parties.

15.2.6 No agreement shall be used to amend this contract unless it is made a part of this contract by specific reference, and is numbered sequentially by order of its adoption.

15.3        LAW, JURISDICTION AND VENUE
            ---------------------------

            Venue and jurisdiction shall be in the state and federal district courts of Travis County, Texas. The laws of the State of Texas shall be applied in all matters of state law.

15.4        NON-WAIVER
            ----------

            Failure to enforce any provision or breach shall not be taken by either party as a waiver of the right to enforce the provision or breach in the future.

15.5        SEVERABILITY

            ------------

            Any part of this contract which is found to be unenforceable, invalid, void, or illegal shall be severed from the contract. The remainder of the contract shall be effective.

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

15.6        ASSIGNMENT

            ----------

            This contract was awarded to HMO based on HMO's qualifications to perform personal and professional services. HMO cannot assign this contract without the written consent of TDI and TDH. This provision does not prevent HMO from subcontracting duties and responsibilities to qualified Subcontractors.

15.7        NON-EXCLUSIVE
            -------------

            This contract is a non-exclusive agreement. Either party may contract with other entities for similar services in the same service area.

15.8        DISPUTE RESOLUTION
            ------------------

            All dispute arising under this contract shall be resolved through TDH's dispute resolution procedures, except where a remedy is provided for through TDH's administrative rules or processes. All administrative remedies must be exhausted prior to other methods of dispute resolution.

15.9        DOCUMENTS CONSTITUTING CONTRACT
            -------------------------------

            This contract includes this document and all amendments and appendices to this document, the Request for Application, the Application submitted in response to the Request for Application, the Texas Medicaid Provider Procedures Manual and Texas Medicaid Bulletins addressed to HMOs, contract interpretation memoranda issued by TDH for this contract, and the federal waiver granting TDH authority to contract with HMO. If any conflict in provisions between these documents occurs, the terms of this contract and any amendments shall prevail. The documents listed above constitute the entire contract between the parties.

15.10       FORCE MAJEURE
            -------------

            TDH and HMO are excused from performing the duties and obligations under this contract for any period that they are prevented from performing their services as a result of a catastrophic occurrence, or natural disaster, clearly beyond the control of either party, including but not limited to an act of war, but excluding labor disputes.

15.11       NOTICES

            -------

            Notice may be given by any means which provides for verification of receipt. All notices to TDH shall be addressed to Bureau Chief, Texas Department of Health, Bureau of Managed Care, 1100 W. 49th Street, Austin, TX 78756-3168, with a copy to the Contract Administrator. Notices to HMO shall be addressed to CEO/President,

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

15.12       SURVIVAL

-----       --------

            The provisions of this contract which relate to the obligations of HMO to maintain records and reports shall survive the expiration or earlier termination of this contract for a period not to exceed six
            (6) years unless another period may be required by record retention policies of the State of Texas or HCFA.

ARTICLE XVI        DEFAULT

16.1        FAILURE TO PROVIDE COVERED SERVICES
            -----------------------------------

            If a member requests a Fair Hearing before TDH because HMO has failed to provide a covered service, the Bureau of Managed Care may recommend to the hearing officer that a determination be made to impose sanctions upon HMO, in addition to any remedy entered for an on behalf of the Member. The recommendation to impose sanctions must include an amount of recommended sanctions. The amount of the sanction may be in any amount of not less than $1,000 or more than $25,000 depending upon the nature of the denial and the hardship or health threat that the denial placed upon the Member.

16.2        FAILURE TO PERFORM AN ADMINISTRATIVE FUNCTION
            ---------------------------------------------

            Failure of HMO to perform an administrative function is a default under this contract. Administrative functions are any requirements under this contract which are not direct delivery of health or health-related services, including claims payments, encounter data submissions, filing any reports when due, providing or producing records upon request or failing to enter into contracts or implementing procedures necessary to carry out contract obligations.

16.3        HMO CERTIFICATE OF AUTHORITY
            ----------------------------

            Termination or suspension of HMO's TDI Certificate of Authority or any adverse action taken by TDI which TDH determines will affect the ability of HMO to provide health care services to Members is a default under this contract.

16.4        INSOLVENCY

            ----------


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

            Failure of HMO to maintain protection against fiscal insolvency as required under State or federal law or incapacity of HMO to meet its financial obligations as they come due is a default under this contract.

16.5        FAILURE TO COMPLY WITH FEDERAL LAWS AND REGULATIONS
            ---------------------------------------------------

            Failure of HMO to comply with the federal requirements for Medicare or Medicaid standards, requirements, or prohibitions, is a default under this contract.

16.6        EXCLUSION FROM PARTICIPATION IN MEDICARE OR MEDICAID
            ----------------------------------------------------

16.6.1 Exclusion of HMO or any of the managing employees or persons with an ownership interest whose disclosure is required by ss. 1124(a) of the Social Security Act (the Act), under the provisions of ss. 1128(a) and/or (b) of the Act, is a default of this contract.

16.6.2 Exclusion of any provider or Subcontractor or any of the managing employees or persons with an ownership interest of the provider or Subcontractor whose disclosure is required by ss. 1124(a) of the Act, under the provisions of ss. 1128(a) and/or (b) of the Act, is a default of this contract if the exclusion will materially affect HMO's performance under this contract.

16.7        MISREPRESENTATION, FRAUD OR ABUSE
            ---------------------------------

            Misrepresentation or fraud under the provisions of Article 4.8 of this contract is a default under this contract.

            Misrepresentation or fraud and abuse under any state or federal law, regulation or rule or under the common law of the State of Texas, is a default under this contract.

16.8        FAILURE TO MAKE CAPITATION PAYMENTS
            -----------------------------------

            Failure by TDH to make capitation payments when due is a default under this contract.

16.9        FAILURE TO MAKE PAYMENTS TO NETWORK PROVIDERS AND SUBCONTRACTORS
            ----------------------------------------------------------------

            Failure to make timely and appropriate payments to network providers and Subcontractors is a default under this contract. Withholding or recouping capitation payments as allowed or required under other Articles of this contract is not a default under this contract.

16.10       FAILURE TO DEMONSTRATE THE ABILITY TO PERFORM CONTRACT FUNCTIONS
            ----------------------------------------------------------------


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

            Failure to pass any of the mandatory system or delivery function requirements of Readiness Review outlined in Article I is a default under the contract.

16.11       FAILURE TO MONITOR AND/OR SUPERVISE ACTIVITIES OF CONTRACTORS OR
            ----------------------------------------------------------------
            NETWORK PROVIDERS
            -----------------

16.11.1 Failure of HMO to audit, monitor, supervise, or enforce functions delegated by contract to another entity which results in a default under this contract or constitutes a violation of state or federal laws, rules, or regulations is a default under this contract.

16.11.2 Failure of HMO to properly credential, conduct reasonable utilization review, and quality monitoring is a default under this contract.

16.11.3 Failure of HMO to require providers and contractors to provide timely and accurate encounter, financial, statistical and utilization data is a default under this contract.

ARTICLE XVII       NOTICE OF DEFAULT AND CURE OF DEFAULT

17.1 TDH will provide HMO with written notice of default under this contract. The written notice must contain the following information:

17.1.1 A clear and concise statement of the circumstances or conditions which constitute a default under this contract;

17.1.2      The contract provision(s) under which default is being declared;

17.1.3 A clear and concise statement of how and/or whether the default may be cured;

17.1.4 A clear and concise statement of the time period HMO will be allowed to cure the default;

17.1.5 The amount of damages or the types of sanctions which are being or will be imposed pending cure, and the date they began or will begin;

17.1.6 Whether any part of the damages or sanctions may be recouped from or passed through to an individual or entity who is or may be responsible for the act or omission for which default is declared; and


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

17.1.7 Whether failure to cure within the given time period will result in additional damages or sanctions and/or referral for investigation or action by another agency, and/or termination of the contract.

17.2 Sanctions and damages for acts or omissions which are events of default under Article XVI will be imposed from the date of occurrence until cured, unless otherwise stated in the notice of default.

ARTICLE XVIII      REMEDIES AND SANCTIONS

18.1        TERMINATION BY TDH
            ------------------

18.1.1      TDH may terminate this contract if:

18.1.1.1 HMO repeatedly fails or refuses to provide services and perform administrative functions under this contract after notice and opportunity to cure;

18.1.1.2    HMO materially defaults under any of the provisions of Article XVI;

18.1.1.3 Federal or state funds for the Medicaid program are no longer available; or

18.1.1.4 TDH has a reasonable belief that HMO has placed the health or welfare of Members in jeopardy.

18.1.2 TDH must give HMO 30 days written notice of intent to terminate this contract if termination is a result of HMO's failure to cure a default under Article XVIII. If termination is a result of Article 18.1.1.3, TDH will provide HMO with reasonable notice under the circumstances. If termination is a result of Article 18.1.1.4, TDH will give the notice required under the provisions of TDH's formal hearing procedures in 25 Texas Administrative Code ss. 1.2.1.
            Notice may be given by any means that gives verification of receipt. The termination date will be calculated as 30 days following the date that HMO receives the notice of intent to terminate.

18.1.3 HMO must continue to perform services until the last day of the month following 30 days from the date of receipt of notice if the termination is a result of Articles 18.1.1.1, 18.1.1.2, or 18.1.1.3. TDH may prohibit HMO's further performance of services under the contract if the reason for termination is Article 18.1.1.4.

18.1.4 HMO may appeal the termination of this contract under the provisions of the Texas Human Resources Code,ss.32.034.

18.1.5 The remedies available to TDH set forth above are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised


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

            concurrently or consecutively. Exercise of any remedy in whole or in part shall not limit TDH in exercising all or part of any remaining remedies.

18.2        TERMINATION BY HMO
            ------------------

18.2.1 HMO may terminate this contract if TDH fails to pay HMO as required under Article XIII or otherwise materially defaults in its duties and responsibilities under this contract. Retaining premium, recoupment, sanctions, or penalties which are allowed under this contract or which result from HMO's failure to perform or a default under the terms of the contract are not cause for termination.

18.2.2 HMO must give TDH 60 days written notice of intent to terminate this contract. Notice may be given by any means that gives verification of receipt. The termination date will be calculated as the last day of the month following 60 days from the date the notice of intent to termination is received by TDH.

18.2.3 TDH must be given 30 days to pay all amounts due. If TDH pays all amounts then due, HMO cannot terminate the contract under this Article.

18.3        TERMINATION BY MUTUAL CONSENT
            -----------------------------

            This contract may be terminated at any time by mutual consent of both HMO and TDH.

18.4        DUTIES UPON TERMINATION OF CONTRACTING PARTIES
            ----------------------------------------------

            When termination of the contract occurs, TDH and HMO must meet the following obligations:

18.4.1 If the contract is terminated unilaterally by TDH, because of failure of HMO to perform duties and obligations required by the contract or by mutual consent with termination initiated by HMO:

18.4.1.1 TDH is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services; and

18.4.1.2 HMO is responsible for all expenses related to giving notice to Members.

18.4.2 If the contract is terminated for any reason other than those included in Article 18.4.1:

18.4.2.1 TDH is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services; and

18.4.2.2 TDH is responsible for all expenses related to giving notice to Members.


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

18.5        STATE AND FEDERAL DAMAGES, PENALTIES AND SANCTIONS
            --------------------------------------------------

18.5.1 TDH may recommend to HCFA that sanctions be taken against HMO for violations of 42 C.F.R. 434.67(a), relating to sanctions against HMOs with risk comprehensive contracts. These violations are also defaults of Article XVI of this contract. If HCFA determines that HMO has violated one or more of these provisions of the regulations and determines that federal payments will be withheld, TDH will deny and withhold payments for new enrollees of HMO.

18.5.1.1 HMO must be given notice and opportunity to appeal a decision of TDH and HCFA as required in 42 C.F.R. 434.67(c) and (d).

18.5.1.2 HMO may be subject to civil money penalties under the provisions of 42 C.F.R. 1003 in addition to or in place of withholding payments under Article 18.5.1.

18.5.2 HMO may be subject to damages and penalties under the Human Resources Code, ss.32.039, relating to damages and penalties for events of default under this contract and violations of the provisions of ss.32.039.

18.5.2.1 HMO will be given notice of the default or violation upon which damages or penalties are based and an opportunity to appeal under the provision of ss.32.039.

18.6        SUSPENSION OF NEW ENROLLMENT
            ----------------------------

18.6.1 TDH may suspend new enrollment into HMO for any default under this contract.

18.6.2 TDH must give HMO 30 days written notice of intent to suspend new enrollment other than for defaults which are imposed as a result of fraud and abuse or imminent danger to the health or safety of Members. Notice may be given by any means which gives verification of receipt. The suspension date will be calculated as 30 days following the date that HMO receives the notice of intent to suspend new enrollment. During the 30-day notice period, HMO will be given an opportunity to cure the defaults, if a cure is possible.

18.6.3 TDH may immediately suspend new enrollment into HMO for a default declared as a result of fraud and abuse or imminent danger to the health and safety of Members or investigation, prosecution, or suspension by an agency charged with the duty of investigation of state and federal laws.

18.6.4 The suspension of new enrollment may be for any duration, up to the termination date of the contract. TDH will impose a duration of suspension based upon the type and severity of the default and HMO's ability to cure the default.

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

18.7        TDH INITIATED DISENROLLMENT
            ---------------------------

18.7.1 TDH may initiate disenrollment of a Member or reduce the total number of Members enrolled in HMO through disenrollment if HMO fails to provide covered services to a Member or if TDH determines that HMO has a pattern or practice of failing to provide covered services to Members.

18.7.2 TDH must give HMO 30 days written notice of intent to initiate disenrollment of a Member. Notice may be given by any means which gives verification of receipt. The TDH initiated disenrollment date will be calculated as 30 days following the date that HMO receives the notice of intent to disenroll. HMO will not be given an opportunity to cure the default unless the right to cure is expressly authorized in the notice letter.

18.7.3 TDH may continue to reduce the number of Members enrolled in HMO until HMO demonstrates that it can and/or will provide covered services as required under this contract.

18.8        LIQUIDATED MONEY DAMAGES - WITHHOLDING PAYMENTS
            -----------------------------------------------

18.8.1 TDH may impose liquidated money damages in addition to other remedies and sanctions provided under this contract. If money damages are imposed, TDH may either reduce the amount of any monthly premium payments otherwise due to HMO by the amount of the damages or require direct payment. Money damages, which are withheld, are forfeited and will not be subsequently paid to HMO upon compliance or cure of default, unless a determination is made after appeal that the damages should not have been imposed.

18.8.2 Failure to perform or comply with an administrative function. TDH may impose and withhold the following money damages for each event of default:

18.8.2.1 Failure to file or filing incomplete or inaccurate annual or quarterly reports will result in money damages of not less than $3,000.00 or more than $11,000.00 for every month from the month the report is due until submitted in the form and format required by TDH. These money damages apply separately to each report.

18.8.2.2 Failure to produce or provide records and information requested by TDH, or an entity acting on behalf of TDH, or an agency authorized by statute or law to require production of records at the time and place the records were required or requested, will result in money damages of not less than $1,000.00 per day for each day the records are not produced as required by the requesting entity or agency if the requesting entity or agency is conducting an investigation or audit relating to fraud or abuse, and $500.00 per day for each day records are not produced if the requesting entity or agency is conducting routine audits or monitoring activities.


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

18.8.2.3 Failure to file or filing incomplete or inaccurate encounter data will result in money damages of not less than $10,000 nor more than $25,000 for each month HMO fails to submit encounter data in the form and format required by TDH. These damages are in addition to the damages contained in Article 18.8.2.1. TDH will use the encounter data validation methodology established by TDH to determine the numbers of encounter data and the number of days for which damages will be assessed.

18.8.2.4 Failing or refusing to cooperate with TDH, an entity acting on behalf of TDH, or an agency authorized by statute or law to require the cooperation of HMO, in carrying out an administrative, investigative, or prosecutorial function of the Medicaid program, will result in money damages of not less than $ 1,000.00 per day for each day HMO fails to cooperate.

18.8.3 Failure to provide or pay for covered services. TDH will impose and withhold the following money damages for each event of default:

18.8.3.1 Failure to provide mandatory and/or benchmarked services. If HMO fails to deliver services or to report encounter data documenting the delivery of services which are mandated by federal law or for which a benchmark is established under this contract, TDH will impose money damages. Damages imposed will be not less than $10,000 nor more than $25,000 for each month that HMO substantially fails to deliver the services and/or report the encounter data documenting the delivery of the services, or fails to meet the established benchmark. These damages are in addition to failure to document or submit encounter data and reports required elsewhere in this contract.

18.8.3.2 Failure to provide a covered service requested or required by a Member. If a Member requests a Fair Hearing before TDH because HMO has substantially failed to provide a covered service, the Bureau of Managed Care may make a recommendation to the hearing officer conducting the Fair Hearing to impose sanctions upon HMO. The recommendation of the Bureau of Managed Care to impose sanctions must include an amount of recommended sanctions, and the justification for entering a finding that HMO has substantially failed to deliver the requested service. The amount of the sanction may be in any amount of not less than $ 1,000.00 nor more than $25,000.00 depending upon the nature of the denial and the hardship or health threat that the denial placed upon the Member.

18.8.3.3 If TDH has provided or paid for a service requested by a Member pending a decision after a Fair Hearing and the decision is adverse to HMO, TDH will withhold the entire amount TDH paid for the service in addition to the damages under Article 18.8.3.

18.8.3.4 Failure to enter into a required or mandatory contract or failure to contract for or arrange to have all services required under this contract provided will result in money

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

            damages of $1,000.00 per day that HMO either fails to negotiate in good faith to enter into the required contract or fails to arrange to have required services delivered.

18.8.3.5 Failing to pay providers claims for covered services. TDH will impose and withhold the following money damages for each event of default. These money damages are in addition to the interest HMO is required to pay to providers under the provisions of Article 7.2.7.10.

18.8.3.6 If TDH determines that HMO has failed to pay a provider for a claim or claims for which provider should have been paid, TDH will impose money damages of $2 per day for each day the claim is not paid from the date the claim should have been paid (calculated as 30 days from the date a clean claim was received by HMO) until the claim is paid by HMO.

18.8.3.7 If TDH determines that HMO has failed to pay a capitation amount to a provider who has contracted with IB40 to provide services on a capitated basis, TDH will impose money damages of $10 per day, per Member for whom the capitation is not paid, from the date on which the payment was due until the capitation amount is paid.

18.8.4 TDH must provide HMO with 7 days written notice of intent to withhold capitation amounts under this Article 18.8. The notice will include the reason for the withhold, the amount that TDH intends to withhold, and the facts and detail sufficient for HMO to determine the accuracy of the proposed withhold. Notice may be given by any means that gives verification of receipt.

18.8.5 HMO may appeal the decision of TDH to withhold capitation amounts by filing a written response to the notice clearly stating the reason that HMO disputes the withhold and include any supporting documentation with the response. HMO must file the appeal within 15 days from HMO's receipt of the notice. Filing an appeal will not pend or suspend the withhold.

18.8.6 HMO and TDH must attempt to informally resolve the dispute. If HMO and TDH are unable to informally resolve the dispute, HMO must notify the Bureau Chief of Managed Care that they are unable to come to an agreement. The Bureau Chief will refer the dispute to the Associate Commissioner for Health Care Financing who will appoint a committee to review the dispute under TDH's dispute resolution procedures. The decision of the dispute resolution committee will be the final administrative decision by TDH.

18.9        FORFEITURE OF TDI PERFORMANCE BOND
            ----------------------------------

            TDH may require forfeiture of all or a portion of the face amount of the TDI performance bond if TDH determines that an event of default has occurred. Partial payment of the face amount shall reduce the total bond amount available pro rata.

                                               El Paso Service Area HMO Contract

                                                                         5/14/99

ARTICLE XIX        TERM

19.1 The effective date of this contract is _________________________, 1999. This contract will terminate on August 31, 2001, unless terminated earlier as provided elsewhere in this contract.

19.2        The contract will not automatically renew beyond the initial term.
            TDH will notify HMO not less than 60 days before the end of the contract term of its intent not to renew the contract.

19.3 If HMO does not intend to renew beyond the initial term of the contract, HMO must submit a written Notice of Intent Not to Renew, along with a transition plan for its existing Members, not less than 90 days before the end of the contract term in Article 19.1. HMO will be responsible for paying all costs of providing notice to Members and any additional costs incurred by TDH to ensure that Members are reassigned to other plans without interruption of services.

19.4 HMO may enter into a new contract to continue to provide managed care services under the following terms and conditions:

19.4.1 HMO submits a written Request to Continue Operations Without Interruption not less than 90 days before the end of the contract term in Article 19.1;

19.4.2 HMO submits to a Readiness Review by TDH under the provisions of Gov. Code ss.533.107;

19.4.3 HMO cures any past defaults or deficiencies or submits a written plan documenting how past defaults or deficiencies will be avoided under a future contract, and the written plan is approved by TDH; and

19.4.4 HMO submits all reports and encounter data currently due or past due under this contract before the termination date of this contract.

19.4.5 If HMO submits a Request to Continue Operations Without Interruption but either fails to meet the requirements of this Article or decides prior to execution of a renewal contract not to continue operations, HMO will be responsible for paying all costs of providing notice to Members and any additional costs incurred by TDH to ensure that Members are reassigned to other plans without interruption of services. HMO must continue to provide services to Members for 60 days or until all Members have been reassigned to other plans.


                                               El Paso Service Area HMO Contract

                                                                         5/14/99

19.5 This contract may be extended on a temporary basis if the requirements of this section have been initiated but the requirements of Article 19.3 have not been completed and/or evaluated by TDH before the termination date.

19.6 Non-renewal of this contract is not a contract termination for purposes of appeal rights under the Human Resources Code ss.32.034.

SIGNED   twenty-second               day of   July                       , 1999.
       -----------------------------        -----------------------------

TEXAS DEPARTMENT OF HEALTH                     Name of HMO



BY: /s/ WILLIAM R. ARCHER, III                 BY: /s/ Michael McKinney
------------------------------                     -----------------------------
William R. Archer III, M.D.          Printed Name: Michael D. McKinney M.D.
Commissioner of Health                             -----------------------------
                                            Title: President/CEO
                                                   -----------------------------


Approved as to Form: /s/ Illegible

Office of General Counsel

                                               El Paso Service Area HMO Contract

                                                                         5/14/99







Appendices
----------
Copies of the Appendices will be available upon request.

                                                TDH Doc. No. 7427705425*2001-01A


                                 AMENDMENT NO. 1
                                     TO THE

                           1999 CONTRACT FOR SERVICES

                                     BETWEEN

                     THE TEXAS DEPARTMENT OF HEALTH AND HMO

This Amendment No. I is entered into between the Texas Department of Health and Superior Health Plan, Inc., to amend the Contract for Services between the Texas Department of Health and HMO in the El Paso Service Area, dated July 22, 1999. The effective date of this amendment is January 1, 2000. All other contract provisions remain in full force and effect.

The Parties agree to amend the Contract as follows:

1. Article XIII is amended by deleting the stricken language and adding the bold and italicized language to Article 13.1.2 as follows:

         13.1.2 Delivery Supplemental Payment (DSP). DSP is a payment process to HMO in which the costs of delivery were extracted from the Standard Capitation Payment Methodology of other risk groups and included in a one-time payment for each delivery. TDH has submitted the delivery supplemental payment methodology to HCFA for approval. The monthly capitation amounts established for each risk group in the El Paso Service Area using the DSP methodology will apply only if the methodology is approved by HCFA, and the methodology is implemented for all HMOs in all existing service areas by contract. [DELETED] The monthly capitation amounts for January 1, 2000, through August 31, 2000, using the DSP methodology, and the DSP amounts are listed below. These amounts are effective January 1, 2000. The monthly capitation amounts established for each risk group in the El Paso Service Area using the Standard methodology (listed in
                    Article 13.1.3) will apply if the DSP methodology is not approved by HCFA.


                                                                     El Paso SDA

       -----------------------------------------------------------------
       Risk Group                            Monthly Capitation Amounts
                                             January 1, 2000 August 31,
                                             2000

       -----------------------------------------------------------------
       TANF Adults                                     $123.17
       -----------------------------------------------------------------
       TANF Children > 12                              $ 60.59
       Months of Age
       -----------------------------------------------------------------
       Expansion Children > 12                         $ 83.90
       Months of Age
       -----------------------------------------------------------------
       Newborns < 12 Months of                         $299.20
       Age
       -----------------------------------------------------------------
       TANF Children < 12                              $299.20
       Months of Age
       -----------------------------------------------------------------
       Expansion Children < 12                         $299.20
       Months of Age
       -----------------------------------------------------------------
       Federal Mandate Children                        $ 46.44
       -----------------------------------------------------------------
       CHIP Phase I                                    $ 68.70
       -----------------------------------------------------------------
       Pregnant Women                                  $206.20
       -----------------------------------------------------------------
       Disabled/Blind                                  $ 14.00
       Administration
       -----------------------------------------------------------------

                    Delivery Supplemental Payment: A one-time per pregnancy supplemental payment for each delivery shall be paid to HMO as provided below in the following amount: $2,885.39.

         13.1.2.1 HMO will receive a DSP for each live or still birth. The one-time payment is made regardless of whether there is a single or multiple births at time of delivery. A delivery is the birth of a liveborn infant, regardless of the duration of the pregnancy, or a stillborn (fetal death) infant of 20 weeks or more gestation. A delivery does not include a spontaneous or induced abortion, regardless of the duration of the pregnancy.

         13.1.2.2 For an HMO Member who is classified in the Pregnant Women, TANF Adults, TANF Children > 12 months, Expansion Children > 12 months, Federal Mandate Children, or CHIP risk group, HMO will be paid the monthly capitation amount identified in
                    Article 13.1.2 for each month of classification, plus the DSP amount identified in Article 13.1.2.

         13.1.2.3 HMO must submit a monthly DSP Report (report) that includes the data elements specified by TDH. TDH will consult with contracted


                                                                     El Paso SDA

                    HMOs prior to revising the report data elements and requirements. The reports must be submitted to TDH in the format and time specified by TDH. The report must include only unduplicated deliveries. The report must include only deliveries for which HMO has made a payment for the delivery, to either a hospital or other provider. No DSP will be made for deliveries which are not reported by HMO to TDH within 210 days after the date of delivery, or within 30 days from the date of discharge from the hospital for the stay related to the delivery, whichever is later.

         13.1.2.4 HMO must maintain complete claims and adjudication disposition documentation, including paid and denied amounts for each delivery. HMO must submit the documentation to TDH within five (5) days from the date of a TDH request for documents.

         13.1.2.5 The DSP will be made by TDH to HMO within twenty (20) state working days after receiving an accurate report from HMO.

         13.1.2.6 All infants of age equal to or less than twelve months (Newborns) in the TANF Children, Expansion Children, and Newborns risk groups will be capitated at the Newborns classification capitation amount in Article 13.1.2.

AGREED AND SIGNED by an authorized representative of the parties on 1/3/2000.

TEXAS DEPARTMENT OF HEALTH              Superior Health Plan, Inc.

By: /s/ WILLIAM R. ARCHER, III          By: /s/ MICHAEL D. MCKINNEY
    ------------------------------          ------------------------------
    William R. Archer, III., M.D.           Michael D. McKinney, M.D.
    Commissioner of Health                  CEO


Approved as to Form:



/s/ L. WIEGMAN          1-3-2000
--------------------------------
Office of General Counsel

TDH Doc. No. 7427705425*2001-01A                                     El Paso SDA

                                                                      DR# 026906
                                                        DOC# 7427705425*2001 O1B


                                 AMENDMENT NO 3
                                     TO THE

                           1999 CONTRACT FOR SERVICES

                                     BETWEEN

                     THE TEXAS DEPARTMENT OF HEALTH AND HMO

This Amendment No. 3 is entered into between the Texas Department of Health
(TDH) and Superior Health Plan, Inc. (HMO). to amend the Contract for Services between the Texas Department of Health and HMO in the El Paso Service Area. dated September 1, 1999. The effective date of this Amendment is the date TDH Signs this Amendment. All other contract provisions remain in full force and effect.


1.  Article II is amended by adding the bold and italicized language

DEFINITIONS

Call coverage means arrangements made by a facility or an attending physician with all appropriate level of health care provider who agrees to be available oil all as-needed basis to provide medically appropriate services for routine/high risk/or emergency medical conditions or emergency Behavioral Health condition that present without being scheduled at the facility or when the attending physician is unavailable.

[DELETED] Enrollment report/enrollment file means the daily or monthly list of Medicaid recipients who are enrolled with an HMO as Members oil the day or for the month the report is issued.

2. Article VI is amended by adding the bold and italicized language and deleting the stricken language.

6.9         PERINATAL SERVICES
            ------------------

6.9.2 HMO must have a perinatal health care system in place that. at a minimum, provides the following services:

6.9.3 HMO must have a process to expedite scheduling a prenatal appointment for all obstetrical exam for a TP40 Member no later than two weeks after receiving the daily enrollment file verifying enrollment of the Member into the HMO.

6.9.3.4 HM0 must have procedures in place to contact and assist a pregnant/delivering Member in selecting a PCP for her baby either before the birth or as soon as the baby is born. [DELETED]

6.9.4.5 HMO must provide inpatient care and professional services related to labor and delivery for its pregnant/delivering Members and neonatal care for its newborn Members (see Article 14.3.1) at the time of delivery and for up to 48 hours following an uncomplicated vaginal delivery and 96 hours following an uncomplicated Caesarian delivery. [DELETED]

6.9.5.1 HMO must reimburse in-network providers, out-of-network providers, and specialty physicians who are providing call coverage, routine, and/or specialty consultation services for the period of time covered in Article 6.9.5.

6.9.5.1.1 HMO must adjudicate provider claims for services provided to a newborn Member in accordance with TDH's claims processing requirements using the proxy ID number or State-issued Medicaid ID number (see Article 4.10). HMO cannot deny claims based on provider non-use of State-issued Medicaid ID number for a newborn Member. HMO must accept provider claims for newborn services based on mother's name and/or Medicaid ID number with accommodations for multiple births. as specified by the HMO.

6.9.5.2 HMO cannot require prior authorization or PCP assignment to adjudicate newborn claims for the period of time covered by 6.9.5

            [DELETED]

6.9.6 [DELETED] HMO may require prior authorization requests for hospital or professional services provided beyond the time limits in Article
            6.9.5. HMO must respond to these prior authorization within the requirements of 28 TAC ss.19.1710 - 19.1712 and Article 21.58a of the Texas Insurance Code.

6.9.6.1 HMO must notify providers involved in the care of pregnant/delivering women and newborns (including out-of-network providers and hospitals) regarding the HMO's prior authorization requirements.

6.9.6.2 HMO cannot require a prior authorization for services provided to a pregnant/delivering Member or newborn Member for a medical condition which requires emergency services, regardless of when the emergency condition arises (see Article 6.5.6).

3. Article VIII is amended by adding the bold and italicized language and deleting the stricken language

8.4.2 HMO must issue a Member Identification Card (ID) to the Member within five (5) days from the date the HMO receives the monthly Enrollment File from the Enrollment Broker. If the 5th day falls on a weekend or state holiday, the ID Card must be issued by the following working day. The ID Card must include, at a minimum, the following Member's name, Member's Medicaid number, either the issue date of the card or effective date of the PCP assignment: PCP's name, address, and telephone number; name of HMO; name of IPA to which the Member's PCP belongs, if applicable; the 24-hour, seven
            (7) day a week toll-free telephone number operated by HMO; the toll-free number for behavioral health care services; and directions for what to do in an emergency. The ID Card must be reissued if the Member reports a lost card, there is a Member name change, if Member requests a new PCP, or for any other reason which results in a change to the information disclosed on the ID Card.

4. Article XII is amended by adding the bold and italicized language and deleting the stricken language.

12.2        STATISTICAL REPORTS
            -------------------

12.2.4 HMO cannot submit newborn encounters to TDH until the State-issued Medicaid ID number is received for a newborn. HMO must match the proxy ID number issued by the HMO with the State-issued Medicaid ID number prior to submission of encounters to TDH and submit the encounter in accordance to the HMO Encounter Data Submission Manual. The encounter must include the State issued Medicaid ID number. Exceptions to the 45-day deadline will be granted in cases in which the Medicaid ID number is not available for a newborn Member.

12.2.5 HMO must require providers to submit claims and encounter data to HMO no later than 95 days after the date services are provided.

12.2.6 HMO must use the procedure codes. diagnosis codes and other codes contained in the most recent edition of the Texas Medicaid Provider Procedures Manual and as otherwise provided by TDH. Exceptions or additional codes must be submitted for approval before HMO uses the codes.

12.2.7 HMO Must Use its TDH-specified identification numbers on all encounter data Submissions. Please refer to the TDH Encounter Data Submission Manual for further specifications.

12.2.8 HMO must validate all encounter data using the encounter data validation methodology prescribed by TDH prior to submission of encounter data to TDH.

12.2.9 All Claims Summary Report. HMO must submit the "All Claims Summary Report" identified in the Texas Managed Care Claims Manual as a contract year-to-date report. The report must be submitted quarterly by the last day of the month following the reporting period. The reports must be submitted to TDH in a format specified by TDH.

12.2.10 Medicaid Disproportionate Share Hospital (DSH) Report HMO must file preliminarv and final Medicaid Disproportionate Share Hospital (DSH) reports. required by TDH to identify and reimburse hospitals that qualify for Medicaid DSH funds. The preliminary and final DSH reports must include the data elements and be submitted in the form and format specified b TDH. The preliminary DSH reports are due on or before June 1 of the year following the state fiscal year for which data is being reported. The final DSH reports are due on or before August 15 of the year following the state fiscal year for which data is being reported.

5.  Article XIII is amended by adding the bold and italicized language.

13.5        NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS
            ---------------------------------------------

13.5.1 Newborns born to Medicaid eligible mothers who are enrolled in HMO are enrolled into HMO for 90 days following the date of birth.

13.5.1.1 The mother of the newborn Member may change her newborn to another HMO during the first 90 days following the date of birth, but may only do so through TDH Customer Services.

13.5.2 MAXIMUS will provide HMO with a daily enrollment file which will list all newborns who have received State-issued Medicaid ID numbers. This file will include the Medicaid eligible mother's Medicaid ID number to allow the HMO to link the newborn's State-issued Medicaid ID numbers with the proxy ID number. TDH will guarantee capitation payments to HMO for all newborns who appear on the MAXIMUS daily enrollment file as HMO Members for each month the newborn is enrolled in the HMO.

13.5.3 All non-TP45 newborns whose mothers are HMO Members at the time of the birth of the newborn will be retroactively enrolled into the HMO through a manual process by DHS Data Control.

13.5.4 Newborns who do not appear on the MAXIMUS daily enrollment file before the end of the sixth month following the date of birth will not be retroactively enrolled into the HMO TDH will manually reconcile payment to the HMO for services provided from the date of birth for TP45 and all other eligibility categories of newborns. Payment will cover services rendered from the effective date of the proxy ID number when first issued by the HMO regardless of plan assignment at the time the State-issued Medicaid ID number is received.

13.5.5 MAXIMUS will provide HMO with a daily enrollment file which will list all TP40. Members who have received State-issued Medicaid ID numbers. TDH will guarantee capitation payments to HMO for all TP40 Members who appear on the MAXIMUS daily enrollment file as HMO Members for each month the TP40 Member enrollment is effective.

6.  Article XIV is amended by adding the bold and italicized language.

14.3        NEWBORN ENROLLMENT
            ------------------

            The HMO is responsible for newborns who are born to mothers who are enrolled in HMO on the date of birth as follows:

14.3.1 Newborns are presumed Medicaid eligible and enrolled in the mother's HMO for at least 90 days from the date of birth.

14.3.1.1 A mother of a newborn Member may change plans for her newborn during the first 90 days by contacting TDH Customer Services. TDH will notify HMO of newborn plan changes made by a mother when the change is made by TDH Customer Services.

14.3.2 HMO must establish and implement written policies and procedures to require professional and facility providers to notify HMOs of a birth of a newborn to a Member at the time of delivery.

14.3.2.1    HMO must create a proxy ID number in the HMO's
            Enrollment/Eligibility and claims processing systems. HMO proxy ID number effective date is equal to the date of birth of the newborn.

14.3.2.2 HMO must match the proxy ID number and the State-issued Medicaid ID number once the State-issued Medicaid ID number is received.

14.3.2.3    HMO must submit a Form 7484A to DHS Data Control requesting DHS Data

            Control to research DHS's files for a Medicaid ID number if HMO has not received a State-issued Medicaid ID number for a newborn within 30 days froM the date of birth. If DHS finds that no Medicaid ID number has been issued to the newborn. DHS Data Control will issue the Medicaid ID number using the information provided on the Form 7484A.

14.3.3 Newborns certified Medicaid eligible after the end of the sixth month following the date of birth will not be retroactively enrolled to an HMO, but will be enrolled in Medicaid fee-for-service TDH will manually reconcile payment to the HMO for services provided from the date of birth for all Medicaid eligible newborns as described in
            Article 13.5.4.

14.4        DISENROLLMENT

            -------------

14.4.1 HMO has a limited right to request a Member be disenrolled from HMO without the Member's consent. TDH must approve any HMO request for disenrollment of a Member for cause. Disenrollment of a Member may be permitted under the following circumstances:

14.4.1.1 Member misuses or loans Member's HMO membership card to another person to obtain services.

14.4.1.2 Member is disruptive, unruly, threatening or uncooperative to the extent that Member's membership seriously impairs HMO's or provider's ability to provide services to Member or to obtain new Members, and Member's behavior is not caused by a physical or behavioral health condition.

14.4.1.3 Member steadfastly refuses to comply with managed care restrictions (e.g. repeatedly using emergency room in combination with refusing to allow HMO to treat the underlying medical condition).

14.4.2.1 HMO must take reasonable measures to correct Member behavior prior to requesting disenrollment. Reasonable measures may include providing education and counseling regarding the offensive acts or behaviors.

14.4.3 HMO must notify the Member of HMO's decision to disenroll the Member if all reasonable measures have failed to remedy the problem.

14.4.4 If the Member disagrees with the decision to disenroll the Member from HMO, HMO must notify the Member of the availability of the complaint procedure and TDH's Fair Hearing process.

14.4.5 HMO CANNOT REQUEST A DISENROLLMENT BASED ON ADVERSE CHANGE IN THE MEMBER'S HEALTH STATUS OR UTILIZATION OF SERVICES WHICH ARE MEDICALLY NECESSARY FOR TREATMENT OF A MEMBER'S CONDITION.

14.5        AUTOMATIC RE-ENROLLMENT
            -----------------------

14.5.1 Members who are disenrolled because they are temporarily ineligible for Medicaid will be automatically re-enrolled Into the same health plan. Temporary loss of eligibility is defined as a period of 6 months or less.

14.5.2 HMO must inform its Members of the automatic re-enrollment procedure. Automatic re-enrollment must be included in the Member Handbook (see Article 8.2.1).

14.6        ENROLLMENT REPORTS
            ------------------

14.6.1 TDH will provide HMO enrollment reports listing all STAR Members who have enrolled in or were assigned to HMO during the initial enrollment period.

14.6.2 TDH will provide monthly HMO Enrollment Reports to HMO on or before the first or the month.

14.6.3 TDH will provide Member verification to HMO and network providers through telephone verification or TexMedNet.

AGREED AND SIGNED by an authorized representative of the parties on _______________ 2000.

TEXAS DEPARTMENT OF HEALTH             Superior Health Plan, Inc.

By: /s/ WILLIAM R. ARCHER, III         By: /s/ MICHAEL D. MCKINNEY
    -----------------------------          ------------------------------
    William R. Archer, III, M.D.           Michael D. McKinney,
    Commissioner of Health                 President and CEO



Approved as to Form:



------------------------------
Office of General Counsel

                                                 TDH Doc. # 7427705425* 2001-01G


                                 AMENDMENT NO. 4
                                     TO THE

                         1999 and CONTRACT FOR SERVICES

                                     BETWEEN

                     THE TEXAS DEPARTMENT OF HEALTH AND HMO

This Amendment No. 4 is entered into between the Texas Department of Health
(TDH) and Superior Health Plan, Inc. (HMO) in El Paso Service Area, to amend the 1999 Contract for Services between the Texas Department of Health and HMO. The effective date of this Amendment is the date TDH signs this Amendment. All other contract provisions remain in full force and effect. The parties agree to amend the Contract as follows:

1.          The previous amendment to this contract identified as Amendment No.
            3 to the 1999 TDH/HMO contract should be Amendment No. 2, and the previous amendment to this contract identified as Amendment No. 5 should be Amendment No. 3. This mistake is corrected by this amendment and Amendment No. 3 will be renumbered as Amendment No. 2, and Amendment No. 5 will be renumbered as Amendment No. 3 from this point forward.

Article XII is amended to read as follows:

12.8        UTILIZATION MANAGEMENT REPORTS - BEHAVIORAL HEALTH
            --------------------------------------------------

            Behavioral health (BH) utilization management reports are required on a semi-annual basis. Refer to Appendix H for the standardized reporting format for each report and detailed instructions for obtaining the specific data required in the report.

12.8.1 In addition, data files are due to TDH or its designee no later than the fifth working day following the end of each month. See Utilization Data Transfer Encounter Submission Manual for submission instructions. The BH utilization report and data file submission instructions may periodically be updated by TDH to facilitate clear communication to the health plans.

12.9        UTILIZATION MANAGEMENT REPORTS - PHYSICAL HEALTH
            ------------------------------------------------

            Physical health (PH) utilization management reports are required on a semi-annual basis. Refer to Appendix J for the standardized reporting format for each report and detailed instructions for obtaining the specific data required in the report.

12.9.1 In addition, data files are due to TDH or its designee no later than the fifth working day following the end of each month. See Utilization Data Transfer Encounter Submission Manual for submission instructions. The PH utilization report and data file submission instructions may periodically be updated by TDH to facilitate clear communication to the health plans.

AGREED AND SIGNED by an authorized representative of the parties on August 2, 2001.

TEXAS DEPARTMENT OF HEALTH                  Superior Health Plan, Inc.

By: /s/ CHARLES E. BELL, M.D.               By: /s/ MICHAEL D. MCKINNEY
    ------------------------------              ------------------------------
    Charles E. Bell M.D.                        Michael D. McKinney, M.D.
    Executive Deputy Commissioner of Health     President


    Approved as to Form:



    /s/ MARY ANN GLAVIN
    ------------------------------
    Office of General Counsel

TDH Doc. # 7427705425* 2001-01G

                                                 TDH Doc. # 7427705425* 2001-01F


                                 AMENDMENT No. 5

                                   TO THE 1999
                              CONTRACT FOR SERVICES

                                     BETWEEN

                     THE TEXAS DEPARTMENT OF HEALTH AND HMO

This Amendment No. 5 is entered into between the Texas Department of Health
(TDH) and Superior Health Plan, Inc. (HMO), to amend the 1999 Contract for services between the Texas Department of Health and HMO. The effective date of this Amendment is the date TDH signs this Amendment. All other contract provisions remain in full force and effect. The Parties agree to amend the Contract as follows:

1.          Article I

ARTICLE I       PARTIES AND AUTHORITY TO CONTRACT

1.2 HMO is a corporation with authority to conduct business in the State of Texas and has a certificate of authority from the Texas department of Insurance (TDI) to operate as Health Maintenance Organization (HMO) under Chapter 20A of the Insurance Code. HMO is in compliance with all TDI rules and laws that apply to HMOs. HMO has been authorized to enter into this contract by its Board of Directors or other governing body. HMO is an authorized vendor with TDH and has received a Vendor Identification number from the Texas Comptroller of Public Accounts.

2.          Article II

ARTICLE II      DEFINITIONS

Adverse determination means a determination by a utilization review agent that the health care services furnished, or proposed to be furnished to a patient, are not medically necessary or not appropriate.

Appeal of adverse determination means the formal process by which a utilization review agent offers a mechanism to address adverse determinations as defined in
Article 21.58A, Texas Insurance Code.

Auxiliary aids and services includes qualified interpreters or other effective methods of making aurally delivered materials understood by persons with hearing impairments; and, taped texts, large print, Braille, or other effective methods to ensure visually delivered materials are available to individuals with visual impairments. Auxiliary aids and services also includes effective methods to ensure that materials (delivered both aurally and visually) are available to those with cognitive or other disabilities affecting communication.

1                                                                   May 31, 2001

Benchmark means a target or standard based on historical data or an objective/goal.

Capitation means a method of payment in which HMO or a health care provider receives a fixed amount of money each month for each enrolled Member, regardless of the amount of covered services used by the enrolled Member.

Community Resource Coordination Groups (CRCGs) means a statewide system of local interagency groups, including both public and private providers, which coordinate services for "multi-need" children and youth. CRCGs develop individual service plans for children and adolescents whose needs can be met only through interagency cooperation. CRCGs address complex needs in a model that promotes local decision-making and ensures that children receive the integrated combination of social, medical and other services needed to address their individual problems.

Complaint means any dissatisfaction, expressed by a complainant orally or in writing to HMO, with any aspect of HMO's operation, including, but not limited to, dissatisfaction with plan administration; procedures related to review or appeal of an adverse determination, as that term is defined by Texas Insurance Code article 20A.12, with the exception of the Independent Review Organization requirements; the denial, reduction, or termination of a service for reasons not related to medical necessity; the way a service is provided; or disenrollment decisions, expressed by complainant. The term does not include misinformation that is resolved promptly by supplying the appropriate information or clearing up the misunderstanding to the satisfaction of the Member. The term also does not include a provider's or enrollee's oral/written dissatisfaction or disagreement with an adverse determination or a request for a Fair Hearing to TDH.

Comprehensive Care Program: See definition for Texas Health Steps.

Covered Service means health care services HMO must arrange to provide Members, including all services required by this contract and state and federal law, and all value-added services described by HMO in its response to the Request For Application (RFA) for this contract.

Cultural competency means the ability of individuals and systems to provide services effectively to people of various cultures, races, ethnic backgrounds, and religions in a manner that recognizes, values, affirms, and respects the worth of the individuals and protects and preserves their dignity.

Disability-related access means that facilities are readily accessible to and usable by individuals with disabilities, and that auxiliary aids and services are provided to ensure effective communication, in compliance with Title III of the Americans with Disabilities Act.

Effective date means the date on which TDH signs the contract following signature of the contract by HMO.

2                                                                   May 31, 2001

Emergency services means covered inpatient and outpatient services that are furnished by a provider that is qualified to furnish such services under this contract and are needed to evaluate or stabilize an emergency medical condition and/or an emergency behavioral health condition.

Experience Rebate means the state's share of excess of allowable HMO STAR revenues over allowable HMO STAR expenses.

Fair Hearings means the process adopted and implemented by the Texas Department of Health, 25 TAC Chapter 1, in compliance with federal regulations and state rules relating to Medicaid Fair Hearings Part 431, found at 42 CFR Subpart E, and 1 TAC, Chapter 357.

Health care services means medically necessary physical medicine, behavioral health care and health-related services which an enrolled population might reasonably require in order to be maintained in health, including, as a minimum, emergency services and inpatient and outpatient services.

Linguistic access means translation and interpreter services, for written and spoken language to ensure effective communication. Linguistic access includes sign language interpretation and the provision of other auxiliary aids and services to persons with disabilities.

Medically necessary health care services means health care services, other than behavioral health care services which are:

         (a) reasonable and necessary to prevent illnesses or medical conditions, or provide early screening, interventions, and/or treatments for conditions that cause suffering or pain, cause physical deformity or limitations in function, threaten to cause or worsen a handicap, cause illness or infirmity of a Member, or endanger life;

         (b) provided at appropriate facilities and at the appropriate levels of care for the treatment of a Member's health conditions;

         (c) consistent with health care practice guidelines and standards that are endorsed by professionally recognized health care organizations or governmental agencies:.

         (d)      consistent with the diagnoses of the conditions; and

         (e) No more intrusive or restrictive than necessary to provide a proper balance of safety, effectiveness, and efficiency.

Non-provider subcontract means a contract between HMO and a third party which performs a function, excluding delivery of health care services, that HMO is required to perform under its contract with TDH.

3                                                                   May 31, 2001

Proxy Claim Form means a form submitted by providers to document services delivered to Medicaid Members under capitated arrangement. It is not a claim for payment.

Real Time Captioning (also known as CART, Communication Access Real-Time Translation) means a process by which a trained individual uses a shorthand machine, a computer, and real-time translation software to type simultaneously translate spoken language into text on a computer screen. Real Time Captioning is provided for individuals who are deaf, have hearing impairments, or have unintelligible speech; it is usually used to interpret spoken English into text English but may be used to translate other spoken language into text.

Texas Medicaid Provider Procedures Manual means the policy and procedures manual published by or on behalf of TDH which contains policies and procedures required of all health care providers who participate in the Texas Medicaid program. The manual is published annually and is updated bi-monthly by the Medicaid Bulletin.

Value-added service means a service that the state has approved to be included in this contract for which HMO does not receive capitation.

3. Article III is amended by adding the following bolded and italicized language and deleting the following stricken language:

ARTICLE III     PLAN ADMINISTRATIVE AND HUMAN RESOURCE REQUIREMENTS

3.2         NON-PROVIDER SUBCONTRACTS
            -------------------------

3.2.1 HMO must enter into written contracts with all Subcontractors and maintain copies of the subcontracts in HMO's administrative office. HMO must submit two copies of all non-provider subcontracts relating to the delivery or payment of covered health services to TDH for approval no later that 120 days prior to Implementation Date. Subcontracts entered into after the Implementation Date of this contract must be submitted no later than 10 days after the date of execution of the subcontract. On an on-going basis, HMO must make non-provider subcontracts available to TDH upon request, at the time and location requested by TDH.

3.2.1.1 TDH has 15 working days to review the subcontract and recommend any suggestions or required changes. If TDH has not responded to HMO by the fifteenth day, HMO may consider the subcontract approved. TDH reserves the right to request HMO to modify any subcontract that has been deemed approved.

3.2.1.2 HMO must notify TDH no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract. All major subcontractor terminations or substitutions require TDH approval (see Article 15.7). TDH may require HMO to provide a transition plan describing how the subcontracted function

4                                                                   May 31, 2001
            will continue to be provided. All subcontracts are subject to the terms and conditions of this contract and must contain the provisions of Article V, Statutory and Regulatory Compliance, and the provisions contained in article 3.2.4.

3.2.2 Subcontracts which are requested by an agency with authority to investigate and prosecute fraud and abuse must be produced at the time and in the manner requested by the requesting Agency. Subcontracts requested in response to a Public Information request must be produced within 3 working days from TDH's notification to HMO of the request. All requested records must be provided free-of-charge.

3.3.1 HMO must have the equivalent of a full-time Medical Director licensed under the Texas State Board of Medical Examiners (M.D. or D.O.). HMO must have a written job description describing the Medical Director's authority, duties and responsibilities as follows:

3.3.1.1 Ensure that medical necessity decisions, including prior authorization protocols, are rendered by qualified medical personnel and are based on TDH's definition of medical necessity, and is in compliance with the Utilization Review Act and 21.58a of the Texas Insurance Code.

3.4         PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS
            -------------------------------------------------

3.4.1 HMO must receive written approval from TDH for all written materials, produced or authorized by HMO, containing information about STAR Program prior to distribution to Members, prospective Members, providers within HMO's network, or potential providers who HMO intends to recruit as network providers. This includes Member education materials.

3.4.2 Member materials must meet cultural and linguistic requirements as stated in Article VIII. Unless otherwise required, Member materials must be written at a 4th-6th grade reading comprehensive level; and translated into the language of any major population group, except when TDH requires HMO to use statutory language (i.e., advance directives, medical necessity, etc.).

3.4.3 All materials regarding the STAR Program, including Member education materials, must be submitted to TDH for approval prior to distribution. TDH has 15 working days to review the materials and recommend any suggestions or required changes. If TDH has not responded to HMO by the fifteenth day, HMO may print and distribute STAR Program materials. TDH reserves the right to request HMO to modify plan materials that are deemed approved and have been printed or distributed. TDH-requested modifications of previously approved, printed or distributed materials can be made at the next printing unless substantial non-compliance exists.


5                                                                   May 31, 2001

            An exception to the 15 working day timeframe may be requested in writing by HMO for written provider materials that require a quick turn-around time (e.g., letters). Materials requiring a quick turn-around time will be reviewed by TDH within 5 working days.

3.4.4 HMO must forward TDH-approved English versions of their Member Handbook, Member Provider Directory, newsletters individual Member letters and any written information that applies to Medicaid-specific services to DHS for DHS to translate into Spanish. DHS must provide the written and approved translation into Spanish to HMO no later than 15 working days after receipt of the English version by DHS. HMO must incorporate the approved translation into Member materials. If DHS has not responded to HMO by the fifteenth day, HMO may print and distribute the Member materials, with the translation provided by HMO's outside translation source, rather than DHS's translation. TDH reserves the right to require revisions to materials if inaccuracies are discovered or if changes are required by changes in policy or law. Any changes required by policy or law can be made at the next printing unless substantial non-compliance exists. HMO has the option of using the DHS translation unit or their own translators for health education materials that do not contain Medicaid-specific information and for other marketing materials such as billboards, radio spots, and television and newspaper advertisements.

3.4.5 HMO must reproduce all written instructional, educational, and procedural documents required under this contract and distribute them to its providers and Members. HMO must reproduce and distribute instructions and forms to all network providers who have reporting and audit requirements under this contract.

3.4.6 HMO must provide TDH with at least three paper copies and one electronic copy of HMO's Member Handbook, Provider Manual and Member Provider Directory. If an electronic format is not available, five paper copies are required.

3.4.7 Changes to the Required Critical Elements for the Member Handbook, Provider Manual, and Provider Directory may be included as inserts into handbooks, manuals and directories until the next printing of these documents.

3.5         RECORDS REQUIREMENTS AND RECORDS RETENTION
            ------------------------------------------

3.5.3 Accounting Records. HMO must create and keep accurate and complete accounting records in compliance with Generally Accepted Accounting Principles (GAAP). Records must be created and kept for all claims payments, refunds and adjustment payments to providers, premium or capitation payments, interest income and payments for administrative services or functions. Separate records must be maintained for medical and administrative fees, charges, and payments.

6                                                                   May 31, 2001

3.6         HMO REVIEW OF TDH MATERIALS
            ---------------------------

            TDH will submit all studies or audits that relate or refer to HMO for review and comment to HMO 10 working days prior to releasing the report to the public or to Members.

3.7         HMO TELEPHONE ACCESS REQUIREMENTS
            ---------------------------------

3.7.1 For all HMO telephone access (including Behavioral Health telephone services), HMO must ensure adequately-staffed telephone lines. Telephone personnel must receive customer service telephone training. HMO must ensure that telephone staffing is adequate to fulfill the standards of promptness and quality listed below:

            1. 80% of all telephone calls must be answered within an average of 30 seconds;
            2.    The lost (abandonment) rate must not exceed 10%;
            3. HMO cannot impose maximum call duration limits but must allow calls to be of sufficient length to ensure adequate information is provided to the Member or Provider.
            4. Telephone services must meet cultural competency requirements (see Article 8.9) and provide "linguistic access" to all members as defined in Article II. This would include the provision of interpretive services required for effective communication for Members and providers.

3.7.2 Member Helpline: The HMO must furnish a toll free phone line which members may call 24 hours a day, 7 days a week. An answering service or other similar mechanism, which allows callers to obtain information from a live person, may be used for after-hours and weekend coverage.

3.7.2.1 HMO must provide coverage for the following services at least during HMO's regular business hours, (a minimum of 9 hours a day, between 8 a.m. and 6 p.m.), Monday through Friday:

            1.    Member ID information
            2.    PCP Change
            3.    Benefit understanding
            4.    PCP verification
            5.    Access issues (including referrals to specialists)
            6.    Unavailability of PCP
            7.    Member eligibility
            8.    Complaints
            9. Service area issues (including when member is temporarily out-of-service area)
            10.   Other services covered by member services.


7                                                                   May 31, 2001

3.7.2.2 HMO must provide TDH with policies and procedures indicating how the HMO will meet the needs of members who are unable to contact HMO during regular business hours.

3.7.3 HMO must ensure that PCPs are available 24 hours a day, 7 days a week (see Article 7.8). This includes PCP telephone coverage (see 28 TAC 11.2001 (a)1A).

3.7.4 Behavioral Health Hotline Services. HMO must have emergency and crisis Behavioral Health hotline services available 24 hours a day, 7 days a week, toll-free throughout the service area. Crisis hotline staff must include or have access to qualified behavioral health professionals to assess behavioral health emergencies. Emergency and crisis behavioral health services may be arranged through mobile crisis teams. It is not acceptable for an emergency intake line to be answered by an answering machine. Hotline services must meet the requirements described in Article 3.7.1

4.          Article IV

ARTICLE IV      FISCAL, FINANCIAL, CLAIMS AND INSURANCE REQUIREMENTS

4.1         FISCAL SOLVENCY
            ---------------

4.1.3 HMO must not have been placed under state conservatorship or receivership or filed for protection under federal bankruptcy law. None of HMO's property, plant or equipment must have been subject to foreclosure or repossession within the preceding 10-year period. HMO must not have any debt declared in default and accelerated to maturity within the preceding 10-year period. HMO represents that these statements are true as of the contract effective date. HMO must inform TDH within 24 hours of a change in any of the preceding representations.

4.2         MINIMUM NET WORTH
            -----------------

4.2.1 HMO has minimum net worth to the greater of (a) $1,500,000; (b) an amount equal to the sum of twenty-five dollars ($25) times the number of all enrollees including Medicaid Members; or (c) an amount that complies with standards adopted by TDI. Minimum net worth means the excess total admitted assets over total liabilities, excluding liability for subordinated debt issued in compliance with Article
            1.39 of the Insurance Code.

4.6         AUDIT
            -----


8                                                                   May 31, 2001

4.6.2 TDH is required to conduct an audit of HMO at least once every three years. HMO is responsible for paying the costs of an audit conducted under this Article. The costs of the audit paid by HMO are allowable costs under this contract.

5.          Article V

ARTICLE V       STATUTORY AND REGULATORY COMPLIANCE REQUIREMENTS

5.3         FRAUD AND ABUSE COMPLIANCE PLAN
            -------------------------------

5.3.1 This contract is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. HMO must cooperate and assist TDH and THHSC and any other state or federal agency charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. HMO must provide originals and/or copies of all records and information requested and allow access to premises and provide records to TDH or its authorized agent(s), THHSC, HCFA, the U.S. Department of Health and Human Services, FBI, TDI, and the Texas Attorney General's Medicaid Fraud Control Unit. All copies of records must be provided free of charge.

5.3.2 Compliance Plan. HMO must submit to TDH for approval a written fraud and abuse compliance plan which is based on the Model Compliance Plan issued by the U.S. Department of Health and Human Services, the Office of Inspector General (OIG), at least 120 days prior to the Implementation Date. HMO must designate an officer or director in its organization who has the responsibility and authority for carrying out the provisions of its compliance plan. HMO must submit any updates or modifications in its compliance plan to TDH for approval at least 30 days prior to the modifications going into effect. HMO's fraud and abuse compliance plan must:

5.3.3 Training. HMO must designate executive and essential personnel to attend mandatory training in fraud and abuse detection, prevention and reporting. The training will be conducted by the Office of Investigations and Enforcement, Health and Human Services Commission, and will be provided free of charge. Training must be scheduled not later than 150 days before the Implementation Date and be completed by all designated personnel not later than 60 days before the Implementation Date. HMO must schedule and complete training no later than 90 days after the effective date of any updates or modifications of its written compliance plan.

5.3.3.1 If HMO updates or modifies its written fraud and abuse compliance plan, HMO must train its executive and essential personnel on these updates or modifications to the compliance plan no later than 90 days after the effective date of the updates or modifications.

9                                                                   May 31, 2001

5.3.3.2 If HMO's executive and essential personnel change or if HMO employs additional executive and essential personnel, the new or additional personnel must attend OIE training within 90 days of employment by HMO.

5.3.4 HMO's failure to report potential or suspected fraud or abuse may result in sanctions, cancellation of contract, or exclusion from participation in the Medicaid program.

5.3.5 HMO must allow the Texas Medicaid Fraud Control Unit and THHSC's Office of Investigations and Enforcement to conduct private interviews of HMO's employees, subcontractors and their employees, witnesses, and patients. Requests for information must be complied within the form and the language requested. HMO's employees and its subcontractors and their employees must cooperate fully and be available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process.

5.3.6 Subcontractors. HMO must submit the documentation described in Articles 5.3.6.1 through 5.3.6.3, in compliance with Texas Government Code ss.533.012, regarding any subcontractor providing health care services under this contract except for those providers who have re-enrolled as a provider in the Medicaid program as required by Section 2.07, Chapter 1153, Acts of the 75th Legislature, Regular Session, 1997, or who modified a contract in compliance with that section. HMO must submit information in a format as specified by TDH. Documentation must be submitted no later than 120 days after the effective date of this contract. Subcontracts entered into after the effective date of this contract must be submitted no later than 90 days after the effective date of the subcontract. The documentation required under this provision is not subject to disclosure under Chapter 552, Government Code. The information which must be submitted must include:

5.3.6.1 a description of any financial or other business relationship between HMO and its subcontractor;

5.3.6.2     a copy of each type of contract between HMO and its subcontractor;

5.3.6.3 a description of the fraud control program used by any subcontractor.

5.4         SAFEGUARDING INFORMATION
            ------------------------

5.4.3 HMO must assist network PCPs in developing and implementing policies for protecting the confidentiality of AIDS and HIV-related medical information and an anti-discrimination policy for employees and Members with communicable diseases. Also see Health and Safety Code, Chapter 85, Subchapter E, relating to the Duties of State Agencies and State Contractors.

10                                                                  May 31, 2001

5.5         NON-DISCRIMINATION
            ------------------

5.5.4 HMO must not discriminate with respect to participation, reimbursement, or indemnification as to any provider who is acting within the scope of the provider's license or certification under applicable State law, solely on the basis of the provider's license or certification. This requirement shall not be construed to prohibit HMO from including providers only to the extent necessary to meet the needs of HMO's Members or from establishing any measure designed to maintain quality and control costs consistent with HMO's responsibilities.

5.9         REQUESTS FOR PUBLIC INFORMATION
            -------------------------------

5.9.3 If HMO believes that the requested information qualifies as a trade secret or as commercial or financial information, HMO must notify TDH -- within three (3) working days after TDH gives notice that a request has been made for public information -- and request TDH to submit the request for public information to the Attorney General for an Open Records Opinion. The HMO will be responsible for presenting all exceptions to public disclosure to the Attorney General if an opinion is requested.

6.          Article VI

ARTICLE VI      SCOPE OF SERVICES

6.1         SCOPE OF SERVICES
            -----------------

            HMO is paid capitation for all services included in the State of Texas Title XIX State Plan and the 1915(b) waiver application for the SDA currently filed and approved by HCFA, except those services which are specifically excluded and listed in Article 6.1.8 (non-capitated services).

6.1.1 HMO must pay for or reimburse for all covered services provided to mandatory enrolled Members for whom HMO is paid capitation.

6.1.2 TDH must pay for or reimburse for all covered services provided to SSI voluntary Members who enroll with HMO on a voluntary basis. It is at HMO's discretion whether to provide value-added services to SSI voluntary Members.

6.1.3 HMO must provide covered services described in the 1999 Texas Medicaid Provider Procedures Manual (Provider Procedures Manual), subsequent editions of the Provider Procedures Manual also in effect during the contract period, and all Texas Medicaid Bulletins which update the 1999 Provider Procedures Manual and

11                                                                  May 31, 2001
            subsequent editions of the Provider Procedures Manual published during the contract period.

6.1.4 Covered services are subject to change due to changes in federal law, changes in Texas Medicaid policy, and/or responses to changes in Medicine, Clinical protocols, or technology.

6.1.5 The STAR Program has obtained a waiver to the State Plan to include three enhanced benefits to all voluntary and mandatory STAR Members. Two of these enhanced benefits removed restrictions which previously applied to Medicaid eligible individuals 21 years and older: the three-prescriptions per month limit; and, the 30-day spell of illness limit. One of these expanded the covered benefits to add an annual adult well check.

6.1.6 Value-added Services. Value-added services that are approved by TDH during the contracting process are included in the Scope of Services under this contract. Value-added services are listed in Appendix C.

6.1.6.1     The approval request for value-added services must include:

6.1.6.1.1   A detailed description of the service to be offered;

6.1.6.1.2 Identification of the category or group of Members eligible to receive the service if it is a type of service that is not appropriate for all Members. (HMO has the discretion to determine if voluntary Members are eligible for the value-added services);

6.1.6.1.3   Any limits or restrictions which apply to the service; and

6.1.6.1.4   A description of how a Member may obtain or access the service.

6.1.6.2 Value-added services can only be added or removed by written amendment of this contract. HMO cannot include a value-added service in any material distributed to Members or prospective Members until this contract has been amended to include that value-added service or HMO has received written approval from TDH pending finalization of the contract amendment.

6.1.6.2.1 If a value-added service is deleted by amendment, HMO must notify each Member that the service is no longer available through HMO, and HMO must revise all materials distributed to prospective Members to reflect the change in covered services.

12                                                                  May 31, 2001

6.1.6.3 Value-added services must be offered to all mandatory HMO Members, as indicated in Article 6.1.6.1.2, unless the contract is amended or the contract terminates.

6.1.7 HMO may offer additional benefits that are outside the scope of services of this contract to individual Members on a case-by-case basis, based on medical necessity, cost effectiveness, and satisfaction and improved health/behavioral health status of the Member/Member family.

6.1.8 Non-Capitated Services. The following Texas Medicaid program services have been excluded from the services included in the calculation of HMO capitation rate:

            THSteps Dental (including Orthodontia)

            Early Childhood Intervention Case Management/Service Coordination MHMR Targeted Case Management

            Mental Health Rehabilitation

            Pregnant Women and Infants Case Management

            THSteps Medical Case Management

            Texas School Health and Related Services

            Texas Commission for the Blind Case Management

            Tuberculosis Services Provided by TDH-approved providers (Directly Observed Therapy and Contact Investigation)

            Vendor Drugs (out-of-office drugs)

            Medical Transportation

            TDHS Hospice Services

            Refer to relevant chapters in the Provider Procedures Manual and the Texas Medicaid Bulletins for more information.

            Although HMO is not responsible for paying or reimbursing for these non-capitated services, HMO remains responsible for providing appropriate referrals for Members to obtain or access these services.

6.1.8.1 HMO is responsible for informing providers that all non-capitated services must be submitted to TDH's Claims Administrator for payment or reimbursement.

6.3         SPAN OF ELIGIBILITY
            -------------------

            The following outlines HMO's responsibilities for payment of hospital and freestanding psychiatric facility (facility) admissions:

6.3.1 Inpatient Admission Prior to Enrollment in HMO. HMO is responsible for payment of physician and non-hospital/facility charges for the period for which HMO is paid


13                                                                  May 31, 2001
            a capitation payment for a Member. HMO is not responsible for hospital/facility charges for Members admitted prior to the date of enrollment in HMO.

6.3.2 Inpatient Admission After Enrollment in HMO. HMO is responsible for all charges until the Member is discharged from the hospital/facility or until the Member loses Medicaid eligibility.

6.3.2.1 If a Member regains Medicaid eligibility and the Member was enrolled in HMO at the time the Member was admitted to the hospital, HMO is responsible for charges as follows:

6.3.2.1.1 Member Re-enrolls into HMO After Regaining Medicaid Eligibility. HMO is responsible for all charges for the period for which HMO receives a capitation payment for the Member or until the Member is discharged or loses Medicaid eligibility.

6.3.2.1.2 Member Re-enrolls in Another Health Plan After Regaining Medicaid Eligibility. HMO is responsible for hospital/facility charges until the Member is discharged or loses Medicaid eligibility.

6.3.3 Plan Change. A Member cannot change from one health plan to another health plan during an inpatient hospital stay.

6.3.4 Hospital/Facility Transfer. Discharge from one acute care hospital/facility and readmission to another acute care hospital/facility within 24 hours for continued treatment is not a discharge under this contract.

6.4         CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS
            -----------------------------------------------

6.4.3 HMO must pay a Member's existing out-of-network providers for covered services until the Member's records, clinical information and care can be transferred to a network provider. Payment must be made within the time period required for network providers. HMO may pay any out-of-network provider a reasonable and customary amount determined by the HMO. This Article does not extend the obligation of HMO to reimburse the Member's existing out-of-network providers of on-going care for more than 90 days after Member enrolls in HMO or for more than nine months in the case of a Member who at the time of enrollment in HMO has been diagnosed with and receiving treatment for a terminal illness. The obligation of HMO to reimburse the Member's existing out-of-network provider for services provided to a pregnant Member with 12 weeks or less remaining before the expected delivery date extends through delivery of the child, immediate postpartum care, and the follow-up checkup within the first six weeks of delivery.


14                                                                  May 31, 2001

6.4.5 HMO must provide assistance to providers requiring PCP verification 24 hours a day 7 days a week.

6.4.5.1 HMO must provide TDH with policies and procedures indicating how the HMO will provide PCP verification as indicated in Article 6.4.5. HMOs providing PCP verification via a telephone must meet the requirements of 3.7.1.

6.5         EMERGENCY SERVICES
            ------------------

6.5.1 HMO must pay for the professional, facility, and ancillary services that are medically necessary to perform the medical screening examination and stabilization of HMO Member presenting as an emergency medical condition or an emergency behavioral health condition to the hospital emergency department, 24 hours a day, 7 days a week, rendered by either HMO's in-network or out-of-network providers. HMO may elect to pay any emergency services provider an amount negotiated between the emergency provider and HMO, or a reasonable and customary amount determined by the HMO.

6.5.2 HMO must ensure that its network primary care providers (PCPs) have after-hours telephone availability 24 hours a day, 7 days a week throughout the service area.

6.5.3 HMO cannot require prior authorization as a condition for payment for an emergency medical condition, an emergency behavioral health condition, or for a labor and delivery.

6.5.4 Medical Screening Examination. A medical screening examination may range from a relatively simple history, physical examination, diagnosis, and treatment, to a complex examination, diagnosis, and treatment that requires substantial use of hospital emergency department and physician services. HMO must pay for the emergency medical screening examination required to determine whether an emergency condition exists, as required by 42 U.S.C. 1395dd. HMOs must reimburse for both the physician's services and the hospital's emergency services, including the emergency room and its ancillary services.

6.5.5 Stabilization Services. HMO must pay for emergency services performed to stabilize the Member as documented by the Emergency physician in the Member's medical record. HMOs must reimburse for physician's services and hospital's emergency services including the emergency room and its ancillary services. With respect to an emergency medical condition, to stabilize is to provide such medical care as to assure within reasonable medical probability that no deterioration of the condition is likely to result from or occur during discharge, transfer, or admission of the Member from the emergency room.


15                                                                  May 31, 2001

6.5.6 Post-stabilization Services. Post-stabilization services are services subsequent to an emergency that a treating physician views as medically necessary after an emergency medical condition has been stabilized. They are not "emergency services" and are subject to HMO's prior authorization process. HMO must be available to authorize or deny post-stabilization services within one hour after being contacted by the treating physician.

6.5.7 HMO must provide access to the TDH-designated Level I and Level II trauma centers within the State or hospitals meeting the equivalent level of trauma care. HMOs may make out-of-network reimbursement arrangements with the TDH-designated Level I and Level II trauma centers to satisfy this access requirement.

6.6         BEHAVIORAL HEALTH CARE SERVICES - SPECIFIC REQUIREMENTS
            -------------------------------------------------------

6.6.1 HMO must provide or arrange to have provided to Members all behavioral health care services included as covered services. These services are described in detail in the Texas Medicaid Provider Procedures Manual (Provider Procedures Manual) and the Texas Medicaid Bulletin, which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services is published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide (See Article 6.1).

6.6.2 HMO must maintain a behavioral health provider network that includes psychiatrists, psychologists and other behavioral health providers. HMO must provide or arrange to have provided behavioral health benefits described as covered services (see Article 6. 1). The network must include providers with experience in serving children and adolescents to ensure accessibility and availability of qualified providers to all eligible children and adolescents in the service area. The list of providers including names, addresses and phone numbers must be available to TDH upon request.

6.6.10 HMO must require, through contract provisions, that all Members receiving inpatient psychiatric services are scheduled for outpatient follow-up and/or continuing treatment prior to discharge. The outpatient treatment must occur within 7 days from the date of discharge. HMO must ensure that behavioral health providers contact Members who have missed appointments within 24 hours to reschedule appointments.

6.7         FAMILY PLANNING - SPECIFIC REQUIREMENTS
            ---------------------------------------

6.7.1 Counseling and Education. HMO must require, through contract provisions, that Members requesting contraceptive services or family planning services are also provided counseling and education about family planning and family planning services are available to Members. HMO must develop outreach programs to increase

16                                                                  May 31, 2001
            community support for family planning and encourage Members to use available family planning services. HMO is encouraged to include a representative cross-section of Members and family planning providers who practice in the community in developing, planning and implementing family planning outreach programs.

6.7.2 Freedom of Choice. HMO must ensure that the Members have the right to choose any Medicaid participating family planning provider, whether the provider chosen by the Member is in or outside HMO provider network. HMO must provide Member access to information about the providers of family planning services available and the Member's right to choose any Medicaid family planning provider. HMO must provide access to confidential family planning services.

6.7.3 Provider Standards and Payment. HMO must require all subcontractors who are family planning agencies to deliver family planning services according to the TDH Family Planning Service Delivery Standards. HMO must provide, at minimum, the full scope of services available under the Texas Medicaid program for family planning services. HMO will reimburse family planning agencies and out-of-network family planning providers the Medicaid fee-for-service amounts for family planning services, including medically necessary medications, contraceptives, and supplies.

6.7.6 HMO must develop, implement, monitor and maintain standards, policies and procedures for providing information regarding family planning to providers and Members, specifically regarding State and federal laws governing Member confidentiality (including minors). Providers and family planning agencies cannot require parental consent for minors to receive family planning services.

6.8         TEXAS HEALTH STEPS (EPSDT)
            --------------------------

6.8.1 THSteps Services. HMO must develop effective methods to ensure that children under the age of 21 receive THSteps services when due and according to the recommendations established by the American Academy of Pediatrics and the THSteps periodicity schedule for children. HMO must arrange for THSteps services to be provided to all eligible Members except when a Member knowingly and voluntarily declines or refuses services after the Member has been provided information upon which to make an informed decision.

6.8.3 Provider Education and Training. HMO must provide appropriate training to all network providers and provider staff in the providers' area of practice regarding the scope of benefits available and the THSteps program. Training must include THSteps benefits, the periodicity schedule for THSteps checkups and immunizations, and Comprehensive Care Program (CCP) services available under the THSteps program to Members under age 21 years. Providers must also be educated and


17                                                                  May 31, 2001
            trained regarding the requirements imposed upon TDH and contracting HMOs under the Consent Decree entered in Frew v. McKinney, et. al., Civil Action No. 3:93CV65, in the United States District Court for the Eastern District of Texas, Paris Division. Providers should be educated and trained to treat each THSteps visit as an opportunity for a comprehensive assessment of the Member.

6.8.4 Member Outreach. HMO must provide an outreach-unit that works with Members to ensure they receive prompt services and are effectively informed about available THSteps services. Each month HMO must retrieve from the Enrollment Broker BBS a list of Members who are due and overdue THSteps services. Using these lists and their own internally generated lists, HMOs will contact Members and encourage Members who are periodically due or overdue a THSteps service to obtain the service as soon as possible. HMO outreach staff must coordinate with TDH THSteps outreach staff to ensure that Members have access to the Medical Transportation Program, and that any coordination with other agencies is maintained.

6.8.7 Newborn Checkups. HMO must have mechanisms in place to ensure that all newborn Members have an initial newborn checkup before discharge from the hospital and again within two weeks from the time of birth. HMO must require providers to send all THSteps newborn screens to the TDH Bureau of Laboratories or a TDH certified laboratory. Providers must include detailed identifying information for all screened newborn Members and the Member's mother to allow TDH to link the screens performed at the hospital with screens performed at the two week follow-up.

6.8.7.1 Laboratory Tests: All laboratory specimens collected as a required component of a THSteps checkup (see Medicaid Provider Procedures Manual for age-specific requirements) must be submitted to the TDH Laboratory for analysis. HMO must educate providers about THSteps program requirements for submitting laboratory tests to the TDH Bureau of Laboratories.

6.8.9 Immunizations. HMO must educate providers on the Immunization Standard Requirements set forth in Chapter 161, Health and Safety Code; the standards in the ACIP Immunization Schedule; and AAP Periodicity Schedule.

6.8.9.1 ImmTrac Compliance. HMO must educate providers about and require providers to comply with the requirements of Chapter 161, Health and Safety Code, relating to the Texas Immunization Registry (ImmTrac), to include parental consent on the Vaccine Information Statement.

6.8.11 Compliance with THSteps Performance Benchmark. TDH will establish performance benchmarks against which HMO's full compliance with the THSteps periodicity schedule will be measured. The performance benchmarks will establish


18                                                                  May 31, 2001
            minimum compliance measures which will increase over time. HMO must meet all performance benchmarks required for THSteps services.

6.11        SPECIAL SUPPLEMENTAL NUTRITION PROGRAM FOR WOMEN, INFANTS, AND
            --------------------------------------------------------------
            CHILDREN (WIC) - SPECIFIC REQUIREMENTS
            --------------------------------------

6.11.4 HMO may use the nutrition education provided by WIC to satisfy health education requirements described in this contract.

6.12        TUBERCULOSIS (TB)
            -----------------

6.12.1 Education, Screening, Diagnosis and Treatment. HMO must provide Members and providers with education on the prevention, detection and effective treatment of tuberculosis (TB). HMO must establish mechanisms to ensure all procedures required to screen at-risk Members and to form the basis for a diagnosis and proper prophylaxis and management of TB are available to all Members, except services referenced in Article 6.1.8 as non-capitated services. HMO must develop policies and procedures to ensure that Members who may be or are at risk for exposure to TB are screened for TB. An at-risk Member refers to a person who is susceptible to TB because of the association with certain risk factors, behaviors, drug resistance, or environmental conditions. HMO must consult with the local TB control program to ensure that all services and treatments provided by HMO are in compliance with the guidelines recommended by the American Thoracic Society (ATS), the Centers for Disease Control and Prevention (CDC), and TDH policies and standards.

6.12.2 Reporting and Referral. HMO must implement policies and procedures requiring providers to report all confirmed or suspected cases of TB to the local TB control program within one working day of identification of a suspected case, using the forms and procedures for reporting TB adopted by TDH (25 TAC ss.97). HMO must require that in-state labs report mycobacteriology culture results positive for M. Tuberculosis and M. Tuberculosis antibiotic susceptibility to TDH as required for in state labs by 25 TAC ss.97.5(a). Referral to state-operated hospitals specializing in the treatment of tuberculosis should only be made for TB-related treatment.

6.12.4 Coordination and Cooperation with the Local TB Control Program. HMO must coordinate with the local TB control program to ensure that all Members with confirmed or suspected TB have a contact investigation and receive Directly Observed Therapy (DOT). HMO must require, through contract provisions, that providers report any Member who is non-compliant, drug resistant, or who is or may be posing a public health threat to TDH or the local TB control program. HMO must cooperate with the local TB control program in enforcing the control measures and quarantine procedures contained in Chapter 81 of the Texas Health and Safety Code.


19                                                                  May 31, 2001

6.13        PEOPLE WITH DISABILITIES OR CHRONIC OR COMPLEX CONDITIONS
            ---------------------------------------------------------

6.13.1 HMO shall provide the following services to persons with disabilities or chronic or complex conditions. These services are in addition to the covered services described in detail in Article 6.1 Scope of Services.

6.13.3 HMO must require that the PCP for all persons with disabilities or chronic or complex conditions develops a plan of care to meet the needs of the Member. The plan of care must be based on health needs, specialist(s) recommendations, and periodic reassessment of the Member's developmental and functional status and service delivery needs. HMO must require providers to maintain record keeping systems to ensure that each Member who has been identified with a disability or chronic or complex condition has an initial plan of care in the primary care provider's medical records, Member agrees to that plan of care, and that the plan is updated as often as the Member's needs change, but at least annually.

6.13.5 HMO must have in its network PCPs and specialty care providers that have documented experience in treating people with disabilities or chronic or complex conditions, including children. For services to children with disabilities or chronic or complex conditions, HMO must have in its network PCPs and specialty care providers that have demonstrated experience with children with disabilities or chronic or complex conditions in pediatric specialty centers such as children's hospitals, medical schools, teaching hospitals, and tertiary center levels.

6.13.11 HMO must assist, through information and referral, eligible Members in accessing providers of non-capitated Medicaid services listed in
            Article 6.1.8, as applicable.

6.13.12 HMO must ensure that Members who require routine or regular laboratory and ancillary medical tests or procedures to monitor disabilities or chronic or complex conditions are allowed by HMO to receive the services from the provider in the provider's office or at a contracted lab located at or near the provider's office.

6.14        HEALTH EDUCATION AND WELLNESS AND PREVENTION PLANS
            --------------------------------------------------

6.14.3 Health Education Plan. HMO must develop, implement and submit to TDH a Health Education plan describing how it will provide health education to Members. The health education plan must tell Members how HMO system operates, how to obtain services, including emergency care and out-of-plan services. The plan must emphasize the value of screening and preventive care and must contain disease specific information and education materials. The final Health Education Plan is due to TDH 30 days after the Group Needs Assessment Report has been completed and filed with TDH.


20                                                                  May 31, 2001

6.14.3.1 Wellness Promotion Programs. HMO must conduct wellness promotion programs to improve the health status of its Members. HMO may cooperatively conduct Health Education classes for all enrolled STAR Members with one or more HMOs also contracting with TDH in the service area to provide services to Medicaid recipients in all counties of the service area. Providers and HMO staff must integrate health education, wellness and prevention training into the care of each Member. HMO must provide a range of health promotion and wellness information and activities for Members in formats that meet the needs of all Members. HMO must:

            (1) develop, maintain and distribute health education services standards, policies and procedures to providers;

            (2) monitor provider performance to ensure the standards for health education services are complied with;

            (3) inform providers in writing about any non-compliance with the plan standards, policies or procedures;

            (4) establish systems and procedures that ensure that provider's medical instruction and education on preventive services provided to the Member are documented in the Member's medical record; and

            (5) establish mechanisms for promoting preventive care services to Members who do not access care, e.g. newsletters, reminder cards, and mail outs.

6.14.4 Health Education Activities Report. HMO must submit, upon request, a Health Education Activities Schedule to TDH or its designee listing the time and location of classes, health fairs or other events conducted during the time period of the request.

6.16        BLIND AND DISABLED MEMBERS
            --------------------------

6.16.2.7 Coordination to link Blind and Disabled Members with applicable community resources and targeted case management programs (see Non-Capitated Services in Article 6.1.8).

7.          Article VII

ARTICLE VII     PROVIDER NETWORK REQUIREMENTS

7.1         PROVIDER ACCESSIBILITY
            ----------------------

7.1.3.4 HMO must establish policies and procedures to ensure that THSteps checkups be provided within 90 days of new enrollment, except newborns Members should be seen within 2 weeks of enrollment, and in all cases for all Members be consistent with the American Academy of Pediatrics and THSteps periodicity schedule which

21                                                                  May 31, 2001
            is based on the American Academy of Pediatrics schedule and delineated in the Texas Medicaid Provider Procedures Manual and the bi-monthly Medicaid Bulletin (see also Article 6. 1, Scope of Services). If the Member does not request a checkup, HMO must establish a procedure for contacting the Member to schedule the checkup.

7.2         PROVIDER CONTRACTS
            ------------------

7.2.1 All providers must have a written contract, either with an intermediary entity or an HMO, to participate in the Medicaid program (provider contract). HMO must make all contracts available to TDH upon request, at the time and location requested by TDH. All standard formats of provider contracts must be submitted to TDH for approval no later than 120 days prior to the Implementation Date. Standard formats of provider contracts to be executed later than 120 days prior to the Implementation Date must be submitted to TDH prior to use of the standard format. HMO must submit 1 paper copy and 1 electronic copy in a form specified by TDH. Any substantive change to the standard format must be submitted to TDH for approval no later than 30 days prior to the implementation of the new standard format. All provider contracts are subject to the terms and conditions of this contract and must contain the provisions of
            Article V, Statutory and Regulatory Compliance, and the provisions contained in Article 3.2.4.

7.2.1.1 TDH has 15 working days to review the materials and recommend any suggestions or required changes. If TDH has not responded to HMO by the fifteenth day, HMO may execute the contract. TDH reserves the right to request HMO to modify any contract that has been deemed approved.

7.2.7 To the extent feasible within HMO's existing claims processing systems, HMO should have a single or central address to which providers must submit claims. If a central processing center is not possible within HMO's existing claims processing systems, HMO must provide each network provider a complete list of all entities to whom the providers must submit claims for processing and/or adjudication. The list must include the name of the entity, the address to which claims must be sent, explanation for determination of the correct claims payer based on services rendered, and a phone number the provider may call to make claim inquiries. HMO must notify providers in writing of any changes in the claims filing list at least 30 days prior to the effective date of change. If HMO is unable to provide 30 days notice, providers must be given a 30-day extension on their claims filing deadline to ensure claims are routed to correct processing center.

7.2.8 HMO, all IPAs, and other intermediary entities must include contract language which substantially complies with the following standard contract provisions in each Medicaid provider contract. This language must be included in each contract with

22                                                                  May 31, 2001
            an actual provider of services, whether through a direct contract or through intermediary provider contracts:

7.2.8.1 [Provider] is being contracted to deliver Medicaid managed care under the TDH STAR program. HMO must provide copies of the TDH/HMO Contract to the [Provider) upon request. [Provider) understands that services provided under this contract are funded by State and federal funds under the Medicaid program. [Provider) is subject to all state and federal laws, rules and regulations that apply to all persons or entities receiving state and federal funds. [Provider] understands that any violation by a provider of a State or federal law relating to the delivery of services by the provider under this HMO/Provider contract, or any violation of the TDH/HMO contract could result in liability for money damages, and/or civil or criminal penalties and sanctions under state and/or federal law.

7.2.8.2 [Provider] understands and agrees that HMO has the sole responsibility for payment of covered services rendered by the provider under HMO/Provider contract. In the event of HMO insolvency or cessation of operations, [Provider's] sole recourse is against HMO through the bankruptcy, conservatorship, or receivership estate of HMO.

7.2.8.3 [Provider) understands and agrees TDH is not liable or responsible for payment for any Medicaid covered services provided to mandatory Members under HMO/Provider contract. Federal and State laws provide severe penalties for any provider who attempts to collect any payment from or bill a Medicaid recipient for a covered service.

7.2.8.4 [Provider] agrees that any modification, addition, or deletion of the provisions of this contract will become effective no earlier than 30 days after HMO notifies TDH of the change in writing. If TDH does not provide written approval within 30 days from receipt of notification from HMO, changes can be considered provisionally approved, and will become effective. Modifications, additions or deletions which are required by TDH or by changes in state or federal law are effective immediately.

7.2.8.5 This contract is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. [Provider] must cooperate and assist TDH and any state or federal agency that is charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. [Provider) must provide originals and/or copies of any and all information, allow access to premises and provide records to TDH or its authorized agent(s), THHSC, HCFA, the U.S. Department of Health and Human Services, FBI, TDI, and the Texas Attorney General's Medicaid Fraud Control Unit, upon request, and free-of-charge. [Provider] must report any suspected fraud or abuse including any suspected fraud


23                                                                  May 31, 2001
            and abuse committed by HMO or a Medicaid recipient to TDH for referral to THHSC.

7.2.8.6 [Provider] is required to submit proxy claims forms to HMO for services provided to all STAR Members that are capitated by HMO in accordance with the encounter data submissions requirements established by HMO and TDH.

7.2.8.7 HMO is prohibited from imposing restrictions upon the [Provider's] free communication with Members about a Member's medical conditions, treatment options, HMO referral policies, and other HMO policies, including financial incentives or arrangements and all STAR managed care plans with whom [Provider] contracts.

7.2.8.8 The Texas Medicaid Fraud Control Unit must be allowed to conduct private interviews of [Providers] and the [Providers'] employees, contractors, and patients. Requests for information must be complied with, in the form and language requested. [Providers] and their employees and contractors must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process, including investigations. Compliance with this Article is at HMO's and [Provider's] own expense.

7.2.8.9 HMO must include the method of payment and payment amounts in all provider contracts.

7.2.8.10 All provider clean claims must be adjudicated within 30 days. HMO must pay provider interest on all clean claims that are not paid within 30 days at a rate of 1.5% per month (18% annual) for each month the claim remains unadjudicated.

7.2.8.11 HMO must prohibit network providers from interfering with or placing liens upon the state's right or HMO's right, acting as the state's agent, to recovery from third party resources. HMO must prohibit network providers from seeking recovery in excess of the Medicaid payable amount or otherwise violating state and federal laws.

7.2.9 HMO must comply with the provisions of Chapter 20A ss. 18A of HMO Act relating to Physician and Provider contracts, except Subpart
            (e), which relates to capitation payments.

7.2.10 HMO must include a complaint and appeals process which complies with the requirements of Article 20A.12 of the Texas Insurance Code relating to Complaint System in all subcontracts. HMO's complaint and appeals process must be the same for all Contractors.

24                                                                  May 31, 2001

7.2.11 HMO must notify TDH no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract. If HMO seeks to terminate a provider's contract for imminent harm to patient health, actions against a license or practice, or fraud, contract termination may be immediate. TDH will require assurances that any contract termination will not result in an interruption of an essential service or major contract function.

7.3         PHYSICIAN INCENTIVE PLANS
            -------------------------

7.3.4 HMO must submit the information required in Article 7.3.2.6 one year after the effective date of initial contract or effective date of renewal contract, and annually each subsequent year under the contract. HMO's who put physicians or physician groups at substantial financial risk, as defined in 42 C.F.R. ss.417.479, must conduct a survey of all Members who have voluntarily disenrolled in the previous year. A list of voluntary disenrollees may be obtained from the Enrollment Broker.

7.4         PROVIDER MANUAL AND PROVIDER TRAINING
            -------------------------------------

7.4.1 HMO must prepare and issue a Provider Manual(s), including any necessary specialty manuals (e.g. behavioral health) to the providers in HMO network and to newly contracted providers in HMO network within five (5) working days from inclusion of the provider into the network. The Provider Manual must contain sections relating to special requirements of the STAR Program as required under this contract. See Appendix D, Required Critical Elements, for specific details regarding content requirements. HMO must submit a Provider Manual to TDH for approval 120 days prior to the Implementation Date (see Article 3.4.1 regarding the process for plan materials review). Any revisions must be approved by TDH prior to publication and distribution to providers.

7.4.2.1 HMO training for all providers must be completed no later than 30 days after placing a newly contracted provider on active status. HMO must provide on-going training to new and existing providers as required by HMO or TDH to comply with this contract.

7.5         MEMBER PANEL REPORTS
            --------------------

            HMO must furnish each PCP with a current list of enrolled Members enrolled or assigned to that Provider no later than 5 days after HMO receives the Enrollment File from the Enrollment Broker each month. If the 5th day falls on a weekend or state holiday, the file must be provided by the following working day.

7.6         PROVIDER COMPLAINT AND APPEAL PROCEDURES
            ----------------------------------------


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

7.6.1 HMO must develop, implement and maintain a provider complaint system. HMO must submit the written complaint and appeal procedure to TDH by Phase II of Readiness Review. The complaint and appeals procedures must be in compliance with all applicable state and federal law or regulations. All Member complaints and/or appeals of an adverse determination requested by a physician or provider acting on behalf of the enrollee must comply with the provisions of this Article. Modifications and amendments to the complaint system must be submitted to TDH no later than 30 days prior to the implementation of the modification or amendment.

7.6.3 HMO's complaint and appeal process cannot contain provisions requiring a Provider to submit a complaint or appeal to TDH for resolution in lieu of the HMO's process.

7.8         PRIMARY CARE PROVIDERS
            ----------------------

7.8.5 HMO must have in its provider network physicians with board eligibility/certification in pediatrics available for referral for Members under the age of 21.

7.8.5.1 Individual PCPs may serve more than 2,000 Members. However, if TDH determines that a PCP's Member enrollment exceeds the PCPs availability to provide accessible, quality care, TDH may prohibit the PCP from receiving further enrollments. TDH may direct HMOs to assign or reassign Members to another PCP's panel.

7.8.7 HMO's primary care provider network may include providers from any of the following practice areas: General Practitioners; Family Practitioners; Internists; Pediatricians;
            Obstetricians/Gynecologists (OB/GYN); Advanced Practice Nurses
            (APNs) and Certified Nurse Midwives (CNMs) practicing under the supervision of a physician; Physician Assistants (PAs) practicing under the supervision of a physician specializing in Family Practice, Internal Medicine, Pediatrics or Obstetrics/Gynecology who also qualifies as a PCP under this contract; or Federally Qualified Health Centers (FQHCs), Rural Health Clinics (RHCs) and similar community clinics; and specialists who are willing to provide medical homes to selected Members with special needs and conditions (see Article 7.8.8).

7.8.12 PCP Selection and Changes. All Medicaid recipients who are eligible for participation in the STAR program have the right to select their PCP and HMO. Medicaid recipients who are mandatory STAR participants who do not select a PCP and/or HMO during the time period allowed will be assigned to a PCP and/or HMO using the TDH default process. Members may change PCPs at any time, but these changes are limited to four (4) times per year. If a PCP or OB/GYN who has been selected by or assigned to a Member is no longer in HMO's provider network, HMO


26                                                                  May 31, 2001
            must contact the Member and provide them an opportunity to reselect. If the Member does not want to change the PCP or OB/GYN to another provider in HMO network, the Member must be directed to the Enrollment Broker for resolution or reselection. If a PCP or OB/GYN who has been selected by or assigned to a Member is no longer in an IPA's provider network but continues to participate in HMO network, HMO or IPA may not change the Member's PCP or OB/GYN.

7.8.12.1 Voluntary SSI Members. PCP changes cannot be performed retroactively for voluntary SSI Members. If an SSI Member requests a PCP change on or before the 15th of the month, the change will be effective the first day of the next month, if an SSI Member requests a PCP change after the 15th of the month, the change will be effective the first day of the second month that follows. Exceptions to this policy will be allowed for reasons of medical necessity or other extenuating circumstances.

7.8.12.2 Mandatory Members. Retroactive changes to a Member's PCP should only be made if it is medically necessary or there are other circumstances which necessitate a retroactive change. HMO must pay claim's for services provided by the original PCP. If the original PCP is paid on a capitated basis and services were provided during the period for which capitation was paid, HMO cannot recoup the capitation.

7.9         OBSTETRICAL/GYNECOLOGICAL (OB/GYN) PROVIDERS
            --------------------------------------------

            HMO must allow a female Member to select an OB/GYN within its provider network or within a limited provider network in addition to a PCP, to provide health care services within the scope of the professional specialty practice of a properly credentialed OB/GYN. See Article 21.53D of the Texas Insurance Code and 28 TAC Sections 11.506, 11.1600 and 11. 1608. A Member who selects an OB/GYN must be allowed direct access to the health care services of the OB/GYN without a referral by the woman's PCP or a prior authorization or precertification from HMO. HMO must allow Members to change OB/GYNs up to four times per year. Health care services must include, but not be limited to:

7.9.5 HMOs which allow its Members to directly access any OB/GYN provider within its network must ensure that the provisions of Articles 7.9.1 through 7.9.4 continue to be met.

7.9.6 OB/GYN providers must comply with HMO's procedures contained in HMO's provider manual or provider contract for OB/GYN providers, including but not limited to prior authorization procedures.

7.12        BEHAVIORAL HEALTH - LOCAL MENTAL HEALTH AUTHORITY (LMHA)
            --------------------------------------------------------


27                                                                  May 31, 2001

7.12.1 Assessment to determine eligibility for rehabilitative and targeted MHMR case management services is a function of the LMHA. HMO must provide or arrange to have provided all covered services described in detail in Article 6.1 Scope of Services. Covered services must be provided to Members with severe and persistent mental illness (SPMI) and severe emotional disturbance (SED), when medically necessary, whether or not they are also receiving targeted case management or rehabilitation services through the LMHA.

7.12.3 HMO must enter into written agreements with all LMHAs in the service area which describes the process(es) which HMO and LMHA will use to coordinate services for STAR Members with SPMI or SED. The agreement will contain the following provisions:

7.12.3.1 Describe the behavioral health covered services indicated in detail in Article 6.1 Scope of Services. Also include the amount, duration, and scope of basic and value-added services, and HMO's responsibility to provide these services;

7.13        SIGNIFICANT TRADITIONAL PROVIDERS (STPS)
            ----------------------------------------

            HMO must demonstrate a good faith effort to include STPs in its provider network. HMO must seek participation in its provider network from:

7.13.1 Each health care provider in the service area who has traditionally provided care to Medicaid recipients;

7.13.2 Each hospital in the service area that has been designated as a disproportionate share hospital under Medicaid; and

7.13.3 Each specialized pediatric laboratory in the service area, including those laboratories located in children's hospitals.

7.13.4 HMO must include STPs as designated by TDH in its provider network to provide primary care and specialty care services. HMO must include STPs in its provider network for at least three (3) years following the Implementation Date in the service area.

7.13.5 STPs must agree to the contract requirements contained in Article 7.2, unless exempted from a requirement by law or rule. STPs must also agree to the following contract requirements:

7.13.5.1 STP must agree to accept the standard reimbursement rate offered by HMO to other providers for the same or similar services.

28                                                                  May 31, 2001

7.13.5.2 STP must meet the credentialing requirements of HMO. HMO must not require STPs to meet a different or higher credentialing standard than is required of other providers providing the same or similar services. HMO must not require STP's to contract with a Subcontractor which requires a different or higher credentialing standard than the HMO's if the application of the higher standard results in a disproportionate number of STPs being excluded from the Subcontractor.

7.13.6 Failure to demonstrate a good faith effort to meet TDH's compliance objectives to include STPs in HMO's provider network, is a defaults under this contract and may result in any or all of the sanctions and remedies included in Article XVIII of this contract. HMO's fulfillment of TDH's compliance objectives for STP participation will be monitored by TDH based on HMOs electronic file submission to the Enrollment Broker as required in Article 12.5.1

7.14        RURAL HEALTH PROVIDERS
            ----------------------

7.14.4 HMO must reimburse physicians who practice in rural counties with fewer than 50,000 persons at a rate using the current Medicaid fee schedule.

7.16        COORDINATION WITH PUBLIC HEALTH

7.16.1 Reimbursed Arrangements. HMO must make a good faith effort to enter into a subcontract for the covered health care services as specified below with TDH Public Health Regions, city and/or county health departments or districts in each county of the service area that will be providing these services to the Members (Public Health Entities), who will be paid for services by HMO, including any or all of the following services or any covered service which the public health department and HMO have agreed to provide:

7.16.1.1    Sexually Transmitted Diseases (STDs) Services (see Article 6.15);

7.16.1.2    Confidential HIV Testing (see Article 6.15);

7.16.1.3    Immunizations

7.16.1.4    Tuberculosis (TB) Care (see Article 6.12).

7.16.1.5    Family Planning Services (see Article 6.7);

7.16.1.6    THSteps checkups (see Article 6.8); and

7.16.1.7    Prenatal services.


29                                                                  May 31, 2001

7.16.2 HMO must make a good faith effort to enter into subcontracts with public health entities in the service area at least 90 days prior to the Implementation Date. The subcontracts must be available for review by TDH or its designated agent(s) on the same basis as all other subcontracts. If any changes are made to the contract, it must be resubmitted to TDH. If an HMO is unable to enter into a contract with public health entities, HMO must document current and past efforts to TDH. Documentation must be submitted no later than 120 days after the execution of this amendment. Public health subcontracts must include the following areas:

7.16.2.1 General Relationship Between HMO and the Public Health Entity. The subcontracts must specify the scope and responsibilities of both parties, the methodology and agreements regarding billing and reimbursements, reporting responsibilities, Member and provider educational responsibilities, and the methodology and agreements regarding sharing of confidential medical record information between the public health entity and the PCP.

7.16.2.2    Public Health Entity Responsibilities:

            (1) Public health providers must inform Members that confidential health care information will be provided to the PCP.

            (2) Public health providers must refer Members back to PCP for any follow-up diagnostic, treatment, or referral services.

            (3) Public health providers must educate Members about the importance of having a PCP and assessing PCP services during office hours rather than seeking care from Emergency Departments, Public Health Clinics, or other Primary Care Providers or Specialists.

            (4) Public health entities must identify a staff person to act as liaison to HMO to coordinate Member needs, Member referral, Member and provider education, and the transfer of confidential medical record information.

7.16.2.3    HMO Responsibilities:

            (1) HMO must identify care coordinators who will be available to assist public health providers and PCPs in getting efficient referrals of Members to the public health providers, specialists, and health-related service providers either within or outside HMO's network.

            (2) HMO must inform Members that confidential healthcare information will be provided to the PCP.

            (3) HMO must educate Members on how to better utilize their PCPs, public health providers, emergency departments, specialists, and health-related service providers.

7.16.3      Non-Reimbursed Arrangements with Public Health Entities


30                                                                  May 31, 2001

7.16.3.1 Coordination with Public Health Entities. HMOs must make a good faith effort to enter into a Memorandum of Understanding (MOU) with Public Health Entities in the service area regarding the provision of services for essential public health care services. These MOUs must be entered into at least 90 days before the Implementation Date in the service area and are subject to TDH approval. If any changes are made to the MOU, it must be resubmitted to TDH. If HMO is unable to enter into an MOU with a public entity, HMO must submit documentation substantiating reasonable efforts to enter into such an agreement to TDH. Documentation must be submitted no later than 120 days after the Implementation Date. MOUs must contain the roles and responsibilities of HMO and the public health department for the following services:

            (1) Public health reporting requirements regarding communicable diseases and/or diseases which are preventable by immunization as defined by state law;

            (2) Notification of and referral to the local Public Health Entity, as defined by state law, of communicable disease outbreaks involving Members;

            (3) Referral to the local Public Health Entity for TB contact investigation and evaluation and preventive treatment of persons whom the Member has come into contact;

            (4) Referral to the local Public Health Entity for STD/HIV contact investigation and evaluation and preventive treatment of persons whom the Member has come into contact; and,

            (5)   Referral for WIC services and information sharing;
            (6) Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.

7.16.3.2 Coordination with Other TDH Programs. HMOs must make a good faith effort to enter into a Memorandum of Understanding (MOU) with other TDH programs regarding the provision of services for essential public health care services. These MOUs must be entered into at least 90 days before the Implementation Date in the service area and are subject to TDH approval. If any changes are made to the MOU, it must be resubmitted to TDH. If an HMO is unable to enter into an MOU with other TDH programs, HMO must submit documentation substantiating reasonable efforts to enter into such an agreement to TDH. Documentation must be submitted no later than 120 days after the Implementation Date. MOUs must delineate the roles and responsibilities of HMO and the TDH programs for the following services:

            (1) Use of the TDH laboratory for THSteps newborn screens; lead testing; and hemoglobin/hematocrit tests;
            (2) Availability of vaccines through the Vaccines for Children Program;
            (3) Reporting of immunizations provided to the statewide ImmTrac Registry including parental consent to share data;
            (4)   Referral for WIC services and information sharing;


31                                                                  May 31, 2001

            (5)   Pregnant Women and Infant (PWI) Targeted Case Management;
            (6)   THSteps outreach, informing and Medical Case Management;
            (7) Participation in the community-based coalitions with the Medicaid-funded case management programs in MHMR, ECI, TCB, and TDH (PWI, CIDC and THSteps Medical Case Management);
            (8)   Referral to the TDH Medical Transportation Program;
            (9) Cooperation with activities required of public health authorities to conduct the annual population and community based needs assessment; and
            (10) Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.

7.16.4 All public health contracts must contain provider network requirements in Article VII, as applicable.

7.17        COORDINATION WITH THE TEXAS DEPARTMENT OF PROTECTIVE AND REGULATORY
            -------------------------------------------------------------------
            SERVICES

            --------

7.17.3 HMO cannot deny, reduce, or controvert the medical necessity of any health or behavioral health care services included in an Order entered by a court. HMO may participate in the preparation of the medical and behavioral care plan prior to TDPRS submitting the health care plan to the Court. Any modification or termination of court ordered services must be presented and approved by the court with jurisdiction over the matter.

7.18        DELEGATED NETWORKS (IPAs, LIMITED PROVIDER NETWORKS AND ANHCs)
            --------------------------------------------------------------

7.18.1 All HMO contracts with any of the entities described in Texas Insurance Code Article 20A.02 (ee) or a group of providers who are licensed to provide the same health care services or an entity that is wholly-owned or controlled by one or more hospitals and physicians including a physician-hospital organization (delegated network contracts) must be submitted to TDH no later than 120 days prior to Implementation Date. All delegated network contracts must:

7.18.1.1    contain the mandatory contract provisions for all subcontractors in
            Article 3.2 of this contract;

7.18.1.2 comply with the requirements, duties and responsibilities of this contract;

7.18.1.3 not create a barrier for full participation to significant traditional providers;

7.18.1.4 not interfere with TDH's oversight and audit responsibilities including collection and validation of encounter data; or


32                                                                  May 31, 2001

7.18.1.5 be consistent with the federal requirement for simplicity in the administration of the Medicaid program.

7.18.2 In addition to the mandatory provisions for all subcontracts under Articles 3.2 and 7.2, all HMO delegated network contracts must include the following mandatory standard provisions:

7.18.2.1 HMO is required to include subcontract provisions in its delegated network contracts which require the UM protocol used by a delegated network to produce substantially similar outcomes, as approved by TDH, as the UM protocol employed by the contracting HMO. The responsibilities of an HMO in delegating UM functions to a delegated network will be governed by Article 16.3.12 of this contract.

7.18.2.2 Delegated networks that have been delegated claims payment responsibilities by HMO must also have the responsibility to submit encounter, utilization, quality, and financial data to HMO. HMO remains responsible for integrating all delegated network data reports into HMO's reports required under this contract. If HMO is not able to collect and report all delegated network data for HMO reports required by this contract, HMO must not delegate claims processing to the delegated network.

7.18.2.3 The delegated network must comply with the same records retention and production requirements, including Open Records requirements, as the HMO under this contract.

7.18.2.4 The delegated network is subject to the same marketing restrictions and requirements as the HMO under this contract.

7.18.2.5 HMO is responsible for ensuring that delegated network contracts comply with the requirements and provisions of the TDH/HMO contract. TDH will impose appropriate sanctions and remedies upon HMO for any default under the TDH/HMO contract which is caused directly or indirectly by the acts or omissions of the delegated network.

7.18.3 HMO cannot enter into contracts with delegated networks to provide services under this contract which require the delegated network to enter into exclusive contracts with HMO as a condition for participation with HMO.

7.18.3.1 Article 7.18.3 does not apply to providers who are employees or participants in limited or closed panel provider networks.

7.18.4 All delegated networks that limit Member access to those providers contracted with the delegated network (closed or limited panel networks) with whom HMO contracts must either independently meet the access provisions of 28 Texas Administrative Code ss. 11.1607, relating to access requirements for those Members enrolled or

33                                                                  May 31, 2001
            assigned to the delegated network, or HA40 must provide for access through other network providers outside the closed panel delegated network.

7.18.5 HMO cannot delegate to delegated network the enrollment, re-enrollment, assignment or reassignment of a Member.

7.18.6 In addition to the above provision HMO and Approved Non-Profit Health Corporations (ANHCs) must comply with all of the requirements contained in 28 TAC ss. 11.1604, relating to Requirements of Certain Contracts between Primary HMOs and ANHCs and Primary HMOs and Provider HMOs.

7.18.7 HMO REMAINS RESPONSIBLE FOR PERFORMING ALL DUTIES, RESPONSIBILITIES AND SERVICES UNDER THIS CONTRACT REGARDLESS OF WHETHER THE DUTY, RESPONSIBILITY OR SERVICE IS CONTRACTED OR DELEGATED TO ANOTHER. HMO MUST PROVIDE A COPY OF THE CONTRACT PROVISIONS THAT SET OUT HMO'S DUTIES, RESPONSIBILITIES, AND SERVICES TO ANY PROVIDER NETWORK OR GROUP WITH WHOM HMO CONTRACTS TO ANY PROVIDER NETWORK OR GROUP WITH WHOM HMO CONTRACTS TO PROVIDE HEALTH CARE SERVICES ON A RISK SHARING OR CAPITATED BASIS OR TO PROVIDE HEALTH CARE SERVICES.

8.          Article VIII

ARTICLE VIII    MEMBER SERVICES REQUIREMENTS

8.2         MEMBER HANDBOOK
            ---------------

8.2.1 HMO must mail each newly enrolled Member a Member Handbook no later than five (5) days after. HMO receives the Enrollment File. If the 5th day falls on a weekend or state holiday, the Member Handbook must be mailed by the following working day. The Member Handbook must be written at a 4th - 6th grade reading comprehension level. The Member Handbook must contain all critical elements specified by TDH. See Appendix D, Required Critical Elements, for specific details regarding content requirements. HMO must submit a Member Handbook to TDH for approval not later than 90 days before the Implementation Date (see Article 3.4.1 regarding the process for plan materials review).

8.2.2 Member Handbook Updates. HMO must provide updates to the Handbook to all Members as changes are made to the Required Critical Elements in Appendix D. HMO must make the Member Handbook available in the languages of the major


34                                                                  May 31, 2001
            population groups and in a format accessible to the visually impaired served by HMO.

8.2.3 THE MEMBER HANDBOOK AND ANY REVISIONS OR CHANGES MUST BE APPROVED BY TDH PRIOR TO PUBLICATION AND DISTRIBUTION TO MEMBERS (See Article
            3.4.1 regarding the process for plan materials review).

8.3         ADVANCE DIRECTIVES
            ------------------

8.3.1 Federal and state law require HMOs and providers to maintain written policies and procedures for informing and providing written information to all adult Members 18 years of age and older about their rights under state and federal law, in advance of their receiving care (Social Security Act ss.1902(a)(57) and ss.1903(m)(1)(A)). The written policies and procedures must contain procedures for providing written information regarding the Member's right to refuse, withhold or withdraw medical treatment and mental health treatment advance directives. HMO policies and procedures must comply with provisions contained in 42 CFR ss.434.28 and 42 CFR ss.489, Subpart I, relating to advance directives for all hospitals, critical access hospitals, skilled nursing facilities, home health agencies, providers of home health care, providers of personal care services and hospices, as well as the following state laws and rules:

8.3.1.1 a Member's right to self-determination in making health care decisions; and

8.3.1.2 the Advance Directives Act, Chapter 166, Texas Health and Safety Code, which includes:

8.3.1.2.1 a Member's right to execute an advance written directive to physicians and family or surrogates, or to make a non-written directive to administer, withhold or withdraw life-sustaining treatment in the event of a terminal or irreversible condition;

8.3.1.2.2 a Member's right to make written and non-written Out-of-Hospital Do-Not-Resuscitate Orders; and

8.3.1.2.3 a Member's right to execute a Medical Power of Attorney to appoint an agent to make health care decisions on the Member's behalf if the Member becomes incompetent; and

8.3.1.3 the declaration for Mental Health Treatment, Chapter 137, Texas Civil Practices and Remedies Code, which includes: a Member's right to execute a declaration for mental health treatment in a document making a declaration of preferences or instructions regarding mental health treatment.

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

8.3.2 HMO must maintain written policies for implementing a Member's advance directive. Those policies must include a clear and precise statement of limitations if HMO or a participating provider cannot or will not implement a Member's advance directive.

8.3.2.1 A statement of limitation on implementing a Member's advance directive should include at least the following information:

8.3.2.1.1 a clarification of any differences between HMO's conscience objections and those which may be raised by the Member's PCP or other providers;

8.3.2.1.2 identification of the state legal authority permitting HMO's conscience objections to carrying out an advance directive; and

8.3.2.1.3 a description of the medical and mental health conditions or procedures affected by the conscience objection.

8.3.3 HMO cannot require a Member to execute or issue an advance directive as a condition for receiving health care services.

8.3.4 HMO cannot discriminate against a Member based on whether or not the Member executed or issued an advance directive.

8.3.5 HMO's policies and procedures must require HMO and subcontractor to comply with the requirements of state and federal law relating to advance directives. HMO must provide education and training to employees, Members, and the community on issues concerning advance directives. HMO must submit a copy of its policies and procedures for TDH review and approval during Phase I of Readiness Review.

8.3.6 All materials provided to Members regarding advance directives must be written at a 7th - 8th grade reading comprehension level, except where a provision is required by state or federal law and the provision cannot be reduced or modified to a 7th - 8th grade reading level because it is a reference to the law or is required to be included "as written" in the state or federal law. HMO must submit to TDH any revisions to existing approved advance directive materials.

8.3.7 HMO must notify Members of any changes in state or federal laws relating to advance directives within 90 days from the effective date of the change, unless the law or regulation contains a specific time requirement for notification.

8.4         MEMBER ID CARDS
            ---------------


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

8.4.1 A Medicaid Identification Form (Form 3087) is issued monthly by the TDHS. The form includes the "STAR" Program logo and the name and toll free number of the Member's health plan. A Member may have a temporary Medicaid Identification (Form 1027-A) which will include a STAR indicator.

8.4.2 HMO must issue a Member Identification Card (ID) to the Member within five (5) days from receiving the Enrollment File from the Enrollment Broker. If the 5th day falls on a weekend or state holiday, the ID Card must be issued by the following working day. The ID Card must include, at a minimum, the following: Member's name; Member's Medicaid number; either the issue date of the card or effective date of the PCP assignment; PCP's name, address, and telephone number; name of HMO; name of IPA to which the Member's PCP belongs, if applicable; the 24-hour, seven (7) day a week toll-free telephone number operated by HMO; the toll-free number for behavioral health care services; and directions for what to do in an emergency. The ID Card must be reissued if the Member reports a lost card; there is a Member name change, if Member requests a new PCP, or for any other reason which results in a change to the information disclosed on the ID Card.

8.5         MEMBER COMPLAINT PROCESS
            ------------------------

8.5.1 HMO must develop, implement and maintain a Member complaint system that complies with the requirements of Article 20A.12 of the Texas Insurance Code, relating to the Complaint System, except where otherwise provided in this contract and in applicable federal law. The complaint and appeals procedure must be the same for all members and must comply with Texas Insurance Code, Article 20A.12 or applicable federal law. Modifications and amendments must be submitted to TDH at least 30 days prior to the implementation of the modification or amendment.

8.5.2 HMO must have written policies and procedures for receiving, tracking, reviewing, and reporting and resolving Member complaints. The procedures must be reviewed and approved in writing by TDH before Phase I of Readiness Renewal Review. Any changes or modifications to the procedures must be submitted to TDH for approval thirty (30) days prior to the effective date of the amendment.

8.5.3 HMO must designate an officer of HMO who has primary responsibility for ensuring that complaints are resolved in compliance with written policy and within the time required. An "officer" of HMO means a president, vice president, secretary, treasurer, or chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

37                                                                  May 31, 2001

8.4.1 A Medicaid Identification Form (Form 3087) is issued monthly by the TDHS. The form includes the "STAR" Program logo and the name and toll free number of the Member's health plan. A Member may have a temporary Medicaid Identification (Form 1027-A) which will include a STAR indicator.

8.4.2 HMO must issue a Member Identification Card (ID) to the Member within five (5) days from receiving the Enrollment File from the Enrollment Broker. If the 5th day falls on a weekend or state holiday, the ID Card must be issued by the following working day. The ID Card must include, at a minimum, the following: Member's name; Member's Medicaid number; either the issue date of the card or effective date of the PCP assignment; PCP's name, address, and telephone number; name of HMO; name of IPA to which the Member's PCP belongs, if applicable; the 24-hour, seven (7) day a week toll-free telephone number operated by HMO; the toll-free number for behavioral health care services; and directions for what to do in an emergency. The ID Card must be reissued if the Member reports a lost card, there is a Member name change, if Member requests a new PCP, or for any other reason which results in a change to the information disclosed on the ID Card.

8.5         MEMBER COMPLAINT PROCESS
            ------------------------

8.5.1 HMO must develop, implement and maintain a Member complaint system that complies with the requirements of Article 20A.12 of the Texas Insurance Code, relating to the Complaint System, except where otherwise provided in this contract and in applicable federal law. The complaint and appeals procedure must be the same for all members and must comply with Texas Insurance Code, Article 20A.12 or applicable federal law. Modifications and amendments must be submitted to TDH at least 30 days prior to the implementation of the modification or amendment.

8.5.2 HMO must have written policies and procedures for receiving, tracking, reviewing, and reporting and resolving Member complaints. The procedures must be reviewed and approved in writing by TDH before Phase I of Readiness Renewal Review. Any changes or modifications to the procedures must be submitted to TDH for approval thirty (30) days prior to the effective date of the amendment.

8.5.3 HMO must designate an officer of HMO who has primary responsibility for ensuring that complaints are resolved in compliance with written policy and within the time required. An "officer" of HMO means a president, vice president, secretary, treasurer, or chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

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

8.5.4 HMO must have a routine process to detect patterns of complaints and disenrollments and involve management and supervisory staff to develop policy and procedural improvements to address the complaints. HMO must cooperate with TDH and TDH's Enrollment Broker in Member complaints relating to enrollment and disenrollment.

8.5.5 HMO's complaint procedures must be provided to Members in writing and in alternative communication formats. A written description of HMO's complaint procedures must be in appropriate languages and easy for Members to understand. HMO must include a written description in the Member Handbook. HMO must maintain at least one local and one toll-free telephone number for making complaints.

8.5.6 HMO's process must require that every complaint received in person, by telephone or in writing, is recorded in a written record and is logged with the following details: date; identification of the individual filing the complaint; identification of the individual recording the complaint; nature of the complaint; disposition of the complaint; corrective action required; and date resolved.

8.5.7 HMO's process must include a requirement that the Governing Body of HMO reviews the written records (logs) for complaints and appeals.

8.5.8 HMO is prohibited from discriminating against a Member because that Member is making or has made a complaint.

8.5.9 HMO cannot process requests for disenrollments through HMO's complaint procedures. Requests for disenrollments must be referred to TDH within five (5) business days after the Member makes a disenrollment request.

8.5.10 HMO must develop, implement and maintain an appeal of adverse determination procedure that complies with the requirements of
            Article 21.58A of the Texas Insurance Code, relating to the utilization review, except where otherwise provided in this contract and in applicable federal law. The appeal of an adverse determination procedure must be the same for all Members and must comply with Texas Insurance Code, Article 21.58A or applicable federal law. Modifications and amendments must be submitted to TDH no less than 30 days prior to the implementation of the modification or amendment. When an enrollee, a person acting on behalf of an enrollee, or an enrollee's provider of record expresses orally or in writing any dissatisfaction or disagreement with an adverse determination, HMO or UR agent must regard the expression of dissatisfaction as a request to appeal an adverse determination.


38                                                                  May 31, 2001

8.5.11 If a complaint or appeal of an adverse determination relates to the denial, delay, reduction, termination or suspension of covered services by either HMO or a utilization review agent contracted to perform utilization review by HMO, HMO must inform Members they have the right to access the TDH Fair Hearing process at any time in lieu of the internal complaint system provided by HMO. HMO is required to comply with the requirements contained in 1 TAC Chapter 357, relating to notice and Fair Hearings in the Medicaid program, whenever an action is taken to deny, delay, reduce, terminate or suspend a covered service.

8.5.12 If Members utilize HMO's internal complaint or appeal of adverse determination system and the complaint relates to the denial, delay, reduction, termination or suspension of covered services by either HMO or a utilization review agent contracted to perform utilization review by HMO, HMO must inform the Member that they continue to have a right to appeal the decision through the TDH Fair Hearing process.

8.5.13 The provisions of Article 21.58A, Texas Insurance Code, relating to a Member's right to appeal an adverse determination made by HMO or a utilization review agent by an independent review organization, do not apply to a Medicaid recipient. Federal fair hearing regulations (Social Security Act ss.1902a(3), codified at 42 C.F.R. 431.200 et seq.) require the agency to make a final decision after a Fair Hearing, which conflicts with the State requirement that the IRO make a final decision. Therefore, the State requirement is pre-empted by the federal requirement.

8.5.14 HMO will cooperate with the Enrollment Broker and TDH to resolve all Member complaints. Such cooperation may include, but is not limited to, participation by HMO or Enrollment Broker and/or TDH internal complaint committees.

8.5.15 HMO must have policies and procedures in place outlining the role of HMO's Medical Director in the Member Complaint System and appeal of an adverse determination. The Medical Director must have a significant role in monitoring, investigating and hearing complaints.

8.5.16 HMO must provide Member Advocates to assist Members in understanding and using HMO's complaint system and appeal of an adverse determination.

39                                                                  May 31, 2001

8.5.17 HMO's Member Advocates must assist Members in writing or filing a complaint or appeal of an adverse determination and monitoring the complaint or appeal through the Contractor's complaint or appeal of an adverse determination process until the issue is resolved.

8.6         MEMBER NOTICE, APPEAL AND FAIR HEARING
            --------------------------------------

8.6.1 HMO must send Members the notice required by 1 Texas Administrative Code ss.357.5, whenever HMO takes an action to deny, delay, reduce or terminate covered services to a Member. The notice must be mailed to the Member no less than 10 days before HMO intends to take an action. If an emergency exists, or if the time within which the service must be provided makes giving 10 days notice impractical or impossible, notice must be provided by the most expedient means reasonably calculated to provide actual notice to the Member, including by phone, direct contact with the Member, or through the provider's office.

8.6.2       The notice must contain the following information:

8.6.2.1     Member's right to immediately access TDH's Fair Hearing process;

8.6.2.2     a statement of the action HMO will take;

8.6.2.3     the date the action will be taken;

8.6.2.4     an explanation of the reasons HMO will take the action;

8.6.2.5 a reference to the state and/or federal regulations which support HMO's action;

8.6.2.6 an address where written requests may be sent and a toll-free number Member can call to: request the assistance of a Member representative, or file a complaint, or request a Fair Hearing;

8.6.2.7 a procedure by which Member may appeal HMO's action through either HMO's complaint process or TDH's Fair Hearings process;

8.6.2.8 an explanation that Members may represent themselves, or be represented by HMO's representative, a friend, a relative, legal counsel or another spokesperson;


40                                                                  May 31, 2001

8.6.2.9 an explanation of whether, and under what circumstances, services may be continued if a complaint is filed or a Fair Hearing requested;

8.6.2.10 a statement that if the Member wants a TDH Fair Hearing on the action, Member must make the request for a Fair Hearing within 90 days of the date on the notice or the right to request a hearing is waived;

8.6.2.11 a statement explaining that HMO must make its decision within 30 days from the date the complaint is received by HMO; and

8.6.2.12 a statement explaining that a final decision must be made by TDH within 90 days from the date a Fair Hearing is requested.

8.7         MEMBER ADVOCATES
            ----------------

8.7.1 HMO must provide Member Advocates to assist Members. Member Advocates must be physically located within the service area. Member Advocates must inform Members of their rights and responsibilities, the complaint process, the health education and the services available to them, including preventive services.

8.7.2 Member Advocates must assist Members in writing complaints and are responsible for monitoring the complaint through HMO's complaint process until the Member's issues are resolved or a TDH Fair Hearing requested (see Articles 8.6.15, 8.6.16, and 8.6.17).

8.7.3 Member Advocates are responsible for making recommendations to management on any changes needed to improve either the care provided or the way care is delivered. Member Advocates are also responsible for helping or referring Members to community resources available to meet Member needs that are not available from HMO as Medicaid covered services.

8.7.4 Member Advocates must provide outreach to Members and participate in TDH-sponsored enrollment activities.

8.8         MEMBER CULTURAL AND LINGUISTIC SERVICES
            ---------------------------------------

8.8.1 Cultural Competency Plan. HMO must have a comprehensive written Cultural Competency Plan describing how HMO will ensure culturally competent services, and provide linguistic and disability related access. The Plan must describe how the individuals and systems within HMO will effectively provide services to people of

41                                                                  May 31, 2001
            all cultures, races, ethnic backgrounds, and religions, as well as those with disabilities, in a manner that recognizes, values, affirms, and respects the worth of the individuals and protects and preserves the dignity of each. HMO must submit a written plan to TDH no later than 90 days prior to the Implementation Date. Modifications and amendments to the written plan must be submitted to TDH no less than 30 days prior to implementation of the modification or amendment. The Plan must also be made available to HMO's network of providers.

8.8.2       The and Cultural Competency Plan must include the following:

8.8.2.1 HMO's written policies and procedures for ensuring effective communication through the provision of linguistic services following Title VI of the Civil Rights Act guidelines and the provision of auxiliary aids and services, in compliance with the Americans with Disabilities Act, Title III, Department of Justice Regulation
            36.303. HMO must disseminate these policies and procedures to ensure that both Staff and subcontractors are aware of their responsibilities under this provision of the contract.

8.8.2.2 A description of how HMO will educate and train its staff and subcontractors on culturally competent service delivery, and the provision of linguistic and/or disability-related access as related to the characteristics of its members;

8.8.2.3 A description of how HMO will implement the plan in its organization, identifying a person in the organization who will serve as the contact with TDH on the Cultural Competency Plan;

8.8.2.4 A description of how HMO will develop standards and performance requirements for the delivery of culturally competent care and linguistic access, and monitor adherence with those standards and requirements;

8.8.2.5 A description of how HMO will provide outreach and health education to Members, including racial and ethnic minorities, non-English speakers or limited-English speakers, and those with disabilities; and

8.8.2.6 A description of how HMO will help Members access culturally and linguistically appropriate community health or social service resources;

8.8.3 Linguistic, Interpreter Services, and Provision of Auxiliary Aids and Services. HMO must provide experienced, professional interpreters when technical, medical or


42                                                                  May 31, 2001
            treatment information is to be discussed. See Title VI of the Civil Rights Act of 1964, 42 U.S.C. ss.ss.2000d, et seq. HMO must ensure the provision of auxiliary aids and services necessary for effective communication, as per the Americans with Disabilities Act, Title III, Department of Justice Regulations 36.303.

8.8.3.1 HMO must adhere to and provide to Members the Member Bill of Rights and Responsibilities as adopted by the Texas Health and Human Services Commission and contained at 1 Texas Administrative Code
            (TAC) ss.ss.353.202-353.203. The Member Bill of Rights and Responsibilities assures Members the right "to have interpreters, if needed, during appointments with [their] providers and when talking to [their] health plan. Interpreters include people who can speak in [their] native language, assist with a disability, or help [them] understand the information."

8.8.3.2 HMO must have in place policies and procedures that outline how Members can access face-to-face interpreter services in a provider's office if necessary to ensure the availability of effective communication regarding treatment, medical history or health education for a Member. HMOs must inform its providers on how to obtain an updated list of participating, qualified interpreters.

8.8.3.3     A competent interpreter is defined as someone who is:

8.8.3.4     proficient in both English and the other language;

8.8.3.5     has had orientation or training in the ethics of interpreting; and

8.8.3.6     has the ability to interpret accurately and impartially.

8.8.3.7 HMO must provide 24-hour access to interpreter services for Members to access emergency medical services within HMO's network.

8.8.3.8 Family Members, especially minor children, should not be used as interpreters in assessments, therapy or other medical situations in which impartiality and confidentiality are critical, unless specifically requested by the Member. However, a family member or friend may be used as an interpreter if they can be relied upon to provide a complete and accurate translation of the information being provided to the Member; the Member is advised that a free interpreter is available; and the Member expresses a preference to rely on the family member or friend.

8.8.4 All Member orientation presentations, education classes and materials must be presented in the languages of the major population groups making up 10% or more

43                                                                  May 31, 2001
            of the Medicaid population in the service area, as specified by TDH. HMO must provide auxiliary aids and services, as needed, including materials in alternative formats (i.e., large print, tape or Braille), and interpreters or real-time captioning to accommodate the needs of persons with disabilities that affect communication.

8.8.5 HMO must provide or arrange access to TDD to Members who are deaf or hearing impaired.

8.9         CERTIFICATION DATE
            ------------------

8.9.1 On the date of the new Member's enrollment, TDH will provide HMOs with the Member's Medicaid certification date.

9. Article IX is amended by adding the following bolded and italicized language and deleting the following stricken language:

ARTICLE IX      MARKETING AND PROHIBITED PRACTICES

9.4         NETWORK PROVIDER DIRECTORY
            --------------------------

9.4.1 HMO must submit a provider directory to TDH no later than 180 days prior to the Implementation Date. Any revisions must be approved by TDH prior to publication and distribution to prospective Members (see Article 3.4.1 regarding the process for plan materials review). The directory must contain all critical elements specified by TDH. See Appendix, Required Critical Elements, for specific details regarding content requirements.

9.4.3 Updates to the provider directory must be provided to the Enrollment Broker at the beginning of each State fiscal year quarter. This includes the months of September, December, March and June. HMO is responsible for submitting draft updates to TDH only if changes other than PCP information are incorporated. HMO is responsible for sending three final paper copies and one electronic copy of the updated provider directory to TDH each quarter. If an electronic format is not available, five paper copies must be sent. TDH will forward two updated provider directories, along with its approval notice, to the Enrollment Broker to facilitate their distribution of the directories.

10. Article X is amended by adding the following bolded and italicized language and deleting the following stricken language:

ARTICLE X       MANAGEMENT INFORMATION SYSTEM (MIS) REQUIREMENTS


44                                                                  May 31, 2001

10.1        MODEL MIS REQUIREMENTS
            ----------------------

10.1.4 HMO is required to submit and receive data as specified in this contract and HMO Encounter Data Submission Manual. HMO must provide complete encounter data of all capitated services within the scope of services of the contract between HMO and TDH. Encounter data must follow the format, data elements and methods of transmission specified in the contract and HMO Encounter Data Submission Manual. HMO must submit encounter data, including adjustments to encounter data. The Encounter transmission will include all encounter data and encounter data adjustments processed by HMO for the previous month. Data quality validation will incorporate assessment standards developed jointly by HMO and TDH. Original records will be made available for inspection by TDH for validation purposes. Data which do not meet quality standards must be corrected and returned within a time period specified by TDH.

10.5        ENCOUNTER/CLAIMS PROCESSING SUBSYSTEM
            -------------------------------------

            The encounter/claims processing subsystem must collect, process, and store data on all health care services delivered for which HMO is responsible. The functions of these subsystems are claims/encounter processing and capturing health service utilization data. The subsystem must capture all health-care services, including medical supplies, using standard codes (e.g. CPT-4, HCPCS, ICD9-CM, UB92 Revenue Codes), rendered by health-care providers to an eligible enrollee regardless of payment arrangement (e.g. capitation or fee-for-service). It approves, prepares for payment, or may return, reject or deny claims submitted. This subsystem may integrate manual and automated systems to validate and adjudicate claims and encounters. HMO must use encounter data validation methodologies prescribed by TDH.

            Functions and Features:

            (1) Accommodate multiple input methods: electronic submission, tape, claim document, and media.

            (2) Support entry and capture of a minimum of all required data elements specified in the Encounter Data Submissions manual and the Texas Medicaid Managed Care Claims Manual.

            (3) Edit and audit to ensure allowed services are provided by eligible providers for eligible recipients.

            (4)   Interface with Member and provider subsystems.

            (5)   Capture and report TPL potential, reimbursement or denial.

            (6) Edit for utilization and service criteria, medical policy, fee schedules, multiple contracts, contract periods and conditions.

            (7) Submit data to TDH through electronic transmission using specified formats.

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

            (8) Support multiple fee schedule benefit packages and capitation rates for all contract periods for individual providers, groups, services, etc. A claim encounter must be initially adjudicated and all adjustments must use the fee applicable to the date of service.

            (9) Provide timely, accurate, and complete data for monitoring claims processing performance.

            (10) Provide timely, accurate, and complete data for reporting medical service utilization.

            (11) Maintain and apply prepayment edits to verify accuracy and validity of claims data for proper adjudication.

            (12) Maintain and apply edits and audits to verify timely, accurate, and complete encounter data reporting.

            (13) Submit reimbursement to non-contracted providers for emergency care rendered to enrollees in a timely and accurate fashion.

            (14) Validate approval and denials of precertification and prior authorization requests during adjudication of claims/encounters.

            (15) Track and report the exact date a service was performed. Use of date ranges must have State approval.

            (16)  Receive and capture claim and encounter data from TDH.

            (17)  Receive and capture value-added services codes.

            (18) Capability of identifying adjustments and linking them to the original claims/encounters.

10.7        UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM
            -----------------------------------------

            The quality management/quality improvement/utilization review subsystem combines data from other subsystems, and/or external systems, to produce reports for analysis which focus on the review and assessment of quality of care given, detection of over and under utilization, and the development of user defined reporting criteria and standards. This system profiles utilization of providers and enrollees and compares them against experience and norms for comparable individuals. This system also supports the quality assessment function.

            The subsystem tracks utilization control function(s) and monitoring inpatient admissions, emergency room use, ancillary, and out-of-area services. It provides provider profiles, occurrence reporting, and monitoring and evaluation studies. The subsystem may integrate HMO's manual and automated processes or incorporate other software reporting and/or analysis programs.

            The subsystem incorporates and summarizes information from enrollee surveys, provider and enrollee complaints, and appeal processes.

            Functions and Features:


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

            (1) Supports provider credentialing and recredentialing activities.

            (2) Supports HMO processes to monitor and identify deviations in patterns of treatment from established standards or norms. Provides feedback information for monitoring progress toward goals, identifying optimal practices, and promoting continuous improvement.

            (3) Supports development of cost and utilization data by provider and service.

            (4) Provides aggregate performance and outcome measures using standardized quality indicators similar to HEDIS or as specified by TDH.

            (5)   Supports quality-of-care Focused Studies.

            (6) Supports the management of referral/utilization control processes and procedures, including prior authorization and precertifications and denials of services.

            (7)   Monitors primary care provider referral patterns.

            (8) Supports functions of reviewing access, use and coordination of services (i.e. actions of Peer Review and alert/flag for review and/or follow-up; laboratory, x-ray and other ancillary service utilization per visit).

            (9) Stores and reports patient satisfaction data through use of enrollee surveys.

            (10)  Provides fraud and abuse detection, monitoring and reporting.

            (11)  Meets minimum report/data collection/analysis functions of
                  Article XI and Appendix A - Standards For Quality Improvement Programs.

            (12) Monitors and tracks provider and enrollee complaints and appeals from receipt to disposition or resolution by provider.

11. Article XI is amended by adding the following bolded and italicized language and deleting the following stricken language:

ARTICLE XI      QUALITY ASSURANCE AND QUALITY IMPROVEMENT PROGRAM

11.2        WRITTEN QIP PLAN
            ----------------

            HMO must have on file with TDH an approved plan describing its Quality Improvement Plan (QIP), including how HMO will accomplish the activities pertaining to each Standard (I-XVI) in Appendix A. Modifications and amendments must be submitted to TDH upon review and approval of the QI Committee and Board of Director's of HMO.

11.3        QIP SUBCONTRACTING
            ------------------

            If HMO subcontracts any of the essential functions or reporting requirements of QIP to another entity, HMO must maintain a file of the subcontractors. The file must be available for review by TDH or its designee upon request. HMO must notify

47                                                                  May 31, 2001

            TDH no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract (see Article 3.2.1.2).

12. Article XII is amended by adding the following bolded and italicized language and deleting the following stricken language:

ARTICLE XII     REPORTING REQUIREMENTS

12.1        FINANCIAL REPORTS
            -----------------

12.1.1 MCFS Report. HMO must submit the Managed Care Financial Statistical Report (MCFS) included in Appendix I. The report must be submitted to TDH no later than 30 days after the end of each state fiscal year quarter (i.e., Dec. 30, March 30, June 30, Sept. 30) and must include complete financial and statistical information for each month. The MCFS Report must be submitted for each claims processing subcontractor in accordance with this Article. HMO must incorporate financial and statistical data received by its delegated networks (IPAs, ANHCs, Limited Provider Networks) in its MCFS Report.

12.1.3 An HMO must submit monthly reports for each of the first 6 months following the Implementation Date. If the cumulative net loss for the contract period to date after the 6th month is less than $200,000, HMO may submit quarterly reports in accordance with the above provisions unless the condition in Article 12.1.2 exists, in which case monthly reports must be submitted.

12.1.4 Final MCFS Reports. HMO must file two Final Managed Care Financial Statistical Reports. The first final report must reflect expenses incurred through the 90th day after the end of the contract. The first final report must be filed on or before the 120th day after the end of the contract. The second final report must reflect data completed through the 334th day after the end of the contract and must be filed on or before the 365th day following the end of the contract.

12.1.5 Administrative expenses reported in the monthly and Final MCFS Reports must be reported in accordance with Appendix L, Cost Principles for Administrative Expenses. Indirect administrative expenses must be based on an allocation methodology for Medicaid managed care activities and services that is developed or approved by TDH.

12.1.6 Affiliate Report. HMO must submit an Affiliates Report to TDH no later than 90 days prior to the Implementation Date. The report must contain the following information:


48                                                                  May 31, 2001

12.1.6.1    A listing of all Affiliates; and

12.1.6.2 A schedule of all transactions with Affiliates which, under the provisions of this Contract, will be allowable as expenses in either Line 4 or Line 5 of Part 1 of the MCFS Report for services provided to HMO by the Affiliates for the prior approval of TDH. Include financial terms, a detailed description of the services to be provided, and an estimated amount which will be incurred by HMO for such services during the Contract period.

12.1.11 IBNR Plan. HMO must furnish a written IBNR Plan to manage incurred-but-not- reported (IBNR) expenses, and a description of the method of insuring against insolvency, including information on all existing or proposed insurance policies. The Plan must include the methodology for estimating IBNR. The plan and description must be submitted to TDH not later than 60 days prior to the Implementation Date. Changes to the IBNR plan and description must be submitted to TDH no later than 30 days before changes to the plan are implemented by HMO.

12.1.14 Each report required under this Article must be mailed to: Bureau of Managed Care; Texas Dept. Of Health; 1100 West 49th Street; Austin, TX 78756-3168 (exceptions: The MCFS Report may be submitted to TDH via E-mail). HMO must also mail a copy of the reports, except for items in Article 12.1.7 and Article 12.1.10 to Texas Department of Insurance, Mail Code 106-3A, HMO Division, Attention: HMO Division Director, PO Box 149104, Austin, TX 78714-9104.

12.2        STATISTICAL REPORTS
            -------------------

12.2.1 HMO must electronically file the following monthly reports: (1) encounter; (2) encounter detail; (3) institutional; (4) institutional detail; and (5) claims detail for cost-reimbursed services filed, if any, with HMO. Encounter data must include the data elements, follow the format, and use the transmission method specified by TDH in the Encounter Data Submission Manual. Encounters must be submitted by HMO to TDH no later than 45 days after the date of adjudication (finalization) of the claims.

12.2.6 HMO must use its TDH-specified identification numbers on all encounter data submissions. Please refer to the TDH Encounter Data Submission Manual for further specifications.

12.2.8 All Claims Summary Report. HMO must submit the "All Claims Summary Report" identified in the Texas Managed Care Claims Manual as a contract year-to-date report. The report must be submitted quarterly by the last day of the month following the reporting period. The reports must be submitted to TDH in a format specified by TDH.

49                                                                  May 31, 2001

12.2.9 Medicaid Disproportionate Share Hospital (DHS) Reports. HMO must file preliminary and final Medicaid Disproportionate Share Hospital
            (DSH) reports, required by TDH to identify and reimburse hospitals that qualify for Medicaid SDH funds. The preliminary and final DSH reports must include the data element and be submitted in the form and format specified by TDH. The preliminary DSH reports are due on or before June of the year following the state fiscal year for which data is being reported. The final DSH reports re due no later than July 15 of the year following the state fiscal year for which data is being reported.

12.3        ARBITRATION/LITIGATION CLAIMS REPORT
            ------------------------------------

            HMO must submit an Arbitration/Litigation Claims Report in a format provided by TDH (see Appendix M) identifying all provider or HMO requests for arbitration or matters in litigation. The report must be submitted within 30 days from the date the matter is referred to arbitration or suit is filed, or whenever there is a change of status in a matter referred to arbitration or litigation.

12.4        SUMMARY REPORT OF PROVIDER COMPLAINTS
            -------------------------------------

            HMO must submit a Summary Report of Provider Complaints. HMO must also report complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report must be submitted in two paper copies and one electronic copy no later than 45 days after the end of the state fiscal quarter using a form specified by TDH.

12.5        PROVIDER NETWORK REPORTS
            ------------------------

12.5.1 Provider Network Reports. HMO must submit to the Enrollment Broker an electronic file summarizing changes in HMO's provider network including PCPs, specialists, ancillary providers and hospitals. The file must indicate if the PCPs and specialists participate in a closed network and the name of the delegated network. The electronic file must be submitted in the format specified by TDH and can be submitted as often as daily, but must be submitted at least weekly.

12.5.1.1 Provider Termination Report. HMO must submit a monthly report which identifies any providers who cease to participate in HMO's provider network, either voluntarily or involuntarily. The report must be submitted to TDH in the format specified by TDH. HMO will submit the report no later than thirty (30) days after the end of the reporting month. The information must include the provider's name, Medicaid number, the reason for the provider's termination, and whether the termination was voluntary or involuntary.


50                                                                  May 31, 2001

12.6        MEMBER COMPLAINTS
            -----------------

            HMO must submit a quarterly summary report of Member complaints. HMO must also report complaints submitted to its delegated networks (e.g., IPAs). The complaint report format must be submitted to TDH as two paper copies and one electronic copy on or before 45 days following the end of the state fiscal quarter using a form specified by TDH.

12.10       QUALITY IMPROVEMENT REPORTS
            ---------------------------

12.10.2 Annual Focused Studies. Focused Studies on well child, pregnancy, and a study chosen by the plan must be submitted to TDH according to due dates established by TDH.

12.10.4 Provider Medical Record Audit and Report. HMO is required to conform to commonly accepted medical record standards such as those used by NCQA, JCAHO, or those used for credentialing review such as the Texas Environment of Care Assessment Program (TECAP), and have documentation on file at HMO for review by TDH or its designee during an on-site review.

12.11       HUB Reports

            -----------

            HMO must submit quarterly reports documenting HMO's HUB program efforts and accomplishments. The report must include a narrative description of HMO's program efforts and a financial report reflecting payments made to HUB. HMO must use the format included in Appendix B for HUB Quarterly reports. For HUB Certified Entities:
            HMO must include the General Service Commission (GSC) Vendor Number and the ethnicity/gender under which a contracting entity is registered with GSC. For HUB Qualified (but not certified) Entities:
            HMO must include the ethnicity /gender of the major owner(s) (51 %) of the entity. Any entities for which HMO cannot provide this information cannot be included in the HUB report. For both types of entities, an entity will not be included in the HUB Report if HMO does not list ethnicity/gender information.

12.12       THSTEPS REPORTS
            ---------------

            Minimum reporting requirements. HMO must submit, at a minimum, 80% of all THSteps checkups on HCFA 1500 claim forms as part of the encounter file submission to the TDH Claims Administrator no later than thirty (30) days after the date of final adjudication (finalization) of the claims. Failure to comply with these minimum reporting requirements will result in Article XVIII sanctions and money damages.

51                                                                  May 31, 2001

13. Article XIII is amended by adding the following bolded and italicized language and striking the following stricken language:

ARTICLE XIII    PAYMENT PROVISIONS

13.1        CAPITATION AMOUNTS
            ------------------

13.2        EXPERIENCE REBATE TO STATE
            --------------------------

13.2.1 For the contract period, HMO must pay to TDH an experience rebate calculated in accordance with the tiered rebate method listed below based on the excess of allowable HMO STAR revenues over allowable HMO STAR expenses as measured by any positive amount on Line 7 of "Part 1: Financial Summary, All Coverage Groups Combined" of the Final Managed Care Financial-Statistical Report set forth in Appendix I, as reviewed and confirmed by TDH. TDH reserves the right to have an independent audit performed to verify the information provided by HMO.

            -----------------------------------------------------------
            Graduated Rebate Method

            -----------------------------------------------------------
            Experience Rebate as a         HMO Share        State Share
                Percentage of
                   Revenues

            -----------------------------------------------------------
                     0%-3%                    100%               0%
            -----------------------------------------------------------
                 Over 3% - 7%                  75%              25%
            -----------------------------------------------------------
                 Over 7% - 10%                 50%              50%
            -----------------------------------------------------------
                 Over 10% - 15%                25%              75%
            -----------------------------------------------------------
                    Over 15%                    0%             100%
            -----------------------------------------------------------

13.2.2 Carry Forward of Prior Contract Period Losses: Losses incurred for one contract period can only be carried forward to the next contract period.

13.2.2.1 Carry Forward of Loss from one Service Delivery Area to Another: If HMO operates in multiple Service Delivery Areas (SDAs), losses in one SDA cannot be used to offset net income before taxes in another SDA.

13.2.3      Experience rebate will be based on a pre-tax basis.


52                                                                  May 31, 2001

13.2.4 Population-Based Initiatives (PBIs) and Experience Rebates: HMO may subtract from an experience rebate owed to the State, expenses for population-based health initiatives that have been approved by TDH. A population-based initiative (PBI) is a project or program designed to improve some aspect of quality of care, quality of life, or health care knowledge for the community as a whole. Value-added service does not constitute a PBI. Contractually required services and activities do not constitute a PBI.

13.2.5 There will be two settlements for payment(s) of the experience rebate. The first settlement shall equal 100 percent of the experience rebate as derived from Line 7 of Part 1 (Net Income Before Taxes) of the first Final Managed Care Financial Statistical
            (MCFS) Report and shall be paid on the same day the first annual MCFS Report is submitted to TDH. The second settlement shall be an adjustment to the first settlement and shall be paid to TDH on the same day that the second Final MCFS Report is submitted to TDH if the adjustment is a payment from HMO to TDH. TDH or its agent may audit or review the MCFS reports. If TDH determines that corrections to the MCFS reports are required, based on a TDH audit/review or other documentation acceptable to TDH, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within two years from the date that HMO submits the second Final MCFS report. HMO must pay the first and second settlements on the due dates for the first and second Final MCFS reports respectively as identified in Article 12.1.4. TDH may adjust the experience rebate if TDH determines HMO has paid affiliates amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays a non-affiliate(s) or the amount another HMO pays for the same or similar service in the service area. TDH has final authority in auditing and determining the amount of the experience rebate.

13.4        PAYMENT OF PERFORMANCE OBJECTIVE BONUSES
            ----------------------------------------

13.4.3 The HMO must submit the Performance Objectives Report and the Detailed Data Element Report as referenced in Article 13.3.2, within 150 days from the end of each State fiscal year. Performance premiums will be paid to HMO within 120 days after the State receives and validates the data contained in each required Performance Objectives Report.

13.4.4 The performance objective allocation for HMO shall be assigned to each performance objective, described in Appendix K, in accordance with the following percentages:

53                                                                  May 31, 2001

                 ---------------------------------------------------------------
                      EPSDT SCREENS                      Percent of Performance
                                                        Objective Incentive Fund

                 ---------------------------------------------------------------
                 1.  <12 months                                    12%
                 ---------------------------------------------------------------
                 2.  12 to 24 months                               12%
                 ---------------------------------------------------------------
                 3.  25 months - 20 years                          20%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 IMMUNIZATIONS                           Percent of Performance
                                                        Objective Incentive Fund

                 ---------------------------------------------------------------
                 4.  <12 months                                     7%
                 ---------------------------------------------------------------
                 5.  12 to 24 months                                5%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 ADULT ANNUAL VISITS                     Percent of Performance
                                                        Objective Incentive Fund

                 ---------------------------------------------------------------
                 6.  Adult Annual Visits                            3%
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 PREGNANCY VISITS                        Percent of Performance
                                                        Objective Incentive Fund

                 ---------------------------------------------------------------
                 7.  Initial Prenatal Exam                         15%
                 ---------------------------------------------------------------
                 8.  Visits by Gestational Age                     14%
                 ---------------------------------------------------------------
                 9.  Postpartum Visit                              12%
                 ---------------------------------------------------------------


14. Article XIV is amended by adding the following bolded and italicized language and deleting the following stricken language:

14.1        ELIGIBILITY DETERMINATION
            -------------------------

14.1.3.3    Members of the Tigua Indian tribe.

14.4        AUTOMATIC RE-ENROLLMENT
            -----------------------

14.4.1 Members who are disenrolled because they are temporarily ineligible for Medicaid will be automatically re-enrolled in the same health plan. Temporary loss of eligibility is defined as a period of 6 months or less.

54                                                                  May 31, 2001

15. Article XV is amended by adding the following bolded and italicized language and deleting the following stricken language:

15.6        ASSIGNMENT

            ----------

            This contract was awarded to HMO based on HMO's qualifications to perform personal and professional services. HMO cannot assign this contract without the written consent of TDI and TDH. This provision does not prevent HMO from subcontracting duties and responsibilities to qualified subcontractors. If TDI and TDH consent to an assignment of this contract, a transition period of 90 days will run from the date the assignment is approved by TDI and TDH so that Members' services are not interrupted and, if necessary, the notice provided for in Article 15.7 can be sent to Members. The assigning HMO must also submit a transition plan, as set out in Article 18.2.1, subject to TDH's approval.

15.7        MAJOR CHANGE IN CONTRACTING
            ---------------------------

            TDH may send notice to Members when a major change affecting HMO occurs. A "major change" includes, but is not limited to, a substantial change of subcontractors and assignment of this contract. TDH will provide HMO with an advanced copy of such letter prior to its printing and distribution. The notice letter to Members may permit the Members to re-select their plan and PCP. TDH will bear the cost of preparing and sending the notice letter in the event of an approved assignment of the contract. For any other major change in contracting, HMO will prepare the notice letter and submit it to TDH for review and approval. After TDH has approved the letter for distribution to Members, HMO will bear the cost of sending the notice letter.

15.8        NON-EXCLUSIVE
            -------------

            This contract is a non-exclusive agreement. Either party may contract with other entities for similar services in the same service area.

15.9        DISPUTE RESOLUTION
            ------------------

            The dispute resolution process adopted by TDH in accordance with Chapter 2260, Texas Government Code, will be used to attempt to resolve all disputes arising under this contract. All disputes arising under this contract shall be resolved through TDH's dispute resolution procedures, except where a remedy is provided for through

55                                                                  May 31, 2001

            TDH's administrative rules or processes. All administrative remedies must be exhausted prior to other methods of dispute resolution.

15.10       DOCUMENTS CONSTITUTING CONTRACT
            -------------------------------

            This contract includes this document and all amendments and appendices to this document, the Request for Application, the Application submitted in response to the Request for Application, the Texas Medicaid Provider Procedures Manual and Texas Medicaid Bulletins addressed to HMOs, contract interpretation memoranda issued by TDH for this contract, and the federal waiver granting TDH authority to contract with HMO. If any conflict in provisions between these documents occurs, the terms of this contract and any amendments shall prevail. The documents listed above constitute the entire contract between the parties.

15.11       FORCE MAJEURE
            -------------

            TDH and HMO are excused from performing the duties and obligations under this contract for any period that they are prevented from performing their services as a result of a catastrophic occurrence, or natural disaster, clearly beyond the control of either party, including but not limited to an act of war, but excluding labor disputes.

15.12       NOTICES

            -------

            Notice may be given by any means which provides for verification of receipt. All notices to TDH shall be addressed to Bureau Chief, Texas Department of Health, Bureau of Managed Care, 1100 W. 49th Street, Austin, TX 78756-3168, with a copy to the Contract Administrator. Notices to HMO shall be addressed to CEO/President,

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

15.13       SURVIVAL

            --------

            The provisions of this contract which relate to the obligations of HMO to maintain records and reports shall survive the expiration or earlier termination of this contract for a period not to exceed six
            (6) years unless another period may be required by record retention policies of the State of Texas or HCFA.

56                                                                  May 31, 2001

16. Article XVI is amended by adding the bolded and italicized language and deleting the following stricken language:

ARTICLE XVI     DEFAULT AND REMEDIES

16.1        DEFAULT BY TDH
            --------------

16.1.11     FAILURE TO MAKE CAPITATION PAYMENTS
            -----------------------------------

            Failure by TDH to make capitation payments when due is a default under this contract.

16.1.2      FAILURE TO PERFORM DUTIES AND RESPONSIBILITIES
            ----------------------------------------------

            Failure by TDH to perform a material duty or responsibility as set out in this contract is a default under this contract.

16.2        REMEDIES AVAILABLE TO HMO FOR TDH'S DEFAULT
            -------------------------------------------

            HMO may terminate this contract as set out in Article 18.1.5 of this contract if TDH commits either of the events of default set out in
            Article 16.1.

16.3        DEFAULT BY HMO
            --------------

16.3.1      FAILURE TO PERFORM AN ADMINISTRATIVE FUNCTION
            ---------------------------------------------

            Failure of HMO to perform an administrative function is a default under this contract. Administrative functions are any requirements under this contract that are not direct delivery of health care services, including claims payments, encounter data submission, filing any reports when due, cooperating in good faith with TDH, an entity acting on behalf of TDH, or an agency authorized by statute or law to require the cooperation of HMO in carrying out an administrative, investigative, or prosecutorial function of the Medicaid program, providing or producing records upon request, or entering into contracts or implementing procedures necessary to carry out contract obligations.

16.3.1.1    REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------


57                                                                  May 31, 2001

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's failure to perform an administrative function under this contract, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3;
            o Assess liquidated money damages as set out in Article 18.4; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.2      ADVERSE ACTION AGAINST HMO BY TDI
            ---------------------------------

            Termination or suspension of HMO's TDI Certificate of Authority or any adverse action taken by TDI that TDH determines will affect the ability of HMO to provide health care services to Members is a default under this contract.

16.3.2.1    REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For an adverse action against HMO by TDI, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.3      INSOLVENCY

            ----------

            Failure of HMO to comply with state and federal solvency standards or incapacity of HMO to meet its financial obligations as they come due is a default under this contract.

58                                                                  May 31, 2001

16.3.3.1    REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's insolvency, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.4      FAILURE TO COMPLY WITH FEDERAL LAWS AND REGULATIONS
            ---------------------------------------------------

            Failure of HMO to comply with the federal requirements for Medicaid, including, but not limited to, federal law regarding misrepresentation, fraud, or abuse; and, by incorporation, Medicare standards, requirements, or prohibitions, is a default under this contract.

            The following events are defaults under this contract pursuant to 42 U.S.C. ss.ss.1396b(m)(5), 1396u-2(e)(1)(A):

16.3.4.1 HMO's substantial failure to provide medically necessary items and services that are required under this contract to be provided to Members;

16.3.4.2 HMO's imposition of premiums or charges on Members in excess of the premiums or charges permitted by federal law;

16.3.4.3 HMO's acting to discriminate among Members on the basis of their health status or requirements for health care services, including expulsion or refusal to enroll an individual, except as permitted by federal law, or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment with HMO by eligible individuals whose medical condition or history indicates a need for substantial future medical services;

16.3.4.4 HMO's misrepresentation or falsification of information that is furnished to HCFA, TDH, a Member, a potential Member, or a health care provider;

59                                                                  May 31, 2001

16.3.4.5 HMO's failure to comply with the physician incentive requirements under 42 U.S.C. ss.1396b(m)(2)(A)(x); or

16.3.4.6 HMO's distribution, either directly or through any agent or independent contractor, of marketing materials that contain false or misleading information, excluding materials prior approved by TDH.

16.3.5      REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. If HMO repeatedly fails to meet the requirements of Articles 16.3.4.1 through and including 16.3.4.6, TDH must, regardless of what other sanctions are provided, appoint temporary management and permit Members to disenroll without cause. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's failure to comply with federal laws and regulations, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3;
            o Appoint temporary management as set out in Article 18.5;
            o Initiate disenrollment of a Member or Members without cause as set out in Article 18.6;
            o Suspend or default all enrollment of individuals;
            o Suspend payment to HMO;
            o Recommend to HCFA that sanctions be taken against HMO as set out in Article 18.7;
            o Assess civil monetary penalties as set out in Article 18.8; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.6      FAILURE TO COMPLY WITH APPLICABLE STATE LAW
            -------------------------------------------

            HMO's failure to comply with Texas law applicable to Medicaid, including, but not limited to, Article 32.039 of the Texas Human Resources Code and state law regarding misrepresentation, fraud, or abuse, is a default under this contract.

16.3.6.1    REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or

60                                                                  May 31, 2001
            consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's failure to comply with applicable state law, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3;
            o Assess administrative penalties as set out in Article 32.039,
              Government Code, with the opportunity for notice and appeal as required by Article 32.039; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.7      MISREPRESENTATION, FRAUD UNDER ARTICLE 4.8
            ------------------------------------------

            HMO's misrepresentation or fraud under Article 4.8 of this contract is a default under this contract.

16.3.7.1    REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's misrepresentation or fraud under Article 4.8, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.8      EXCLUSION FROM PARTICIPATION IN MEDICARE OR MEDICAID
            ----------------------------------------------------

16.3.8.1 Exclusion of HMO or any of the managing employees or persons with an ownership interest whose disclosure is required by ss. 1124(a) of the Social Security Act (the Act) from the Medicaid or Medicare program under the provisions of ss. 1128(a) and/or (b) of the Act is a default under this contract.

61                                                                  May 31, 2001

16.3.8.2 Exclusion of any provider or subcontractor or any of the managing employees or persons with an ownership interest of the provider or subcontractor whose disclosure is required by ss. 1124(a) of the Social Security Act (the Act) from the Medicaid or Medicare program from the Medicaid or Medicare program under the provisions of ss. 1128(a) and/or (b) of the Act is a default under this contract if the exclusion will materially affect HMO's performance under this contract.

16.3.8.3    REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's exclusion from Medicare or Medicaid, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.9      FAILURE TO MAKE PAYMENTS TO NETWORK PROVIDERS AND SUBCONTRACTORS
            ----------------------------------------------------------------

            HMO's failure to make timely and appropriate payments to network providers and Subcontractors is a default under this contract. Withholding or recouping capitation payments as allowed or required under other articles of this contract is not a default under this contract.

16.3.9.1    REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's failure to make timely and appropriate payments to network providers and subcontractors, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;


62                                                                  May 31, 2001

            o Suspend new enrollment as set out in Article 18.3;
            o Assess liquidated money damages as set out in Article 18.4; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.10     FAILURE TO TIMELY ADJUDICATE CLAIMS
            -----------------------------------

            Failure of HMO to adjudicate (paid, denied, or external pended) at least ninety (90%) of all claims within thirty (30) days of receipt and ninety-nine percent (99%) of all claims within ninety days of receipt for the contract year is a default under this contract.

16.3.10.1   REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consequently. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's failure to timely adjudicate claims, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.11     FAILURE TO DEMONSTRATE THE ABILITY TO PERFORM CONTRACT FUNCTIONS
            ----------------------------------------------------------------

            Failure to pass any of the mandatory system or delivery functions of the Readiness Review required in Article I of this contract is a default under the contract.

16.3.11.1   REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's failure to demonstrate the ability to perform contract functions, TDH may:

63                                                                  May 31, 2001

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.12     FAILURE TO MONITOR AND/OR SUPERVISE ACTIVITIES OF CONTRACTORS OR
            ----------------------------------------------------------------
            NETWORK PROVIDERS
            -----------------

16.3.12.1 Failure of HMO to audit, monitor, supervise, or enforce functions delegated by contract to another entity that results in a default under this contract or constitutes a violation of state or federal laws, rules, or regulations is a default under this contract.

16.3.12.2 Failure of HMO to properly credential its providers, conduct reasonable utilization review, or conduct quality monitoring is a default under this contract.

16.3.12.3 Failure of HMO to require providers and contractors to provide timely and accurate encounter, financial, statistical, and utilization data is a default under this contract.

16.3.12.4   REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's failure to monitor and/or supervise activities of contractors or network providers, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.13     PLACING THE HEALTH AND SAFETY OF MEMBERS IN JEOPARDY
            ----------------------------------------------------

            HMO's placing the health and safety of the Members in jeopardy is a default under this contract.

64                                                                  May 31, 2001

16.3.13.1   REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's placing the health and safety of Members in jeopardy, TDH may:

            o Terminate the contract if the applicable conditions set out in
              Article 18. 1.1 are met;
            o Suspend new enrollment as set out in Article 18.3; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.14     FAILURE TO MEET ESTABLISHED BENCHMARK
            -------------------------------------

            Failure of HMO to meet any benchmark established by TDH under this contract is a default under this contract.

16.3.14.1   REMEDIES AVAILABLE TO TDH FOR THIS HMO DEFAULT
            ----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to TDH by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDH in exercising all or part of any remaining remedies.

            For HMO's failure to meet any benchmark established by TDH under this contract, TDH may:

            o Remove the THSteps component from the capitation paid to HMO if the benchmark(s) missed is for THSteps;
            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3;
            o Assess liquidated money damages as set out in Article 18.4; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

17. Article XVII is amended by adding bolded and italicized language and deleting the following stricken language:

ARTICLE XVII    NOTICE OF DEFAULT AND CURE OF DEFAULT


65                                                                  May 31, 2001

17.1 TDH will provide HMO with written notice of default (Notice of Default) under this contract. The Notice of Default may be given by any means that provides verification of receipt. The notice of default must contain the following information:

17.1.4 A clear and concise statement of the time period during which HMO may cure the default if HMO is allowed to cure;

17.1.5 The remedy or remedies TDH is electing to pursue and when the remedy or remedies will take effect;

17.1.6 If TDH is electing to impose money damages and/or civil monetary penalties, the amount that TDH intends to withhold or impose and the factual basis on which TDH is imposing the chosen remedy or remedies;

17.1.7 Whether any part of money damages or civil monetary penalties, if TDH elects to pursue one or both of those remedies, may be passed through to an individual or entity who is or may be responsible for the act or omission for which default is declared;

17.1.8 Whether failure to cure the default within the given time period, if any, will result in TDH pursuing an additional remedy or remedies, including, but not limited to, additional damages or sanctions, referral for investigation or action by another agency, and/or termination of the contract.

18. Article XVIII is amended by deleting existing Article XVIII and replacing it with new Article XVIII as follows:

ARTICLE XVIII   EXPLANATION OF REMEDIES

18.1        TERMINATION

            -----------

18.1.1      TERMINATION BY TDH
            ------------------

            TDH may terminate this contract if:

18.1.1.1 HMO substantially fails or refuses to provide medically necessary services and items that are required under this contract to be provided to Members after notice and opportunity to cure;

66                                                                  May 31, 2001

18.1.1.2 HMO substantially fails or refuses to perform administrative functions under this contract after notice and opportunity to cure;

18.1.1.3    HMO materially defaults under any of the provisions of Article XVI;

18.1.1.4 Federal or state funds for the Medicaid program are no longer available; or

18.1.1.5 TDH has a reasonable belief that HMO has placed the health or welfare of Members in jeopardy.

18.1.2 TDH must give HMO 90 days written notice of intent to terminate this contract if termination is the result of HMO's substantial failure or refusal to perform administrative functions or a material default under any of the provisions of Article XVI. TDH must give HMO reasonable notice under the circumstances if termination is the result of federal or state funds for the Medicaid program no longer being available. TDH must give the notice required under TDH's formal hearing procedures set out in Section 1.2.1 in Title 25 of the Texas Administrative Code if termination is the result of HMO's substantial failure or refusal to provide medically necessary services and items that are required under the contract to be provided to Members or TDH's reasonable belief that HMO has placed the health or welfare of Members in jeopardy.

18.1.2.1    Notice may be given by any means that gives verification of receipt.

18.1.2.2 Unless termination is the result of HMO's substantial failure or refusal to provide medically necessary services and items that are required under this contract to be provided to Members or is the result of TDH's reasonable belief that HMO has placed the health or welfare of Members in jeopardy, the termination date is 90 days following the date that HMO receives the notice of intent to terminate. For HMO's substantial failure or refusal to provide services and items, HMO is entitled to request a pre-termination hearing under TDH's formal hearing procedures set out in Section
            1.2.1 of Title 25, Texas Administrative Code.

18.1.3 TDH may, for termination for HMO's substantial failure or refusal to provide medically necessary services and items, notify HMO's Members of any hearing requested by HMO and permit Members to disenroll immediately without cause. Additionally, if TDH terminates for this reason, TDH may enroll HMO's Members with another HMO or permit HMO's Members to receive Medicaid-covered services other than from an HMO.

18.1.4 HMO must continue to perform services under the transition plan described in Article 18.2.1 until the last day of the month following 90 days from the date of receipt of

67                                                                  May 31, 2001
            notice if the termination is for any reason other than TDH's reasonable belief that HMO is placing the health and safety of the Members in jeopardy. If termination is due to this reason, TDH may prohibit HMO's further performance of services under the contract.

18.1.5 If TDH terminates this contract, HMO may appeal the termination under ss.32.034, Texas Human Resources Code.

18.1.6      TERMINATION BY HMO
            ------------------

            HMO may terminate this contract if TDH fails to pay HMO as required under Article XIII of this contract or otherwise materially defaults in its duties and responsibilities under this contract, or by giving notice no later than 30 days after receiving the capitation rates for the second contract year. Retaining premium, recoupment, sanctions, or penalties that are allowed under this contract or that result from HMO's failure to perform or HMO's default under the terms of this contract is not cause for termination.

18.1.7 HMO must give TDH 90 days written notice of intent to terminate this contract. Notice may be given by any means that gives verification of receipt. The termination date will be calculated as the last day of the month following 90 days from the date the notice of intent to terminate is received by TDH.

18.1.8 TDH must be given 30 days from the date TDH receives HMO's written notice of intent to terminate for failure to pay HMO to pay all amounts due. If TDH pays all amounts then due within this 30-day period, HMO cannot terminate the contract under this article for that reason.

18.1.9      TERMINATION BY MUTUAL CONSENT
            -----------------------------

            This contract may be terminated at any time by mutual consent of both HMO and TDH.

18.2        DUTIES OF CONTRACTING PARTIES UPON TERMINATION
            ----------------------------------------------

            When termination of the contract occurs, TDH and HMO must meet the following obligations:

18.2.1 TDH and HMO must prepare a transition plan, which is acceptable to and approved by TDH, to ensure that Members are reassigned to other plans without interruption of services. That transition plan will be implemented during the 90-day period between receipt of notice and the termination date unless termination is the result of

68                                                                  May 31, 2001

            TDH's reasonable belief that HMO is placing the health or welfare of Members in jeopardy.

18.2.2 If the contract is terminated by TDH for any reason other than federal or state funds for the Medicaid program no longer being available or if HMO terminates the contract based on lower capitation rates for the second contract year as set out in Article 13.1.4.1:

18.2.2.1 TDH is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services;

18.2.2.2 HMO is responsible for all expenses related to giving notice to Members; and

18.2.2.3 HMO is responsible for all expenses incurred by TDH in implementing the transition plan.

18.2.3 If the contract is terminated by HMO for any reason other than based on lower capitation rates for the second contract year as set out in
            Article 13.1.4.1:

18.2.3.1 TDH is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services;

18.2.3.2 TDH is responsible for all expenses related to giving notice to Members; and.

18.2.3.3 TDH is responsible for all expenses it incurs in implementing the transition plan.

18.2.4      If the contract is terminated by mutual consent:

18.2.4.1 TDH is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services

18.2.4.2 HMO is responsible for all expenses related to giving notice to Members; and

18.2.4.3 TDH is responsible for all expenses it incurs in implementing the transition plan.

18.3        SUSPENSION OF NEW ENROLLMENT
            ----------------------------

18.3.1 TDH must give HMO 30 days notice of intent to suspend new enrollment in the Notice of Default other than for default for fraud and abuse or imminent danger to the health or safety of Members. The suspension date will be calculated as 30 days following the date that HMO receives the Notice of Default.

69                                                                  May 31, 2001

18.3.2 TDH may immediately suspend new enrollment into HMO for a default declared as a result of fraud and abuse or imminent danger to the health and safety of Members.

18.3.3 The suspension of new enrollment may be for any duration, up to the termination date of the contract. TDH will base the duration of the suspension upon the type and severity of the default and HMO's ability, if any, to cure the default.

18.4        LIQUIDATED MONEY DAMAGES
            ------------------------

18.4.1 The measure of damages in the event that HMO fails to perform its obligations under this contract may be difficult or impossible to calculate or quantify. Therefore, should HMO fail to perform in accordance with the terms and conditions of this contract, TDH may require HMO to pay sums as specified below as liquidated damages. The liquidated damages set out in this Article are not intended to be in the nature of a penalty but are intended to be reasonable estimates of TDH's financial loss and damage resulting from HMO's non-performance.

18.4.2 If TDH imposes money damages, TDH may collect those damages by reducing the amount of any monthly premium payments otherwise due to HMO by the amount of the damages. Money damages that are withheld from monthly premium payments are forfeited and will not be subsequently paid to HMO upon compliance or cure of default unless a determination is made after appeal that the damages should not have been imposed.

18.4.3 Failure to file or filing incomplete or inaccurate annual, semi-annual or quarterly reports may result in money damages of not more than $11,000.00 for every month from the month the report is due until submitted in the form and format required by TDH. These money damages apply separately to each report.

18.4.4 Failure to produce or provide records and information requested by TDH, an entity acting on behalf of TDH, or an agency authorized by statute or law to require production of records at the time and place the records were required or requested may result in money damages of not more than $5,000.00 per day for each day the records are not produced as required by the requesting entity or agency if the requesting entity or agency is conducting an investigation or audit relating to fraud or abuse, and not more than $1,000.00 per day for each day records are not produced if the requesting entity or agency is conducting routine audits or monitoring activities.

18.4.5 Failure to file or filing incomplete or inaccurate encounter data may result in money damages of not more than $25,000 for each month HMO fails to submit encounter data in the form and format required by TDH. TDH will use the encounter data

70                                                                  May 31, 2001
            validation methodology established by TDH to determine the number of encounter data and the number of months for which damages will be assessed.

18.4.6 Failing or refusing to cooperate with TDH, an entity acting on behalf of TDH, or an agency authorized by statute or law to require the cooperation of HMO in carrying out an administrative, investigative, or prosecutorial function of the Medicaid program may result in money damages of not more than $8,000.00 per day for each day HMO fails to cooperate.

18.4.7 Failure to enter into a required or mandatory contract or failure to contract for or arrange to have all services required under this contract provided may result in money damages of not more than $1,000.00 per day that HMO either fails to negotiate in good faith to enter into the required contract or fails to arrange to have required services delivered.

18.4.8 Failure to meet the benchmark for benchmarked services under this contract may result in money damages of not more than $25,000 for each month that HMO fails to meet the established benchmark.

18.4.9 TDH may also impose money damages for a default under Article 16.3.9, Failure to Make Payments to Network Providers and subcontractors, of this contract. These money damages are in addition to the interest HMO is required to pay to providers under the provisions of Articles 4.10.4 and 7.2.8.10 of this contract.

18.4.9.1 If TDH determines that HMO has failed to pay a provider for a claim or claims for which the provider should have been paid, TDH may impose money damages of $2 per day for each day the claim is not paid from the date the claim should have been paid (calculated as 30 days from the date a clean claim was received by HMO) until the claim is paid by HMO.

18.4.9.2 If TDH determines that HMO has failed to pay a capitation amount to a provider who has contracted with HMO to provide services on a capitated basis, TDH may impose money damages of $10 per day, per Member for whom the capitation is not paid, from the date on which the payment was due until the capitation amount is paid.

18.5        APPOINTMENT OF TEMPORARY MANAGEMENT
            -----------------------------------

18.5.1 TDH may appoint temporary management to oversee the operation of HMO upon a finding that there is continued egregious behavior by HMO or there is a substantial risk to the health of the Members.

71                                                                  May 31, 2001

18.5.2 TDH may appoint temporary management to assure the health of HMO's Members if there is a need for temporary management while:

18.5.2.1    there is an orderly termination or reorganization of HMO; or

18.5.2.2    improvements are made to remedy violations found under Article
            16.3.4.

18.5.3 Temporary management will not be terminated until TDH has determined that HMO has the capability to ensure that the violations that triggered appointment of temporary management will not recur.

18.5.4 TDH is not required to appoint temporary management before terminating this contract.

18.5.5 No pre-termination hearing is required before appointing temporary management.

18.5.6 As with any other remedy provided under this contract, TDH will provide notice of default as is set out in Article XVII to HMO. Additionally, as with any other remedy provided under this contract, under Article 18.1 of this contract, HMO may dispute the imposition of this remedy and seek review of the proposed remedy.

18.6        TDH-INITIATED DISENROLLMENT OF A MEMBER OR MEMBERS WITHOUT CAUSE
            ----------------------------------------------------------------

            TDH must give HMO 30 days notice of intent to initiate disenrollment of a Member of Members in the Notice of Default. The TDH-initiated disenrollment date will be calculated as 30 days following the date that HMO receives the Notice of Default.

18.7        RECOMMENDATION TO HCFA THAT SANCTIONS BE TAKEN AGAINST HMO
            ----------------------------------------------------------

18.7.1 If HCFA determines that HMO has violated federal law or regulations and that federal payments will be withheld, TDH will deny and withhold payments for new enrollees of HMO.

18.7.2 HMO must be given notice and opportunity to appeal a decision of TDH and HCFA pursuant to 42 CFR ss.434.67.

18.8        CIVIL MONETARY PENALTIES
            ------------------------

18.8.1 For a default under Article 16.3.4.1, TDH may assess not more than $25,000 for each default;


72                                                                  May 31, 2001

18.8.2 For a default under Article 16.3.4.2, TDH may assess double the excess amount charged in violation of the federal requirements for each default. The excess amount shall be deducted from the penalty and returned to the Member concerned.

18.8.3 For a default under Article 16.3.4.3, TDH may assess not more than $ 100,000 for each default, including $15,000 for each individual not enrolled as a result of the practice described in Article 16.3.4.3.

18.8.4 For a default under Article 16.3.4.4, TDH may assess not more than $100,000 for each default if the material was provided to HCFA or TDH and not more than $25,000 for each default if the material was provided to a Member, a potential Member, or a health care provider.

18.8.5 For a default under Article 16.3.4.5, TDH may assess not more than $25,000 for each default.

18.8.6 For a default under Article 16.3.4.6, TDH may assess not more than $25,000 for each default.

18.8.7 HMO may be subject to civil money penalties under the provisions of 42 CFR 1003 in addition to or in place of withholding payments for a default under Article 16.3.4.

18.9        FORFEITURE OF ALL OR A PART OF THE TDI PERFORMANCE BOND
            -------------------------------------------------------

            TDH may require forfeiture of all or a portion of the face amount of the TDI performance bond if TDH determines that an event of default has occurred. Partial payment of the face amount shall reduce the total bond amount available pro rata.

18.10       REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED
            ------------------------------------------

18.10.1 HMO may dispute the imposition of any sanction under this contract. HMO notifies TDH of its dispute by filing a written response to the Notice of Default, clearly stating the reason HMO disputes the proposed sanction. With the written response, HMO must submit to TDH any documentation that supports HMO's position. HMO must file the review within 15 days from HMO's receipt of the Notice of Default. Filing a dispute in a written response to the Notice of Default suspends imposition of the proposed sanction.

18.10.2 HMO and TDH must attempt to informally resolve the dispute. If HMO and TDH are unable to informally resolve the dispute, HMO must notify the Bureau Chief of Managed Care that HMO and TDH cannot agree. The Bureau Chief will refer the dispute to the Associate Commissioner for Health Care Financing who will appoint

73                                                                  May 31, 2001
            a committee to review the dispute under TDH's dispute resolution procedures. The decision of the dispute resolution committee will be TDH's final administrative decision.

19. Article XIX is amended by adding the following bold and italicized language and deleting the stricken language as follows:

ARTICLE XIX     TERM

19.2 This contract may be renewed for an additional one-year period by written amendment to the contract executed by the parties prior to the termination date of the present contract. TDH will notify HMO no later than 90 days before the end of the contract period of its intent not to renew the contract.

19.3 If either party does not intend to renew the contract beyond its contract period, the party intending not to renew must submit a written notice of its intent not to renew to the other party no later than 90 days before the termination date set out in Article 19.1.

19.4 If either party does not intend to renew the contract beyond its contract period and sends the notice required in Article 19.3, a transition period of 90 days will run from the date the notice of intent not to renew is received by the other party. By signing this contract, the parties agree that the terms of this contract shall automatically continue during any transition period.

19.5 The party that does not intend to renew the contract beyond its contract period and sends the notice required by Article 19.3 is responsible for sending notices to all Members on how the Member can continue to receive covered services. The expense of sending the notices will be paid by the non-renewing party. If TDH does not intend to renew and sends the required notice, TDH is responsible for any costs it incurs in ensuring that Members are reassigned to other plans without interruption of services. If HMO does not intend to renew and sends the required notice, HMO is responsible for any costs TDH incurs in ensuring that Members are reassigned to other plans without interruption of services. If both parties do not intend to renew the contract beyond its contract period, TDH will send the notices to Members and the parties will share equally in the cost of sending the notices and of implementing the transition plan.

74                                                                  May 31, 2001

20. The Appendices are amended by deleting existing Appendix A, "Standards for Quality Improvement Programs" and replacing it with new Appendix A "Standards for Quality Improvement Programs", as attached.

21. The Appendices are amended by deleting from Appendix B "HUB Progress Assessment Reports" the reporting sheet entitled "Progress Assessment Report By Non-Historically Utilized Business of Work Sub-Contracted (Non-HUB-PAR)" and replacing it with new reporting sheet in Appendix B, as attached.

22. The Appendices are amended by deleting the current Appendix C, "Scope of Services" and replacing it with new Appendix C "Value-added Services", as attached.

23. The Appendices are amended by deleting current Appendix D, "Family Planning Providers" and replacing it with new Appendix D "Required Critical Elements", which was formerly Appendix M and has been redesignated.

24. The Appendices are amended by deleting existing Appendix E, "Transplant Facilities" and replacing it with new Appendix E "Transplant Facilities", as attached.

25. The Appendices are amended by deleting existing Appendix F, "Trauma Facilities" and replacing it with new Appendix F "Trauma Facilities", as attached.

26. The Appendices are amended by deleting existing Appendix G, "Hemophilia Treatment Centers and Programs" and replacing it with new Appendix G, "Hemophilia Treatment Centers and Programs", as attached.

27. The Appendices are amended by deleting existing Appendix H, "Utilization Management Report - Behavioral Health" and replacing it with new Appendix H, "Utilization Management Report - Behavioral Health", as attached.

28. The Appendices are amended by deleting existing Appendix I, "Managed Care Financial-Statistical Report" and replacing it with new Appendix I, "Managed Care Financial-Statistical Report", as attached.

29. The Appendices are amended by deleting existing Appendix J, "Utilization Management Report - Physical Health" and replacing it with new Appendix J, "Utilization Management Report - Physical Health", as attached.

30. The Appendices are amended by deleting existing Appendix K, "Preventive Performance Objectives" and replacing it with new Appendix K, "Preventive Performance Objectives", as attached.

75                                                                  May 31, 2001

31. The current Appendix M, "Required Critical Elements" is replaced by new Appendix M, "Arbitration/Litigation Report", as attached.



AGREED AND SIGNED by an authorized representative of the parties on Aug. 2, 2001.


TEXAS DEPARTMENT OF HEALTH                  Superior Health Plan, Inc.

By: /s/ C. E. BELL, M.D.                    By: /s/ MICHAEL D MCKINNEY, M.D.
    ------------------------------              ------------------------------
    Charles E. Bell, M.D.                       Michael D. McKinney, M.D.
    Executive Deputy Commissioner               President and CEO
    of Health

Approved as to Form:


/s/ MAS
------------------------------
Office of General Counsel

TDH Doc. # 7427705425* 2001-01F

76                                                                  May 31, 2001

                                 AMENDMENT NO. 6
                                     TO THE

                           1999 CONTRACT FOR SERVICES

                                     BETWEEN
                  HEALTH AND HUMAN SERVICES COMMISSION AND HMO


This Amendment No. 6 is entered into between the Health and Human Services Commission (HHSC) and Superior Health Plan, Inc. (HMO), to amend the Contract for Services between the Health and Human Services Commission and HMO in the El Paso Service Area. The effective date of this amendment is September 1, 2001. The Parties agree to amend the Contract as follows:

1. HHSC and HMO acknowledge the transfer of responsibility and the assignment of the original Contract for Services from TDH to HHSC on September 1, 2001. Where the original Contract for Services and any Amendment to the original Contract for Services assigns a right, duty, or responsibility to TDH, that right, duty, or responsibility may be exercised by HHSC or its designee.

2. Articles II, III, VI, VII, VIII, IX, X, XII, XIII, XV, XVI, XVIII and XIX are amended to read as follows:

2.0         DEFINITIONS

            -----------

            Chemical Dependency Treatment Facility means a facility licensed by the Texas Commission on Alcohol and Drug Abuse (TCADA) under Sec.
            464.002 of the Health and Safety Code to provide chemical dependency treatment.

            Chemical Dependency Treatment means treatment provided for a chemical dependency condition by a Chemical Dependency Treatment Facility, Chemical Dependency Counselor or Hospital.

            Chemical Dependency Condition means a condition which meets at least three of the diagnostic criteria for psychoactive substance dependence in the American Psychiatric Association's Diagnostic and Statistical Manual of Mental Disorders (DSM IV).

            Chemical Dependency Counselor means an individual licensed by TCADA under Sec. 504 of the Occupations Code to provide chemical dependency treatment or a master's level therapist (LMSW-ACP, LMFT or LPC) or a master's level therapist (LMSW-ACP, LMFT or LPC) with a minimum of two years of post licensure experience in chemical dependency treatment.

                                                    Contract Extension Amendment

                                                                         7/18/01

            Experience rebate means the portion of the HMO's net income before taxes (financial Statistical Report, Part 1, Line 7) that is returned to the state in accordance with Article 13.2.1.

            Joint Interface Plan (JIP) means a document used to communicate basic system interface information of the Texas Medicaid Administrative System (TMAS) among and across State TMAS Contractors and Partners so that all entities are aware of the interfaces that affect their business. This information includes: file structure, data elements, frequency, media, type of file, receiver and sender of the file, and file I.D. The JIP must include each of the HMO's interfaces required to conduct State TMAS business. The JIP must address the coordination with each of the Contractor's interface partners to ensure the development and maintenance of the interface; and the timely transfer of required data elements between contractors and partners.

3.5         RECORDS REQUIREMENTS AND RECORDS RETENTION
            ------------------------------------------

3.5.8 The use of Medicaid funds for abortion is prohibited unless the pregnancy is the result of a rape, incest, or continuation of the pregnancy endangers the life of the woman. A physician must certify in writing that based on his/her professional judgment, the life of the mother would be endangered if the fetus were carried to term. HMO must maintain a copy of the certification for at least three years.

6.6         BEHAVIORAL HEALTH CARE SERVICES - SPECIFIC REQUIREMENTS
            -------------------------------------------------------

6.6.13 Chemical dependency treatment must conform to the standards set forth in the Texas Administrative Code, Title 28, Part 1, Chapter 3, Subchapter HH.

6.8         TEXAS HEALTH STEPS (EPSDT)
            --------------------------

6.8.3 Provider Education and Training. HMO must provide appropriate training to all network providers and provider staff in the providers' area of practice regarding the scope of benefits available and the THSteps program. Training must include THSteps benefits, the periodicity schedule for THSteps checkups, and immunizations, the required elements of a THSteps medical screen, providing or arranging for all required lab screening tests (including lead screening), and Comprehensive Care Program (CCP) services available under the THSteps program to Members under age 21 years. Providers must also be educated and trained regarding the requirements imposed upon the department and contracting HMOs under the Consent Decree entered in Frew vs. McKinney, et al., Civil Action No. 3:93CV65, in the United States District Court for the Eastern District of Texas, Paris Division. Providers should be educated and trained to treat each THSteps visit as an opportunity for a comprehensive assessment of the Member.


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            HMO must report provider education and training regarding THSteps in accordance with Article 7.4.4.

7.2         PROVIDER CONTRACTS
            ------------------

7.2.5 HHSC reserves the right and retains the authority to make reasonable inquiry and conduct investigations into provider and Member complaints against HMO or any intermediary entity with whom HMO contracts to deliver health care services under this contract. HHSC may impose appropriate sanctions and contract remedies to ensure HMO compliance with the provisions of this contract.

7.5         MEMBER PANEL REPORTS
            --------------------

7.5 HMO must furnish each PCP with a current list of enrolled Members enrolled or assigned to that Provider no later than 5 working days after HMO receives the Enrollment File from the Enrollment Broker each month.

7.7         PROVIDER QUALIFICATIONS - GENERAL
            ---------------------------------

            The providers in HMO network must meet the following qualifications:

--------------------------------------------------------------------------------
FQHC A Federally Qualified Health Center meets the standards established by federal rules and procedures. The FQHC must also be an eligible provider enrolled in the Medicaid.

--------------------------------------------------------------------------------
Physician           An individual who is licensed to practice medicine as an MD or a DO in the State of Texas either as a primary care
                    provider or in the area of specialization under which they will provide medical services under contract with HMO; who is a provider enrolled in the Medicaid; who has a valid Drug
                    Enforcement Agency registration number, and a Texas
                    Controlled Substance Certificate, if either is required in their practice.
--------------------------------------------------------------------------------
Hospital            An institution licensed as a general or special hospital by the State of Texas under Chapter 241 of the Health and Safety Code which is enrolled as a provider in the Texas
                    Medicaid Program. HMO will require that all facilities in the network used for acute inpatient specialty care for people under age 21 with disabilities or chronic or complex conditions will have a designated pediatric unit; 24 hour laboratory and blood bank availability; pediatric radiological capability; meet JCAHO standards; and have discharge planning and social service units.


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--------------------------------------------------------------------------------
Non-Physician       An individual holding a license issued by the applicable
Practitioner        licensing agency of the State of Texas who is enrolled in
Provider            the Texas Medicaid Program.


--------------------------------------------------------------------------------
Clinical            An entity having a current certificate issued under the
Laboratory          Federal Clinical Laboratory Improvement Act (CLIA), and
                    is enrolled in the Texas Medicaid Program.
--------------------------------------------------------------------------------
Rural Health        An institution which meets all of the criteria for
Clinic (RHC)        designation as a rural health clinic and is enrolled in the
                    Texas Medicaid Program.
--------------------------------------------------------------------------------
Local Health        A local health department established pursuant to Health and
Department          Safety Code, Title 2, Local Public Health Reorganization
                    Act ss.121.031ff.
--------------------------------------------------------------------------------
Non-Hospital        A provider of health care services which is licensed and
Facility Provider   credentialed to provide services and is enrolled in the
                    Texas Medicaid Program.
--------------------------------------------------------------------------------
School-Based        Clinics located at school campuses that provide on site
Health Clinic       primary and preventive care to children and adolescents.
(SBHC)
--------------------------------------------------------------------------------
Chemical            A facility licensed by the Texas Commission on Alcohol and
Dependency          Drug Abuse (TCADA) under Sec. 464.002 of the Health and
Treatment           Safety Code to provide chemical dependency treatment.
Facility

--------------------------------------------------------------------------------
Chemical            An individual licensed by TCADA under Sec. 504 of the
Dependency          Occupations Code to provide chemical dependency treatment or
Counselor           a master's level therapist (LMSW-ACP, LMFT or LPC) with a
                    minimum of two years of post-licensure experience in
                    chemical dependency treatment.
--------------------------------------------------------------------------------


7.10        SPECIALTY CARE PROVIDERS
            ------------------------

7.10.1 HMO must maintain specialty providers, actively serving within that specialty, including pediatric specialty providers and chemical dependency specialty providers, within the network in sufficient numbers and areas of practice to meet the needs of all Members requiring specialty care services.

7.11        SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES
            -----------------------------------------------

7.11.1 HMO must include all medically necessary specialty services through its network specialists, sub-specialists and specialty care facilities (e.g., children's hospitals, licensed chemical dependency treatment facilities and tertiary care hospitals).

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8.2         MEMBER HANDBOOK
            ---------------

8.2.1 HMO must mail each newly enrolled Member a Member Handbook no later than 5 working days after HMO receives the Enrollment File. The Member Handbook must be written at a 4th - 6th grade reading comprehension level. The Member Handbook must contain all critical elements specified by TDH. See Appendix D, Required Critical Elements, for specific details regarding content requirements. HMO must submit a Member Handbook to TDH for approval prior to the effective date of the contract unless previously approved (see
            Article 3.4.1 regarding the process for plan materials review).

8.4         MEMBER ID CARDS
            ---------------

8.4.2 HMO must issue a Member Identification Card (ID) to the Member within 5 working days from the date the HMO receives the monthly Enrollment File from the Enrollment Broker. The ID Card must include, at a minimum, the following: Member's name; Member's Medicaid number; either the issue date of the card or effective date of the PCP assignment, PCP's name, address, and telephone number; name of HMO; name of IPA to which the Member's PCP belongs, if applicable; the 24-hour, seven (7) day a week toll-free telephone number operated by HMO; the toll-free number for behavioral health care services; and directions for what to do in an emergency. The ID Card must be reissued if the Member reports a lost card, there is a Member name change, if Member requests a new PCP, or for any other reason which results in a change to the information disclosed on the ID Card.

9.2         MARKETING ORIENTATION AND TRAINING
            ----------------------------------

9.2.1 HMO must require that all HMO staff having direct marketing contact with Members as part of their job duties and their supervisors satisfactorily complete HHSC's marketing orientation and training program, conducted by HHSC or health plan staff trained by HHSC, prior to engaging in marketing activities on behalf of HMO. HHSC will notify HMO of scheduled orientations.

9.2.2 Marketing Policies and Procedures. HMO must adhere to the Marketing Policies and Procedures as set forth by the Health and Human Services Commission.

10.1        MODEL MIS REQUIREMENTS
            ----------------------

10.1.3 HMO must have a system that can be adapted to the change in Business Practices/Policies within the timeframe negotiated between HHSC and the HMO.

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10.1.3.1    HMO must notify and advise BIR of major systems changes and implementations. HMO is required to provide an implementation plan and schedule of proposed system change at the time of this notification.

10.1.3.2 BIR conducts a Systems Readiness test to validate the contractor's ability to meet the MMIS requirements. This is done through systems demonstration and performance of specific MMIS and subsystem functions. The System Readiness test may include a desk review and/or an onsite review and is conducted for the following events:

            o A new plan is brought into the program

            o An existing plan begins business in a new SDA

            o An existing plan changes location

            o An existing plan changes their processing system

10.1.3.3 Desk Review. HMO must complete and pass systems desk review prior to onsite systems testing conducted by HHSC.

10.1.3.4 Onsite Review. HMO is required to provide a detailed and comprehensive Disaster and Recovery Plan, and complete and pass an onsite Systems Facility Review during the State's onsite systems testing.

10.1.3.5 HMO is required to provide a Corrective Action Plan in response to HHSC Systems Readiness Testing Deficiencies no later than 10 working days after notification of deficiencies by HHSC.

10.1.3.6 HMO is required to provide representation to attend and participate in the HHSC Systems Workgroup as a part of the weekly Systems Scan Call.

10.1.9 HMO must submit a joint interface plan (JIP) in a format specified by HHSC. The JIP will include required information on all contractor interfaces that support the Medicaid Information Systems. The submission of the JIP will be in coordination with other TMAS contractors and is due no later than 10 working days after the end of each state fiscal year calendar.

10.3        ENROLLMENT ELIGIBILITY SUBSYSTEM
            --------------------------------

(11) Send PCP assignment updates to HHSC or its designee, in the format specified by HHSC or its designee. Updates can be sent as often as daily but must be sent at least weekly.

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12.1        FINANCIAL REPORTS
            -----------------

12.1.1 MCFS Report. HMO must submit the Managed Care Financial Statistical Report (MCFS) included in Appendix I. The report must be submitted to HHSC no later than 30 days after the end of each state fiscal year quarter (i.e., Dec. 30, March 30, June 30, Sept. 30) and must include complete and updated financial and statistical information for each month of the state fiscal year-to-date reporting period. The MCFS Report must be submitted for each claims processing subcontractor in accordance with this Article. HMO must incorporate financial and statistical data received by its delegated networks (IPAs, ANHCs, Limited Provider Networks) in its MCFS Report.

12.1.4 Final MCFS Reports. HMO must file two Final Managed Care Financial-Statistical Reports after the end of the second year of the contract for the first two year portion of the contract and again after the third year of the contract for the third year (second portion) of the contract. The first final report must reflect expenses incurred through the 90th day after the end of the first two-year portion of the contract and again after the end of the third year of the contract for the third year (second portion) of the contract. The first final report must be filed on or before the 120th day after the end of each portion of the contract. The second final report must reflect data completed through the 334th day after the end of the second year of the contract for the first two year portion of the contract and again after the end of the third year of the contract for the third year (second portion) of the contract and must be filed on or before the 365th day following the end of each portion of the contract year.

12.5        PROVIDER NETWORK REPORTS
            ------------------------

12.5.3 PCP Error Report. HMO must submit to the Enrollment Broker an electronic file summarizing changes in PCP assignments. The file must be submitted in a format specified by HHSC and can be submitted as often as daily but must be submitted at least weekly. When HMO receives a PCP assignment Error Report /File, HMO must send corrections to HHSC or its designee within five working days.

12.13       EXPEDITED PRENATAL OUTREACH REPORT
            ----------------------------------

12.13 HMO must submit the Expedited Prenatal Outreach Report for each monthly reporting period in accordance with a format developed by HHSC in consultation with the HMOs. The report must include elements that demonstrate the level of effort and the outcomes of the HMO in outreaching to pregnant women for the purpose of scheduling and/or completing the initial obstetrical examination prior to 14 days after the receipt of the daily enrollment file by the HMO. Each monthly report is due by the last day of the month following each monthly reporting period.

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13.1        CAPITATION AMOUNTS
            ------------------

13.1.2 Delivery Supplemental Payment (DSP). The monthly capatation amounts and the DSP amount are listed below.

                 --------------------------------------------------------
                 Risk Group                    Monthly Capatation Amounts

                 --------------------------------------------------------
                 TANF Adults                            $178.01
                 --------------------------------------------------------
                 TANF Children greater than 12          $ 83.96
                 Months of Age
                 --------------------------------------------------------
                 Expansion Children greater than 12     $ 72.32
                 Months of Age
                 --------------------------------------------------------
                 Newborns less than/= 12 Months of      $362.28
                 Age
                 --------------------------------------------------------
                 TANF Children less than/= 12           $362.28
                 Months of Age
                 --------------------------------------------------------
                 Expansion Children less than/= 12      $362.28
                 Months of Age
                 --------------------------------------------------------
                 Federal Mandate Children               $ 47.77
                 --------------------------------------------------------
                 CHIP Phase 1                           $ 61.85
                 --------------------------------------------------------
                 Pregnant Women                         $213.88
                 --------------------------------------------------------
                 Disabled/Blind                         $ 14.00
                 Administration
                 --------------------------------------------------------

            Delivery Supplemental Payment: A one-time per pregnancy supplemental payment for each delivery shall be paid to HMO as provided below in the following amount: $2,992.02.

13.1.3.1 Once HMO has received its capitation rates established by HHSC for the second or third year of this contract, HMO may terminate this contract as provided in Article 18.1.6.

13.1.7 HMO renewal rates reflect program increases appropriated by the 76th and 77th legislature for physician (to include THSteps providers) and outpatient facility services. HMO must report to HHSC any change in rates for participating physicians (to include THSteps providers) and outpatient facilities resulting from this increase. The report must be submitted to HHSC at the end of the first quarter of the FY2000, FY2001 and FY2002 contract years according to the deliverables matrix schedule set for HMO.


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13.2        EXPERIENCE REBATE TO THE STATE
            ------------------------------

13.2.1 For the contract period, HMO must pay to TDH an experience rebate calculated in accordance with the tiered rebate method listed below based on the excess of allowable HMO STAR revenues over allowable HMO STAR expenses as measured by any positive amount on Line 7 of "Part 1: Financial Summary, All Coverage Groups Combined" of the annual Managed Care Financial-Statistical Report set forth in Appendix I, as reviewed and confirmed by TDH. TDH reserves the right to have an independent audit performed to verify the information provided by HMO.

            -----------------------------------------------------------
                             Graduated Rebate Method

            -----------------------------------------------------------
              Net income before          HMO Share          State Share
            taxes as a Percentage
                 of Revenues

            -----------------------------------------------------------
                 0% -3%                     100%                 0%
            -----------------------------------------------------------
                 Over 3% - 7%                75%                25%
            -----------------------------------------------------------
                 Over 7% - 10%               50%                50%
            -----------------------------------------------------------
                 Over 10% - 15%              25%                75%
            -----------------------------------------------------------
                 Over 15%                     0%               100%
            -----------------------------------------------------------

13.2.2.1 The experience rebate for the HMO shall be calculated by applying the experience rebate formula in Article 13.2.1 to the sum of the net income before taxes (Financial Statistical Report, Part 1, Line
            7) for all STAR Medicaid service areas contracted between the State and HMO.

13.2.4 Population-Based Initiatives (PBIs) and Experience Rebates: HMO may subtract from an experience rebate owed to the State, expenses for population-based health initiatives that have been approved by HHSC. A population-based initiative (PBI) is a project or program designed to improve some aspect of quality of care, quality of life, or health care knowledge for the Medicaid population that may also benefit the community as a whole. Value-added service does not constitute a PBI. Contractually required services and activities do not constitute a PBI.

13.2.5 There will be two settlements for payment(s) of the experience rebate for FY 2000-2001 and two settlements for payment(s) for the experience rebate for FY 2002. The first settlement for the specified time period shall equal 100 percent

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            of the experience rebate as derived from Line 7 of Part 1 (Net
            Income Before Taxes) of the first final Managed Care Financial Statistical (MCFS) Report and shall be paid on the same day the first final MCFS Repot is submitted to HHSC for the specified time period. The second settlement shall be an adjustment to the first settlement and shall be paid to HHSC on the same day that the second final MCFS Report is submitted to HHSC for that specified time period if the adjustment is a payment from HMO to HHSC. If the adjustment is a payment from HHSC to HMO, HHSC shall pay such adjustment to HMO within thirty (30) days of receipt of the second final MCFS Report. HHSC or its agent may audit or review the MCFS report. If HHSC determines that corrections to the MCFS reports are required, based on a HHSC audit/review of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within two years from the date that HMO submits the second final MCFS report. HMO must pay the first and second settlements on the due dates for the first and second final MCFS reports respectively as identified in Article 12.1.4. HHSC may adjust the experience rebate if HHSC determines HMO has paid affiliates amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays a non-affiliate(s) or the amount another HMO pays for the same or similar service in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate.

13.3        PERFORMANCE OBJECTIVES INCENTIVES
            ---------------------------------

13.3.1 Preventive Health Performance Objectives. Preventive Health Performance Objectives are contained in this contract at Appendix K. HMO must accomplish the performance objectives or a designated percentage in order to be eligible for payment of financial incentives. Performance objectives are subject to change. HHSC will consult with HMO prior to revising performance objectives.

13.3.2 HMO will receive credit for accomplishing a performance objective upon receipt of accurate encounter data required under Article 10.5 and 12.2 of this contract and/or a Detailed Data Element Report from HMO with report format as determined by HHSC and aggregate data report by HMO in accordance with a report format as determined by HHSC (Performance Objective Report). Accuracy and completeness of the Detailed Data Element Report and the Aggregate Data Performance Objective Report will be determined by HHSC through an HHSC audit of the HMO claims processing system. If HHSC determines that the Detailed Data Element Report and Performance Objectives Report are sufficiently supported by the results of the HHSC audit, the payment of financial incentives will be made to HMO. Conversely, if the audit results do not support the reports as determined by HHSC, HMO will not receive payment


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            of the financial incentive. HHSC may conduct provider chart reviews to validate the accuracy of the claims data related to HMO accomplishment of performance objectives. If the results of the chart review do not support the HMO claims system data or the HMO Detailed Data Element Report and the Performance Objectives Report, HHSC may recoup payment made to the HMO for performance objectives incentives.

13.3.3 HMO will also receive credit for performance objectives performed by other organizations if a network primary care provider or the HMO retains documentation from the performing organization which satisfies the requirements contained in Appendix K of this contract.

13.3.4 HMO will receive performance objective bonuses for accomplishing the following percentages of performance objectives:

            --------------------------------------------------------------------
            Percent of Each Performance         Percent of Performance Objective
              Objective Accomplished            Allocations Paid to HMO
            --------------------------------------------------------------------
                    60% to 65%                                20%
            --------------------------------------------------------------------
                    65% to 70%                                30%
            --------------------------------------------------------------------
                    70% to 75%                                40%
            --------------------------------------------------------------------
                    75% to 80%                                50%
            --------------------------------------------------------------------
                    80% to 85%                                60%
            --------------------------------------------------------------------
                    85% to 90%                                70%
            --------------------------------------------------------------------
                    90% to 95%                                80%
            --------------------------------------------------------------------
                    95% to 100%                               90%
            --------------------------------------------------------------------
                       100%                                  100%
            --------------------------------------------------------------------

13.3.5 HMO must submit the Detailed Data Element Report and the Performance Objectives Report regardless of whether or not the HMO intends to claim payment of performance objective bonuses.

13.3.6 Payment of performance objective bonus is contingent upon availability of appropriations. If appropriations are not available to pay performance objective bonuses as set out below, HHSC will equitably distribute all available funds to each HMO that has accomplished performance objectives.

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13.3.7      In addition to the capitation amounts set forth in Article 13.1.2, a performance premium of two dollars ($2.00) per Member month will be allocated by HHSC for the accomplishment of performance objectives.

13.3.8 The HMO must submit the Performance Objectives Report and the Detailed Data Element Report as referenced in Article 13.3.2, within 150 days from the end of each State fiscal year. Performance premiums will be paid to HMO within 120 days after the State receives and validates the data contained in each required Performance Objectives Report.

13.3.9 The performance objective allocation for HMO shall be assigned to each performance objective, described in Appendix K, in accordance with the following percentages:

            --------------------------------------------------------------------
                    EPSDT SCREENS               Percent of Performance Objective
                                                         Incentive Fund
            --------------------------------------------------------------------
            1.  < 12 months                                    12%
            --------------------------------------------------------------------
            2.  12 to 24 months                                12%
            --------------------------------------------------------------------
            3.  25 months - 20 years                           20%
            --------------------------------------------------------------------

            --------------------------------------------------------------------
                 IMMUNIZATIONS                  Percent of Performance Objective
                                                         Incentive Fund
            --------------------------------------------------------------------
            4.  < 12 months                                     7%
            --------------------------------------------------------------------
            5.  12 to 24 months                                 5%
            --------------------------------------------------------------------

            --------------------------------------------------------------------
                 ADULT ANNUAL VISITS            Percent of Performance Objective
                                                         Incentive Fund
            --------------------------------------------------------------------
            6.  Adult Annual Visits                             3%
            --------------------------------------------------------------------

            --------------------------------------------------------------------
                  PREGNANCY VISITS              Percent of Performance Objective
                                                         Incentive Fund

            --------------------------------------------------------------------
            7.  Initial prenatal exam                          15%
            --------------------------------------------------------------------
            8.  Visits by Gestational Age                      14%
            --------------------------------------------------------------------
            9.  Postpartum visit                               12%
            --------------------------------------------------------------------


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13.3.10     Compass 21 Encounter Data Conversion Performance Incentive. A
            Compass 21 encounter data conversion performance incentive payment will be paid by the State to each HMO that achieves the identified conversion performance standard for at least one month in the first quarter of SFY 2002 as demonstration of successful conversion to the C21 system. The encounter data conversion performance standard is as follows:

            --------------------------------------------------------------------
                   Performance Objective               Encounter Data Conversion
                                                         Performance Incentive

            --------------------------------------------------------------------
            Percentage of encounters submitted                    65%
            that are successfully accepted into
            C21

            --------------------------------------------------------------------

13.3.10.1 The amount of the incentive will be based on the total amount identified by the state for the encounter data conversion performance incentive pool ("Pool"). The pool will be equally distributed between all the HMOs that achieve the performance objective within the first quarter of SFY 2002. HMOs with multiple contracts with HHSC are eligible to receive only one allocation from the Pool. Required HMO performance for the identified objectives will be verified by HHSC for accuracy and completeness. The incentive will be paid only after HHSC has verified that HMO performance has met the required performance standard. Payments will be made in the second quarter of the fiscal year.

13.5.4      NEWBORN AND PREGNANT WOMAN PAYMENT PROVISIONS
            ---------------------------------------------

13.5.4 Newborns who appear on the MAXIMUS daily enrollment file but do not appear on the MAXIMUS monthly enrollment or adjustment file before the end of the sixth month following the date of birth will not be retroactively enrolled into the HMO. HHSC will manually reconcile payment to the HMO for services provided from the date of birth for TP45 and all other eligibility categories of newborns. Payment will cover services rendered from the effective date of the proxy ID number when first issued by the HMO regardless of plan assignment at the time the State-issued Medicaid ID number is received.

15.6        ASSIGNMENT

            ----------

15.6 This contract was awarded to HMO based on HMO's qualifications to perform personal and professional services. HMO cannot assign this contract without the written consent of HHSC. This provision does not prevent HMO from


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            subcontracting duties and responsibilities to qualified
            subcontractors. If HHSC consents to an assignment of this contract, a transition period of 90 days will run from the date the assignment is approved by HHSC so that Members' services are not interrupted and, if necessary, the notice provided for in Article 15.7 can be sent to Members. The assigning HMO must also submit a transition plan, as set out in Article 18.2.1, subject to HHSC 's approval.

16.3        DEFAULT BY HMO
            --------------

16.3.14.1   REMEDIES AVAILABLE TO HHSC FOR THIS HMO DEFAULT
            -----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

            For HMO's failure to meet any benchmark established by HHSC under this contract, or for failure to meet improvement targets, as identified by HHSC, HHSC may:

            o Remove all or part of the THSteps component from the capitation paid to HMO
            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3;
            o Assess liquidated money damages as set out in Article 18.4; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.15     FAILURE TO PERFORM A MATERIAL DUTY OR RESPONSIBILITY
            ----------------------------------------------------

            Failure of HMO to perform a material duty or responsibility as set out in this Contract is a default under this contract and HHSC may impose one or more of the remedies contained within its provisions and all other remedies available to HHSC by law or in equity.

16.3.15.1   REMEDIES AVAILABLE TO HHSC FOR THIS HMO DEFAULT
            -----------------------------------------------

            All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

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            For HMO's failure to perform an administrative function under this
            Contract, HHSC may:

            o Terminate the contract if the applicable conditions set out in
              Article 18.1.1 are met;
            o Suspend new enrollment as set out in Article 18.3;
            o Assess liquidated money damages as set out in Article 18.4; and/or
            o Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

18.1.6      TERMINATION BY HMO
            ------------------

18.1.6 HMO may terminate this contract if HHSC fails to pay HMO as required under Article XIII of this contract or otherwise materially defaults in its duties and responsibilities under this contract, or by giving notice no later than 30 days after receiving the capitation rates for the second or third contract years. Retaining premium, recoupment, sanctions, or penalties that are allowed under this contract or that result from HMO's failure to perform or HMO's default under the terms of this contract is not cause for termination.

18.2        DUTIES OF CONTRACTING PARTIES UPON TERMINATION
            ----------------------------------------------

18.2.2 If the contract is terminated by HHSC for any reason other than federal or state funds for the Medicaid program no longer being available or if HMO terminates the contract based on lower capitation rates for the second or third contract years as set out in Article 13.1.3.1:

18.2.3 If the contract is terminated by HMO for any reason other than based on lower capitation rates for the second or third contract years as set out in Article 13.1.3.1:

Article XIX     TERM

                ----

19.1 The effective date of this contract is August 30, 1999. This contract will terminate on August 31, 2002, unless terminated earlier as provided for elsewhere in the contract.

3. The Appendices are amended by replacing page 10 of Appendix A "Standards for Quality Improvement Programs" to incorporate a change in item F, number 1 on recredentialing.

4. The Appendices are amended by deleting Appendix D, "Required Critical Elements," and replacing it with new Appendix D, "Required Critical Elements", as attached.

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

AGREED AND SIGNED by an authorized representative of the parties on August 24 2001.
---------
Health and Human Services Commission        Superior Health Plan, Inc.


By: /s/ DON A. GILBERT                      By:/s/ MICHAEL D. MCKINNEY, M.D.
    ------------------------------             ------------------------------
    Don A. Gilbert                             Michael D. McKinney, M.D.
                                               President & CEO


Approved as to Form:

/s/ ILLEGIBLE
------------------------------
Office of General Counsel

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